    As filed with the Securities and Exchange Commission on April 13, 2015
                                                            FILE NO. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

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                         LINCOLN BENEFIT LIFE COMPANY
                          (Exact Name of Registrant)

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         Nebraska                    6300                   470221457
     (State or Other          (Primary Standard          (I.R.S Employer
     Jurisdiction of              Industrial          Identification Number)
      Organization)          Classification Code
                                   Number)

               1221 N Street, Suite 200, Lincoln, Nebraska 68508
                                (800) 525-9287
     (Address and Phone Number of Registrant's Principal Executive Office)

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                                  ROBYN WYATT
                         LINCOLN BENEFIT LIFE COMPANY
                           1221 N Street, Suite 200
                               Lincoln, NE 68508
                                1-800-525-9287
                          (Name of Agent for Service)

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Approximate date of commencement of proposed sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [_]                                                Accelerated filer          [_]

Non-accelerated filer    [X] (Do not check if a smaller reporting company)  Smaller reporting company  [_]

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Table of Contents

                        CALCULATION OF REGISTRATION FEE

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                                                                       Proposed        Proposed
                                                          Amount        maximum         maximum
                 Title of securities                       to be     offering price    aggregate        Amount of
                   being registered                     registered    per unit(1)    offering price  registration fee
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Deferred annuity interests and participating interests
  therein.............................................. $42,000,000      $1.00        $42,000,000        $4,880
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(1)The Contract does not provide for a predetermined amount or number of units.

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This filing is being made under the Securities Act of 1933 to register
$42,000,000 of deferred annuity interests and participating interests therein.
Under Rule 457(o) of the Securities Act of 1933, the filing fee set forth above was calculated based on the maximum aggregate offering price of $42,000,000. In addition to the new securities referenced above that we are registering herewith, we are carrying over to this registration statement $8,000,000 of unsold securities from registration #333-180375 filed on March 27, 2012, for which the filing fee of $917 previously was paid. In accordance with Rule
415(a)(6), the offering of securities on the earlier registration statement will be deemed terminated as of the effective date of this registration statement.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Allstate Distributors, L.L.C. ("ADLLC") serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. Commissions earned by
ADLLC are described in the notes to the insurer financial statements, under the heading "Broker-Dealer Agreements." The prospectuses, dated as of the date indicated therein, by which the securities registered in this Form S-1 are described, are included in this registration statement.

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LINCOLN BENEFIT LIFE COMPANY

Supplement Dated May 1, 2015

To the following Prospectuses, as supplemented

CONSULTANT SOLUTIONS (CLASSIC, PLUS, ELITE, SELECT) PROSPECTUS DATED MAY 1, 2015

CONSULTANT I PROSPECTUS DATED MAY 1, 2015

LBL ADVANTAGE PROSPECTUS DATED MAY 1, 2004

CONSULTANT II PROSPECTUS DATED MAY 1, 2004

PREMIER PLANNER PROSPECTUS DATED MAY 1, 2004

The following information supplements the prospectus for your variable annuity contract issued by Lincoln Benefit Life Company.

SUPPLEMENTAL INFORMATION

ABOUT LINCOLN BENEFIT LIFE COMPANY

Item 3(c).	Risk Factors

LINCOLN BENEFIT LIFE RISK FACTORS

This document contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. These statements may address, among other things, our strategy for growth, product development, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.

In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed below, which apply to us as an insurer and a provider of other products and financial services. These risks constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995 and readers should carefully review such cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and historical trends. These cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this document, in our filings with the SEC or in materials incorporated therein by reference.

Changes in actual experience could materially affect the profitability of our business

Our product pricing includes long-term assumptions regarding investment returns, mortality, morbidity, persistency and operating costs and expenses of our business. We establish target returns for each product based upon these factors and the average amount of capital that we must hold to support in-force contracts taking into account rating agencies and regulatory requirements. Profitability emerges over a period of years depending on the nature and life of the product and is subject to variability as actual results may differ from pricing assumptions. Additionally, many of our products have fixed or guaranteed terms that limit our ability to increase revenues or reduce benefits, including credited interest, once the product has been issued.

Our profitability depends on the adequacy of investment spreads, the management of market and credit risks associated with investments, the sufficiency of premiums and contract charges to cover mortality and morbidity benefits, the persistency of policies, and the management of operating costs and expenses within anticipated pricing allowances. Legislation and regulation of the insurance marketplace and products could also affect the profitability of our business.

Changes in reserve estimates may adversely affect our operating results

The reserve for life-contingent contract benefits is computed on the basis of long-term actuarial assumptions of future investment yields, mortality, morbidity, persistency and expenses. We periodically review the adequacy of these reserves on an aggregate basis and if future experience differs significantly from assumptions, adjustments to reserves may be required which could have a material effect on our operating results.

Changes in market interest rates may lead to a significant decrease in the profitability of our spread-based products

Our ability to manage our fixed annuities is dependent upon maintaining profitable spreads between investment yields and interest crediting rates. When market interest rates decrease or remain at relatively low levels, proceeds from investments that have matured or have been prepaid or sold may be reinvested at lower yields, reducing investment spread. Lowering interest crediting rates on some products in such an environment can partially offset decreases in investment yield. However, these changes could be limited by market conditions, regulatory minimum rates or contractual minimum rate guarantees on many contracts and may not match the timing or magnitude of changes in investment yields. Decreases in the interest crediting rates offered on products could make those products less attractive, leading to changes in the level of policy loans, surrenders and withdrawals. Non-parallel shifts in interest rates, such as increases in short-term rates without accompanying increases in medium- and long-term rates, can influence customer demand for fixed annuities, which could impact the level and profitability of new customer deposits. Increases in market interest rates can also have negative effects on our business, for example by increasing the attractiveness of other investments to our customers, which can lead to increased surrenders at a time when our fixed income investment asset values are lower as a result of the increase in interest rates. This could lead to the sale of fixed income securities at a loss. For certain products, principally fixed annuity and interest-sensitive life products, the earned rate on assets could lag behind rising market yields. We may react to market conditions by increasing crediting rates, which could narrow spreads and reduce profitability on our business.

Changes in estimates of profitability on interest-sensitive life, fixed annuities and other investment products may adversely affect our profitability and financial condition through the amortization of Value of Business Acquired (“VOBA”)

VOBA related to interest-sensitive life, fixed annuities and other investment contracts is amortized in proportion to actual historical gross profits and estimated future gross profits (“EGP”) over the estimated lives of the contracts. The principal assumptions for determining the amount of EGP are mortality, persistency, expenses, investment returns, including capital gains and losses on assets supporting contract liabilities, interest crediting rates to contractholders, and the effects of any hedges. Updates to these assumptions (commonly referred to as “VOBA unlocking”) could adversely affect our profitability and financial condition.

We may not be able to mitigate the capital impact associated with statutory reserving requirements, potentially resulting in a return on equity below priced levels

To support statutory reserves for certain term and universal life insurance products with secondary guarantees, we currently utilize reinsurance and capital markets solutions for financing a portion of our statutory reserve requirements deemed to be non-economic. If we are not able to maintain sufficient financing as a result of market conditions or otherwise, this could result in a return on equity below priced levels.

Changes in tax laws may decrease the profitability of our products

Under current federal and state income tax law, certain of our products, primarily life insurance and annuities, receive favorable tax treatment. This favorable treatment may give certain of our products a competitive advantage over noninsurance products. Congress and various state legislatures from time to time consider legislation that would reduce or eliminate the favorable policyholder tax treatment currently applicable to life insurance and annuities. Congress and various state legislatures also consider proposals to reduce the taxation of certain products or investments that may compete with life insurance or annuities. Legislation that increases the taxation on insurance products or reduces the taxation on competing products could lessen the advantage or create a disadvantage for certain of our products making them less competitive. Such proposals, if adopted, could have a material effect on our profitability and financial condition and could result in the surrender of some existing contracts and policies. In addition, changes in the federal estate tax laws could negatively affect the demand for the types of life insurance used in estate planning.

Changes to tax law or interpretations of existing tax law could adversely affect the Company

Under the Internal Revenue Code of 1986, as amended (the “Code”), income tax payable by policyholders on investment earnings is deferred during the accumulation period of certain life insurance and annuity products. This favorable tax treatment may give certain of our products a competitive advantage over other non-insurance products. To the extent that the Code is revised to reduce the tax-deferred status of life insurance and annuity products or to increase the tax-deferred status of competing products, all life insurance companies, including us, would be adversely affected with respect to their ability to retain policyholders who have acquired such products. Depending upon grandfathering provisions, life insurance companies would be affected by the surrenders of existing annuity contracts and life insurance policies. Changes in tax law, which have reduced the federal income tax rates on corporate dividends in certain circumstances, could make the tax advantages of investing in certain life insurance or annuity products less attractive. Additionally, changes in tax law based on proposals to establish new tax-advantaged retirement and life savings plans, if enacted, could reduce the tax advantage of investing in certain life insurance or annuity products. We cannot predict what changes to tax law or interpretations of existing tax law may ultimately be enacted or whether such changes could adversely affect us.

Further acquisitions by Resolution Life, Inc. could be disruptive to our operations

On April 1, 2014, Resolution Life, Inc. acquired all of our outstanding common stock from Allstate Life Insurance Company (“ALIC”). Resolution Life, Inc. intends to acquire additional runoff books of business from unrelated insurers and may seek to combine portions of the related operations with ours to recognize efficiencies. The risks and uncertainties related to these transactions include, but are not limited to:

•	unanticipated difficulties and expenditures resulting from the transactions;

•	disruption of current plans and operations caused by the closing of the transactions and the transition to new management and service providers over time;

•	diversion of management time and focus from operating our business to addressing transaction integration challenges; and

•	the response of customers, agents and competitors to the closing of the transactions.

Our failure to address these risks could cause us to incur unanticipated liabilities, impose harmful disruptions to our customer service operations and harm our business generally.

Risks Relating to Investments

We are subject to market risk and declines in credit quality which may adversely affect investment income and cause realized and unrealized losses

We are subject to the risk that we will incur losses due to adverse changes in interest rates or credit spreads. Adverse changes to these rates and spreads may occur due to changes in fiscal policy and the economic climate, the liquidity of a market or market segment, insolvency or financial distress of key market makers or participants, or changes in market perceptions of credit worthiness and/or risk tolerance.

We are subject to risks associated with potential declines in credit quality related to specific issuers or specific industries and a general weakening in the economy, which are typically reflected through credit spreads. Credit spread is the additional yield on fixed income securities above the risk-free rate (typically referenced as the yield on U.S. Treasury securities) that market participants require to compensate them for assuming credit, liquidity and/or prepayment risks. Credit spreads vary (i.e. increase or decrease) in response to the market’s perception of risk and liquidity in a specific issuer or specific sector and are influenced by the credit ratings, and the reliability of those ratings, published by external rating agencies. A decline in the quality of our investment portfolio as a result of adverse economic conditions or otherwise could cause additional realized and unrealized losses on securities.

A decline in market interest rates or credit spreads could have an adverse effect on our investment income as we invest cash in new investments that may earn less than the portfolio’s average yield. In a declining interest rate environment, borrowers may prepay or redeem securities more quickly than expected as they seek to refinance at lower rates. An increase in market interest rates or credit spreads could have an adverse effect on the value of our investment portfolio by decreasing the fair values of the fixed income securities that comprise a substantial majority of our investment portfolio.

Concentration of our investment portfolio in any particular segment of the economy may have adverse effects on our operating results and financial condition

The concentration of our investment portfolio in any particular industry, collateral type, group of related industries, geographic sector or risk type could have an adverse effect on our investment portfolio and consequently on our results of operations and financial condition. Events or developments that have a negative impact on any particular industry, group of related industries or geographic region may have a greater adverse effect on the investment portfolio to the extent that the portfolio is concentrated rather than diversified.

The determination of the amount of realized capital losses recorded for impairments of our investments is subjective and could materially impact our operating results and financial condition

The determination of the amount of realized capital losses recorded for impairments varies by investment type and is based on our ongoing evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in other-than-temporary impairments in our results of operations. The assessment of whether other-than-temporary impairments have occurred is based on our case-by-case evaluation of the underlying reasons for the decline in fair value. Our conclusions on such assessments are judgmental and include assumptions and projections of future cash flows which may ultimately prove to be incorrect as assumptions, facts and circumstances change. Furthermore, historical trends may not be indicative of future impairments and additional impairments may need to be recorded in the future.

Deteriorating financial performance impacting commercial mortgage loans, securities collateralized by residential and commercial mortgage loans, and collateralized corporate loans may lead to write-downs and impact our results of operations and financial condition

Changes in residential or commercial mortgage delinquencies, loss severities or recovery rates, declining residential or commercial real estate prices, corporate loan delinquencies or recovery rates, changes in credit or bond insurer strength ratings and the quality of service provided by service providers on securities in our portfolio could lead us to determine that write-downs are necessary in the future.

Our investment strategies may be adversely affected by developments in the financial markets

Our investment management strategies may be adversely affected by unexpected developments in the financial markets. For example, derivative contracts may result in coverage that is not as effective as intended, thereby leading to the recognition of losses without the recognition of gains expected to mitigate the losses.

The determination of the fair value of our fixed income securities is subjective and could materially impact our operating results and financial condition

In determining fair values we principally use the market approach which utilizes market transaction data for the same or similar instruments. The degree of management judgment involved in determining fair values is inversely related to the availability of market observable information. The fair value of assets may differ from the actual amount received upon sale of an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the assets’ fair values. The difference between amortized cost or cost and fair value, net of deferred income taxes, certain VOBA, and certain reserves for life-contingent contract benefits, is reflected as a component of accumulated other comprehensive income in shareholder’s equity. Changing market conditions could materially affect the determination of the fair value of securities and unrealized net capital gains and losses could vary significantly.

Risks Relating to the Insurance Industry

Difficult conditions in the global economy and capital markets generally could adversely affect our business and operating results

Although the U.S. economy has recently showed signs of improvement, consumer spending and gross domestic product growth have been less robust than expected and unemployment remains historically high. Some local governments have been experiencing financial difficulties. Debates over the federal debt ceiling and the direction and long-term effects of the Federal Reserve’s quantitative easing (and the tapering of that program) continue to cause uncertainty in financial markets and the economy more broadly. In addition, concerns about the performance of international economies, especially in Europe and emerging markets, and economic conditions in

Asia, particularly the economies of China and Taiwan, can impact the economy and financial markets here in the United States. Concerns about the economy have also resulted in decreased lending by financial institutions to their customers and to each other.

General economic conditions could adversely affect us in the form of consumer behavior and pressure investment results. Holders of some of our interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contractholder funds. Our investment results could be adversely affected as deteriorating financial and business conditions affect the issuers of the securities in our investment portfolio.

Losses from legal and regulatory actions may be material to our operating results or cash flows

We are involved in various legal actions, some of which involve claims for substantial or indeterminate amounts. We are also involved in various regulatory actions and inquiries, including market conduct exams by state insurance regulatory agencies. In the event of an unfavorable outcome in one or more of these matters, the ultimate liability may be in excess of amounts currently accrued and may be material to our operating results or cash flows for a particular annual period.

We are subject to extensive regulation and potential further restrictive regulation may increase our operating costs

As an insurance company with separate accounts that are regulated as investment companies, we are subject to extensive laws and regulations. These laws and regulations are complex and subject to change. Changes may sometimes lead to additional expenses and increased legal exposure. Moreover, laws and regulations are administered and enforced by a number of different governmental authorities, each of which exercises a degree of interpretive latitude, including state insurance regulators; state securities administrators; state attorneys general; and federal agencies including the SEC, the FINRA and the U.S. Department of Justice. Consequently, we are subject to the risk that compliance with any particular regulator’s or enforcement authority’s interpretation of a legal issue may not result in compliance with another’s interpretation of the same issue, particularly when compliance is judged in hindsight. In addition, there is risk that any particular regulator’s or enforcement authority’s interpretation of a legal issue may change over time to our detriment, or that changes in the overall legal environment may, even absent any particular regulator’s or enforcement authority’s interpretation of a legal issue changing, cause us to change our views regarding the actions we need to take from a legal risk management perspective, thus necessitating changes to our practices that may, in some cases, limit our ability to grow or to improve the profitability of our business. Furthermore, in some cases, these laws and regulations are designed to protect or benefit the interests of a specific constituency rather than a range of constituencies. For example, state insurance laws and regulations are generally intended to protect or benefit purchasers or users of insurance products. In many respects, these laws and regulations limit our ability to maintain the profitability of our business.

Regulatory reforms, and the more stringent application of existing regulations, may make it more expensive for us to conduct our business

The federal government has enacted comprehensive regulatory reforms for financial services entities. As part of a larger effort to strengthen the regulation of the financial services market, certain reforms are applicable to the insurance industry, including the Federal Insurance Office (“FIO”) established within the Treasury Department.

In recent years, the state insurance regulatory framework has come under public scrutiny, members of Congress have discussed proposals to provide for federal chartering of insurance companies, and the FIO and Financial Stability Oversight Council were established. We can make no assurances regarding the potential impact of state or federal measures that may change the nature or scope of insurance and financial regulation.

These regulatory reforms and any additional legislative change or regulatory requirements imposed upon us in connection with the federal government’s regulatory reform of the financial services industry, and any more stringent enforcement of existing regulations by federal authorities, may make it more expensive for us to conduct our business, or limit our ability to grow.

Reinsurance may be unavailable at current levels and prices

Market conditions beyond our control impact the availability and cost of the reinsurance we may purchase. No assurances can be made that reinsurance will remain continuously available to us to the same extent and on the same terms and rates as is currently available. If we were unable to purchase reinsurance protection in amounts that we consider sufficient and at prices that we consider acceptable, we may have to accept an increase in risk exposure or seek other alternatives.

Reinsurance subjects us to the credit risk of our reinsurers and may not be adequate to protect us against losses arising from ceded insurance, which could have a material effect on our operating results

The collectability of reinsurance recoverables is subject to uncertainty arising from a number of factors, including changes in market conditions, whether insured losses meet the qualifying conditions of the reinsurance contract and whether reinsurers, or their affiliates, have the financial capacity and willingness to make payments under the terms of a reinsurance treaty or contract. Our ceded insurance risks include all new business generated in the thirty months following the closing of our acquisition by Resolution Life, Inc., which business will be entirely ceded to Allstate Life Insurance Company. Our inability to collect a material recovery from a reinsurer could have a material effect on our operating results.

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs or our ability to obtain credit on acceptable terms

In periods of extreme volatility and disruption in the capital and credit markets, liquidity and credit capacity may be severely restricted. In such circumstances, our ability to obtain capital to fund operating expenses, financing costs, capital expenditures or acquisitions may be limited, and the cost of any such capital may be significant. Our access to additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the overall availability of credit to our industry, our credit ratings and credit capacity, as well as lenders’ perception of our long- or short-term financial prospects. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us. If a combination of these factors were to occur, our internal sources of liquidity may prove to be insufficient and in such case, we may not be able to successfully obtain additional financing on favorable terms.

A large scale pandemic, the continued threat of terrorism or military actions may have an adverse effect on the level of claim losses we incur, the value of our investment portfolio, our competitive position, marketability of product offerings, liquidity and operating results

A large scale pandemic, the continued threat of terrorism, within the United States and abroad, or military and other actions, and heightened security measures in response to these types of threats, may cause significant volatility and losses in our investment portfolio from interest rate changes, and result in loss of life, disruptions to commerce and reduced economic activity. Some of the assets in our investment portfolio may be adversely affected by reduced economic activity caused by a large scale pandemic or the continued threat of terrorism. Additionally, a large scale pandemic or terrorist act could have a material effect on the sales, profitability, competitiveness, marketability of product offerings, liquidity, and operating results.

Changes in accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies may adversely affect our results of operations and financial condition

Our financial statements are subject to the application of generally accepted accounting principles, which are periodically revised, interpreted and/or expanded. Accordingly, we are required to adopt new guidance or interpretations, or could be subject to existing guidance as we enter into new transactions, which may have a material effect on our results of operations and financial condition that is either unexpected or has a greater impact than expected. For a description of changes in accounting standards that are currently pending and, if known, our estimates of their expected impact, see Note 2 of the financial statements.

The occurrence of events unanticipated in our disaster recovery systems and management continuity planning or a support failure from external providers during a disaster could impair our ability to conduct business effectively

The occurrence of a disaster such as a natural catastrophe, an industrial accident, a terrorist attack or war, cyber attack, events unanticipated in our disaster recovery systems, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of our managers were unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised.

We depend heavily upon computer systems to perform necessary business functions. Despite our implementation of a variety of security measures, our computer systems could be subject to cyber attacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering. Like other companies, we have experienced threats to our data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties and/or customer dissatisfaction or loss.

Loss of key vendor relationships or failure of a vendor to protect personal information of our customers, claimants or employees could affect our operations

We rely on services and products provided by many vendors in the United States and abroad. These include, for example, third party administrators of our policies, vendors of computer hardware and software. In the event that one or more of our vendors suffers a bankruptcy or otherwise becomes unable to continue to provide products or services, or fails to protect personal information of our customers, claimants or employees, we may suffer operational impairments and financial losses.

We may not be able to protect our intellectual property and may be subject to infringement claims

We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property. Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property. We may have to litigate to enforce and protect our intellectual property and to determine its scope, validity or enforceability, which could divert significant resources and prove unsuccessful. An inability to protect our intellectual property could have a material effect on our business.

We may be subject to claims by third parties for patent, trademark or copyright infringement or breach of usage rights. Any such claims and any resulting litigation could result in significant expense and liability. If our third party providers or we are found to have infringed a third-party intellectual property right, either of us could be enjoined from providing certain products or services or from utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses. Alternatively, we could be required to enter into costly licensing arrangements with third parties or implement a costly work around. Any of these scenarios could have a material effect on our business and results of our operations.

Item 11(a).	Description of Business

Lincoln Benefit Life Company (referred to in this document as “we,” “Lincoln Benefit,” “our,” “us” or the “Company”) was incorporated under the laws of the State of Nebraska in 1938. Lincoln Benefit is a wholly-owned subsidiary of Resolution Life, Inc., a Delaware corporation, which is a wholly-owned, indirect subsidiary of Resolution Life L.P. (the “Limited Partnership”), a Bermuda limited partnership, and Resolution Life (Parallel) Partnership, a Bermuda-based partnership.

On April 1, 2014, Resolution Life, Inc. acquired all the outstanding capital stock in Lincoln Benefit (the “Acquisition”) from Allstate Life Insurance Company (“ALIC”). Immediately prior to the closing of the transaction, Lincoln Benefit commuted certain business previously reinsured to ALIC, including (a) all of the fixed deferred annuity, value adjusted deferred annuity and indexed deferred annuity business written by the Company that was previously reinsured to ALIC, (b) all of the life insurance business written by the Company through independent producers that was previously reinsured to ALIC, other than certain specified life business, and (c) all of the net liability of the Company with respect to the accident and health and long-term care insurance business written by the Company that was previously reinsured to ALIC ((a), (b) and (c) collectively, the “Recaptured Business”). ALIC continues to service the Recaptured Business until the servicing transitions to third party administration companies. In connection with the closing, Lincoln Benefit and ALIC entered into an Amended and Restated Reinsurance Agreement (the “ARRA”), pursuant to which ALIC continues to reinsure business that was ceded by Lincoln Benefit to ALIC before the closing, with the exception of the Recaptured Business (the “ALIC Reinsured Business”). The business reinsured under the ARRA is administered by ALIC pursuant to a new Administrative Services Agreement entered into between Lincoln Benefit and ALIC in connection with the closing (the “ASA”).

ALIC continues to reinsure all life insurance business written by Lincoln Benefit through the Allstate Financial Sales channel, all immediate annuities written by Lincoln Benefit prior to closing of the Acquisition, and certain term life policies written by Lincoln Benefit. This business will continue to be administered by ALIC under an existing administrative services agreement between Lincoln Benefit and ALIC. The Allstate Financial sales channel will continue to sell Lincoln Benefit products until they are transitioned to a new Allstate company beginning in the first quarter of 2015.

Lincoln Benefit’s variable annuity business is reinsured by ALIC under an existing reinsurance agreement between Lincoln Benefit and ALIC. In 2006, ALIC disposed of substantially all of its variable annuity business through reinsurance agreements with The Prudential Insurance Company of America, a subsidiary of Prudential Financial, Inc. and therefore mitigated this aspect of ALIC’s risk. The Company was not a direct participant of this agreement and its reinsurance agreement with ALIC remains unchanged.

We provide interest-sensitive, traditional and variable life insurance products through exclusive financial specialists. Prior to July 18, 2013, we sold interest-sensitive traditional and variable life insurance and fixed annuities, including deferred and immediate, through independent master brokerage agencies. Effective January 1, 2014, we no longer offer fixed annuities such as deferred and immediate annuities, however, we continue to accept deposits on existing policies.

We have reinsurance agreements whereby certain premiums, contract charges, interest credited to contractholder funds, contract benefits and expenses are ceded to ALIC, Lincoln Benefit Reinsurance Company (“LB Re”) and other non-affiliated reinsurers.

In our reports, we occasionally refer to statutory financial information. All domestic United States insurance companies are required to prepare statutory-basis financial statements. As a result, industry data is available that enables comparisons between insurance companies, including competitors that are not subject to the requirement to prepare financial statements in conformity with accounting principles generally accepted in the United States of America. We frequently use industry publications containing statutory financial information to assess our competitive position.

Lincoln Benefit is subject to extensive regulation, primarily at the state level. The method, extent and substance of such regulation varies by state but generally has its source in statutes that establish standards and requirements for conducting the business of insurance and that delegate regulatory authority to a state agency. These rules have a substantial effect on our business and relate to a wide variety of matters, including insurer solvency, reserve adequacy, insurance company licensing and examination, agent licensing, policy forms, rate setting, the nature and amount of investments, claims practices, participation in guaranty funds, transactions with affiliates, the payment of dividends, underwriting standards, statutory accounting methods, trade practices, and corporate governance.

In recent years, the state insurance regulatory framework has come under increased federal scrutiny. As part of an effort to strengthen the regulation of the financial services market, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) was enacted in 2010. Many regulations required pursuant to this law must still be finalized, and we cannot predict what the final regulations will require but do not expect a material impact on Lincoln Benefit’s operations. Dodd-Frank also created the Federal Insurance Office (“FIO”) within the Treasury Department. The FIO monitors the insurance industry, provides advice to the Financial Stability Oversight Council, represents the U.S. on international insurance matters and studies the current regulatory system. In addition, state legislators and insurance regulators continue to examine the appropriate nature and scope of state insurance regulation. We cannot predict whether any specific state or federal measures will be adopted to change the nature or scope of the regulation of insurance or what effect any such measures would have on Lincoln Benefit.

Item 11(b).	Description of Property

Lincoln Benefit occupies leased office space in Lincoln, Nebraska and Rosemont, Illinois.

Item 11(c).	Legal Proceedings

There are no pending legal proceedings affecting the variable business. Lincoln Benefit is engaged in routine lawsuits, which, in management’s judgment, are not of material importance to its total assets or business prospects.

Item 11(e).	Financial Statements and Notes to Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned subsidiary of Resolution Life, Inc.)

Index

December 31, 2014

Page(s)

Reports of Independent Registered Public Accounting Firms	12-13

Consolidated Balance Sheet (Successor) and Balance Sheet (Predecessor)	14

Consolidated Statement of Operations and Comprehensive Income (Loss) (Successor) and Statements of Operations and Comprehensive Income (Loss) (Predecessor)	15

Consolidated Statement of Shareholder’s Equity (Successor) and Statements of Shareholder’s Equity (Predecessor)	16

Consolidated Statement of Cash Flows (Successor) and Statements of Cash Flows (Predecessor)	17

Notes to Consolidated Financial Statements	18-64

Schedule I — Consolidated Summary of Investments — Other than Investments in Related Parties	65

Schedule IV — Consolidated Reinsurance	66

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of Lincoln Benefit Life Company:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations and comprehensive income, of shareholder’s equity and of cash flows present fairly, in all material respects, the financial position of Lincoln Benefit Life Company and its subsidiary at December 31, 2014, and the results of their operations and their cash flows for the period from April 1, 2014 through December 31, 2014 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, Schedule I — Summary of Investments — Other than Investments in Related Parties and Schedule IV — Reinsurance (the “financial statement schedules”) present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 13, 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of

Lincoln Benefit Life Company

Lincoln, Nebraska

We have audited the accompanying Balance Sheet of Lincoln Benefit Life Company (the “Company”), an affiliate of The Allstate Corporation, as of December 31, 2013 (Predecessor’s Basis), and the related Statements of Operations and Comprehensive Income, Shareholder’s Equity, and Cash Flows for each of the two years in the period ended December 31, 2013 (Predecessor’s Basis) and for the period from January 1, 2014 through March 31, 2014 (Predecessor’s Basis). Our audits also included Schedule IV —Reinsurance for each of the two years in the period ended December 31, 2013 (Predecessor’s Basis) and for the period from January 1, 2014 through March 31, 2014 (Predecessor’s Basis). These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the Balance Sheet of Lincoln Benefit Life Company as of December 31, 2013 (Predecessor’s Basis), and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2013 (Predecessor’s Basis) and for the period from January 1, 2014 through March 31, 2014 (Predecessor’s Basis), in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, Schedule IV —Reinsurance for each of the two years in the period ended December 31, 2013 (Predecessor’s Basis) and for the period from January 1, 2014 through March 31, 2014 (Predecessor’s Basis), when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche, LLP

Chicago, Illinois

April 13, 2015

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Consolidated Balance Sheet (Successor) and Balance Sheet (Predecessor)

December 31, 2014 and December 31, 2013

($ in thousands, except par value data and share amounts)

	Successor 12/31/2014	Predecessor 12/31/2013
ASSETS
Fixed maturities, available-for-sale, at fair value (amortized cost $9,231,856 and $284,928)	$9,390,647	$290,882
Commercial mortgage loans	1,115,167	—
Policy loans	194,385	—
Short-term investments	361,369	55,959
Other invested assets	26,897	—

Total Investments	11,088,465	346,841
Cash	49,730	5,100
Accrued investment income	96,408	—
Reinsurance recoverables — nonaffiliates	5,694,965	2,190,417
Reinsurance recoverables — affiliates	—	14,518,174
Valuation of business acquired	231,521	—
Deposit receivable	1,383,388	—
Other assets	592,202	83,735
Separate account assets	1,573,865	1,700,566

Total Assets	$20,710,544	$18,844,833

LIABILITIES
Future policy benefits and other policyholder liabilities	$6,463,964	$3,557,411
Policyholders’ account balances	9,829,337	13,124,115
Accrued expenses and other liabilities	188,616	112,576
Modified coinsurance payable	1,383,388	—
Current income tax	—	3,906
Deferred income tax, net	40,732	2,564
Other long-term debt — affiliate	551,600	—
Separate account liabilities	1,573,865	1,700,566

Total Liabilities	$20,031,502	$18,501,138

Commitments and Contingent Liabilities (Note 12)
SHAREHOLDER’S EQUITY
Common stock, $100 par value, 30,000 shares authorized, 25,000 shares issued and outstanding	$2,500	$2,500
Additional paid-in capital	593,558	180,000
Accumulated other comprehensive income	85,498	3,870
Retained earnings	(2,514)	157,325

Total Shareholder’s Equity	679,042	343,695

Total Liabilities and Shareholder’s Equity	$20,710,544	$18,844,833

See Notes to the Consolidated Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Consolidated Statement of Operations and Comprehensive Income (Loss) (Successor) and Statements of Operations and Comprehensive Income (Loss)(Predecessor)

For the Period from April 1, 2014 through December 31, 2014, the Period from January 1, 2014 through March 31, 2014 and the Years Ended December 31, 2013 and December 31, 2012

($ in thousands)

	Successor	Predecessor
	For the Period from April 1, 2014 through December 31, 2014	For the Period from January 1, 2014 through March 31, 2014	For the Year Ended December 31, 2013	For the Year Ended December 31, 2012
Revenues
Premiums earned	$20,384	$—	$—	$—
Fee income from policyholders	259,169	—	—	—
Net investment income	288,571	2,350	10,935	11,590
Realized investment gains, net	46,092	285	—	626

Total revenues	$614,216	$2,635	$10,935	$12,216

Expenses
Policyholder benefits	$216,543	$—	$—	$—
Return credited to policyholders’ account balances	256,703	—	—	—
Operating and acquisition expenses	96,050	—	—	—

Total expenses	$569,296	$—	$—	$—

Income Before Federal Income Tax	$44,920	$2,635	$10,935	$12,216
Federal Income Tax Expense (Benefit)
Current	—	914	3,902	4,145
Deferred	14,234	8	(77)	128

Total income tax expense (benefit)	14,234	922	3,825	4,273

NET INCOME	$30,686	$1,713	$7,110	$7,943

Other comprehensive (loss) income, before tax
Net unrealized investment gains (losses):
Unrealized investment gains (losses) for the period	$131,433	$2,364	$(15,281)	$977
Reclassification adjustment for (gains) losses included in net income	—	285	1	596

Net unrealized investment gains (losses)	131,433	2,079	(15,282)	381

Other comprehensive (loss) income, before tax
Less: Income tax (benefit) related to:
Unrealized investment gains (losses) for the period	(45,935)	(828)	5,349	(343)
Reclassification adjustment for (gains) losses included in net income	—	(100)	—	(209)

Net unrealized investment gains (losses)	(45,935)	(728)	5,349	(134)

Other comprehensive (loss) income	85,498	1,351	(9,933)	247

Comprehensive (loss) income	$116,184	$3,064	$(2,823)	$8,190

See Notes to the Consolidated Financial Statements

Lincoln Benefit Life Company

Consolidated Statement of Shareholder’s Equity(Successor) and Statement of Shareholder’s Equity (Predecessor)

For the Period from April 1, 2014 through December 31, 2014, the Period from January 1, 2014 through March 31, 2014, and the Years Ended December 31, 2013 and December 31, 2012

($ in thousands, except par value data and share amounts)

	Common Stock		Additional Paid-In Capital	Retained Earnings	Accumulated Other Other Comprehensive Income (Loss)	Total Shareholder’s Equity

Predecessor	Shares	Amount
Balance, December 31, 2011	25,000	$2,500	$180,000	$142,272	$13,556	$338,328
Comprehensive income (loss)
Net income (loss)	—	—	—	7,943	—	7,943
Other comprehensive income (loss), net of tax	—	—	—	—	247	247

Total comprehensive income (loss)						8,190

Balance, December 31, 2012	25,000	$2,500	$180,000	$150,215	$13,803	$346,518
Comprehensive income (loss)
Net income (loss)	—	—	—	7,110	—	7,110
Other comprehensive income (loss), net of tax	—	—	—	—	(9,933)	(9,933)

Total comprehensive income (loss)						(2,823)

Balance, December 31, 2013	25,000	$2,500	$180,000	$157,325	$3,870	$343,695
Comprehensive income (loss)
Net income (loss)	—	—	—	1,713	—	1,713
Other comprehensive income (loss), net of tax	—	—	—	—	1,351	1,351

Total comprehensive income (loss)						3,064

Balance, March 31, 2014 (Note 1)	25,000	$2,500	$180,000	$159,038	$5,221	$346,759

Successor
Balance, April 1, 2014 (Note 1)	25,000	$2,500	$593,308	$—	$—	$595,808
Dividends to shareholder	—	—	—	(33,200)	—	(33,200)
Capital contribution	—	—	250	—	—	250
Comprehensive income
Net income	—	—	—	30,686	—	30,686
Other comprehensive income, net of tax	—	—	—	—	85,498	85,498

Total comprehensive income					—	116,184

Balance, December 31, 2014	25,000	$2,500	$593,558	$(2,514)	$85,498	$679,042

See Notes to the Consolidated Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Consolidated Statement of Cash Flows (Successor) and Statements of Cash Flows (Predecessor)

For the Period from April 1, 2014 through December 31, 2014, the Period from January 1, 2014 through March 31, 2014 and the Years Ended December 31, 2013 and December 31, 2012

($ in thousands)

	Successor	Predecessor
	For the Period from April 1, 2014 through December 31, 2014	For the Period from January 1, 2014 through March 31, 2014	For the Year Ended December 31, 2013	For the Year Ended December 31, 2012
Cash flows from operating activities:
Net income	$30,686	$1,713	$7,110	$7,943
Adjustments to reconcile net loss to net cash:
Policy charges and fee income	(259,169)	—	—	—
Return credited to policyholders’ account balances	256,703	—	—	—
Realized Investment gains, net	(46,092)	(285)	—	(626)
Amortization/accretion of bond premium, net	44,112	94	630	781
Amortization of value of business acquired	38,987	—	—	—
Changes in assets and liabilities:
Decrease (increase) in insurance related liabilities and policy-related balances	(21,964)	6,402	(6,147)	14,398
Decrease (increase) in receivable from/payable to affiliate	—	24,358	(17,255)	25,752
Deferred income tax expense (benefit)	14,234	921	(329)	(516)
Decrease (increase) in accrued investment income	6,838
Decrease (increase) in other assets and liabilities	31,780	(23,192)	16,007	(32,761)

Net cash provided by (used in) operating activities	96,115	10,011	16	14,971

Cash flows from investing activities:
Fixed maturities, available for sale
Proceeds from sales and maturities	1,844,344	21,341	62,645	54,521
Purchases	(1,898,874)	—	(38,896)	(51,209)
Proceeds from sales and maturities of commercial mortgage loans	150,849	—	—	—
Net purchases, sales, maturities of derivatives	(8,636)	—	—	—
Net purchases, sales, maturities of other investments	620,425	55,924	(31,738)	(11,216)

Net cash provided by (used in) investing activities	708,108	77,265	(7,989)	(7,904)

Cash flows from financing activities:
Policyholders’ account deposits	340,128	—	—	—
Policyholders’ account withdrawals	(1,141,289)	—	—	—
Dividends paid to shareholder	(33,200)	—	—	—
Change in overdrafts	39,089	—	—	—
Capital contribution	250	—	—	—

Net cash provided by (used in) financing activities	(795,022)	—	—	—

Net increase (decrease) in cash	9,201	87,276	(7,973)	7,067
Cash, beginning of period	40,529	5,100	13,073	6,006

Cash, end of period	$49,730	$92,376	$5,100	$13,073

Supplemental schedule of cash flow information:
Cash paid during the year:
Income taxes paid	$—	$—	$4,200	$4,800
Interest paid	$4,585	$—	$—	$—
Commutation Agreement proceeds (see Note 1):
Cash received on April 1, 2014	$—	$143,348	$—	$—
Cash received subsequent to April 1, 2014	$—	$5,946	$—	$—
Invested assets transferred	$—	$11,482,637	$—	$—
Noncash activities
Issuance of vehicle note	$513,000	$—	$—	$—
Issuance of other long-term debt	$513,000	$—	$—	$—
Interest income on vehicle note	$15,711	$—	$—	$—
Interest expense on other long-term debt	$15,711	$—	$—	$—
Increase in vehicle note and other long-term debt	$38,600	$—	$—	$—
Increase in modified coinsurance payable and deposit receivable	$166,963	$—	$—	$—

See Notes to the Consolidated Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

1.	General

Lincoln Benefit Life Company (the “Company” or “Lincoln Benefit”) is a stock insurance company domiciled in the State of Nebraska. It is a wholly owned subsidiary of Resolution Life, Inc. (“Resolution”), which in turn is a wholly owned subsidiary of Resolution Life Holdings, Inc. (“Holdings”). Resolution was formed on July 2, 2013 under the General Corporation Law of the State of Delaware.

On April 1, 2014, Lancaster Re Captive Insurance Company (“Lancaster Re”), a Nebraska domiciled captive insurance company, became a wholly owned subsidiary of Lincoln Benefit when it was contributed to Lincoln Benefit by Resolution.

The Company became a wholly owned subsidiary of Resolution on April 1, 2014 after receiving all required regulatory approvals. Prior to this date, it was a wholly owned subsidiary of Allstate Life Insurance Company (“ALIC”). On July 17, 2013, Holdings executed a Stock Purchase Agreement (the “Acquisition”) to acquire 100% of the Company from ALIC. In November 2013, Holdings assigned the right to acquire all of Lincoln Benefit’s outstanding capital stock to Resolution pursuant to an Assignment Agreement. The purchase price was $595.8 million.

The Company is authorized to sell life insurance and retirement products in all states except New York, as well as in the District of Columbia, the U.S. Virgin Islands and Guam. Prior to July 18, 2013, the Company sold interest-sensitive, traditional and variable life insurance products through both exclusive agencies (“Allstate Financial Sales channel”) and independent master brokerage agencies. Effective July 17, 2013, sales through the independent master brokerage agencies ceased, and sales through the Allstate Financial sales channel will continue for a period up to 30 months after the closing date of Acquisition. We operate as a single segment entity, based on the manner in which we use financial information to evaluate business performance and to determine the allocation of resources.

On April 1, 2014, immediately prior to the Acquisition (Predecessor Period), the Company, pursuant to a Partial Commutation Agreement, recaptured all deferred annuity, long-term care, accident and health and life business sold through Lincoln Benefit’s independent master brokerage agencies, other than specified life business, previously reinsured by ALIC. The primary impacts of the Partial Commutation Agreement with ALIC were the receipt of investments, the reduction of the related reinsurance recoverable and the reestablishment of deferred acquisition costs. The Company’s assets and liabilities increased by $1.33 billion and $0.19 billion, respectively. Since the Partial Commutation Agreement occurred between entities under common control, the excess of assets received and liabilities assumed was recorded as a capital contribution through additional paid-in capital.

Additionally, Lincoln Benefit and ALIC entered into an Amended and Restated Reinsurance Agreement where ALIC continues to reinsure all life insurance business written by Lincoln Benefit through the Allstate Financial Sales channel, all immediate annuities written by Lincoln Benefit prior to closing of the Acquisition, and certain term life policies written by Lincoln Benefit. Lincoln Benefit’s variable annuity business will remain reinsured by ALIC under an existing reinsurance agreement between Lincoln Benefit and ALIC. This business will continue to be administered by ALIC under an existing administrative services agreement between Lincoln Benefit and ALIC.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Under the acquisition method of accounting, the assets acquired and liabilities assumed are recorded at fair value at the date of acquisition. The following table summarizes the fair values of assets acquired and liabilities assumed as of April 1, 2014:

($ in thousands)
Assets
Fixed maturities	$9,194,903
Commercial mortgage loans	1,263,902
Policy loans	196,451
Short-term investments	979,728
Other invested assets	1,104
Cash	40,529
Accrued investment income	103,246
Reinsurance recoverable	5,606,879
Value of business acquired	290,795
Deposit receivable	1,550,351
Intangibles	5,200
Other assets	554,176
Separate account assets	1,661,007

Total assets acquired	21,448,271

Liabilities
Future policy benefits and other policyholder liabilities	6,682,833
Policyholders’ account balances	10,367,246
Accrued expenses and other liabilities	78,026
Modified coinsurance payable	1,550,351
Other long-term debt — affiliate	513,000
Separate account liabilities	1,661,007

Total liabilities assumed	20,852,463

Net assets acquired	$595,808

Included in the assets acquired is the value of business acquired (“VOBA”), which reflects the estimated fair value of in-force contracts acquired and represents the portion of the purchase price that is allocated to the future profits embedded in the acquired contracts at the acquisition date. See Note 11 for further explanation of VOBA. The assessment of fair value in accordance with ASC 805-20-25 included the establishment of intangible assets for VOBA and various state licenses.

Basis of Presentation

The Company’s financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The financial statements are presented for Successor and Predecessor periods, which relate to the accounting periods after and before April 1, 2014, respectively, the date of the closing of the Acquisition. For periods after April 1, 2014, the accompanying financial statements comprise the consolidated financial statements of the Company, which include the accounts of the Company and its subsidiary. Due to the Acquisition and the application of push-down accounting, different bases of accounting have been used to prepare the Predecessor and Successor financial statements. A black line separates the Predecessor and Successor financial statements to highlight the lack of comparability between these two periods. The principal accounting policies applied in the preparation of these financial statements are set out below and in Note 2.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Consolidation

The accompanying consolidated financial statements of the Successor include the accounts of Lincoln Benefit and its subsidiary, Lancaster Re. All significant intercompany balances and transactions have been eliminated on consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.	Significant Accounting Policies

Cash

Cash includes cash on hand, amounts due from banks, money market securities, highly liquid overnight deposits, discount notes and commercial paper held in the ordinary course of business amounts due from banks, certain money market investments and other debt instruments with maturities of three months or less when purchased.

Investments

Fixed maturities include bonds, asset-backed securities (“ABS”) residential mortgage-backed securities (“RMBS”) and commercial mortgage-backed securities (“CMBS”). Fixed maturities, which may be sold prior to their contractual maturity, are designated as available-for-sale (“AFS”) and are carried at fair value. The difference between amortized cost and fair value, net of deferred income taxes, is reflected as a component of accumulated other comprehensive income. Cash received from calls, principal payments and make-whole payments and cash received from maturities and pay-downs are reflected as a component of proceeds from sales and maturities within the Consolidated Statement of Cash Flows — Successor and Statement of Cash Flows — Predecessor.

The Company recognizes other-than-temporary impairments (“OTTI”) for securities classified as AFS in accordance with ASC 320, Investments-Debt and Equity Securities. At least quarterly, management reviews impaired securities for OTTI. The Company considers several factors when determining if a security is OTTI, including but not limited to: its intent and ability to hold the impaired security until an anticipated recovery in value, the issuer’s ability to meet current and future principal and interest obligations for fixed maturity securities, the length and severity of the impairment, the financial condition and near term and long term prospects for the issuer. In making these evaluations, the Company exercises considerable judgment.

If the Company intends to sell or if it is more likely than not that it will be required to sell an impaired security prior to recovery of its cost basis, then the Company recognizes a charge to earnings for the full amount of the impairment (the difference between the amortized cost and fair value of the security). For fixed maturity securities that are considered OTTI and that the Company does not intend to sell and will not be required to sell, the Company separates the impairment into two components: credit loss and noncredit loss. Credit losses are charged to net realized investment losses and noncredit losses are charged to other comprehensive income. The credit loss component is the difference between the security’s amortized cost and the present value of its expected future cash flows discounted at the current effective rate. The remaining difference between the security’s fair value and the present value of its expected future cash flows is the non-credit loss. For corporate bonds, historical default (by rating) data is used as a proxy for the probability of default, and loss given default

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

(by issuer) projections are applied to the par amount of the bond. Potential losses incurred on structured securities are based on expected loss models rather than incurred loss models. Expected cash flows include assumptions about key systematic risks (e.g. unemployment rates, housing prices) and loan-specific information (e.g. delinquency rates, loan-to-value ratios). Estimating future cash flows is a quantitative and qualitative process that incorporates information received from third parties, along with assumptions and judgments about the future performance of the underlying collateral.

Commercial mortgage loans (“CMLs”) acquired at fair value are carried at amortized cost using the effective interest rate method. CMLs held by the Company are diversified by property type and geographic area throughout the U.S. CMLs are considered impaired when it is probable that the Company will not collect amounts due according to the terms of the original loan agreement. The Company assesses the impairment of loans individually for all loans in the portfolio. The Company estimates the fair value of the underlying collateral using internal valuations generally based on discounted cash flow analyses. The Company estimates an allowance for loan and lease losses (“ALLL”) representing potential credit losses embedded in the CML portfolio. The estimate is based on a consistently applied analysis of the loan portfolio and takes into consideration all available information, including industry, geographical, economic and political factors.

Policy loans represent loans the Company issues to policyholders. Policy loans are carried at unpaid principal balances. Interest income on such loans is recognized as earned using the contractually agreed upon interest rate and reflected in Net investment income in the Consolidated Statement of Operations and Comprehensive Income (Loss). Generally, interest is capitalized on the associated policy’s anniversary date.

Short-term investments include securities and other investments with remaining maturities of one year or less, but greater than three months, at the time of purchase and are stated at estimated fair value or amortized cost, which approximates fair value.

Derivatives

As part of the Company’s overall risk management policy, the Company uses listed options and exchange traded futures to economically hedge its obligation under certain fixed indexed annuity and universal life contracts. Derivative financial instruments utilized by the Company in the period from April 1, 2014 through December 31, 2014 (the “Successor Period”) included index option contracts and futures contracts. Derivatives are carried in the Company’s Consolidated Balance Sheet either as assets within Other invested assets or as liabilities within Accrued expenses and other liabilities at estimated fair value. The Company offsets the fair value amounts recognized for derivatives executed with the same counterparty under the same master netting agreement. Accruals on derivatives are generally recorded in accrued investment income or within other liabilities. However, accruals that are not scheduled to settle within one year are included with the derivatives carrying value in other invested assets or other liabilities. If a derivative is not designated as an accounting hedge or its use in managing risk does not qualify for hedge accounting, changes in the estimated fair value of the derivative are reported in realized investment gains, net in the Consolidated Statement of Operations and Comprehensive Income (Loss). The notional amounts specified in the contracts are used to calculate contractual payments under the agreements and are generally not representative of the potential for gain or loss on these contracts. Futures contracts are defined as commitments to buy or sell designated financial instruments based on specified prices, yields or indexes. Futures contracts provide returns at specified or optional dates based upon a specified index or interest rate applied to a notional amount. The Company uses futures to hedge exposures in indexed annuity and life contracts. Daily cash settlement of variation margins is required for futures contracts and is based on the changes in daily prices. The final settlement of futures contracts is in cash. Index option contracts provide returns at specified or optional dates based on a specified equity index applied to the option’s notional amount. The Company purchases and writes (sells) option contracts primarily to reduce market risk

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

associated with certain annuity and life contracts. When the Company purchases/sells option contracts at specific prices, it is required to pay/receive a premium to/from the counterparties. The amount of premium paid/received is based on the number of contracts purchased/sold, the specified price and the maturity date of the contract. The Company receives/pays cash equal to the premium of written/purchased options when the contract is established. If the option is exercised, the Company receives/pays cash equal to the product of the number of contracts and the specified price in the contract in exchange for the equity upon which the option is written/purchased. If the options are not exercised, then no additional cash is exchanged when the contract expires. Premiums paid are reported as a derivative asset and premiums received are reported as a derivative liability. Purchased put and call index option contracts are cash settled upon exercise and the gain or loss on the settlement is reported in net investment income. If the purchased option contract expires without being exercised, the premiums paid are reported as net investment income and the corresponding asset previously recorded is reversed. The change in the fair value of written option contracts is reported in Realized investment gains, net, with an adjustment to a corresponding liability. Written call index option contracts are cash settled upon exercise and the gain or loss on settlement is reported in Realized investment gains, net.

The Company has derivatives embedded in non-derivative host contracts that are required to be separated from the host contracts and accounted for at fair value. The Company’s embedded derivatives are equity options in life and annuity product contracts, which provide equity returns to contractholders, guaranteed minimum accumulation and withdrawal benefits in variable annuity contracts. The Company has reinsurance agreements to transfer all the risk related to guarantee minimum income, accumulation and withdrawal benefits in variable annuity contracts to third party reinsurers. None of these derivatives are designated as accounting hedging instruments and all are gross liabilities reported in policyholder account balances or future policy benefits and other policyholder liabilities.

Investment Income and Realized Gains and Losses

Investment income primarily consists of interest and is recognized on an accrual basis using the effective yield method. Interest income for RMBS and CMBS is determined considering estimated pay-downs, including prepayments, obtained from third party data sources and internal estimates. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. For RMBS and CMBS of high credit quality with fixed interest rates, the effective yield is recalculated on a retrospective basis. For all others, the effective yield is recalculated on a prospective basis. Accrual of income is suspended for other-than-temporarily impaired fixed maturities when the timing and amount of cash flows expected to be received is not reasonably estimable. It is the Company’s policy to cease to carry accrued interest on commercial mortgage loans that are over 90 days delinquent. The Company held no non-income producing investments as of December 31, 2014.

Realized capital gains and losses include gains and losses on investment sales and write-downs in value due to other-than-temporary declines in fair value. Realized capital gains and losses on investment sales, including principal payments, are determined on a specific identification basis.

Recognition of Premium Revenues and Fees, and Related Policyholders’ Benefits and Interest Credited

Prior to April 1, 2014 or the periods prior to April 1, 2014 (the “Predecessor Periods”), the Company had reinsurance agreements whereby all premiums, fee income from policyholders and returns credited to policyholders, policyholder benefits and substantially all expenses were ceded to ALIC and other reinsurers. Amounts reflected in the Statements of Operations and Comprehensive Income (Loss) are presented net of reinsurance.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Traditional life insurance products consist principally of products with fixed and guaranteed premiums and benefits, primarily term and whole life insurance products. Premiums from these products are recognized as revenue when due from policyholders. Surrender values on traditional life and death benefits are reflected in policyholder benefits.

Immediate annuities with life contingencies provide insurance protection over a period that extends beyond the period during which premiums are collected. Premiums from these products are recognized as revenue when received at the inception of the contract. Benefits and expenses are recognized in relation to premiums. As of April 1, 2014, the Company has reinsurance agreements to transfer all the risk related to immediate annuities.

Interest-sensitive life contracts, such as universal life and single premium life, are insurance contracts whose terms are not fixed or guaranteed. The terms that may be changed include premiums paid by the policyholder, interest credited to the policyholder account balance and contract charges assessed against the policyholder account balance. Premiums from these contracts are reported as policyholder account balances. Fee income from policyholders consist of fees assessed against the policyholder account balance for the cost of insurance (mortality risk), contract administration and surrender of the policy prior to contractually specified dates. These charges are recognized as revenue when assessed against the policyholder account balance. Policyholder benefits include life-contingent benefit payments in excess of the policyholder account balance.

Contracts that do not subject the Company to significant risk arising from mortality or morbidity are referred to as investment contracts. Fixed annuities, including market value adjusted annuities, equity-indexed annuities and immediate annuities without life contingencies, are considered investment contracts. Consideration received for such contracts is reported as policyholder account balance deposits. Policy fees for investment contracts consist of fees assessed against the contractholder account balance for maintenance, administration and surrender of the contract prior to contractually specified dates, and are recognized when assessed against the policyholder account balance.

Return credited to policyholder funds represents interest accrued or paid on interest-sensitive life and investment contracts. Crediting rates for certain fixed annuities and interest-sensitive life contracts are adjusted periodically by the Company to reflect current market conditions subject to contractually guaranteed minimum rates. Crediting rates for indexed life and annuities are generally based on an equity index, such as the Standard & Poor’s (“S&P”) 500 Index.

Policy charges for variable life and variable annuity products consist of fees assessed against the policyholder account balances for contract maintenance, administration, mortality, expense and surrender of the contract prior to contractually specified dates. Policy benefits incurred for variable annuity products include guaranteed minimum death, income, withdrawal and accumulation benefits.

The Company incurs significant costs in connection with renewal insurance business. All acquisition-related costs, including commissions, those related to general advertising, agent training, as well as all indirect costs, are expensed as incurred and reported in Operating and acquisition expenses on the Consolidated Statement of Operations and Comprehensive Income (Loss) for the period from April 1, 2014 through December 31, 2014. The Company also receives expense allowances on reinsurance ceded. These amounts are recognized when earned and reported in Operating expenses and acquisition expenses on the Consolidated Statement of Operations and Comprehensive Income (Loss) for the period from April 1, 2014 through December 31, 2014.

Reinsurance

Reinsurance accounting is applied for ceded and assumed transactions when the risk transfer provisions of ASC 944-40, Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts, have

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

been met. To meet risk transfer requirements, a long-duration reinsurance contract must transfer mortality or morbidity risks, and subject the reinsurer to a reasonable possibility of a significant loss. Those contracts that do not meet risk transfer requirements are accounted for using deposit accounting. For short duration contracts, to meet risk transfer requirements the reinsurer must assume significant insurance risk and have a reasonable possibility of experiencing significant loss.

With respect to ceded reinsurance, the Company values reinsurance recoverables on reported claims at the time the underlying claim is recognized in accordance with contract terms. For future policy benefits, the Company estimates the amount of reinsurance recoverables based on the terms of the reinsurance contracts and historical reinsurance recovery information. The reinsurance recoverables are based on what the Company believes are reasonable estimates and the balance is reported as an asset in the Consolidated Balance Sheet (Successor) and Balance Sheets (Predecessor). However, the ultimate amount of the reinsurance recoverable is not known until all claims are settled. Reinsurance contracts do not relieve the Company from its obligations to policyholders, and failure of reinsurers to honor their obligations could result in losses to the Company, consequently, allowances are established for amounts deemed uncollectible.

In the Predecessor periods, or the periods prior to April 1, 2014, the Company had reinsurance agreements whereby all insurance risks represented by premiums, fee income from policyholders, returns credited to policyholder account balances, policyholder benefits and substantially all expenses were ceded to ALIC and other reinsurers. Additionally, investment income earned on the assets that supported policyholder account balances and future policy benefits and other policyholder funds were not included in the Company’s financial statements as those assets were owned and managed by ALIC and other reinsurers under the terms of the reinsurance agreements.

Value of Business Acquired (“VOBA”)

For interest sensitive life products, VOBA is amortized over the life of the policies in relation to the emergence of estimated gross profits (“EGP’s”) from margins on mortality, interest, expenses, and surrenders, all of which are net of reinsurance and include actual realized gains and losses on investments. For non-interest sensitive life products, such as term life insurance, VOBA is amortized in relation to premium. VOBA is reviewed periodically for loss recognition to ensure that the unamortized balance is recoverable from future earnings from the business. The carrying amount of VOBA is adjusted for the effects of realized and unrealized gains and losses on debt securities classified as AFS.

Separate Accounts

Separate Accounts assets are carried at fair value. The assets of the Separate Accounts are legally segregated and available only to settle separate account contract obligations. Separate Account liabilities represent the contractholders’ claims to the related assets and are carried at an amount equal to the Separate Account assets. Investment income and realized capital gains and losses of the separate accounts accrue directly to the contractholders and therefore are not included in the Company’s Consolidated Statement of Operations and Comprehensive Income (Successor) or Statements of Operations and Comprehensive Income (Predecessor). Deposits to and surrenders and withdrawals from the Separate Accounts are reflected in Separate Accounts liabilities and are not included in cash flows.

Absent any contract provision wherein the Company provides a guarantee, variable annuity and variable life insurance contractholders bear the investment risk that the Separate Accounts’ funds may not meet their stated investment objectives.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Future Policy Benefits and Other Policyholder Liabilities — Successor

Policy liabilities are established for future policy benefits on certain annuity, life, and long term care policies. Such liabilities are established in amounts adequate to meet the estimated future obligations of policies in-force. Changes in policy and contract claims are recorded in policyholder benefits in the Consolidated Statement of Operations and Comprehensive Income (Loss).

For ASC 944-20 products, benefit reserves are computed using the net level premium method for individual life and annuity policies, and are based upon estimates as to future investment yield, mortality and lapse that include provisions for adverse deviation. Mortality, morbidity and lapse assumptions for all policies are based on the Company’s own experience and industry standards.

Liabilities for outstanding claims and claims adjustment expenses are estimates of payments to be made on life and health insurance contracts for reported claims and claims adjustment expenses. A liability is also held for claims adjustment expenses incurred but not reported as of the balance sheet date. These liabilities are determined using case basis evaluations and statistical analyses and represent estimates of the ultimate cost of all claims incurred but not paid. These estimates are continually reviewed and adjusted as necessary; such adjustments are reflected in current operations.

Future policy benefit reserves for the portion of fixed indexed annuity policies with returns linked to the performance of a specified market index are equal to the sum of the fair value of the embedded derivatives and the host (or guaranteed) component of the contracts. The change in the fair value of the embedded derivative is linked to the performance of the equity option. The host value is established as of the date of acquisition and is equal to the account value for which returns are linked to an equity index, plus the value of the unexpired options at the date of acquisition, less the embedded derivative, and accreted over the policy’s life at a constant rate of interest. Future policy benefits reserves for the portion of fixed indexed annuities earning a fixed rate of interest, and other deferred annuity products are computed under a retrospective deposit method and represent policy account balances before applicable surrender charges.

The Company holds additional liabilities for its no lapse guarantees (associated with universal life) and guaranteed minimum withdrawal benefits (associated with fixed indexed annuities). These are accounted for in accordance with ASC 944-20, Financial Services — Insurance Activities.

Policy liabilities and accruals are based on the various estimates discussed above. Although the adequacy of these amounts cannot be assured, the Company believes that policy liabilities and accruals will be sufficient to meet future obligations of policies in-force. The amount of liabilities and accruals, however, could be revised if the estimates discussed above are revised.

Future Policy Benefit and Other Policyholder Liabilities – Predecessor

Future policy benefit and other policyholder liabilities consist of the reserve for life-contingent contract benefits payable under insurance policies, including traditional life insurance and life-contingent immediate annuities, and is computed on the basis of long-term actuarial assumptions of future investment yields, mortality, morbidity, policy terminations and expenses. These assumptions, which for traditional life insurance are applied using the net level premium method, include provisions for adverse deviation and generally vary by characteristics such as type of coverage, year of issue and policy duration.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Policyholders’ Account Balances — Successor

Policyholder account balances represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life insurance and fixed annuities. Policyholder funds primarily comprise cumulative deposits received and interest credited to the contractholder less cumulative contract benefits, surrenders, withdrawals and contract charges for mortality or administrative expenses.

The Company holds additional liabilities for guaranteed minimum income benefits (“GMIB”) associated with variable annuities, which are accounted for in accordance with ASC 944-20, Financial Services — Insurance Activities. The reserves for certain living benefit features, including guaranteed minimum accumulation benefits (“GMAB”) and guaranteed minimum withdrawal benefits (“GMWB”) are accounted for as embedded derivatives, with fair values calculated as the present value of expected future benefit payments to contractholders less the present value of assessed rider fees attributable to the embedded derivative feature. This methodology could result in either a liability or contra-liability balance, given changing capital market conditions and various actuarial assumptions. The Company’s GMIB, GMAB and GMWB reserves are ceded to external reinsurers. For additional information regarding the valuation of these optional living benefit features, see Note 10.

Policyholders’ Account Balances — Predecessor

Policyholder account balances represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life insurance and fixed annuities. Policyholder account balances primarily comprise cumulative deposits received and interest credited to the contractholder less cumulative contract benefits, surrenders, withdrawals and contract charges for mortality or administrative expenses. Policyholder account balances also include reserves for secondary guarantees on interest-sensitive life insurance and certain fixed annuity contracts and reserves for certain guarantees on variable annuity contracts.

Income Taxes — Successor

Income taxes are provided for using the asset and liability method under which deferred tax assets and liabilities are recognized for temporary differences between the financial statement and income tax bases of assets and liabilities. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The realizability of deferred tax assets is assessed at each reporting date. Tax positions are assessed under a two-step approach, which requires the assessment of recognition and measurement. The Company reports interest expense related to income tax matters and tax penalties in other operating expenses in the Consolidated Statement of Operations and Comprehensive Income (Loss).

Income Taxes — Predecessor

The income tax provision is calculated under the liability method. Deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax bases of assets and liabilities at the enacted tax rates. The principal assets and liabilities giving rise to such differences are unrealized capital gains and losses, accrued expenses and reinsurance recoverables. A deferred tax asset valuation allowance is established when there is uncertainty that such assets will be realized.

Other Long-Term Debt

Effective April 1, 2014, and with Nebraska Department of Insurance (the “NE DOI” or the “Department of Insurance”) approval, Lancaster Re issued a variable funding Surplus Note (the “Surplus Note”) to its affiliate, Lanis, LLC. for $513,000,000 and acquired from Lanis a Vehicle Note (the “Vehicle Note”) for $513,000,000.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The Vehicle Note is held to support a portion of Lancaster Re’s reinsurance obligations and has been authorized as an acceptable form of reinsurance collateral pursuant to Nebraska Rev. Stat. §44-8216(8)(c)(i) which allows a special purpose financial captive insurer to establish any method of security that the Department deems acceptable. The scheduled maturity date of the Vehicle Note is April 1, 2034, and the scheduled maturity date of the Surplus Note is April 1, 2039, although each may be cancelled earlier or extended under certain conditions. The Surplus Note does not repay principal prior to maturity and principal payment at maturity is subject to the prior approval of the Department of Insurance. With pre-approval, the Surplus Note is increased each quarter with a corresponding increase in the Vehicle Note. With Department pre-approval, interest on the Surplus Note for the prior quarter is paid on the first day of each subsequent quarter at a rate consistent with the rate received on the Vehicle Note of 4%. The Surplus Note and Vehicle Note increased by $38,600,000 and interest expense of $15,711,000 was recognized in the Successor Period from April 1, 2014 through December 31, 2014. The Surplus Note is unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims of Lancaster Re.

Other Assets and Accrued Expenses and Other Liabilities

Other assets consist primarily of premiums due, intangible assets, the Vehicle Note, receivables resulting from sales of securities that had not yet settled at the balance sheet date. Other liabilities consist primarily of accrued expenses, technical overdrafts, derivatives, and payables resulting from purchases of securities that had not yet been settled at the balance sheet date.

Adoption of New Accounting Pronouncements

In February 2013, the Financial Accounting Standards Board issued guidance requiring expanded disclosures about the amounts reclassified out of accumulated other comprehensive income by component. The guidance requires the presentation of significant amounts reclassified out of accumulated other comprehensive income by income statement line item but only if the amount reclassified is required under accounting principles generally accepted in the United States of America (“GAAP”) to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under GAAP to be reclassified in their entirety to net income, cross-reference to other disclosures that provide additional detail about those amounts is required. The Company adopted the new guidance in 2013. The new guidance affects disclosures only and therefore had no impact on the Company’s results of operations or financial position.

Effective November 18, 2014, the Company adopted new guidance on when, if ever, the cost of acquiring an entity should be used to establish a new accounting basis (“pushdown”) in the acquired entity’s separate financial statements. The guidance provides an acquired entity and its subsidiaries with an irrevocable option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. If a reporting entity elects to apply pushdown accounting, its stand-alone financial statements would reflect the acquirer’s new basis in the acquired entity’s assets and liabilities. The election to apply pushdown accounting should be determined by an acquired entity for each individual change-in-control event in which an acquirer obtains control of the acquired entity; however, an entity that does not elect to apply pushdown accounting in the period of a change-in-control can later elect to retrospectively apply pushdown accounting to the most recent change-in-control transaction as a change in accounting principle. The Company has applied pushdown accounting as a result of the Acquisition in the Successor Period, as disclosed in Note 1.

In February 2015, the FASB issued updated guidance regarding consolidation. The pronouncement eliminates specialized guidance for limited partnerships and similar legal entities, and removes the indefinite deferral for certain investment funds. The new guidance is effective for annual periods and interim periods within

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

those annual periods beginning after December 15, 2015, with early adoption permitted. This guidance is not expected to have a significant effect on the Company’s consolidated financial position, results of operations or financial statement disclosures.

In January 2014, the FASB issued updated guidance regarding investments in flow-through limited liability entities that manage or invest in affordable housing projects that qualify for the low-income housing tax credit. Under the guidance, an entity is permitted to make an accounting policy election to amortize the initial cost of its investment in proportion to the tax credits and other tax benefits received and recognize the net investment performance in the Statement of Operations and Comprehensive Income (Loss) as a component of Income tax expense (benefit) if certain conditions are met. The new guidance is effective for annual periods and interim reporting periods within those annual periods, beginning after December 15, 2014, and should be applied retrospectively to all periods presented. This guidance is not expected to have a significant effect on the Company’s consolidated financial position, results of operations or financial statement disclosures.

In January 2014, the FASB issued updated guidance for troubled debt restructurings clarifying when an in substance repossession or foreclosure occurs, and when a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan. The new guidance is effective for annual periods and interim periods within those annual periods, beginning after December 15, 2014. This guidance can be elected for prospective adoption or by using a modified retrospective transition method. This guidance is not expected to have a significant effect on the Company’s consolidated financial position, results of operations or financial statement disclosures.

In May 2014, the FASB issued updated guidance on accounting for revenue recognition. The guidance is based on the core principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. The guidance also requires additional disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from cost incurred to obtain or fulfill a contract. Revenue recognition for insurance contracts is explicitly scoped out of the guidance. The new guidance is effective for annual periods and interim periods within those annual periods, beginning after December 15, 2016 and must be applied using one of two retrospective application methods. Early adoption is not permitted. The Company is currently assessing the impact of the guidance on the Company’s consolidated financial position, results of operations and financial statement disclosures.

In August 2014, the FASB issued guidance requiring that mortgage loans be derecognized and that a separate other receivable be recognized upon foreclosure if certain conditions are met. Upon foreclosure, the separate other receivable should be measured based on the amount of the loan balance (principal and interest) expected to be recovered from the guarantor. The new guidance is effective for annual periods and interim periods within those annual periods, beginning after December 15, 2014, with early adoption permitted. This guidance can be adopted using either a prospective transition method or a modified retrospective transition method. This guidance is not expected to have a significant impact on the Company’s consolidated financial position, results of operations or financial statement disclosures.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

3.	Investments

The amortized cost, gross unrealized gains and losses and fair value for fixed maturities as of December 31, 2014 and 2013 were as follows:

December 31, 2014 — Successor ($ in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Fixed maturities
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$810,057	$47,859	$(590)	$857,326
Obligations of U.S. States and Political Subdivisions	250,008	5,638	(437)	255,209
All other corporate securities	7,279,391	132,480	(34,126)	7,377,745
ABS	373,304	6,107	(2,408)	377,003
CMBS	331,041	3,507	(1,065)	333,483
RMBS	188,055	2,849	(1,023)	189,881

Total fixed maturities	$9,231,856	$198,440	$(39,649)	$9,390,647

December 31, 2013 — Predecessor ($ in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Fixed maturities
U.S. government and agenciies	$70,790	$3,113	$(57)	$73,846
Municipal	2,499	270	—	2,769
Corporate	190,186	5,784	(3,993)	191,977
Foreign government	4,999	165	—	5,164
CMBS	2,588	88	—	2,676
RMBS	13,866	584	—	14,450

Total fixed maturities	$284,928	$10,004	$(4,050)	$290,882

Scheduled Maturities — Successor

The scheduled maturities for fixed maturities are as follows as of December 31, 2014:

($ in thousands)	Amortized Cost	Fair Value
Due in one year or less	$425,248	$425,238
Due after one year through five years	1,775,910	1,779,194
Due after five years through ten years	4,001,723	4,060,017
Due after ten years	2,136,575	2,225,831

Total before asset and mortgage-backed securities	8,339,456	8,490,280
Asset and mortgage-backed securities	892,400	900,367

Total fixed maturities	$9,231,856	$9,390,647

Actual maturities may differ from those scheduled as a result of calls and make-whole payments by the issuers. Asset and mortgage-backed securities are shown separately because of the potential for prepayment of principal prior to contractual maturity dates.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Commercial Mortgage Loans — Successor

The Company diversifies its commercial mortgage loan portfolio by geographical region to reduce concentration risk. The following table presents the Company’s commercial mortgage loan portfolio by geographical region as of December 31, 2014:

($ in thousands)	Carrying Value
Alabama	$1,720
Arizona	35,481
California	255,563
Colorado	22,381
Florida	20,779
Georgia	27,502
Hawaii	8,125
Illinois	53,174
Iowa	1,490
Kentucky	8,260
Maine	4,114
Maryland	35,536
Massachusetts	92,963
Minnesota	52,496
Missouri	9,324
Nevada	14,705
New Jersey	84,007
New York	72,625
North Carolina	31,111
Ohio	38,400
Oklahoma	10,835
Pennsylvania	37,688
South Carolina	3,130
Tennessee	5,719
Texas	103,778
Utah	45,914
Virginia	18,572
Washington	13,138
Wisconsin	6,637
General allowance for loan loss	—

Total commercial mortgage loans	$1,115,167

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Credit Quality of Commercial Mortgage Loans

The credit quality of commercial mortgage loans held-for-investment were as follows at December 31, 2014:

	Recorded Investment
	Debt Service Coverage Ratios
($ in thousands)	> 1.20x	1.00x - 1.20x	< 1.00x	Total	% of Total	Estimated Fair Value	% of Total
Loan-to-value ratios:
Less than 65%	$930,592	$151,700	$29,460	$1,111,752	98%	$1,146,030	98%
65% to 75%	16,591	10,537	—	27,128	2	28,275	2
76% to 80%	—	—	—	—	—	—	—
Greater than 80%	—	—	—	—	—	—	—

Total	$947,183	$162,237	$29,460	$1,138,880	100%	$1,174,305	100%

As of December 31, 2014, the Company had no allowance for credit losses for commercial mortgage loans. As of December 31, 2014, $1,139 million of commercial mortgage loans were in current status and no commercial mortgage and other loans were classified as past due. The Company defines current in its aging of past due commercial mortgage and other loans as less than 30 days past due.

Impaired loans include those loans for which it is probable that all amounts due will not be collected according to the contractual terms of the loan agreement. As of December 31, 2014, the Company held no impaired commercial mortgage loans.

The Company’s commercial mortgage and other loans may occasionally be involved in a troubled debt restructuring. As of December 31, 2014, the Company had no significant commitments to fund borrowers that have been involved in a troubled debt restructuring. For the period from April 1, 2014 through December 31, 2014, there were no new troubled debt restructurings related to commercial mortgage and other loans, and no payment defaults on commercial mortgages.

Other Invested Assets — Successor

The following table sets forth the composition of “Other invested assets” at December 31, 2014:

Successor
($ in thousands)	December 31, 2014
Low income housing tax credit properties	$896
Derivatives	26,001

$26,897

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Net Investment Income

Net investment income for the Successor Period from April 1, 2014 through December 31, 2014 and Predecessor Periods for the period from January 1, 2014 through March 31, 2014 and years ended December 31, 2013 and 2012 were as follows:

	Successor	Predecessor
($ in thousands)	For the Period from April 1, 2014 through December 31, 2014	For the Period from January 1, 2014 through March 31, 2014	For the Year Ended December 31, 2013	For the Year Ended December 31, 2012
Fixed maturities	$231,972	$2,461	$11,545	$12,138
Commercial mortgage loans	49,417	—	—	—
Cash and short-term investments	4,786	16	23	20
Other investment (loss) income	7,353	—	—	—

Gross investment income	293,528	2,477	11,568	12,158
Investment expenses	4,957	127	633	568

Net investment income	$288,571	$2,350	$10,935	$11,590

Realized Investment Gains and Losses

Realized investment gains and losses for the Successor Period from April 1, 2014 through December 31, 2014 and Predecessor Periods for the period from January 1, 2014 through March 31, 2014 and years ended December 31, 2013 and 2012 were as follows:

	Successor	Predecessor
($ in thousands)	For the Period from April 1, 2014 through December 31, 2014	For the Period from January 1, 2014 through March 31, 2014	For the Year Ended December 31, 2013	For the Year Ended December 31, 2012
Realized investment gains, net
Fixed maturities	$25,795	$285	$—	$626
Commercial mortgage loans	2,880	—	—	—
Derivatives	17,417	—	—	—
Other	—	—	—	—

Net realized gains	$46,092	$285	$—	$626

There were no other-than-temporary impairment losses recorded in the Successor Period from April 1, 2014 through December 31, 2014.

There were no other-than-temporary impairment losses recorded in the Predecessor Period from January 1, 2014 through March 31, 2014. Realized capital gains and losses in the Predecessor years ended December 31, 2013 and 2012 included $2 thousand and $19 thousand, respectively, of other-than-temporary impairment losses related to RMBS, none of which were included in other comprehensive income. No other-than-temporary impairment losses were included in accumulated other comprehensive income as of December 31, 2014 and 2013.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Proceeds from sales of fixed maturities and gross realized investment gains and losses for the Successor Period from April 1, 2014 through December 31, 2014 and Predecessor Periods for the period from January 1, 2014 through March 31, 2014 and years ended December 31, 2013 and 2012 were as follows:

	Successor	Predecessor
($ in thousands)	For the Period from April 1, 2014 through December 31, 2014	For the Period from January 1, 2014 through March 31, 2014	For the Year Ended December 31, 2013	For the Year Ended December 31, 2012
Fixed maturities, available-for-sale
Proceeds from sales	$1,429,177	$5,277	$9,170	$25,367
Gross investment gains from sales	30,403	317	3	645
Gross investment losses from sales	(4,608)	(32)	(1)	—

Unrealized Investment Gains and Losses

The following table summarizes the gross unrealized losses and fair value of fixed maturities by the length of time that individual securities have been in a continuous unrealized loss position as of December 31, 2014 and 2013:

Successor	Less than 12 months		Greater than 12 months
December 31, 2014 ($ in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Fixed maturities
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$71,766	$(590)	$—	$—	$71,766	$(590)
Obligations of U.S. States and Political Subdivisions	37,543	(437)	—	—	37,543	(437)
All other corporate securities	1,683,185	(34,126)	—	—	1,683,185	(34,126)
ABS	115,568	(2,408)	—	—	115,568	(2,408)
CMBS	135,203	(1,065)	—	—	135,203	(1,065)
RMBS	92,804	(1,023)	—	—	92,804	(1,023)

Total fixed income securities	$2,136,069	$(39,649)	$—	$—	$2,136,069	$(39,649)

Predecessor	Less than 12 months		Greater than 12 months
December 31, 2013 ($ in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Fixed maturities
U.S. government agencies	$4,942	$(57)	$—	$—	$4,942	$(57)
Corporate	75,754	(3,795)	1,770	(198)	77,524	(3,993)

Total fixed income securities	$80,696	$(3,852)	$1,770	$(198)	$82,466	$(4,050)

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Portfolio Monitoring

The Company has a comprehensive portfolio monitoring process to identify and evaluate each fixed maturity security whose carrying value may be other-than-temporarily impaired.

For each fixed maturity security in an unrealized loss position, the Company assesses whether management with the appropriate authority has made the decision to sell or whether it is more likely than not the Company will be required to sell the security before recovery of the amortized cost basis for reasons such as liquidity, contractual or regulatory purposes. If a security meets either of these criteria, the security’s decline in fair value is considered other than temporary and is recorded in earnings.

If the Company has not made the decision to sell the fixed maturity security and it is not more likely than not the Company will be required to sell the fixed maturity security before recovery of its amortized cost basis, the Company evaluates whether it expects to receive cash flows sufficient to recover the entire amortized cost basis of the security. The Company calculates the estimated recovery value by discounting the best estimate of future cash flows at the security’s original or current effective rate, as appropriate, and compares this to the amortized cost of the security. If the Company does not expect to receive cash flows sufficient to recover the entire amortized cost basis of the fixed maturity security, the credit loss component of the impairment is recorded in earnings, with the remaining amount of the unrealized loss related to other factors recognized in other comprehensive income.

The Company’s portfolio monitoring process includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost is below established thresholds. The process also includes the monitoring of other impairment indicators such as ratings, ratings downgrades and payment defaults. The securities identified, in addition to other securities for which the Company may have a concern, are evaluated for potential other-than-temporary impairment using all reasonably available information relevant to the collectability or recovery of the security. Inherent in the Company’s evaluation of other-than-temporary impairment for these fixed maturity securities are assumptions and estimates about the financial condition and future earnings potential of the issue or issuer. Some of the factors that may be considered in evaluating whether a decline in fair value is other than temporary are: 1) the financial condition, near-term and long-term prospects of the issue or issuer, including relevant industry specific market conditions and trends, geographic location and implications of rating agency actions and offering prices; 2) the specific reasons that a security is in an unrealized loss position, including overall market conditions which could affect liquidity; and 3) the length of time and extent to which the fair value has been less than amortized cost.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Net Unrealized Investment Gains and Losses in Accumulated Other Comprehensive Income

($ in thousands) Predecessor	Net Unrealized Gain (Losses) on Investments	VOBA	Future Policy Benefits and Policyholders’ Account Balances	Deferred Income Tax (Liability) Asset	Accumulated Other Comprehensive Income (Loss) Related to Net Unrealized Investment Gains (Losses)
Balance, December 31, 2011	$20,855	$—	$—	$(7,299)	$13,556
Net investment gains and losses on investments arising during the period	977	—	—	(343)	634
Reclassification adjustment for gains and losses included in net income	596	—	—	(209)	387

Balance, December 31, 2012	$21,236	$—	$—	$(7,433)	$13,803
Net investment gains and losses on investments arising during the period	(15,281)	—	—	5,349	(9,932)
Reclassification adjustment for gains and losses included in net income	1	—	—	—	1

Balance, December 31, 2013	$5,954	$—	$—	$(2,084)	$3,870
Net investment gains and losses on investments arising during the period	2,364	—	—	(828)	1,536
Reclassification adjustment for gains and losses included in net income	285	—	—	(100)	185

Balance, March 31, 2014	$8,033	$—	$—	$(2,812)	$5,221

Successor
Balance, April 1, 2014	$—	$—	$—	$—	$—
Net investment gains and losses on investments arising during the period	159,261	—	—	(55,674)	103,587
Reclassification adjustment for gains and losses included in net income	—	—	—	—	—
Impact of net unrealized investment gains and losses on VOBA	—	(20,287)	—	7,100	(13,187)
Impact of net unrealized investment gains and losses on future policy benefits and policyholders’ account balances	—	—	(7,541)	2,639	(4,902)

Balance, December 31, 2014	$159,261	$(20,287)	$(7,541)	$(45,935)	$85,498

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

4.	Derivative Financial Instruments

See Note 2 for a description of the Company’s accounting policies for derivatives and Note 5 for information about the fair value hierarchy for derivatives.

The following table provides a summary of the notional and fair value positions of derivative financial instruments as of December 31, 2014 and 2013:

($ in thousands)	Succesor
	December 31, 2014
		Gross Fair Value
Primary Underlying	Notional	Assets	Liabilities
Assets
Equity options	$624	$68,776	$(43,104)
Futures	10	329	—
Liabilities
Policyholders account balances
Derivatives embedded in life and annuity contracts
Equity-indexed annuity contracts(3)	$1,734,264	$—	$(63,660)
Equity-indexed life contracts(3)	347,610	—	(18,720)
Guaranteed accumulation benefits(1)	120,714	—	(6,367)
Guaranteed withdrawal benefits(1)	17,102	—	(366)

($ in thousands)	Predecessor
	December 31, 2013
		Gross Fair Value
Primary Underlying	Notional	Assets	Liabilities
Liabilities
Policyholders account balances
Derivatives embedded in life and annuity contracts
Equity-indexed and forward starting options in life and annuity product contracts(2)	2,591,090	—	(258,415)
Guaranteed accumulation benefits(2)	152,936	—	(8,970)
Guaranteed withdrawal benefits(2)	22,199	—	(474)

(1)	As of April 1, 2014, these amounts were ceded in accordance with the Company’s reinsurance agreements.
(2)	Prior to April 1, 2014, these amounts were ceded to ALIC or in accordance with the Company’s reinsurance agreements.
(3)	Amount represents account value of equity indexed contracts.

The standardized ISDA Master Agreement under which the Company’s derivative transactions includes provisions for payment netting. In the normal course of business activities, if there is more than one derivative transaction with a single counterparty, the Company will set-off the cash flows of those derivatives into a single amount to be exchanged in settlement of the resulting net payable or receivable with that counterparty. The Company nets the fair value of all derivative financial instruments with counterparties for which an ISDA Master Agreement and related CSA have been executed. At December 31, 2014, the Company held $6.4 million in cash and securities collateral delivered by trade counterparties. This unrestricted cash collateral is reported in Cash on the Consolidated Balance Sheet.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The following table presents the amount and location of gains (losses) recognized in income, net of reinsurance, for derivatives that were not designated or qualifying as hedging instruments for the Successor Period from April 1, 2014 through December 31, 2014:

	Successor
($ in thousands)	For the Period from April 1, 2014 through December 31, 2014
	Realized Investment Gains (Losses)	Policyholder Benefits
Assets
Equity Options	$15,230	$—
Futures	$2,187	$—
Liabilities
Policyholders’ account balances
Equity-indexed annuity contracts	$—	$(5,622)
Equity-indexed life contracts		90

The following table presents the amount and location of gains (losses) recognized in income for derivatives that were not designated or qualifying as hedging instruments for the Predecessor Periods from January 1, 2014 through March 31, 2014 and for the years ended December 31, 2013 and December 31, 2013:

($ in thousands)	Predecessor
	For the Period from January 1, 2014 through March 31, 2014		For the Year Ended December 31, 2013		For the Year Ended December 31, 2012
	Interest Credited(1)	Policyholder Benefits (1)	Interest Credited(1)	Policyholder Benefits (1)	Interest Credited(1)	Policyholder Benefits (1)
Liabilities
Policyholders’ account balances
Derivatives embedded in life and annuity contracts	$16,427	$946	$36,890	$10,177	$186,625	$5,126

(1)	Prior to April 1, 2014, these amounts were ceded in accordance with the Company’s reinsurance agreements.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

5.	Fair Value

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The hierarchy for inputs used in determining fair value maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Assets and liabilities recorded on the Consolidated Balance Sheet (Successor) and Balance Sheet (Predecessor) at fair value are categorized in the fair value hierarchy based on the observability of inputs to the valuation techniques as follows:

Level 1	Assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company can access.

Level 2	Assets and liabilities whose values are based on the following:

(a) Quoted prices for similar assets or liabilities in active markets;

(b) Quoted prices for identical or similar assets or liabilities in markets that are not active; or

(c) Valuation models whose inputs are observable, directly or indirectly, for substantially the full term of the asset or liability.

Level 3	Assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Unobservable inputs reflect the Company’s estimates of the assumptions that market participants would use in valuing the assets and liabilities.

The availability of observable inputs varies by instrument. In situations where fair value is based on internally developed pricing models or inputs that are unobservable in the market, the determination of fair value requires more judgment. The degree of judgment exercised by the Company in determining fair value is typically greatest for instruments categorized in Level 3. In many instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company uses prices and inputs that are current as of the measurement date, including during periods of market disruption. In periods of market disruption, the ability to observe prices and inputs may be reduced for many instruments.

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance that assets and liabilities are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, the Company’s processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, the Company assesses the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models. The Company performs procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third party valuation sources for selected securities. The Company performs ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Successor

The following table summarizes the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2014. There are no assets or liabilities measured at fair value on a nonrecurring basis as of December 31, 2014.

($ in thousands)
Description for Each Class of Asset or Liability	Level 1	Level 2	Level 3	Total
Assets at fair value
Fixed maturities
U.S Treasury Securities and Obligations of U.S. Government Authority and Agencies	$—	$857,326	$—	$857,326
Obligations of U.S. States and Political Subdivisions	—	255,209	—	255,209
All Other Corporate Securities	—	7,370,409	7,336	7,377,745
ABS	—	371,753	5,250	377,003
CMBS	—	330,790	2,693	333,483
RMBS	—	189,881	—	189,881
Short term investments	191,979	145,676	23,713	361,368
Other invested assets
Equity Options	25,672	—	—	25,672
Futures	329	—	—	329
Separate accounts assets	1,573,865	—	—	1,573,865

Total assets at fair value	$1,791,845	$9,521,044	$38,992	$11,351,881

Liabilities at fair value
Policyholders’ account balances
Equity indexed annuity contracts	$—	$—	$(63,660)	$(63,660)
Equity indexed life contracts	—	(18,720)	—	(18,720)
Guaranteed minimum accumulation benefits	—	—	(6,367)	(6,367)
Guaranteed minimum withdrawal benefits			(366)	(366)
Separate accounts liabilities	(1,573,865)	—	—	(1,573,865)

Total liabilites at fair value	$(1,573,865)	$(18,720)	$(70,393)	$(1,662,978)

There were no transfers between Level 1 and Level 2 from the period from April 1, 2014 through December 31, 2014.

Summary of significant valuation techniques for assets and liabilities measured at fair value on a recurring basis

Fixed Maturities

The fair values of the Company’s public fixed maturity securities are generally based on prices obtained from independent pricing services. Prices for each security are generally sourced from multiple pricing vendors, and a vendor hierarchy is maintained by asset type based on historical pricing experience and vendor expertise. The Company ultimately uses the price from the pricing service highest in the vendor hierarchy based on the respective asset type. The pricing hierarchy is updated for new financial products and recent pricing experience with various vendors. Consistent with the fair value hierarchy described above, securities with validated quotes from pricing services are generally reflected within Level 2, as they are primarily based on observable pricing for similar assets and/or other market observable inputs. Typical inputs used by these pricing services include but are not limited to reported trades, benchmark yields, issuer spreads, bids, offers, and/or estimated cash flow,

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

prepayment speeds, and default rates. If the pricing information received from third party pricing services is deemed not reflective of market activity or other inputs observable in the market, the Company may challenge the price through a formal process with the pricing service or classify the securities as Level 3. If the pricing service updates the price to be more consistent with the presented market observations, the security remains within Level 2.

Indicative broker quotes are also used to determine fair value in circumstances where vendor pricing is not available, or where the Company ultimately concludes that pricing information received from independent pricing services is not reflective of market activity. If the Company concludes the values from both pricing services and brokers are not reflective of market activity, it may override the information with an internally-developed valuation. Pricing service overrides, internally-developed valuations and indicative broker quotes are generally included in Level 3 in the fair value hierarchy.

The fair value of private fixed maturities, which are comprised of investments in private placement securities are primarily determined using discounted cash flow models. These models primarily use observable inputs that include Treasury or similar base rates plus estimated credit spreads to value each security. The credit spreads are obtained through a survey of private market intermediaries who are active in both primary and secondary transactions, and consider, among other factors, the credit quality and industry sector of the issuer and the reduced liquidity associated with private placements. Since most private placements are valued using standard market observable inputs and inputs derived from, or corroborated by, market observable data including observed prices and spreads for similar publicly traded or privately traded issues, they have been reflected within Level 2. For certain private fixed maturities, the discounted cash flow model may incorporate significant unobservable inputs, which reflect the Company’s own assumptions about the inputs that market participants would use in pricing the asset. To the extent management determines that such unobservable inputs are significant to the price of a security, a Level 3 classification is made. No private placement securities were classified as Level 3 as of December 31, 2014.

Short-term Investments

Short-term investments include money market instruments, highly liquid debt instruments and certain other investments. Certain money market instruments are valued using unadjusted quoted prices in active markets that are accessible for identical assets and are primarily classified as Level 1. The remaining instruments in this category are generally fair valued based on market observable inputs and these investments have primarily been classified within Level 2. Short-term investments classified within Level 3 primarily consist of commercial mortgage loans. The fair value of commercial mortgage loans is equal to unpaid principal.

Other Invested Assets

The estimated fair value of derivatives is determined through the use of quoted market prices for exchange-traded derivatives.

Separate Account Assets and Liabilities

Separate account assets and liabilities consist principally of investments in mutual fund shares. The fair values are based on quoted market prices in active markets for identical assets and are classified within Level 1 in the fair value hierarchy.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Policyholders’ Account Balances

The liabilities for guarantees primarily associated with the optional living benefit features of certain variable annuity contracts and equity indexed life and annuity contracts are calculated as the present value of future expected benefit payments to contractholders less the present value of assessed rider fees attributable to the optional living benefit feature. This methodology could result in either a liability or contra-liability balance, given changing capital market conditions and various actuarial assumptions. Since there is no observable active market for the transfer of these obligations, the valuations are calculated using internally developed models with option pricing techniques. The models are based on a risk neutral valuation framework and incorporate premiums for risks inherent in valuation techniques, inputs, and the general uncertainty around the timing and amount of future cash flows. The determination of these risk premiums requires the use of management judgment.

The significant inputs to the valuation models for these embedded derivatives include capital market assumptions, such as interest rate levels and volatility assumptions, as well as actuarially determined assumptions, including contractholder behavior, such as lapse rates, benefit utilization rates, withdrawal rates, and mortality rates. Since many of these assumptions are unobservable and are considered to be significant inputs to the liability valuation, the liability included in future policy benefits has been reflected within Level 3 in the fair value hierarchy.

Actuarial assumptions, including contractholder behavior and mortality, are reviewed at least annually, and updated based upon emerging experience, future expectations and other data, including any observable market data. These assumptions are generally updated annually unless a material change that the Company feels is indicative of a long term trend is observed in an interim period.

Level 3 Fair Value Measurements

The following table summarizes quantitative information about the significant unobservable inputs used in Level 3 fair value measurements.

($ in thousands)	Fair Value	Valuation Technique	Unobservable Input	Range	Weighted Average
Equity indexed annuity contracts	$(63,660)	Option Pricing Technique	Projected option cost	1.40% - 1.93%	1.50%

Excluded from the table above at December 31, 2014 are approximately $15 million of Level 3 fair value measurements of investments for which the underlying quantitative inputs are not developed by the Company and are not reasonably available. These investments primarily consist of certain public debt securities with limited trading activity, including asset-backed instruments, and their fair values generally reflect unadjusted prices obtained from independent valuation service providers and indicative, non-binding quotes obtained from third-party broker-dealers recognized as market participants. Significant increases or decreases in the fair value amounts received from these pricing sources may result in the Company’s reporting significantly higher or lower fair value measurements for these Level 3 investments.

The table above also excludes underlying quantitative inputs related to liabilities held for the Company’s guaranteed minimum accumulation benefits and guaranteed withdrawal benefits. These liabilities are not developed by the Company as they are 100% ceded to external reinsurers. The development of these liabilities generally involve actuarially determined models and could result in the Company reporting significantly higher or lower fair value measurements for these Level 3 investments.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis from the period from April 1, 2014 through December 31, 2014:

($ in thousands)	Balance as of April 1, 2014	Net income (loss)	OCI	Transfers to Level 3	Transfers out of Level 3	Purchases	Sales	Issues	Settlements	Balance, December 31, 2014
Assets
Fixed income securities
All other corporate securities	$400,527	$6,693	$(7,841)	$—	$(291,802)	$4,930	$(97,228)	$—	$—	$15,279
Short-term investments	$24,095	$29	$—	$—	$—	$—	$(411)	$—	$—	$23,713
Liabilities
Equity indexed annuity contracts	$(58,038)	$(5,622)	$—	$—	$—	$—	$—	$—	$—	$(63,660)
Equity indexed life contracts	$(15,691)	$(3,029)	$—	$—	$—	$—	$—	$—	$—	$(18,720)
Guaranteed minimium accumulation benefits and guaranteed minimum withdrawal benefits(1)	$(8,499)	$1,766	$—	$—	$—	$—	$—	$—	$—	$(6,733)

(1)	These amount are 100% ceded in accordance with the Company’s reinsurance agreements.

Transfers into Level 3 are generally the result of unobservable inputs utilized within the valuation methodologies and the use of indicative broker quotes for assets that were previously valued using observable inputs. Transfers out of Level 3 are generally due to the use of observable inputs in valuation methodologies as well as the availability of pricing service information for certain assets that the Company is able to validate.

The following table presents the carrying amount and fair value by fair value hierarchy level of certain financial instruments that are not reported at fair value. The financial instruments presented below are reported at carrying value on the Company’s Consolidated Balance Sheet; however, in some cases, as described below, the carrying amount equals or approximates fair value as of December 31, 2014.

($ in thousands)
Description for Each Class of Asset or Liability	Level 1	Level 2	Level 3	Total
Assets
Commercial mortgage loans	$—	$—	$1,150,510	$1,150,510
Policy loans	—	—	194,385	194,385
Cash	49,730	—	—	49,730
Vehicle note	—	—	551,600	551,600

Total assets at fair value	$49,730	$—	$1,896,495	$1,946,225

Liabilities at fair value
Policyholders’ account balances — investment contracts	$—	$—	$6,609,253	$6,609,253
Other long-term debt	—	—	551,600	551,600

	$—	$—	$7,160,853	$7,160,853

The fair values presented above have been determined by using available market information and by applying market valuation methodologies, as described in more detail below.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Commercial Mortgage Loans

The fair value of most commercial mortgage loans is based upon the present value of the expected future cash flows discounted at the appropriate U.S. Treasury rate plus an appropriate credit spread for similar quality loans.

Policy Loans

The fair value of policy loans was determined by discounting expected cash flows at the current loan coupon rate. As a result, the carrying value of the policy loans approximates the fair value.

Cash

The Company believes that due to the short-term nature of certain assets, the carrying value approximates fair value.

Vehicle Note and Other Long-Term Debt

The carrying value of the Vehicle Note and Other long-term debt approximates fair value.

Policyholders’ Account Balances — Investment Contracts

Only the portion of policyholders’ account balances related to products that are investment contracts (those without significant mortality or morbidity risk) are reflected in the table above. For fixed deferred annuities fair values are derived using discounted projected cash flows based on interest rates that are representative of the Company’s financial strength ratings, and hence reflect the Company’s own nonperformance risk. For those balances that can be withdrawn by the customer at any time without prior notice or penalty, the fair value is the amount estimated to be payable to the customer as of the reporting date, which is generally the carrying value.

Predecessor

Summary of significant valuation techniques for assets and liabilities measured at fair value on a recurring basis

Level 1 Measurements

•	Fixed maturities: Comprise certain U.S. Treasuries. Valuation is based on unadjusted quoted prices for identical assets in active markets that the Company can access.

•	Short-term: Comprise actively traded money market funds that have daily quoted net asset values for identical assets that the Company can access.

•	Separate account assets: Comprise actively traded mutual funds that have daily quoted net asset values for identical assets that the Company can access. Net asset values for the actively traded mutual funds in which the separate account assets are invested are obtained daily from the fund managers.

Level 2 Measurements

•	Fixed maturities

U.S. government and agencies: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Municipal: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

Corporate, including privately placed: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. Also included are privately placed securities valued using a discounted cash flow model that is widely accepted in the financial services industry and uses market observable inputs and inputs derived principally from, or corroborated by, observable market data. The primary inputs to the discounted cash flow model include an interest rate yield curve, as well as published credit spreads for similar assets in markets that are not active that incorporate the credit quality and industry sector of the issuer.

Foreign government: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

RMBS: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, prepayment speeds, collateral performance and credit spreads.

CMBS: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, collateral performance and credit spreads.

•	Short-term: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. For certain short-term investments, amortized cost is used as the best estimate of fair value.

Level 3 Measurements

•	Policyholder account balances — Successor; contract holder funds Predessor: Derivatives embedded in certain life and annuity contracts are valued internally using models widely accepted in the financial services industry that determine a single best estimate of fair value for the embedded derivatives within a block of contractholder liabilities. The models primarily use stochastically determined cash flows based on the contractual elements of embedded derivatives, projected option cost and applicable market data, such as interest rate yield curves and equity index volatility assumptions. These are categorized as Level 3 as a result of the significance of nonmarket observable inputs.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The following table summarizes the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2013. There were no assets or liabilities measured at fair value on a non-recurring basis as of December 31, 2013.

($ in thousands)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Balance as of December 31, 2013
Assets:
Fixed maturities:
U.S. government and agencies	$27,520	$46,326	$—	$73,846
Municipal	—	2,769	—	2,769
Corporate	—	191,977	—	191,977
Foreign government	—	5,164	—	5,164
RMBS	—	14,450	—	14,450
CMBS	—	2,676	—	2,676

Total fixed maturities	27,520	263,362	—	290,882
Short-term investments	20,764	35,195	—	55,959
Separate account assets	1,700,566	—	—	1,700,566

Total assets at fair value	$1,748,850	$298,557	$—	$2,047,407

% of total assets at fair value	85.4%	14.6%	—%	100.0%
Liabilities:
Policyholders’ account balances: Derivatives embedded in life and annuity contracts	$—	$—	$(267,859)	$(267,859)

Total liabilities at fair value	$—	$—	$(267,859)	$(267,859)

% of total liabilities at fair value	—%	—%	100.0%	100.0%

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The following table summarizes quantitative information about the significant unobservable inputs used in Level 3 fair value measurements as of December 31, 2013:

($ in thousands)	Fair Value	Valuation Technique	Unobservable Input	Range	Weighted Average
Derivatives embedded in life and annuity contracts — Equity-indexed and forward starting options	$(258,415)	Stochastic cash flow model	Projected option cost	1.0 - 2.0%	1.91%

If the projected option cost increased (decreased), it would result in a higher (lower) liability fair value.

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the period from January 1, 2014 through March 31, 2014.

($ in thousands)		Total gains (losses) included in:
	Balance as of December 31, 2013	Net income(1)	OCI	Transfers into Level 3	Transfers out of Level 3
Liabilities
Policyholders’ account balances:
Derivatives embedded in life and annuity contracts	$(267,859)	$18,525	$—	$—	$—

Total recurring Level 3 liabilities	$(267,859)	$18,525	$—	$—	$—

	Purchases	Sales	Issues	Settlements	Balance as of March 31, 2014
Liabilities
Policyholders’ account balances:
Derivatives embedded in life and annuity contracts	$—	$—	$(3,764)	$2,612	$(250,486)

Total recurring Level 3 liabilities	$—	$—	$(3,764)	$2,612	$(250,486)

(1)	The amount attributable to derivatives embedded in life and annuity contracts was reported as follows: $17.6 million in interest credited to contractholder funds and $946 thousand in contract benefits. These amounts were ceded in accordance with the Company’s reinsurance agreements.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2013.

($ in thousands)		Total gains (losses) included in:
	Balance as of December 31, 2012	Net income(1)	OCI	Transfers into Level 3	Transfers out of Level 3
Assets
Fixed maturities:
Corporate	$312	$—	$—	$—	$—

Total recurring Level 3 assets	$312	$—	$—	$—	$—

Liabilities
Policyholders’ account balances:
Derivatives embedded in life and annuity contracts	$(314,926)	$43,244	$—	$—	$—

Total recurring Level 3 liabilities	$(314,926)	$43,244	$—	$—	$—

	Purchases	Sales	Issues	Settlements	Balance as of December 31, 2013
Assets
Fixed maturities:
Corporate	$—	$—	$—	$(312)	$—

Total recurring Level 3 assets	$—	$—	$—	$(312)	$—

Liabilities
Policyholders’ account balances:
Derivatives embedded in life and annuity contracts	$—	$—	$(6,621)	$10,444	$(267,859)

Total recurring Level 3 liabilities	$—	$—	$(6,621)	$10,444	$(267,859)

(1)	The amount attributable to derivatives embedded in life and annuity contracts was reported as follows: $33.0 million in interest credited to contractholder funds and $10.2 million in contract benefits. These amounts were ceded in accordance with the Company’s reinsurance agreements.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2012.

($ in thousands)		Total gains (losses) included in:
	Balance as of December 31, 2011	Net income(1)	OCI	Transfers into Level 3	Transfers out of Level 3
Assets
Fixed maturities:
Corporate	$598	$—	$—	$—	$—
RMBS	2,321	—	—	—	(2,321)

Total recurring Level 3 assets	$2,919	$—	$—	$—	$(2,321)

Liabilities
Policyholders’ account balances:
Derivatives embedded in life and annuity contracts	$(506,678)	$131,054	$—	$—	$—

Total recurring Level 3 liabilities	$(506,678)	$131,054	$—	$—	$—

	Purchases	Sales	Issues	Settlements	Balance as of December 31, 2012
Assets
Fixed maturities:
Corporate	$—	$—	$—	$(286)	$312
RMBS	—	—	—	—	—

Total recurring Level 3 assets	$—	$—	$—	$(286)	$312

Liabilities
Policyholders’ account balances:
Derivatives embedded in life and annuity contracts	$—	$—	$(11,024)	$71,722	$(314,926)

Total recurring Level 3 liabilities	$—	$—	$(11,024)	$71,722	$(314,926)

(1)	The amount attributable to derivatives embedded in life and annuity contracts was reported as follows: $125.9 million in interest credited to contractholder funds and $5.1 million in contract benefits. These amounts were ceded in accordance with the Company’s reinsurance agreements.

Transfers between level categorizations may occur due to changes in the availability of market observable inputs, which generally are caused by changes in market conditions such as liquidity, trading volume or bid-ask spreads. Transfers between level categorizations may also occur due to changes in the valuation source. For example, in situations where a fair value quote is not provided by the Company’s independent third-party valuation service provider and as a result the price is stale or has been replaced with a broker quote whose inputs have not been corroborated to be market observable, the security is transferred into Level 3. Transfers in and out of level categorizations are reported as having occurred at the beginning of the quarter in which the transfer occurred. Therefore, for all transfers into Level 3, all realized and changes in unrealized gains and losses in the quarter of transfer are reflected in the Level 3 rollforward table.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

There were no transfers between Level 1 and Level 2 during the period from January 1, 2014 through March 31, 2014, 2013 or 2012.

Transfers out of Level 3 during 2012 included situations where a broker quote was used in the prior period and a fair value quote became available from the Company’s independent third-party valuation service provider in the current period. A quote utilizing the new pricing source was not available as of the prior period, and any gains or losses related to the change in valuation source for individual securities were not significant.

The following table provides the change in unrealized gains and losses included in net income for Level 3 assets and liabilities.

($ in thousands)	Period from January 1, 2014 through March 31, 2014	As of December 31, 2013	As of December 31, 2012
Liabilities
Policyholders’ account balances:
Derivatives embedded in life and annuity contracts	$18,525	$43,244	$131,054

Total recurring Level 3 liabilities	$18,525	$43,244	$131,054

The amounts in the table above represent the change in unrealized gains and losses included in net income for the period of time that the asset or liability was determined to be in Level 3. The amount attributable to derivatives embedded in life and annuity contracts is reported as follows: $17.6 million in interest credited to contractholder funds and $946 thousand in contract benefits in the period from January 1, 2014 through March 31, 2014, $33.0 million in interest credited to contractholder funds and $10.2 million in contract benefits in 2013, and $125.9 million in interest credited to contractholder funds and $5.1 million in contract benefits in 2012. These amounts are ceded in accordance with the Company’s reinsurance agreements.

As of December 31, 2013, financial instruments not carried at fair value included contractholder funds on investment contracts. The carrying value and fair value of contractholder funds on investment contracts were $7.76 billion and $7.66 billion, respectively, as of December 31, 2013. The fair value of contractholder funds on investment contracts is based on the terms of the underlying contracts utilizing prevailing market rates for similar contracts adjusted for the Company’s own credit risk. Deferred annuities included in contractholder funds are valued using discounted cash flow models which incorporate market value margins, which are based on the cost of holding economic capital, and the Company’s own credit risk. Immediate annuities without life contingencies are valued at the present value of future benefits using market implied interest rates which include the Company’s own credit risk. The fair value measurements for contractholder funds on investment contracts are categorized as Level 3.

6.	Reinsurance

Successor

The Company has agreements that provide for reinsurance of certain policy-related risks. Under the agreements, premiums, contract charges, interest credited to policyholder funds, policy benefits and substantially all expenses are reinsured. The Company purchases reinsurance to limit aggregate and single losses on large risks. The Company cedes a portion of the mortality risk on certain life policies under coinsurance agreements to a pool of twelve non-affiliated reinsurers. As of December 31, 2014, approximately 99.8% of the Company’s reinsurance recoverables are due from companies rated A- or better by S&P. ALIC represents over 65% of the Company’s reinsurance recoverable as of December 31, 2014.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

On April 1, 2014, the Company entered into an experience rated modified coinsurance and monthly renewal term reinsurance arrangement with an external reinsurer. No portion of the assets constituting the consideration has been transferred to the reinsurer. This agreement was structured to finance reserves on certain universal life and fixed annuity products, in exchange for a fee based on those reserves. The profit to the reinsurer expected on the modified coinsurance and monthly renewable term portions is returned through an experience refund. The Company has determined that this agreement does not fulfill the requirements of risk transfer under generally accepted accounting principles and is accounted for on a deposit method of accounting. As of December 31, 2014, the Company had a deposit receivable and a modified coinsurance payable of $1,383 million related to this agreement.

The effects of reinsurance on premiums earned and fee income from policyholders for the Successor Period for the period April 1, 2014 through December 31, 2014 were as follows:

($ in thousands)	For the Period from April 1, 2014 Through December 31, 2014
Direct	$921,444
Assumed	5,258
Ceded	(702,833)

Premiums and fee income, net of reinsurance	$223,869

The effects of reinsurance on return credited to policyholders’ account balances, policyholder benefits, and other expenses for the Successor Period for the period April 1, 2014 through December 31, 2014 were as follows:

($ in thousands)	For the Period from April 1, 2014 Through December 31, 2014
Direct	$1,104,420
Assumed	4,713
Ceded	(635,887)

Return credited to policyholders’ account balances and policyholder benefits, net of reinsurance	$473,246

Predecessor

Prior to April 1, 2014, the Company had reinsurance agreements under which it reinsured all of its business to ALIC, Lincoln Benefit Re (“LB Re”) or non-affiliated reinsurers. Under the agreements, premiums, contract charges, interest credited to policyholders account balances, contract benefits and substantially all expenses were reinsured. The Company purchased reinsurance to limit aggregate and single losses on large risks. The Company ceded a portion of the mortality risk on certain life policies under coinsurance agreements to a pool of twelve non-affiliated reinsurers.

As of December 31, 2013, 86.9% of the total reinsurance recoverables were related to ALIC and 13.1% were related to non-affiliated reinsurers. As of December 31, 2013, 95% of the Company’s non-affiliated reinsurance recoverables are due from companies rated A- or better by S&P.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The effects of reinsurance on premiums and contract charges are as follows:

($ in thousands)	Period from January 1, 2014 through March 31, 2014	2013	2012
Direct	$331,899	$1,331,597	$1,298,864
Assumed	1,581	6,830	6,784
Ceded:
Affiliate	(244,797)	(962,576)	(908,459)
Non-affiliate	(88,683)	(375,851)	(397,189)

Premiums and fee income, net of reinsurance	$—	$—	$—

The effects of reinsurance on return credited to policyholders’ account balances, policyholder benefits and other expenses are as follows:

($ in thousands)	Period from January 1, 2014 through March 31, 2014	2013	2012
Direct	$450,041	$1,938,015	$1,882,714
Assumed	2,606	8,180	9,167
Ceded:
Affiliate	(336,122)	(1,505,010)	(1,369,305)
Non-affiliate	(116,525)	(441,185)	(522,576)

Return credited to policyholders, contract benefits and expenses, net of reinsurance	$—	$—	$—

7.	Income Taxes

Successor

In connection with the Acquisition as defined in Note 1, ALIC made an election under Treasury Regulation Section 1.1502-36(d) to reduce the tax basis of certain of the Company’s assets immediately prior to the Acquisition. The reduced tax bases were used to determine the deferred tax impact under the acquisition method of accounting as discussed in Note 1.

The Company is party to a federal income tax allocation agreement (the “Tax Allocation Agreement”) with Lancaster Re. The Company and Lancaster Re will file a separate consolidated federal income tax return for the period April 1, 2014 to December 31, 2014 and will continue to do so in future tax years under Internal Revenue Code Section 1504 (c)(1).

Following the Acquisition, the Company exited The Allstate Corporation’s consolidated federal income tax return and is no longer a party to the tax allocation agreement with its former affiliates. Final tax settlements were agreed to with The Allstate Corporation and no future tax allocations are expected to occur with The Allstate Corporation.

As part of the Acquisition, although the Company remains jointly and severally liable for consolidated tax liabilities for years prior to the Acquisition, the Company is held harmless by ALIC in accordance with the Acquisition agreement and believes the possibility of a tax liability for the pre-sale tax years is remote. Additionally, the Company does not believe it has any uncertain tax positions for its federal income tax return that would be

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

material to its financial condition, results of income, or cash flows. Therefore, the Company did not record a liability for unrecognized tax contingencies/benefits at December 31, 2014. As of December 31, 2014, there were no uncertain tax positions for which management believes it is reasonably possible that the total amounts of tax contingencies will significantly increase within 12 months of the reporting date. No amounts have been accrued for interest or penalties.

The components of the deferred income tax assets and liabilities as of December 31, 2014 are as follows:

($ in thousands)	December 31, 2014
Deferred tax assets
Policyholder reserves	$2,057,627
Deferred acquisition costs	24,850
Premiums receivable	8,197
Net operating loss carryforward	7,500
Other assets	38

Total deferred tax assets	$2,098,212

Deferred tax liabilities
Value of business acquired	$(81,032)
Amounts recoverable from reinsurers	(2,010,157)
Investments	(45,935)
Intangibles	(1,820)

Total deferred tax liabilities	$(2,138,944)

Net deferred tax liability	$(40,732)

The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance if necessary to reduce the deferred tax asset to an amount that is more likely than not expected to be realized. Considerable judgment is required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. In evaluating the need for a valuation allowance the Company considers many factors, including: (1) the nature of the deferred tax assets and liabilities; (2) whether they are ordinary or capital; (3) in which tax jurisdictions they were generated and the timing of their reversal; (4) taxable income in prior carryback years as well as projected taxable earnings exclusive of reversing temporary differences and carryforwards; (5) the length of time that any tax attribute carryovers can be utilized in the various taxing jurisdictions; (6) any unique tax rules that would impact the utilization of the deferred tax assets; and (7) prudent and feasible tax planning strategies that the Company would employ to avoid a tax benefit from expiring unused. Although realization is not assured, management believes it is more likely than not that the deferred tax assets will be realized. The Company had no valuation allowance as of December 31, 2014. Management believes the Company will produce sufficient taxable income in the future to realize its deferred tax assets. Adjustments to the valuation allowance will be made if there is a change in management’s assessment of the amount of deferred tax asset that is realizable.

The Company has a net operating loss carryforward as of December 31, 2014 of approximately $21.5 million that will expire in the year 2029, if unused.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

A reconciliation of the statutory federal income tax rate to the effective income tax rate on income from operations for the Successor Period from April 1, 2014 through December 31, 2014 were as follows:

($ in thousands)	For the Period from April 1, 2014 Through December 31, 2014
Expected federal income tax expense	$15,722
Dividends received deduction	(1,470)
Other	(18)

Total income tax expense	$14,234

The dividends received deduction (“DRD”) reduces the amount of dividend income subject to U.S. tax and is the primary component of the non-taxable investment income, and, as such, is a significant component of the difference between the Company’s effective tax rate and the federal statutory tax rate of 35%. The actual current year DRD can vary from the estimate based on factors such as, but not limited to, changes in the amount of dividends received that are eligible for the DRD, changes in the amount of distributions received from mutual fund investments, changes in the account balances of variable life and annuity contracts, and the Company’s taxable income before the DRD.

There remains the possibility that the IRS and the U.S. Treasury will address, through subsequent guidance, issues related to the calculation of the DRD. For the last several years, the revenue provisions included in the Obama Administration’s budgets included a proposal that would change the method used to determine the amount of the DRD. A change in the DRD, including the possible retroactive or prospective elimination of this deduction through guidance or legislation, could increase actual tax expense and reduce the Company’s consolidated net income.

Predecessor

Prior to April 1, 2014, the Company joined The Allstate Corporation and its other subsidiaries (the “Allstate Group”) in the filing of a consolidated federal income tax return and was party to a federal income tax allocation agreement (the “Allstate Tax Sharing Agreement”). Under the Allstate Tax Sharing Agreement, the Company paid to or received from The Allstate Corporation the amount, if any, by which the Allstate Group’s federal income tax liability was affected by virtue of inclusion of the Company in the consolidated federal income tax return. The Company also had a supplemental tax sharing agreement with respect to reinsurance ceded to ALIC to allocate the tax benefits and costs related to such reinsurance. Effectively, these agreements resulted in the Company’s annual income tax provision being computed, with adjustments, as if the Company filed a separate return, adjusted for the reinsurance ceded to ALIC.

The IRS is currently examining the Allstate Group’s 2011 and 2012 federal income tax returns. The IRS has completed its examination of the Allstate Group’s 2009 and 2010 federal income tax returns and a final settlement related to the examination was approved by the IRS Appeals Division on September 19, 2014. The Allstate Group’s tax years prior to 2009 have been examined by the IRS and the statute of limitations has expired on those years. Any adjustments that may result from IRS examinations of tax returns are not expected to have a material effect on the results of operations, cash flows or financial position of the Company.

The Company had no liability for unrecognized tax benefits as of December 31, 2013.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The components of the deferred income tax assets and liabilities as of December 31 are as follows:

($ in thousands)	2013
Deferred assets
Reinsurance recoverables	$497
Other assets	4

Total deferred assets	501

Deferred liabilities
Unrealized net capital gains	(2,084)
Accrued expenses	(981)
Other liabilities	—

Total deferred liabilities	(3,065)

Net deferred liability	$(2,564)

The components of income tax expense are as follows:

($ in thousands)	Period from January 1, 2014 through March 31, 2014	2013	2012
Current	$914	$3,902	$4,145
Deferred	8	(77)	128

Total income tax expense	$922	$3,825	$4,273

The Company paid no income taxes in the period from January 1, 2014 through March 31, 2014. The Company paid income taxes of $4.2 million and $4.8 million in 2013 and 2012, respectively.

A reconciliation of the statutory federal income tax rate to the effective income tax rate on income from operations is as follows:

	Period from January 1, 2014 through March 31, 2014	2013	2012
Statutory federal income tax rate	35.0%	35.0%	35.0%
Other	—	—	—

Effective income tax rate	35.0%	35.0%	35.0%

8.	Future Policy Benefits and Other Policyholder Liabilities

Life insurance liabilities include reserves for death benefits and other policy benefits. As of December 31, 2014 and 2013, future policy benefits and other policyholder liabilities consisted of the following:

	Successor	Predecessor
($ in thousands)	December 31, 2014	December 31, 2013
Traditional life insurance	$1,492,438	$1,548,134
Immediate fixed annuities	635,858	676,565
Accident and health insurance	1,462,110	1,324,268
Equity indexed annuities	1,895,889	—
Other	977,669	8,444

Total	$6,463,964	$3,557,411

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Successor

Future policy benefits are generally equal to the present value of future benefit payments and related expenses, less the present value of future net premiums. Assumptions as to mortality, morbidity and persistency are based on the Company’s experience, industry data, and/or other factors, when the basis of the reserve is established. Interest rates used in the determination of present values range from 2.5% to 6.0% for setting reserves.

Predecessor

The following table highlights the key assumptions generally used in calculating the reserve for life-contingent contract benefits as of December 31, 2013:

Product	Mortality	Interest rate	Estimation method
Traditional life insurance	Actual company experience plus loading	Interest rate assumptions range from 2.5% to 8.0%	Net level premium reserve method using the Company’s withdrawal experience rates; includes reserves for unpaid claims

Immediate fixed annuities	1983 individual annuity mortality table with internal modifications; 1983 individual annuity mortality table; Annuity 2000 mortality table with internal modifications	Interest rate assumptions range from 0% to 8.8%	Present value of expected future benefits based on historical experience

Accident and health insurance	Actual company experience plus loading	Interest rate assumptions range from 4.0% to 5.3%	Unearned premium; additional contract reserves for mortality risk and unpaid claims

Other: Variable annuity guaranteed minimum death benefits	Annuity 2000 mortality table with internal modifications	Interest rate assumptions range from 4.0% to 5.8%	Projected benefit ratio applied to cumulative assessments

9.	Policyholder Account Balances

As of December 31, 2014 and 2013, policyholders’ account balances consisted of the following:

	Successor	Predecessor
($ in thousands)	December 31, 2014	December 31, 2013
Interest-sensitive life contracts	$5,008,094	$5,020,265
Individual annuities	4,806,270	7,803,892
Other	14,973	299,958

Total policyholders’ account balances	$9,829,337	$13,124,115

Successor

Policyholders’ account balances represent an accumulation of account deposits plus credited interest less withdrawals, expenses and mortality charges, if applicable. These policyholders’ account balances also include provisions for benefits under non-life contingent payout annuities. Interest crediting rates range from 0.4% to 6.0% for interest sensitive contracts. Interest crediting rates for individual annuities range from 0.0% to 6.0%.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Predecessor

The following table highlights the key contract provisions relating to policyholders’ account balances:

Product	Interest rate	Withdrawal/surrender charges
Interest-sensitive life insurance	Interest rates credited range from 0% to 10.0% for equity-indexed life (whose returns are indexed to the S&P 500) and 2.6% to 6.0% for all other products	Either a percentage of account balance or dollar amount grading off generally over 20 years

Fixed annuities	Interest rates credited range from 0% to 8.8% for immediate annuities; 0% to 7.0% for equity-indexed annuities (whose returns are indexed to the S&P 500); and 1.0% to 6.0% for all other products	Either a declining or a level percentage charge generally over ten years or less. Additionally, approximately 18.7% of fixed annuities are subject to market value adjustment for discretionary withdrawals.

Other investment contracts: Guaranteed minimum income, accumulation and withdrawal benefits on variable and fixed annuities and secondary guarantees on interest-sensitive life and fixed annuities	Interest rates used in establishing reserves range from 1.7% to 10.3%	Withdrawal and surrender charges are based on the terms of the related interest-sensitive life insurance or fixed annuity contract

10.	Certain Nontraditional Long-Duration Contracts

The Company offered traditional variable annuity contracts through its separate accounts for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contractholder. The Company also offered variable annuity contracts with general and separate account options where the Company contractually guarantees to the contractholder a return of no less than total deposits made to the contract less any partial withdrawals (“return of net deposits”). In certain of these variable annuity contracts, the Company also contractually guarantees to the contractholder a return of no less than (1) total deposits made to the contract less any partial withdrawals plus a minimum return (“minimum return”), and/or (2) the highest contract value on a specified date adjusted for any withdrawals (“contract value”). These guarantees include benefits that are payable in the event of death, annuitization or at specified dates during the accumulation period and withdrawal and income benefits payable during specified periods. The Company also issues annuity contracts with market value adjusted investment options (“MVAs”), which provide for a return of principal plus a fixed rate of return if held to maturity, or, alternatively, a “market adjusted value” if surrendered prior to maturity or if funds are allocated to other investment options. The market value adjustment may result in a gain or loss to the Company, depending on crediting rates or an indexed rate at surrender, as applicable. The Company also issues fixed deferred annuity contracts without MVA that have a guaranteed credited rate and annuity benefit. All of the risks associated with the Company’s variable annuity contracts are reinsured with external reinsurers.

In addition, the Company issues certain variable life, variable universal life and universal life contracts where the Company contractually guarantees to the contractholder a death benefit even when there is insufficient value to cover monthly mortality and expense charges, whereas otherwise the contract would typically lapse (“no lapse guarantee”). Variable life and variable universal life contracts are offered with general and separate account options similar to variable annuities.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The assets supporting the variable portion of both traditional variable annuities and certain variable contracts with guarantees are carried at fair value and reported as Separate Account assets with an equivalent amount reported as Separate Account liabilities. Amounts assessed against the contractholders for mortality, administration, and other services are included within revenue in fee income from policyholders and changes in liabilities for minimum guarantees are generally included in policyholder benefits in the Consolidated Statement of Operations and Comprehensive Income (Loss) (Successor) and Statements of Operations and Comprehensive Income (Predecessor).

For those guarantees of benefits that are payable in the event of death, the net amount at risk is generally defined as the current guaranteed minimum death benefit in excess of the current account balance at the balance sheet date. The Company’s primary risk exposures for these contracts relates to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including fixed income and equity market returns, contract lapses and contractholder mortality.

For guarantees of benefits that are payable at annuitization, the net amount at risk is generally defined as the present value of the minimum guaranteed annuity payments available to the contractholder determined in accordance with the terms of the contract in excess of the current account balance. The Company’s primary risk exposures for these contracts relates to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including fixed income and equity market returns, benefit utilization, timing of annuitization, contract lapses and contractholder mortality.

For guarantees of benefits that are payable at withdrawal, the net amount at risk is generally defined as the present value of the minimum guaranteed withdrawal payments available to the contractholder determined in accordance with the terms of the contract in excess of the current account balance. For guarantees of accumulation balances, the net amount at risk is generally defined as the guaranteed minimum accumulation balance minus the current account balance. The Company’s primary risk exposures for these contracts relates to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including equity market returns, interest rates, market volatility or contractholder behavior used in the original pricing of these products.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The Company’s contracts with guarantees may offer more than one type of guarantee in each contract; therefore, the amounts listed may not be mutually exclusive. The liabilities related to the net amount at risk are reflected within Future policy benefits and other policyholder liabilities or Policyholders’ account balances. As of December 31, 2014, the Company had the following guarantees associated with these contracts, by product and guarantee type:

	Successor
	December 31, 2014
($ in millions)	In the Event of Death	At Annuitization/ Accumulation(1)	For Cumulative Periodic Withdrawals	Accumulation at Specified Dates
Variable Annuity Contracts
Separate Account value	$742.7	$151.9	$16.6	$118.4
Net amount at risk	$57.2	$15.2	$0.1	$6.2
Average attained age of contractholders	60 years	N/A	N/A	N/A
Weighted average waiting period until guarantee date	N/A	None	N/A	6 years
Variable Life, Variable Universal Life and Universal Life Contracts
No Lapse Guarantees:
Separate Account value	$325.1
General account value	$31518.3
Net amount at risk	$89,942.8
Average attained age of contractholders	51 years

As of December 31, 2013, the Company had the following guarantees associated with these contracts, by product and guarantee type:

	Predecessor
	December 31, 2013
($ in millions)	In the Event of Death	At Annuitization/ Accumulation(1)	For Cumulative Periodic Withdrawals	Accumulation at Specified Dates
Variable Annuity Contracts
Separate Account value	$877.0	$170.5	$21.8	$151.1
Net amount at risk	$63.2	$16.6	$0.1	$7.3
Average attained age of contractholders	59 years	N/A	N/A	N/A
Weighted average waiting period until guarantee date	N/A	None	N/A	6 years

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Liabilities for Guarantee Benefits

The table below summarizes the changes in general account liabilities for guarantees on variable contracts. The liabilities for guaranteed minimum death benefits (“GMDB”) and secondary guarantees on interest-sensitive life and fixed annuities are included in Future policy benefits and other policyholder liabilities on the Consolidated Balance Sheet (Successor) and the related changes in the liabilities are included in policyholder benefits in the Consolidated Statement of Operations and Comprehensive Income (Loss) for the Successor Period from April 1, 2014 through December 31, 2014. In the Predecessor Period, secondary guarantees on interest-sensitive life and fixed annuities are included in policyholders’ account balances. Guaranteed minimum income benefits (“GMIB”), guaranteed minimum withdrawal benefits (“GMWB”) and guaranteed minimum accumulation benefits (“GMAB”) features are accounted for as bifurcated embedded derivatives and are recorded at fair value within Policyholders’ account balances on the Consolidated Balance Sheet (Successor).

	GMDB	GMIB	GMWB/ GMAB	Secondary Guarantees
($ in thousands)	Variable Annuity	Variable Annuity	Variable Annuity	Interest- Sensitive Life and Fixed Annuities	Total
Predecessor
Balance as of December 21, 2012	$9,390	$19,484	$19,621	$200,688	$249,183
Less: reinsurance recoverable	9,390	19,484	19,621	200,688	249,183

Net balance as of December 31, 2012	—	—	—	—	—
Incurred guarantee benefits	—	—	—	—	—
Paid guarantee benefits	—	—	—	—	—

Net change	—	—	—	—	—
Net balance as of December 31, 2013	—	—	—	—	—
Plus reinsurance recoverable	8,444	8,743	9,444	281,771	308,402

Balance as of December 31, 2013	$8,444	$8,743	$9,444	$281,771	$308,402

Less: reinsurance recoverable	8,444	8,743	9,444	281,771	308,402
Net balance as of December 31, 2013	—	—	—	—	—
Incurred guarantee benefits	—	—	—	—	—
Paid guarantee benefits	—	—	—	—	—

Net change	—	—	—	—	—
Net balance as of March 31, 2014	—	—	—	—	—
Plus reinsurance recoverable	8,057	7,122	8,499	293,704	317,382

Balance as of March 31, 2014	$8,057	$7,122	$8,499	$293,704	$317,382

Successor
Balance as of April 1, 2014	$8,057	$7,122	$8,499	$552,163	$575,841
Less: reinsurance recoverable	8,057	7,122	8,499	67,288	90,966

Net balance as of April 1, 2014	—	—	—	484,875	484,875
Incurred guarantee benefits	—	—	—	159,104	159,104
Paid guarantee benefits	—	—	—	(108,252)	(108,252)

Net change	—	—	—	50,852	50,852
Net balance as of December 31, 2014	—	—	—	535,727	535,727
Plus reinsurance recoverable	8,358	8,240	6,733	83,733	107,064

Balance as of December 31, 2014	$8,358	$8,240	$6,733	$619,460	$642,791

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

11.	Value of Business Acquired

The following reflects the changes to the VOBA asset:

($ in thousands)	For the Period from April 1, 2014 Through December 31, 2014
Balance at beginning of period	$290,795
Business acquired	—
Amortized to expense during the year(1)	(38,987)
Adjustment for unrealized investment gains during the year	(20,287)

Balance at end of year	$231,521

(1)	Amount is included in Other Expenses on the Consolidated Statement of Operations and Other Comprehensive Income (Loss)

The following table provides estimated percentage of the VOBA balance to be amortized for the years indicated:

VOBA Amortization
2015	14%
2016	12%
2017	11%
2018	9%
2019 and thereafter	54%

12.	Commitments and Contingencies

Regulation and Compliance

The Company is subject to changing social, economic and regulatory conditions. From time to time, regulatory authorities or legislative bodies seek to impose additional regulations regarding agent and broker compensation, regulate the nature of and amount of investments, and otherwise expand overall regulation of insurance products and the insurance industry. The Company has established procedures and policies to facilitate compliance with laws and regulations, to foster prudent business operations, and to support financial reporting. The Company routinely reviews its practices to validate compliance with laws and regulations and with internal procedures and policies. As a result of these reviews, from time to time the Company may decide to modify some of its procedures and policies. Such modifications, and the reviews that led to them, may be accompanied by payments being made and costs being incurred. The ultimate changes and eventual effects of these actions on the Company’s business, if any, are uncertain.

The Company is currently being examined by certain states for compliance with unclaimed property laws. It is possible that this examination may result in additional payments of abandoned funds to states and to changes in the Company’s practices and procedures for the identification of escheatable funds, which could impact benefit payments and reserves, among other consequences; however, it is not likely to have a material effect on the financial statements of the Company.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The Company is assessed amounts by the state guaranty funds to cover losses to policyholders of insolvent or rehabilitated insurance companies. Those mandatory assessments may be partially recovered through a reduction in future premium taxes in certain states. At December 31, 2014, the Company accrued $6.7 million for guaranty fund assessments which is expected to be offset by estimated future premium tax deductions of $11.2 million.

Litigation

The Company is involved from time to time in judicial, regulatory and arbitration proceedings concerning matters arising in connection with the conduct of its business. As part of the Acquisition, ALIC has agreed to indemnify the Company for certain matters. ALIC has also agreed to indemnify the Company for certain litigation, regulatory matters and other liabilities related to the pre-closing activities of the transferred business. Management believes, based on currently available information, that the results of such proceedings, in the aggregate, will not have a material adverse effect on the Company’s financial condition. Given the inherent difficulty of predicting the outcome of the Company’s litigation and regulatory matters, particularly in cases or proceedings in which substantial or indeterminate damages or fines are sought, the Company cannot estimate losses or ranges of losses for cases or proceedings where there is only a reasonable possibility that a loss may be incurred. However, the Company believes that at the present time there are no pending or threatened lawsuits that are reasonably likely to have a material adverse effect on the consolidated financial position or results of operations.

In the normal course of its business, the Company has entered into agreements that include indemnities in favor of third parties, such as contracts with advisors and consultants, outsourcing agreements, information technology agreements and service agreements. The Company has also agreed to indemnify its directors, officers and employees in accordance with the Company’s by-laws. The Company believes any potential liability under these agreements is neither probable nor estimable. Therefore, the Company has not recorded any associated liability.

Pledged or Restricted Assets

The Company had the following restricted assets:

•	Certain bonds were on deposit with governmental authorities as required by law of $8.9 million and $9.4 million at December 31, 2014 and December 31, 2013, respectively.

•	Derivative cash collateral received was reported as cash equivalents of $6.4 million at December 31, 2014. The Company had no derivative cash collateral as of December 31, 2013.

13.	Regulatory Capital and Dividends

The Company prepares its statutory-basis financial statements in conformity with accounting practices prescribed or permitted by the State of Nebraska. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners (“NAIC”), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.

The State of Nebraska requires insurance companies domiciled in its state to prepare statutory-basis financial statements in conformity with the NAIC Accounting Practices and Procedures Manual, subject to any deviations prescribed or permitted by the State of Nebraska Insurance Commissioner. Statutory accounting practices differ from GAAP primarily since they require establishing life insurance reserves based on different actuarial assumptions, and valuing certain investments at amortized cost.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Statutory net income was $226 million and $7.7 million for the years ended December 31, 2014 and December 31, 2013. Statutory capital and surplus was $719 million and $332.5 million as of December 31, 2014 and December 31, 2013, respectively.

Dividend Limitations

The ability of the Company to pay dividends is dependent on business conditions, income, cash requirements and other relevant factors. The payment of shareholder dividends by the Company without the prior approval of the Department of Insurance is limited to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as, the timing and amount of dividends paid in the preceding twelve months. In connection with the Acquisition, prior approval of the Nebraska Director of Insurance is required for the Company for any dividend or distribution for five years subsequent to the Acquisition.

Other

Without the prior approval of the Nebraska Director of Insurance, the Company may not:

1.	Acquire or enter into an agreement or understanding to acquire control of any insurer, assumptively acquire policies, or bulk reinsure business during the period of three years after the Acquisition.

2.	Provide or propose to provide directly or indirectly any loans, advances, guarantees, pledges, or other financial assistance (excluding policy loans or investment portfolio transactions) during the period of three years after the Acquisition.

3.	Engage in any material transaction during the period of three years after the Acquisition. “Material transaction” shall mean any transfer or encumbrance of assets that, together with all other transfers or encumbrances made within the preceding twelve months, exceeds in value the greater of five percent of Lincoln Benefit’s surplus as of the December 31st of the last preceding, or the net gain from operations of Lincoln Benefit for the twelve-month period ending the December 31st of the last preceding. For the purposes of this clause, “Material Transaction” shall exclude (i) investment portfolio transactions (ii) settlement of balances due to policyholders, agents or third party reinsurers under existing reinsurance agreements or (iii) settlement of ordinary course payables including but not limited to taxes, third party administrators, suppliers or other ordinary course creditors, and intercompany payables arising under any approved intercompany services agreement

Under state insurance laws, insurance companies are required to maintain paid up capital of not less than the minimum capital requirement applicable to the types of insurance they are authorized to write. Insurance companies are also subject to risk-based capital (“RBC”) requirements adopted by state insurance regulators. A company’s “authorized control level RBC” is calculated using various factors applied to certain financial balances and activity. Companies that do not maintain statutory capital and surplus at a level in excess of the company action level RBC, which is two times authorized control level RBC, are required to take specified actions. Company action level RBC is significantly in excess of the minimum capital requirements.

14.	Leases

In December 2014, the Company entered into a lease agreement, effective February 2015, to lease office space under a non-cancellable operating lease agreement that expires in January 31, 2026. For the period from April 1, 2014 through December 31, 2014, the Company made no payments pursuant to this operating lease.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The minimum aggregate rental commitments as of December 31, 2014 were as follows:

(in thousands)
2015	$97
2016	194
2017	207
2018	212
2019	217
All future years	1,712

Aggregate total	$2,639

The Company did not have any lease obligations at December 31, 2013.

15.	Related Parties

Successor

On April 1, 2014, the Company entered into a management services agreement with Resolution. Under this agreement, Resolution and Lincoln Benefit provide services to each other including but not limited to compliance, legal, risk management, accounting and reporting, treasury, tax and other management related services. Services are provided at cost. Resolution provided $21.1 million in services to Lincoln Benefit for the period from April 1, 2014 through December 31, 2014.

Effective April 1, 2014, the Company entered into a Fee Letter (the “Fee Letter”) with Lanis LLC (“Lanis”) pursuant to which the Company will pay Lanis the risk spread due on the Vehicle Note issued by Lanis to Lancaster Re. The total expense related to this risk spread for the period from April 1, 2014 through December 31, 2014 was approximately $4.6 million.

The Company reported the following receivables/ (payables) to affiliates as of December 31, 2014:

Resolution	$(4,509,447)
Lanis	$(1,563,783)

Intercompany receivable and payable balances are evaluated on an individual company basis. Intercompany balances are generally settled quarterly.

The Company’s stock is pledged as collateral on Resolution’s term loan agreement with a syndicate of lenders (“Term Loan”). The maturity date of the loan is June 15, 2018. The Term Loan was funded on April 1, 2014.

On April 1, 2014, the Company and Resolution entered into a Letter Agreement whereby from and after the fifth anniversary of the date of the agreement, if the Company makes any payment pursuant to the Fee Letter, within ten Business Days of such payment by the Company, Resolution shall reimburse the Company in cash in an amount equal to such payment by the Company.

Predecessor

All intercompany balances were settled prior to the Acquisition.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Business operations

Prior to April 1, 2014, the Company used services performed by its affiliates, Allstate Insurance Company (“AIC”), ALIC and Allstate Investments LLC, and business facilities owned or leased and operated by AIC in conducting its business activities. In addition, the Company shared the services of employees with AIC. The Company reimbursed its affiliates for the operating expenses incurred on behalf of the Company. The Company was charged for the cost of these operating expenses based on the level of services provided. Operating expenses allocated to the Company were $50.1 million, $249.7 million and, $241.8 million in the period from January 1, 2014 through March 31, 2014, for the years ended December 31, 2013 and, 2012, respectively. Of these costs, the Company retained investment related expenses on the invested assets that were not transferred under the reinsurance agreements. All other costs were ceded to ALIC under the reinsurance agreements.

Broker-Dealer agreements

Prior to April 1, 2014, the Company had a service agreement with Allstate Distributors, L.L.C. (“ADLLC”), a broker-dealer company owned by ALIC, whereby ADLLC promoted and marketed products sold by the Company. In return for these services, the Company recorded expense of $12 thousand, $71 thousand and $80 thousand in the period from January 1, 2014 through March 31, 2014, for the years ended December 31, 2013 and 2012, respectively, that was ceded to ALIC under the terms of the reinsurance agreements.

Prior to April 1, 2014, the Company received distribution services from Allstate Financial Services, LLC, an affiliated broker-dealer company, for certain annuity and variable life insurance contracts sold by Allstate exclusive agencies. For these services, the Company incurred commission and other distribution expenses of $2.2 million, $7.7 million and $6.4 million in the period from January 1, 2014 through March 31, 2014, for the years ended December 31, 2013 and 2012, respectively, that were ceded to ALIC.

Reinsurance

The following table summarizes amounts that were ceded to ALIC under reinsurance agreements and reported net in the Statements of Operations and Comprehensive Income.

($ in thousands)	Period from January 1, 2014 through March 31, 2014	2013	2012
Premiums and contract charges	$244,797	$962,576	$908,459
Interest credited to contractholder funds, contract benefits and expenses	336,122	1,505,010	1,369,305

Reinsurance recoverables due from ALIC totaled $14.5 billion as of December 31, 2013.

In September 2012, the Company entered into a coinsurance reinsurance agreement with LB Re to cede certain interest-sensitive life insurance policies to LB Re. Reinsurance recoverables due from LB Re totaled $1.9 million as of December 31, 2013.

Income taxes

Prior to April 1, 2014, the Company was a party to a federal income tax allocation agreement with The Allstate Corporation (see Note 7).

Intercompany loan agreement

Prior to April 1, 2014, the Company had an intercompany loan agreement with The Allstate Corporation. The Company had no amounts outstanding under the intercompany loan agreement as of December 31, 2013.

Lincoln Benefit Life Company

(A Wholly Owned Subsidiary of Resolution Life, Inc.)

Schedule I Consolidated Summary of Investments Other Than Investments in Related Parties

December 31, 2014

($ in thousands)	Amortized Cost	Fair Value	Amount at which shown in the Consolidated Balance Sheet
Type of Investment
Fixed maturities:
Bonds:
United States Government, Government Agencies and Authorities	$1,060,065	$1,112,535	$1,112,535
States, municipalities and political subdivisions	—	—	—
Foreign governments	—	—	—
Public utilities	—	—	—
All other corporate bonds	7,279,391	7,377,745	7,377,745
Residential mortgage-backed securities	188,055	189,881	189,881
Commercial mortgage-backed securities	331,041	333,483	333,483
Asset-backed securities	373,304	377,003	377,003

Total fixed maturities	9,231,856	9,390,647	9,390,647

Other securities:
Mortgage loans	1,115,167		1,115,167
Policy loans	194,385		194,385
Derivatives	26,001		26,001
Other long-term assets	896		896
Short-term investments	361,369		361,369

Total other securities	1,697,818		1,697,818

Total investments	$10,929,674	$9,390,647	$11,088,465

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Schedule IV — Consolidated Reinsurance

($ in thousands)	Gross Amount	Ceded to Other Companies	Assumed from Other Companies	Net Amount	Percentage of Amount Assumed to Net
Successor
Period from April 1, 2014 through December 31, 2014
Life insurance in force	$395,385,878	$388,790,881	$5,106,566	$11,701,563	43.6%

Premiums and contract charges:
Life and annuities	$869,472	$(669,382)	$5,258	$205,348	2.6%
Accident and health insurance	51,972	(33,451)	—	18,521	0.0%

	$921,444	$(702,833)	$5,258	$223,869	2.3%

Predecessor
Period from January 1, 2014 through March 31, 2014
Premiums and contract charges:
Life and annuities	$313,410	$(314,991)	$1,581	$—	0.0%
Accident and health insurance	18,489	(18,489)	—	—	0.0%

	$331,899	$(333,480)	$1,581	$—	0.0%

Year ended December 31, 2013
Life insurance in force	$389,941,404	$395,421,202	$5,479,798	$—	0.0%

Premiums and contract charges:
Life and annuities	$1,250,623	$(1,257,453)	$6,830	$—	0.0%
Accident and health insurance	80,974	(80,974)	—	—	0.0%

	$1,331,597	$(1,338,427)	$6,830	$—	0.0%

Year ended December 31, 2012
Life insurance in force	$378,467,115	$384,205,939	$5,738,824	$—	0.0%

Premiums and contract charges:
Life and annuities	$1,201,592	$(1,208,376)	$6,784	$—	0.0%
Accident and health insurance	97,272	(97,272)	—	—	0.0%

	$1,298,864	$(1,305,648)	$6,784	$—	0.0%

No reinsurance or coinsurance income was netted against premiums ceded in the period from April 1, 2014 through December 31, 2014, the period from January 1, 2014 to March 31, 2014, the year ended December 31, 2013 or the year ended December 31, 2012.

Item 11(f).	Selected Financial Data

	5-YEAR SUMMARY OF SELECTED FINANCIAL DATA
	Successor Period	Predecessor Period
($ in thousands)	April 1, 2014 to December 31, 2014	January 1, 2014 to March 31, 2014	2013	2012	2011	2010
Operating results
Net investment income	$288,571	$2,350	$10,935	$11,590	$11,836	$12,067
Realized capital gains and losses	46,092	285	—	626	2,075	694
Total revenues	614,216	2,635	10,935	12,216	13,911	12,761
Net income	30,686	1,713	7,110	7,943	9,050	8,310
Financial position
Investments	$11,088,465		$346,841	$354,762	$346,614	$332,049
Total assets	20,710,544		18,844,833	19,781,989	20,863,567	22,729,575
Reserve for life-contingent contract benefits and contractholder funds	16,293,301		16,681,526	17,680,523	18,689,114	20,258,388
Shareholder’s equity	679,042		343,695	346,518	338,328	325,867

Item 11(h).	Management’s Discussion and Analysis of Financial Condition and Results of Operations

OVERVIEW

The following discussion highlights significant factors influencing the financial position and results of operations of Lincoln Benefit. It should be read in conjunction with the financial statements and related notes found under Item 11(e) contained herein. We operate as a single segment entity, based on the manner in which we use financial information to evaluate business performance and to determine the allocation of resources.

The most important factors we monitor to evaluate the financial condition and performance of our company include:

•	For operations: premiums, benefits paid and contract charges ceded to reinsurers, including ALIC, and invested assets.

•	For investments: exposure to market risk, credit quality/experience, net investment income, cash flows, realized capital gains and losses, unrealized capital gains and losses, stability of long-term returns, and asset duration.

•	For financial condition: financial strength ratings and capital position.

APPLICATION OF CRITICAL ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires the application of accounting policies that often involve a significant degree of judgment. Management, on an ongoing basis, reviews estimates and assumptions used in the preparation of financial statements. If management determines that modifications in assumptions and estimates are appropriate given current facts and circumstances, the Company’s results of operations and financial position as reported in the Consolidated Financial Statements could change significantly.

Management believes the critical accounting policies relating to the following areas are most dependent on the application of estimates, assumptions and judgments:

•	Future policy benefits and other policyholder liabilities

•	Value of business acquired (“VOBA”)

•	Investments — Impairments and Fair Value Measurements

•	Income Taxes

•	Reserves for Contingencies

Future Policy Benefits and Other Policyholder Liabilities

Policy liabilities are established for future policy benefits on certain annuity, life, and long term care policies. Such liabilities are established in amounts adequate to meet the estimated future obligations of policies in-force. Changes in policy and contract claims are recorded in policyholder benefits, in the Consolidated Statement of Operations and Comprehensive Income (Loss).

For ASC 944-20 products, benefit reserves are computed using the net level premium method for individual life and annuity policies, and are based upon estimates as to future investment yield, mortality and lapse that include provisions for adverse deviation. Mortality, morbidity and lapse assumptions for all policies are based on the Company’s own experience and industry standards.

Liabilities for outstanding claims and claims adjustment expenses are estimates of payments to be made on life and health insurance contracts for reported claims and claims adjustment expenses. A liability is also held for claims adjustment expenses incurred but not reported as of the balance sheet date. These liabilities are determined using case basis evaluations and statistical analyses and represent estimates of the ultimate cost of all claims incurred but not paid. These estimates are continually reviewed and adjusted as necessary; such adjustments are reflected in current operations.

Future policy benefit reserves for fixed indexed annuity policies with returns linked to the performance of a specified market index are equal to the sum of the fair value of the embedded derivatives and the host (or guaranteed) component of the contracts. The change in the fair value of the embedded derivative is linked to the performance of the equity option. The host value is established as of the date of acquisition and is equal to the total account value, plus the value of the unexpired options at the date of acquisition, less the embedded derivative, and accreted over the policy’s life at a constant rate of interest. Future policy benefits reserves for the portion of fixed indexed annuities earning a fixed rate of interest and other deferred annuity products are computed under a retrospective deposit method and represent policy account balances before applicable surrender charges.

The Company holds additional liabilities for its no lapse guarantees (associated with universal life policies) and guaranteed minimum withdrawal benefits (“GMWB”) associated with fixed annuities, which are accounted for in accordance with ASC 944-20, Financial Services — Insurance Activities. The Company’s reserves related to guaranteed minimum income benefits, guaranteed minimum accumulation benefits, and guaranteed minimum withdrawal benefits associated with variable annuities are ceded to external reinsurers.

Policy liabilities and accruals are based on the various estimates discussed above. Although the adequacy of these amounts cannot be assured, the Company believes that policy liabilities and accruals will be sufficient to meet future obligations of policies in-force. The amount of liabilities and accruals, however, could be revised if the estimates discussed above are revised.

Sensitivity for Future Policy Benefit Reserves

The Company’s liability for future policy benefits also includes reserves based on the present value of estimated future payments to or on behalf of contractholders, where the timing and amount of payment depends on policyholder mortality. Expected mortality is generally based on the Company’s experience, industry data, and/or other factors. Interest rate assumptions are based on factors such as market conditions and expected investment returns. After the initial establishment of reserves, premium deficiency and loss recognition tests are performed using best estimate assumptions as of the testing date without provisions for adverse deviation. When the liabilities for future policy benefits plus the present value of expected future gross premiums for the aggregate product group are insufficient to provide for expected future policy benefits and expenses for that line of business (i.e., reserves net of any VOBA asset), VOBA would first be written off and thereafter, if required, a premium deficiency reserve would be established by a charge to earnings.

Value of Business Acquired

In conjunction with the acquisition of a block of insurance policies or investment contracts, a portion of the purchase price is allocated to the right to receive future gross profits from the acquired insurance policies or investment contracts. This intangible asset, called value of business acquired, represents the actuarially estimated present value of future cash flows from the acquired policies. The estimated present value of future cash flows is based on certain assumptions, including mortality, persistency, expenses, and interest rates that the Company expects to experience in future years. For interest sensitive products, VOBA is amortized over the life of the policies in relation to the emergence of estimated gross profits from margins on mortality, interest, expenses, and surrenders, all of which are net of reinsurance and include actual realized gains and losses on investments. For non-interest sensitive products, such as term life insurance, VOBA is amortized in relation to premium. VOBA is reviewed periodically for loss recognition to ensure that the unamortized balance is recoverable from future earnings from the business. The carrying amount of VOBA is adjusted for the effects of realized and unrealized gains and losses on debt securities classified as available-for-sale. We also periodically evaluate the recoverability of our VOBA. For certain contracts, this evaluation is performed as part of our premium deficiency testing.

Annual assumptions review and quarterly adjustments

Annually, we perform a comprehensive review of the assumptions used in estimating gross profits for future periods. Beginning in 2015, we will perform our annual review of assumptions during the second quarter. Updates to assumptions may cause significant variability in amortization expense in the future. The impact on our results of operations of changes in lapse experience, mortality and revisions to expected future rates of return on investments can be offsetting and therefore we are unable to predict their movement or offsetting impact over time.

The quarterly adjustments for current period experience reflect the impact of differences between actual gross profits for a given period and the previously estimated expected gross profits for that period. To the extent each period’s actual experience differs from the previous estimate for that period, the assumed level of total gross profits may change. In these cases, we recognize a cumulative adjustment to all previous periods’ amortization, also referred to as an experience true-up adjustment.

VOBA Sensitivities

For our equity-indexed annuity, variable and universal life policies, a significant portion of our gross profits is derived from interest and mortality margins. As a result, our estimates of future gross profits are significantly influenced by our interest and mortality assumptions. Our mortality assumptions are used to estimate future death claims over the life of these policies and may be developed based on Company experience, industry experience and other factors. Unless a material change in mortality experience that we feel is indicative of a long term trend is observed in an interim period, we generally update our mortality assumptions annually. Updates to our mortality assumptions in future periods could have a significant adverse or favorable effect on our results of operations.

The following table provides a demonstration of the sensitivity of the VOBA balance relative to our future interest and mortality assumptions by quantifying the adjustments that would be required, assuming both an increase and decrease in our future interest and mortality margin by 10%. The information below is for illustrative purposes only and reflects only the direct effect of changes in our interest and mortality margin on the VOBA balance with no changes in any other assumptions such as persistency or expenses included in our evaluation of VOBA.

December 31, 2014 Increase/(Decrease) in VOBA
(in millions)
Decrease in future interest and mortality margin by 10%	$(2.4)
Increase in future interest and mortality margin by 10%	$2.1

In addition to the impacts of interest and mortality experience relative to our assumptions, other factors may also drive variability in amortization expense, particularly when our annual assumption updates are performed. As noted above, however, the impact on our results of operations of changes in these assumptions can be offsetting and we are unable to predict their movement or offsetting impact over time.

Valuation of Investments, Including Derivatives, and the Recognition of Other-than-Temporary Impairments

Our investment portfolio consists of public and private fixed maturity securities, commercial mortgage and other loans, other invested assets and derivative financial instruments. Derivatives are financial instruments whose values are derived from interest rates, financial indices or the values of securities. The derivative financial instruments we generally use are futures and options. Management believes the following accounting policies related to investments, including derivatives, are most dependent on the application of estimates and assumptions. Each of these policies is discussed further within other relevant disclosures related to the investments and derivatives, as referenced below.

•	Valuation of investments, including derivatives;

•	Recognition of other-than-temporary impairments; and

•	Determination of the valuation allowance for losses on commercial mortgage and other loans.

We present at fair value in the statements of financial position our investments classified as available-for-sale, including fixed maturities, derivatives, and embedded derivatives. For additional information regarding the key estimates and assumptions surrounding the determination of fair value of fixed maturity and equity securities, as well as derivative instruments, embedded derivatives and other investments, see Notes 2 and 5 to the Consolidated Financial Statements.

For our investments classified as available-for-sale, the impact of changes in fair value is recorded as an unrealized gain or loss in Accumulated other comprehensive income (loss), net (“AOCI”), a separate component of equity. For a discussion of our policies regarding other-than-temporary declines in investment value and the related methodology for recording other-than-temporary impairments of fixed maturity and equity securities, see Note 2 to the Consolidated Financial Statements.

Commercial mortgage loans (“CMLs”) acquired at fair value as a result of the Acquisition are carried at amortized cost using the effective interest rate method. CMLs held by the Company are diversified by property type and geographic area throughout the U.S. CMLs are considered impaired when it is probable that the Company will not collect amounts due according to the terms of the original loan agreement. The Company assesses the impairment of loans individually for all loans in the portfolio. The Company estimates the fair value of the underlying collateral using internal valuations generally based on discounted cash flow analyses. The Company estimates an allowance for loan losses (“ALL”) representing potential credit losses embedded in the CML portfolio. The estimate is based on a consistently applied analysis of the loan portfolio and takes into consideration all available information, including industry, geographical, economic and political factors.

Income Taxes

Income taxes represent the net amount of income taxes that the Company expects to pay to or receive from various taxing jurisdictions in connection with its operations. The Company provides for Federal and state income taxes currently payable, as well as those deferred due to temporary differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured at the balance sheet date using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse. The realization of deferred tax assets depends upon the existence of sufficient taxable income within the carryforward periods under the tax law in the applicable jurisdiction. Valuation allowances are established when management determines, based on available information, that it is more likely than not that deferred tax assets will not be realized. Management considers all available evidence including past operating results, the existence of cumulative losses in the most recent years, forecasted earnings, future taxable income and prudent and feasible tax planning strategies. The Company’s accounting for income taxes represents management’s best estimate of the tax consequences of various events and transactions.

Significant management judgment is required in determining the provision for income taxes and deferred tax assets and liabilities, and in evaluating the Company’s tax positions including evaluating uncertainties under the guidance for Accounting for Uncertainty in Income taxes. Under the guidance, the Company determines whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. The Company’s liability for income taxes includes the liability for unrecognized tax benefits and interest that relate to tax years still subject to review by the Internal Revenue Service (“IRS”) or other taxing authorities. We do not anticipate any significant changes within the next 12 months to our total unrecognized tax benefits related to tax years for which the statute of limitations has not expired.

Reserves for contingencies

A contingency is an existing condition that involves a degree of uncertainty that will ultimately be resolved upon the occurrence of future events. Under GAAP, reserves for contingencies are required to be established when the future event is probable and its impact can be reasonably estimated, such as in connection with an unresolved legal matter. The initial reserve reflects management’s best estimate of the probable cost of ultimate resolution of the matter and is revised accordingly as facts and circumstances change and, ultimately, when the matter is brought to closure.

OPERATIONS

Overview and strategy. We provide interest-sensitive, traditional and variable life insurance products through exclusive financial specialists. Prior to July 18, 2013, we sold interest-sensitive, traditional and variable life insurance, and fixed annuities including deferred and immediate through independent master brokerage agencies. Effective January 1, 2014, we no longer offer fixed annuities such as deferred and immediate annuities, however we continue to receive deposits on existing policies.

On April 1, 2014, all of the capital stock in Lincoln Benefit was acquired by Resolution Life, Inc. Immediately prior to that closing, Lincoln Benefit signed a Partial Commutation Agreement with ALIC (the “Partial Commutation”), whereby we commuted certain business previously reinsured to ALIC, including (a) all of the fixed deferred annuity, value adjusted deferred annuity and indexed deferred annuity business written by the Company that was previously reinsured to ALIC, (b) all of the life insurance business written by the Company through independent producers that was previously reinsured to ALIC, other than certain specified life business, and (c) all of the net liability of the Company with respect to the accident and health and long-term care insurance business written by the Company that was previously reinsured to ALIC.

Immediately after the announcement of the execution of the Purchase Agreement in July 2013, we ceased soliciting and selling new policies through our independent agent channel. We continued to sell new policies provided through the Allstate exclusive agency channel for a transitional period following the execution of the Purchase Agreement until they are transitioned to a new Allstate company beginning in the first quarter of 2015. ALIC continues to reinsure the ALIC Reinsured Business pursuant to the ARRA or certain existing reinsurance agreements. In addition, ALIC continues to administer the ALIC Reinsured Business pursuant to the ASA or certain existing administrative service agreements.

In connection with the Acquisition, Resolution Life, Inc. and ALIC entered into a Transition Services Agreement (the “TSA”), pursuant to which ALIC will continue to provide certain administrative services for the Recaptured Business for a period of twelve to twenty-four months after the closing. Following termination of the TSA, we plan to outsource the administration of the Recaptured Business to third-party administrators. In particular, the administration of our deferred annuity business has been outsourced to se2, LLC, an unaffiliated third-party service provider, effective February 23, 2015. The remaining administration will be outsourced to Alliance–One Services, Inc., an unaffiliated third-party service provider, later this year.

At the closing, Lincoln Benefit entered into two transactions with Hannover Re. The first transaction provided financing for a portion of our statutory reserves associated with our universal life business with no-lapse guarantees and our level premium term life business (the “AXXX/XXX Financing”). The second transaction involved a reinsurance agreement with Hannover Re, structured on a combined modified coinsurance and monthly renewable term reinsurance basis.

Our parent company, Resolution Life, Inc., is focused on the management of in-force policies of life insurance companies. Pursuant to this strategy, Resolution Life, Inc. intends to acquire additional life insurance companies or runoff blocks of business from unrelated insurers. Resolution Life, Inc. may seek to combine portions of its acquired businesses in order to recognize efficiencies.

Presentation of Financial Information

The financial statements are presented for Successor and Predecessor Periods, which relate to the accounting periods after and before April 1, 2014, respectively, the date of the closing of the Acquisition. For periods after April 1, 2014, the accompanying financial statements comprise the consolidated financial statements of the Company, which include the accounts of the Company and its subsidiary. Due to the Acquisition and the application of push-down accounting, different bases of accounting have been used to prepare the Predecessor and Successor financial statements. A black line separates the Predecessor and Successor financial statements to highlight the lack of comparability between these two periods.

Diminished Comparability of Pre- and Post-Acquisition Financial Information

As a result of the Acquisition and Partial Commutation effective April 1, 2014, comparison of the financial condition and results of operations for the pre- and post-acquisition periods is not meaningful. For purposes of the Management Discussion and Analysis, the Company has provided comparative analysis of the Balance Sheet as of December 31, 2014 compared to December 31, 2013. For the Results of Operations, the Company has provided summary level information for the Successor and Predecessor Periods, but has provided more detail analysis of the components of operations for the Successor Period only from April 1, 2014 to December 31, 2014.

Financial Position

The following table outlines amounts reported in the Company’s Balance Sheet for the year ended December 31, 2014 as compared to the year ended December 31, 2013 (in millions):

	12/31/14	12/31/13
Assets
Cash & invested assets	$11,138.2	$351.9
Reinsurance recoverables	5,695.0	16,708.6
Valuation of business acquired (VOBA)	231.5	—
Deposit receivable	1,383.4	—
Other assets	688.5	83.7
Separate account assets	1,573.9	1,700.6

Total Assets	$20,710.5	$18,844.8

Liabilities
Future policy benefits	$6,464.0	$3,557.4
Policyholders’ account balances	9,829.3	13,124.1
ModCo payable	1,383.4	—
Long-term debt	551.6	—
Other liabilities	229.3	119.0
Separate account liabilities	1,573.9	1,700.6

Total Liabilities	20,031.5	18,501.1

Shareholder’s Equity
Common stock	$2.5	$2.5
Additional paid-in capital	593.6	180.0
Accumulated other comprehensive income	85.4	3.9
Retained earnings	(2.5)	157.3

Total Shareholder’s Equity	$679.0	343.7

Total Liabilities and Shareholder’s Equity	$20,710.5	$18,844.8

December 31, 2014 vs. December 31, 2013

Assets

Total assets increased by $1.9 billion, from $18.8 billion at December 31, 2013 to $20.7 billion at December 31, 2014. While the total increase in assets was more modest, the components changed significantly as a result of the Partial Commutation on April 1, 2014 as noted above. Significant variances are as follows:

Cash and invested assets increased by $10.8 billion, from $351.9 million at December 31, 2013 to $11.1 billion at December 31, 2014. The significant increase in cash invested assets relates to the Partial Commutation on April 1, 2014 as discussed earlier in this document. At that date, the Company assumed a proportionate ‘slice’ of the ALIC portfolio and the composition of the assets has remained relatively consistent since the Partial Commutation on April 1, 2014. During the second quarter, the Company repositioned the portfolio to lessen the interest rate risk inherent in the short duration ALM position while also providing for incremental yield by year-end 2014. As the Company’s retained business is in run-off, the asset portfolio will decline as policy liabilities expire or surrender.

The Company’s fixed income bond portfolio was $9.4 billion at December 31, 2014 and is comprised approximately 75% of publicly traded securities and approximately 25% in privately placed issuances.

Mortgage loans were $1.1 billion at December 31, 2014 and comprise 11% of the invested asset portfolio. During third quarter, the Company extended a mandate to its third party asset managers to provide origination capabilities for high quality mortgage loans to replace maturing mortgages, better match liability profiles and improve yield.

Policy loans were $194.4 million at December 31, 2014 and are comprised of loans to policyholders pursuant to the terms of the policies issued. These balances are expected to continue to decline over time.

Derivatives were $26.0 million at December 31, 2014 and are comprised primarily of options and futures that are used to hedge the market risk inherent in the Company’s equity-indexed annuity products. These assets are carried at fair value with changes in fair value recognized as realized investment gains for GAAP reporting purposes. None of the derivatives are reported as accounting hedges for GAAP.

Short-term investments were $361.4 million at December 31, 2014. The amount invested in short-term investments fluctuates based on liquidly needs and the timing of investment decisions.

Reinsurance recoverables arise under GAAP because reinsurance contracts do not relieve the ceding company of legal liability to contractholders, and therefore the ceding company is required to report reinsurance recoverables arising from these contracts separately as assets. The liabilities to policyholders for the contracts are reported as future policyholder benefits or policyholder account balances. In 2013 and prior to the Acquisition of the Company by Resolution Life, Inc. on April 1, 2014, the Company had reinsurance agreements under which it reinsured all of its business to ALIC, LB Re or non-affiliated reinsurers. Under the agreements, premiums, contract charges, interest credited to policyholders’ account balances, contract benefits and substantially all expenses were reinsured.

Reinsurance recoverables declined by $11.0 billion from $16.7 billion as of December 31, 2013 to $5.7 billion as of December 31, 2014. This decline reflects the Partial Commutation noted above, whereby the reinsurance recoverables from ALIC and other Allstate affiliates on the acquired business were settled, partially offset by the transaction that the Company entered into with Hannover Re.

The Company maintains reinsurance to limit aggregate and single losses on large risks. The Company ceded a portion of the mortality risk on certain life policies under coinsurance agreements to a pool of twelve non-affiliated reinsurers.

Valuation of Business Acquired (“VOBA”) arises because at the Acquisition date, the assets acquired and liabilities assumed generally are required to be measured at fair value. Fair value for financial reporting purposes is defined in ASC 820 (“Fair Value Measurements and Disclosures”). ASC 820 emphasizes that fair value is a market participant-based exit price measurement, and not an entity-specific measurement.

Once it has been determined that an asset exists, the VOBA as of the Acquisition date is a part of the business combination, and this asset is measured at fair value in accordance with ASC 820 (i.e., the price that would be received to sell the asset in an ordinary transaction between market participants).

The actuarial appraisal method was used to determine the VOBA by lines of business and resulted in a total VOBA of $290.8 million. This was determined by projecting the present value of after tax statutory profits, discounted at a risk discount rate (“RDR”) of 12% and adjusted by projected cost of capital. This was compared to a fair deal RDR between 10% and 16% and determined to create a collar of reasonable values around this central value. This statutory value is then converted to VOBA by adjusting for GAAP to statutory accounting differences.

Deposit receivable and ModCo Payable were each $1,383.4 million at December 31, 2014 and arise due to the modified coinsurance/monthly renewable term reinsurance agreement entered into with Hannover Re. For GAAP reporting purposes, a reinsurance transaction must pass significant risk to the reinsurer for a company to record a credit for liabilities ceded. The Company has determined that the reinsurance transaction with Hannover Re does not pass GAAP risk transfer requirements and therefore must account for the transaction using Deposit Accounting principles. Under Deposit Accounting, the Company is required to establish a Deposit Receivable asset on the balance sheet that represents the reinsurance recoverable with an offsetting ModCo Liability for the same amount.

Other assets primarily consist of an intercompany loan, or “Vehicle Note” that the Company entered into on April 1, 2014 with its affiliate Lanis LLC (“Lanis”) in the amount of $513.0 million. The Vehicle Note balance was $551.6 million at December 31, 2014. Please see the discussion on the related Surplus Note in the Long-Term Debt section below.

Separate Account assets and liabilities decreased by $126.7 million from $1,700.6 million at December 31, 2013 to $1,573.9 million at December 31, 2014. This decrease was primarily driven by surrenders and benefits during the year, partially offset by investment income.

The assets of Separate Accounts are carried at fair value for GAAP. Separate Accounts liabilities represent the contractholders’ claims to the related assets and are carried at the fair value of the assets. In the event the asset values of certain contractholder accounts are projected to be below the value guaranteed by the Company, a liability is established through a charge to earnings.

As of December 31, 2014 and 2013, we had Separate Account assets related to variable annuity and variable life contracts totaling $1.6 billion and $1.7 billion, respectively. Lincoln Benefit’s variable annuity business is reinsured by ALIC under an existing reinsurance agreement between Lincoln Benefit and ALIC. As of December 31, 2014 and 2013, all assets of the Separate Accounts that support the variable annuity and variable life business were legally insulated.

Prior to April 1, 2014, the Company had been recording the sale of certain Market Value Adjusted Annuities (“MVAAs”) as part of the Separate Accounts, and then reinsuring these risks to ALIC. As part of the Partial Commutation with ALIC, effective April 1, 2014, the Company retained these MVAAs with assets and liabilities of $1.3 billion. In conjunction with the Partial Commutation and with Nebraska Department of Insurance (the “Department of Insurance”) approval, the Company reclassified these MVAAs to General Account liabilities and are reflected in Policyholders’ Account Balances.

Liabilities

Total liabilities increased by $1.5 billion, from $18.5 billion at December 31, 2013 to $20.0 billion at December 31, 2014. The increase primarily relates mainly to Policy Liabilities.

Policy liabilities increased by $2.9 billion, from $3.6 billion at December 31, 2013 to $6.5 billion at December 31, 2014 as a result of the Partial Commutation noted above. Policy liabilities are established for future policy benefits on annuity, life, and long term care policies. Such liabilities are established in amounts adequate to meet the estimated future obligations of policies in-force. Changes in policy and contract claims are recorded in policy benefits.

Policyholders’ Account Balances decreased by $3.3 billion, from $13.1 billion at December 31, 2013 to $9.8 billion at December 31, 2014 as a result of the Partial Commutation noted above. Policyholders’ account balances represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life insurance and fixed annuities. Policyholder funds primarily comprise cumulative deposits received and interest credited to the contractholder less cumulative contract benefits, surrenders, withdrawals and contract charges for mortality or administrative expenses.

The Company holds additional liabilities for guaranteed minimum income benefits (“GMIB”) associated with variable annuities, which are accounted for in accordance with ASC 944-20, Financial Services — Insurance Activities. The reserves for certain living benefit features, including guaranteed minimum accumulation benefits (“GMAB”) and guaranteed minimum withdrawal benefits (“GMWB”) are accounted for as embedded derivatives, with fair values calculated as the present value of expected future benefit payments to contractholders less the present value of assessed rider fees attributable to the embedded derivative feature. This methodology could result in either a liability or contra-liability balance, given changing capital market conditions and various actuarial assumptions. The Company’s GMIB, GMAB and GMWB reserves are ceded to external reinsurers. For additional information regarding the valuation of these optional living benefit features, see Note 10 to the Consolidated Financial Statements.

Long-Term Debt of $551.6 million represents a surplus note that was initially issued on April 1, 2014 in the amount of $513.0 million. Effective April 1, 2014, and with Department of Insurance approval, Lancaster Re Captive Insurance Company, a Nebraska special purpose financial captive insurer (“Lancaster Re”) and a subsidiary of the Company, issued a variable funding Surplus Note (the “Surplus Note”) to its affiliate, Lanis, for $513.0 million and acquired from Lanis a Vehicle Note (the “Vehicle Note”) for $513.0 million. The Vehicle Note is held to support a portion of Lancaster Re’s reinsurance obligations and has been authorized as an acceptable form of reinsurance collateral pursuant to Nebraska Statutes.

With Department of Insurance pre-approval, (i) the Surplus Note is increased each quarter with a corresponding increase in the Vehicle Note, and (ii) interest on the Surplus Note for the prior quarter is paid on the first day of each subsequent quarter at a rate consistent with the rate received on the Vehicle Note of 4%. The Surplus Note and Vehicle Note increased by $38.6 million and was recognized in the Successor Period from April 1, 2014 through December 31, 2014. The Surplus Note is unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims of Lancaster Re.

Deferred income taxes increased by $38.1 million, from a liability of $2.6 million at December 31, 2013 to a liability of $40.7 million at December 31, 2014. The net Deferred Income Tax liability of $40.7 million at December 31, 2014 consisted of $2,098.2 million of deferred tax assets, primarily related to policyholder reserves less $2,138.9 million of deferred tax liabilities, primarily related to amounts recoverable from reinsurers.

Results of Operations

The following table outlines amounts reported in Net Income for the Predecessor period from January 1, 2014 to March 31, 2014 and Successor period from April 1, 2014 for the year ended December 31, 2014 as compared to the Predecessor year ended December 31, 2013 ($ in millions):

	Successor Period	Predecessor Period
	For the period from April 1, 2014 to December 31, 2014	For the period from January 1, 2014 March 31, 2014	For the year ended December 31, 2013
Income Before Federal Income Taxes	$44.9	$2.6	$10.9
Federal Income Taxes	14.2	0.9	3.8

Net Income	$30.7	$1.7	$7.1

Other Comprehensive Income (OCI)	85.5	1.4	(9.9)

Comprehensive Income (Loss)	$116.2	$3.1	$(2.8)

December 31, 2014 vs. December 31, 2013

Net Income of $30.7 million for 9 months of the Successor period from April 1, 2014 to December 31, 2014 increased significantly compared to the Predecessor periods as a result of the Partial Commutation on April 1, 2014 and was driven by realized capital gains (net of changes in future policy benefits and VOBA) and release of product margins.

Other comprehensive income for the 9 months from April 1, 2014 to December 31, 2014 was primarily driven by unrealized gains on fixed maturities of $159.2 million as interest rates declined, partially offset by shadow adjustments related to VOBA and SOP 03-01 liabilities of $27.8 million.

A discussion of the significant components of income in the Successor period is summarized below.

Results of Operations in Successor Period

Successor Period
($ in millions)	For the period from April 1, 2014 to December 31, 2014
Revenues
Premiums earned	$20.4
Fee income from policyholders	259.2
Net investment income	288.6
Realized investment gains	46.0

Total revenues	$614.2

Expenses
Policyholder benefits	$216.6
Interest credited to policyholders	256.7
Other operating expenses	57.0
Amortization of VOBA	39.0

Total Expenses	$569.3

Net Income before Federal Income Taxes	$44.9

Premiums Earned and Fee Income

Prior to April 1, 2014 (the “Predecessor Periods”), the Company had reinsurance agreements whereby all premiums, fee income from policyholders and returns credited to policyholders, policyholder benefits and substantially all expenses were ceded to ALIC and other reinsurers.

Premiums earned for the Successor Period were $20.4 million. The premiums of $20.4 million recognized in the Successor Period relate primarily to traditional life and health insurance products and immediate annuities. Premiums from these products are recognized as revenue when received at the inception of the contract. Premiums earned are net of reinsurance premiums paid on the ceded business.

Contracts that do not subject the Company to significant risk arising from mortality or morbidity are referred to as investment contracts. These products include fixed annuities, including market value adjusted annuities, equity-indexed annuities. Consideration received for such contracts is reported as policyholder account balances.

Additionally, interest-sensitive life contracts, such as universal life and single premium life, are insurance contracts whose terms are not fixed and guaranteed. The terms that may be changed include premiums paid by the policyholder, interest credited to the policyholder account balance and contract charges assessed against the policyholder account balance. Premiums from these contracts are credited to policyholder account balances.

Fee income from policyholders for the Successor Period was $259.2 million. The fee income from policyholders consists of fees assessed against the policyholder account balance for the cost of insurance (mortality risk), contract administration and surrender of the policy prior to contractually specified dates. These charges are recognized as revenue when assessed against the policyholder account balance. Policyholder benefits include life-contingent benefit payments in excess of the policyholder account balance.

Net investment income for the Successor Period was $288.6 million and was attributable to the following asset types (in millions):

Fixed income securities	$232.0
Commercial mortgage loans	49.4
Cash & short-term investments	4.8
Other	7.4

Gross investment income	$293.6
Investment expenses	5.0

Net investment income	$288.6

Realized investment gains for the Successor Period were $46.0 million, primarily from the sale of fixed income securities and unrealized gains on derivatives that are used to economically hedge certain market-related risk on equity indexed annuity products. This amount also includes unrealized gains on derivatives.

Policyholder benefits for the Successor Period were $216.5 million and include both incurred claims and the change in liability for future policy benefits. Liabilities for future policy benefits on annuity, life and long-term care policies are established in amounts adequate to meet the estimated future obligations of policies in-force. Liabilities for outstanding claims and claims adjustment expenses are estimates of payments to be made on life and health insurance contracts for reported losses and claims adjustment expenses. Changes in policy and contract claims are recorded in policy benefits.

Interest credited to policyholders for the Successor Period were $256.7 million and represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life insurance and fixed annuities. Policyholder funds primarily comprise cumulative deposits received and interest credited to the contractholder less cumulative contract benefits, surrenders, withdrawals and contract charges for mortality or administrative expenses.

Operating and acquisition expenses for the Successor Period were $96.0 million and were comprised of primarily of general operating expenses, premium taxes and other fees associated with reinsurance of $57.0 million. This is reduced for allowances received on reinsurance ceded. Amortization of VOBA of $39.0 million, reducing the initial balance to $251.8 million (prior to shadow adjustments) from an initial balance at April 1, 2014 of $290.8 million. The VOBA relates primarily to interest sensitive life products and is amortized over the life of the policies in relation to the emergence of estimated gross profits from margins on mortality, interest, expenses, and surrenders, all of which are net of reinsurance and include actual realized gains and losses on investments. For non-interest sensitive life products, such as term life insurance, VOBA is amortized in relation to premium.

Other Information Related to Successor Period

The following table presents surrender and withdrawal amounts and rates for major insurance product lines for the period from April 1, 2014 through December 31, 2014:

	Amounts ($ in thousands)	Rate
Annuities	$866,216.1	16.7%
Variable and interest-senstive life	$111,974.3	4.2%

(1)	Surrender rates are based on the average surrenderable future policy benefits and/or policyholders’ account balances for the related policies and contracts in force during the period from April 1, 2014 through December 31, 2014.

General Account Investment Portfolio

The General Account Investment Assets (“GAIA”) portfolio consists of a well-diversified portfolio of public and private fixed maturities, commercial mortgages and other loans and other invested assets. The General Account portfolios and investment results support the insurance liabilities of Lincoln Benefit’s business operations. The following table reconciles the balance sheet asset amounts to GAIA.

($ in thousands)
Fixed maturities, available-for-sale, at fair value	$9,390,647
Commercial mortgage loans	1,115,167
Policy loans	194,385
Short-term investments	361,369
Other invested assets	26,897

Total Investments	$11,088,465

(1)	Assets listed in the “Other” category principally consist of derivative assets and liabilities

Investment Results of General Account Investment Assets

The following table summarizes investment results by asset category for the period from April 1, 2014 through December 31, 2014:

	For the Period from April 1, 2014 through December 31, 2014
(in thousands)	Amount	Yield
Fixed income securities	$231,972	3.48%
Commercial mortgage loans	49,417	3.14%
Cash and short-term investments	4,786	0.36%
Other investment (loss) income	7,353

Gross investment income	$293,528

Fixed Maturities

The fixed maturity portfolio consists largely of investment grade corporate debt securities and includes significant amounts of U.S. government and agency obligations. At December 31, 2014, GAIA held CMBS with an amortized cost of $331 million. The General Account had $149 million of direct exposure to the sovereign debt of Italy, Greece, Portugal, Spain and the Republic of Ireland.

Fixed Maturities By Industry

The General Account fixed maturities portfolios include publicly-traded and privately-placed corporate debt securities across an array of industry categories. The following table sets forth these fixed maturities by industry category as of December 31, 2014 along with their associated gross unrealized gains and losses:

(in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Fixed maturities
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$810,057	$47,859	$(590)	$857,326
Obligations of U.S. States and Political Subdivisions	250,008	5,638	(437)	255,209
Corporate securities
Basic Materials	558,562	9,014	(4,078)	563,498
Communications	567,023	11,117	(2,356)	575,784
Consumer, Cyclical	470,091	9,026	(1,001)	478,116
Consumer, Non-cyclical	1,156,942	29,779	(809)	1,185,912
Diversified	17,240	232	—	17,472
Energy	923,204	6,778	(19,103)	910,879
Financial	1,028,659	19,090	(1,124)	1,046,625
Industrial	1,668,357	30,248	(3,406)	1,695,199
Technology	208,423	2,762	(346)	210,839
Utilities	680,890	14,434	(1,903)	693,421
ABS	373,304	6,107	(2,408)	377,003
CMBS	331,041	3,507	(1,065)	333,483
RMBS	188,055	2,849	(1,023)	189,881

Total fixed maturities	$9,231,856	$198,440	$(39,649)	$9,390,647

Fixed Maturities Credit Quality

The Securities Valuation Office (“SVO”) of the National Association of Insurance Commissioners (“NAIC”), evaluates the investments of insurers for regulatory reporting purposes and assigns fixed maturity securities to one of six categories (“NAIC Designations”). NAIC designations of “1” or “2” include fixed maturities considered investment grade, which include securities rated Baa3 or higher by Moody’s or BBB- or higher by Standard & Poor’s. NAIC Designations of “3” through “6” are referred to as below investment grade, which include securities rated Ba1 or lower by Moody’s and BB+ or lower by Standard & Poor’s. As a result of time lags between the funding of investments, the finalization of legal documents and the completion of the SVO filing process, the fixed maturity portfolio generally includes securities that have not yet been rated by the SVO as of each balance sheet date. Pending receipt of SVO ratings, the categorization of these securities by NAIC designation is based on the expected ratings indicated by internal analysis.

Below investment grade fixed maturities represented 27.6% of the gross unrealized losses at December 31, 2014. The following table sets forth the General Accounts’ fixed maturities by NAIC rating at the dates indicated.

($ \in thousands)		Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
NAIC Rating
1	Aaa, Aa, A	$5,101,074	$135,987	$(8,311)	$5,228,750
2	Baa	3,623,723	58,229	(20,403)	3,661,549

	Investment grade	8,724,797	194,216	(28,714)	8,890,299
3	Ba	423,403	2,781	(9,403)	416,781
4	B	75,619	1,443	(1,071)	75,991
5	C and lower	5,031	—	(148)	4,883
6	In or near default	3,006	—	(313)	2,693

	Below investment grade	507,059	4,224	(10,935)	500,348

	Total fixed maturities	$9,231,856	$198,440	$(39,649)	$9,390,647

Commercial Mortgage Loans

At December 31, 2014, approximately 10.3% of GAIA were in commercial mortgage loans. At December 31, 2014, the carrying value of commercial mortgage loans was $1,115.2 million.

The investment strategy for the mortgage loan portfolio emphasizes diversification by property type and geographic location with a primary focus on asset quality. The table below shows the breakdown of the amortized cost of the General Accounts investments in mortgage loans by geographic region as of December 31, 2014:

($ in thousands)	Carrying Value
Alabama	$1,720
Arizona	35,481
California	255,563
Colorado	22,381
Florida	20,779
Georgia	27,502
Hawaii	8,125
Illinois	53,174
Iowa	1,490
Kentucky	8,260
Maine	4,114
Maryland	35,536
Massachusetts	92,963
Minnesota	52,496
Missouri	9,324
Nevada	14,705
New Jersey	84,007
New York	72,625
North Carolina	31,111
Ohio	38,400
Oklahoma	10,835
Pennsylvania	37,688
South Carolina	3,130
Tennessee	5,719
Texas	103,778
Utah	45,914
Virginia	18,572
Washington	13,138
Wisconsin	6,637
General allowance for loan loss	—

Total commercial mortgage loans	$1,115,167

Commercial Mortgage Loan Credit Quality

The values used in these ratio calculations were developed as part of the periodic review of the commercial mortgage loan portfolio, which includes an evaluation of the underlying collateral value.

	Recorded Investment
	Debt Service Coverage Ratios
($ in thousands)	> 1.20x	1.00x - 1.20x	< 1.00x	Total	% of Total	Estimated Fair Value	% of Total
Loan-to-value ratios:
Less than 65%	$930,592	$151,700	$29,460	$1,111,752	98%	$1,146,030	98%
65% to 75%	16,591	10,537	—	27,128	2%	28,275	2%
76% to 80%	—	—	—	—	0%	—	0%
Greater than 80%	—	—	—	—	0%	—	0%

Total	$947,183	$162,237	$29,460	$1,138,880	100%	$1,174,305	100%

At December 31, 2014, there were no mortgage loans classified as problem loans or considered a troubled debt restructuring.

Results of Operations Predecessor Period

Net income Net income for the period January 1, 2014 through March 31, 2014 and for the years ended December 31, 2013 and 2012 is presented in the following table.

($ in thousands)	For the period January 1, 2014 through March 31, 2014	2013	2012
Net investment income	$2,350	$10,935	$11,590
Realized capital gains and losses	285	—	626
Income tax expense	(922)	(3,825)	(4,273)

Net income	$1,713	$7,110	$7,943

Under reinsurance agreements all premiums, contract charges, interest credited to policyholders’ account balances, contract benefits and substantially all expenses were ceded to ALIC, Lincoln Benefit Reinsurance Company (“LB Re”, an affiliate of Lincoln Benefit) and other non-affiliated reinsurers, and were reflected net of such reinsurance in the Statements of Operations and Comprehensive Income. Results of operations included net investment income and realized capital gains and losses recognized in connection with the assets that were not transferred under the reinsurance agreements.

Net income in the ninety day period ended March 31, 2014 was $1.7 million including net investment income and realized capital gains. Net income decreased 10.5% in 2013 compared to 2012 due to lower net investment income and the absence of net realized capital gains in 2013.

Net investment income The following table presents net investment income for the period January 1, 2014 through March 31, 2014 and for the years ended December 31, 2013 and 2012.

($ in thousands)	For the period January 1, 2014 through March 31, 2014	2013	2012
Fixed maturities	$2,461	$11,545	$12,138
Short-term investments	16	23	20

Investment income, before expense	2,477	11,568	12,158
Investment expense	(127)	(633)	(568)

Net investment income	$2,350	$10,935	$11,590

Net investment income was $2.4 million for the ninety day period. Net investment income decreased 5.7% or $655 thousand in 2013 compared to 2012. Both periods were impacted by lower yields.

Realized capital gains and losses Realized capital gains and losses were $.3 million in the 90 day period, primarily related to sales of investments and netted to zero in 2013 with gains from sales offsetting impairment write-downs. Realized capital gains of $626 thousand were recognized in 2012, primarily related to sales of investments.

MARKET RISK

Market risk is the risk that we will incur losses due to adverse changes in interest rates or credit spreads. We also have certain exposures to changes in equity prices in our equity-indexed annuities and separate accounts liabilities.

Overview. In formulating and implementing guidelines for investing funds, we seek to earn returns that contribute to stable profits while also meeting the future cash flow requirements of our liabilities.

We use quantitative and qualitative market-based approaches to measure, monitor and manage market risk. We evaluate our exposure to market risk through the use of multiple measures including but not limited to duration, earnings- and capital-at-risk, scenario analysis and sensitivity analysis. Duration measures the price sensitivity of assets or liabilities to changes in interest rates. For example, if interest rates increase 100 basis points, the fair value of an asset with a duration of 5 is expected to decrease in value by 5%. Earnings- and capital-at-risk are estimates of the change in earnings or capital that might be expected to emerge over a given time horizon in various defined stress tests. Scenario analysis estimates the potential changes in the value of various financial parameters that could occur under different hypothetical market conditions defined by changes to the market risk factors of interest rates and credit spreads. Sensitivity analysis estimates the potential changes in the value of various financial parameters that could occur under different hypothetical shocks to a market risk factor. In general, we establish investment portfolio asset allocation and market risk limits based upon a combination of duration, earnings- and capital-at-risk, scenario analysis and sensitivity analysis as well as a consideration of liquidity and diversification. The asset allocation limits place restrictions on the total funds that may be invested within an asset class. Comprehensive day-to-day management of market risk within defined tolerance ranges occurs as portfolio managers buy and sell within their respective markets based upon the acceptable boundaries established by investment and other risk policies.

Interest rate risk is the risk that we will incur a loss due to adverse changes in interest rates. This risk arises when our investments are not fully matched to our liabilities, or when characteristics of the assets or liabilities change. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk-free reference yields.

One of the measures used to quantify interest rate exposure is duration. To estimate asset durations, we project asset cash flows and calculate their net present value using a risk-free market interest rate adjusted for credit quality, sector attributes, liquidity and other specific risks. Duration is calculated by revaluing these cash

83.1

flows at alternative interest rates and determining the percentage change in aggregate value. The asset projections include assumptions (based upon historical market experience and our experience) that are intended to reflect the effect of changing interest rates on the prepayment, leverage and/or option features of instruments, where applicable. The preceding assumptions relate primarily to mortgage-backed securities, and municipal and corporate obligations. Our asset duration was 5.5 as of December 31, 2014 (excluding assets in respect of business ceded to our wholly-owned subsidiary, Lancaster Re).

The difference between asset and liability duration is called the duration gap and is a measure of the mismatch between asset and liabilities. At the current time, because our asset durations are shorter than our liability durations, lower interest rate environments will in general result in more adverse financial outcomes than higher interest rate environments.

Based upon the information and assumptions used in the duration calculation, and interest rates in effect as of December 31, 2014, we estimate that a 100 basis point immediate, parallel fall in interest rates (“rate shock”) would increase the net fair value of the assets by $460 million, compared to $11.2 million as of December 31, 2013. The increase is due to an increase in the amount and mix of invested assets since the Partial Commutation and Acquisition by Resolution Life. The selection of a 100 basis point immediate, parallel change in interest rates should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

To the extent that conditions differ from the assumptions we used in these calculations, duration and rate shock measures could be significantly impacted. Additionally, our calculations assume that the current relationship between short-term and long-term interest rates (the term structure of interest rates) will remain constant over time. As a result, these calculations may not fully capture the effect of non-parallel changes in the term structure of interest rates and/or large changes in interest rates.

Credit spread risk is the risk that we will incur a loss due to adverse changes in credit spreads (“spreads”). This risk arises from our investment in spread-sensitive fixed income assets.

We manage the spread risk in our assets. One of the measures used to quantify this exposure is spread duration. Spread duration measures the price sensitivity of the assets to changes in spreads. For example, if spreads increase 100 basis points, the fair value of an asset exhibiting a spread duration of 5 is expected to decrease in value by 5%. A mismatch of spread duration relative to liability duration could result in financial losses over time.

Spread duration is calculated similarly to interest rate duration. For our portfolio, spread duration is close to the asset duration, and thus has a similar sensitivity. As of December 31, 2014, the spread duration of assets was 5.6 years, compared to 4.0 as of December 31, 2013. Based upon the information and assumptions we use in this spread duration calculation, and spreads in effect as of December 31, 2014, we estimate that a 100 basis point immediate, parallel increase in spreads across all asset classes, industry sectors and credit ratings (“spread shock”) would decrease the net fair value of the assets by $470 million, compared to $10.6 million as of December 31, 2013. The increase is due to an increase in the amount and mix of invested assets since the Partial Commutation and Acquisition by Resolution Life. The selection of a 100 basis point immediate parallel change in spreads should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

Equity price risk is the risk that we will incur losses due to adverse changes in the general levels of the equity markets. Equity risk exists for contract charges based on account balances as well as for guarantees for living, death and/or income benefits provided by our variable and equity indexed products.

Our variable life products are partially reinsured to ALIC. For the products that are retained, there is equity exposure to contract charges and fees that are based on separate account values, but there is only small exposure to guarantees.

All variable annuity contract charges and fees, liabilities and benefits, including guarantees for death and/or income benefits, are ceded to ALIC in accordance with the reinsurance agreements, thereby limiting our equity risk exposure. In 2006, ALIC disposed of substantially all of its variable annuity business through reinsurance agreements with The Prudential Insurance Company of America, a subsidiary of Prudential Financial, Inc. and therefore mitigated this aspect of ALIC’s risk. The Company was not a direct participant of this agreement and its reinsurance agreements with ALIC remain unchanged. As of December 31, 2014 and 2013, we had Separate Accounts assets related to variable annuity and variable life contracts totaling $1.6 billion and $1.7 billion, respectively.

As of December 31, 2014 we had $1.8 billion in equity-indexed life and annuity liabilities that were not reinsured that provide customers with interest crediting rates based on the performance of the S&P 500. We maintain a hedging program that aims to offset the impact of equity market performance on the value of these guarantees. As of December 31, 2014 we had $26 million in market value of S&P 500 options under the hedging program.

Counterparty credit risk relates to the Company’s potential loss if a counterparty fails to perform under the terms of a contract. The Company manages its exposure to counterparty credit risk by utilizing highly rated counterparties, establishing risk control limits, executing legally enforceable master agreements and obtaining collateral where appropriate.

Lincoln Benefit’s counterparty risk consists of the following two types of exposures: (1) Derivative counterparty risk: The Company only holds future contracts and option contracts which are traded on organized exchanges, which require margin deposits and guarantee the execution of trades, thereby mitigating potential credit risk. Exchanges serve as a marketplace for the buyer and the seller. The associated clearing house sits between the two sides of the trade. The Company has not incurred any losses on derivative financial instruments due to counterparty nonperformance in 2014; and (2) Reinsurance counterparty risk. The reinsurance counterparty risk is the risk of the reinsurance counterparty failing to pay reinsurance recoveries in full to Lincoln Benefit in a timely manner (i.e. unwillingness to pay, not paying them in full or inability to pay.) We attempt to mitigate this risk by diversifying the risk with multiple reinsurers and monitoring their credit ratings.

CAPITAL RESOURCES AND LIQUIDITY

Capital resources consist of shareholder’s equity. The following table summarizes our capital resources as of December 31.

($ in thousands)	2014	2013	2012
Common stock, retained earnings and additional capital paid-in	$593,544	$339,825	$332,715
Accumulated other comprehensive income	85,498	3,870	13,803

Total shareholder’s equity	$679,042	$343,695	$346,518

Shareholder’s equity increased in 2014 primarily due to additional paid-in capital resulting from the Acquisition increased unrealized net capital gains partially offset by the dividend to parent. Shareholder’s equity decreased in 2013 due to decreased unrealized net capital gains partially offset by net income.

Financial strength ratings. Our financial strength ratings as of December 31, 2014 are A- from A.M. Best Company, Inc. and BBB+ from Standard & Poor’s Ratings Services, both with a stable outlook. These ratings reflect the rating agencies’ opinions of our relative financial strength and are not a recommendation to buy or hold any investment. Ratings may be revised or revoked at any time at the sole discretion of the issuing rating agency.

The NAIC has developed a set of financial relationships or tests known as the Insurance Regulatory Information System to assist state regulators in monitoring the financial condition of insurance companies and identifying companies that require special attention or actions by insurance regulatory authorities. The NAIC analyzes financial data provided by insurance companies using prescribed ratios, each with defined “usual ranges”. Generally, regulators will begin to monitor an insurance company if its ratios fall outside the usual ranges for four or more of the ratios. If an insurance company has insufficient capital, regulators may act to reduce the amount of insurance it can issue. Our ratios are within these ranges.

Liquidity sources and uses. Our potential sources of funds principally include the following.

•	Receipt of insurance premiums

•	Contractholder fund deposits

•	Reinsurance recoveries

•	Receipts of principal and interest on investments

•	Sales of investments

Our potential uses of funds principally include the following.

•	Payment of contract benefits, surrenders and withdrawals

•	Reinsurance cessions and payments

•	Operating costs and expenses

•	Purchase of investments

•	Repayment of intercompany loans

•	Dividends to parent

•	Tax payments/settlements

Cash flows. As reflected in our Statements of Cash Flows, net cash provided by operating activities was $106 million, $16 thousand and $15.0 million in 2014, 2013 and 2012, respectively. Fluctuations in net cash provided by operating activities primarily occur as a result of changes in net investment income and differences in the timing of reinsurance payments to and from our affiliated and non-affiliated reinsurers as well as cash contributions resulting from the Acquisition. Prior to 2014, fluctuations in net cash provided by operating activities primarily occurred as a result of changes in net investment income and differences in the timing of reinsurance payments to and from ALIC and payments to Allstate affiliates.

Prior to our acquisition by Resolution Life, under the terms of reinsurance agreements, all premiums and deposits, excluding variable annuity and life contract deposits allocated to separate accounts and those reinsured to non-affiliated reinsurers, were transferred to ALIC, which maintained the investment portfolios supporting our products. Payments of contractholder claims, benefits, contract surrenders and withdrawals and certain operating costs (excluding investment-related expenses), were reimbursed by ALIC, under the terms of the reinsurance agreements. Notwithstanding any reinsurance arrangements, we continue to have primary liability as a direct insurer for risks reinsured. Our ability to meet liquidity demands is dependent on reinsurers’ ability to meet those obligations under the reinsurance programs.

Our ability to pay dividends is dependent on business conditions, income, cash requirements and other relevant factors. The payment of shareholder dividends without the prior approval of the state insurance regulator is limited by Nebraska law to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as the timing and amount of dividends paid in the preceding twelve months. In addition, in connection with its approval of our acquisition by Resolution Life, the

Department of Insurance order requires prior approval to pay any dividend for five years following the Acquisition. In December 2014, after receiving approval from the Department of Insurance, the Company paid dividends of $33.2 million. No dividends were paid in 2013.

Contractual obligations. Due to the reinsurance agreements that we have in place, certain contractual obligations are ceded to ALIC, LB Re, Hannover Re and other non-affiliated reinsurers.

REGULATION AND LEGAL PROCEEDINGS

We are subject to extensive regulation and we are involved in various legal and regulatory actions, all of which have an effect on specific aspects of our business. For a detailed discussion of the legal and regulatory actions in which we are involved, see Note 12 of the financial statements.

PENDING ACCOUNTING STANDARDS

There are pending accounting standards that we have not implemented because the implementation date has not yet occurred. For a discussion of these pending standards, see Note 2 in the consolidated financial statements. The effect of implementing certain accounting standards on our financial results and financial condition is often based in part on market conditions at the time of implementation of the standard and other factors we are unable to determine prior to implementation. For this reason, we are sometimes unable to estimate the effect of certain pending accounting standards until the relevant authoritative body finalizes these standards or until we implement them.

Item 11(i).	Changes in or Disagreements with Accountants

After conducting a ‘request for proposal’ process with three major accounting firms for the annual independent audit of Resolution and its subsidiaries, and after completing our 2014 filing which included our 2013 financial statements Lincoln Benefit’s Board dismissed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm. The decision to change accountants was recommended by the Audit Committee to the Board, and approved by the Board, on August 13, 2014. On the same day, the Audit Committee recommended appointment to the Board, and the Board appointed, PricewaterhouseCoopers LLP (“PwC”) as our new independent registered public accounting firm to audit Lincoln Benefit’s financial statements for the period beginning April 1, 2014. Deloitte was also reengaged on March 17, 2015 to audit Lincoln Benefit’s financial statements for the three months ended March 31, 2014.

The reports of Deloitte on Lincoln Benefit’s financial statements for each of the two fiscal years ended December 31, 2013 and the three months ended March 31, 2014 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two years ended December 31, 2013 and through the date of Deloitte’s report on Lincoln Benefit’s financial statements for the three months ended March 31, 2014, there were: (i) no disagreements between Lincoln Benefit and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its report, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Lincoln Benefit provided Deloitte with a copy of this disclosure before its filing with the SEC and requested that Deloitte provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of this letter, dated April 10, 2015, is filed as Exhibit 16 to this registration form on Form S-1.

During the two years ended December 31, 2013 and through the date of PwC’s engagement, we did not consult with PwC regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Lincoln Benefit’s financial statements, and PwC did not provide either a written report or oral advice to Lincoln Benefit that was an important factor considered by Lincoln Benefit in reaching a decision as to any accounting, auditing, or financial reporting issue, or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 11(j).	Quantitative and Qualitative Disclosures About Market Risk

Information required for Item 11(j) is incorporated by reference to the material under the caption “Market Risk” in Item 11(h) of this report.

Item 11(k).	Directors and Executive Officers

The biographies of each of the directors and executive officers as of April 13, 2015 are included below.

Clive Cowdery, 51, has been a director since April 2014. Mr. Cowdery is also a director and President of both Resolution Life GP Ltd. and Resolution Life (Parallel) GP Ltd., and a director of both Resolution Life Holdings, Inc. and Resolution Life, Inc. He is the Founder and Chairman of The Resolution Group. Before founding Resolution in 2003, Mr. Cowdery served as Chairman and Chief Executive of GE Insurance Holdings. Mr. Cowdery currently serves as a director of Prospect Publishing Limited, and he is the Founder and Chairman of the Resolution Foundation, a charitable organization dedicated to improving living standards for the 15 million people in Britain on low and middle incomes.

Jon Hack, 47, has been a director since April 2014. Mr. Hack is also a director of Resolution Life Holdings, Inc. and a director of Resolution Life, Inc. He currently serves as the Managing Partner for The Resolution Group. Prior to joining Resolution in 2009, Mr. Hack was a Managing Director and Head of European Financial Institutions Group for Lazard. Mr. Hack qualified as a chartered accountant in 1992 and is a member of The Institute of Chartered Accountants in England & Wales.

Ann Frohman, 51, has been a director since April 2014. Ms. Frohman is also a director of Resolution Life Holdings, Inc. and a director of Resolution Life, Inc. Ms. Frohman is currently self-employed at Frohman Law Office LLC, a law and government relations firm. From December 2010 to March 2012, Ms. Frohman served as Senior Vice President, Government and Industry for Physicians Mutual and Physicians Life Insurance Companies. Prior to that, Ms. Frohman held a number of leadership positions with the Nebraska Department of Insurance, including Director. Ms. Frohman is a licensed attorney with the Nebraska State Bar Association. Ms. Frohman has advised Resolution on issues of Nebraska law from time to time and expects to do so in the future.

Robert Stein, 66, has been a director since April 2014. Mr. Stein is also a director of Resolution Life Holdings, Inc. and a director of Resolution Life, Inc. From November 1976 to September 2011, Mr. Stein held various positions at Ernst & Young, including Partner. He currently serves on the boards of directors of Assurant, Inc. and Aviva plc. Mr. Stein is an actuary and a Certified Public Accountant. He is a Fellow of the Society of Actuaries and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Grace Vandecruze, 51, has been a director since April 2014. Ms. Vandecruze is also a director of Resolution Life Holdings, Inc. and Resolution Life, Inc. Since 2006, Ms. Vandecruze has been employed with Grace Global Capital LLC, where she currently serves as Managing Director. Prior to that, she served as Managing Director at Fox-Pitt, Kelton and Vice President at Head & Company LLC. Ms. Vandecruze is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Richard Carbone, 67, has been a director since April 2014. Mr. Carbone is also a director of Resolution Life Holdings, Inc. and a director of Resolution Life, Inc. Prior to joining Lincoln Benefit, Mr. Carbone served as Executive Vice President and Chief Financial Officer at Prudential Financial, Inc. and The

Prudential Insurance Company of America. He also served as Senior Vice President and Chief Financial Officer of Prudential Financial, Inc. from November 2001 to January 2008 and Senior Vice President and Chief Financial Officer of The Prudential Insurance Company of America from July 1997 to January 2008. Prior to that, Mr. Carbone held various leadership roles at Salomon, Inc., Bankers Trust New York Corporation and Bankers Trust Company. Mr. Carbone is a member of the board of directors for E*Trade Financial Corporation. Mr. Carbone is a Certified Public Accountant (inactive).

Stephen Campbell, 48, has been a director since May 2014. Mr. Campbell is also a director of Resolution Life Holdings, Inc. and a director of Resolution Life, Inc. Since July 2013, Mr. Campbell has been self-employed as a consultant and investor. Prior to that, he was as an Investment Banker with Lazard Freres & Co. from 2002 to July 2013. Mr. Campbell currently serves as a member of the board of directors for Hardscuffle, Inc., American Life & Accident Insurance Company of Kentucky and Confluent Health

W. Weldon Wilson, 54, has been a director and Chief Executive Officer since April 2014. Mr. Wilson also serves as a director and Chief Executive Officer for Resolution Life Holdings, Inc. and Resolution Life, Inc. From 2010 to 2013, he was self-employed as a consultant. From July 1991 to December 2009, Mr. Wilson held various positions at Swiss Reinsurance Company, including Chief Executive Officer, President and Director of Swiss Re Life & Health America, Inc. He is a licensed attorney with the State Bar of Texas.

Robyn Wyatt, 50, has been Executive Vice President, Chief Financial Officer and Treasurer since April 2014. Ms. Wyatt also serves as Executive Vice President, Chief Financial Officer and Treasurer of both Resolution Life Holdings, Inc. and Resolution Life, Inc. From March 2002 to September 2013, Ms. Wyatt held positions with various affiliates of Swiss Reinsurance Company, including Managing Director and Chief Financial Officer of Swiss Re Life & Health America Inc. Prior to that, she served as Vice President and Chief Accountant of Manulife Financial Corporation. Ms. Wyatt is a member of Chartered Accountants Australia and New Zealand and The Canadian Institute of Chartered Accountants.

Keith Gubbay, 60, has been President and Chief Actuarial Officer since April 2014. Mr. Gubbay also serves as President and Chief Actuarial Officer of both Resolution Life Holdings, Inc. and Resolution Life, Inc. From 2004 until he joined Resolution Life, Mr. Gubbay held various leadership positions in Sun Life Financial U.S., including Senior Vice-President and Chief Financial Officer. Prior to that, he served as in various senior executive roles at ING Americas. Mr. Gubbay is a Member of the American Academy of Actuaries and a Fellow in the Society of Actuaries.

Simon Packer, 50, has been Chief Transformation Officer since April 2014. Mr. Packer also serves as Chief Transformation Officer of both Resolution Life Holdings, Inc. and Resolution Life, Inc. Prior to joining Resolution in May 2006, Mr. Packer held leadership positions at a variety of U.K. life insurance companies, including Programme Manager at Clerical Medical Investment Group from August 2003 to April 2006 and Programme Manager at AXA Tech Ltd from April 2002 to January 2003.

Leigh McKegney, 31, has been Chief Legal Officer, Vice President and Secretary since May 2014. Ms. McKegney also serves as Chief Legal Officer, Vice President and Secretary of Resolution Life Holdings, Inc. and Resolution Life, Inc. From November 2010 to April 2014, Ms. McKegney was a corporate associate at Debevoise & Plimpton LLP. Ms. McKegney is a licensed attorney in the State of New York.

Item 11(l).	Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

On April 1, 2014, Resolution Life, Inc. (“Resolution Life”) acquired all of the outstanding capital stock of Lincoln Benefit from Allstate Life Insurance Company. From January 1, 2014 through March 31, 2014, the executive officers of Lincoln Benefit were employees of an Allstate subsidiary. From April 1, 2014 through December 31, 2014, the executive officers of Lincoln Benefit were employees of Resolution Life’s parent, Resolution Life Holdings, Inc. (“Resolution”) or one of its subsidiaries. This Compensation Discussion and Analysis is separated into two sections for ease of reading, with the first section covering Lincoln Benefit’s compensation practices from April 1, 2014 through December 31, 2014, and the second section covering Lincoln Benefit’s compensation practices from January 1, 2014 through March 31, 2014.

Compensation Practices for the Period from April 1, 2014 through December 31, 2014

Following the acquisition of all of the outstanding capital stock of Lincoln Benefit from Allstate Life Insurance Company, executive officers of Lincoln Benefit also served as officers of Resolution and other subsidiaries of Resolution and these executive officers received no compensation directly from Lincoln Benefit. They were employees of Resolution or a subsidiary. Allocations were made for each named executive based on the amount of the named executive’s compensation allocated to Lincoln Benefit under the Services Agreement by and between Resolution Life and Lincoln Benefit, effective as of April 1, 2014 (the “Services Agreement”). Those allocations are reflected in the Summary Compensation Table set forth below and in this Compensation Discussion and Analysis disclosure. The named executive officers may have received additional compensation for services rendered to Resolution or other Resolution subsidiaries, including Resolution Life, and those amounts are not reported.

Named Executives

This portion of the Compensation Discussion and Analysis describes Resolution’s executive compensation program and specifically describes, for the following named executive officers (“NEOs”) of Lincoln Benefit below, the total 2014 compensation attributable to services rendered to Lincoln Benefit:

W. Weldon Wilson — Chairman and Chief Executive Officer (“CEO”)

Robyn Wyatt — Chief Financial Officer (“CFO”), Executive Vice President and Treasurer

Keith Gubbay — President and Chief Actuary

Simon Packer — Chief Transformation Officer

Karl Chappell — Managing Director, Investments and Mergers and Acquisitions

2014 Compensation Philosophy

The objectives of Resolution’s executive compensation program for 2014 were to (i) create a link between pay and performance, (ii) attract, motivate and retain talented employees, (iii) align the interests of executives and other employees with the interests of Resolution’s shareholders and (iv) foster compliance and support sensible, but not excessive, risk taking. Resolution has designed the elements of its executive compensation program in order to meet these objectives.

Elements of the 2014 Compensation Program Design

All compensation and benefits paid to our officers is determined and paid or provided by Resolution. Resolution pays its executives, including the NEOs, base salary and bonus as set forth in each executive’s employment agreement. In addition, the executives, including NEOs, receive employee benefits on the same terms as other similarly situated executives of Resolution and its subsidiaries. The elements of compensation for the NEOs are determined pursuant to the terms of their individual employment agreements with Resolution. In 2015, Resolution established a compensation committee of its board of directors to oversee executive compensation matters, including advising on Resolution’s compensation policies and reviewing and approving the determination of annual bonus payments earned by the executives. Neither Resolution nor its compensation committee has engaged the services of a compensation consultant or engaged in any compensation benchmarking analysis. Mr. Wilson assists the compensation committee in setting compensation for the other Resolution executives.

Employment Agreements

Each of Messrs. Wilson, Gubbay, Packer and Chappell and Ms. Wyatt is party to an employment agreement with Resolution, the parent of Resolution Life. Resolution negotiated each employment agreement at the time the officer became employed by Resolution in 2013 or 2014, prior to its acquisition of Lincoln Benefit. The terms of each agreement, including salary and target bonus opportunities, were determined based on an evaluation of appropriate compensation levels in the insurance industry and the level of compensation, benefits and other entitlements that Resolution considered necessary to attract and retain the executives. The employment agreements set each executive’s base salary and provide for an annual bonus opportunity expressed as a percentage of base salary, and employee benefits on the same terms as similarly situated executives of Resolution. Mr. Wilson’s, Mr. Gubbay’s and Ms. Wyatt’s target annual bonus opportunity is 60%; and Mr. Chappell’s and Mr. Packer’s target annual bonus opportunity is 50%. The employment agreements of Messrs. Chappell and Packer also provide for reimbursement of certain relocation expenses. Mr. Gubbay’s and Ms. Wyatt’s employment agreement each provide for deferred sign-on bonuses payable in three equal amounts on the first through third anniversaries of the effective date of such employment agreement. Mr. Chappell’s agreement also provides for a one-time signing bonus, payable within 60 days following the effective date of his employment agreement. The amount of each of these elements of compensation that is attributable to Lincoln Benefit is as set forth in the Summary Compensation Table.

Base Salary

For 2014, each NEO received the base salary set forth in his or her individual employment agreement. The amount of each such NEO’s base salary for 2014 that is attributable to Lincoln Benefit is as set forth in the Summary Compensation Table. In 2015, the compensation committee of the board of directors of Resolution approved a merit-based salary increase of 16.7% for Ms. Wyatt.

Annual Bonus Payments

Variable cash compensation in the form of annual bonuses is provided to reward executives for results based on the past performance year. Each NEO’s employment agreement provides for an annual performance-based bonus opportunity, with the target annual bonus amount expressed as a percentage of such NEO’s base salary. The compensation committee of the board of directors of Resolution determines the annual bonus amount that has been earned by each NEO after considering a variety of individual- and Resolution-related performance factors. In determining the annual bonus payments for 2014, the compensation committee considered the objectives of Resolution’s compensation philosophy, and considered the fact that 2014 was a foundational year given the company’s recent formation in 2013. For 2014, the compensation committee determined that each NEO had earned his or her annual performance-based bonus at the target performance level based on achievement of operational performance goals relating to building the Resolution business, including attraction of key talent, completion of the acquisition and transition of Lincoln Benefit from Allstate, implementing core computational systems, developing a governance and risk framework, designing and developing processes and controls in the areas of finance, accounting and operations, designing and developing projection models, having a successful outcome on the initial rating agency process and establishing certain key relationships. The amount of each such NEO’s annual bonus that is attributable to Lincoln Benefit is as set forth in the Summary Compensation Table.

Long-Term Incentive Compensation

Each of Messrs. Wilson, Gubbay, Packer and Chappell and Ms. Wyatt participate in Resolution’s long-term incentive compensation program, but have not received any long-term or equity-based compensation for their services to Lincoln Benefit. Grants under Resolution’s long-term incentive compensation program were made to our NEOs prior to the acquisition of Lincoln Benefit, and are subject to satisfaction of vesting criteria based on continued service to Resolution. As such equity was awarded prior to the acquisition of Lincoln Benefit and no expense related to such equity is allocated to Lincoln Benefit under the Services Agreement, such compensation is not included in the Summary Compensation Tables or other tables below.

Other Benefits

The NEOs’ participate in the benefit programs available to other employees of Resolution Life. These benefits include health and welfare coverage and participation in a Resolution 401(k) plan. Resolution matches employee contributions up to 6% of eligible pay.

Compensation Practices for the Period from January 1, 2014 through March 31, 2014

Prior to the acquisition of all of the outstanding capital stock of Lincoln Benefit from Allstate Life Insurance Company by Resolution Life, executive officers of Lincoln Benefit also served as officers of other subsidiaries of Allstate and received no compensation directly from Lincoln Benefit. They were employees of an Allstate subsidiary. Allocations were made for each named executive based on the amount of the named executive’s compensation allocated to Lincoln Benefit under the Amended and Restated Service and Expense Agreement among Allstate Insurance Company, Allstate, and certain affiliates, as amended effective January 1, 2009 (the “Service and Expense Agreement”). Those allocations are reflected in the Summary Compensation Table set forth below and in this disclosure, except where noted. The named executives may have received additional compensation for services rendered to other Allstate subsidiaries, and those amounts are not reported.

Named Executives

This portion of the Compensation Discussion and Analysis describes Allstate’s executive compensation program and specifically describes total 2014 compensation for the following named executives of Lincoln Benefit, who are listed below with their titles as of March 31, 2014:

Don Civgin — Chairman, President and Chief Executive Officer (“CEO”)

Jesse E. Merten — Senior Vice President and Chief Financial Officer (“CFO”)

Elements of 2014 Executive Compensation Program Design

The following table lists the elements of target direct compensation for Allstate’s 2014 executive compensation program. The program uses a mix of fixed and variable compensation elements and provides alignment with both short- and long-term business goals through annual and long-term incentives. Allstate’s incentives are designed to drive overall corporate performance, specific business unit strategies, and individual performance using measures that correlate to stockholder value and align with Allstate’s long-term strategic vision and operating priorities. The Compensation and Succession Committee (the “Committee”) of the Allstate Board of Directors (the “Allstate Board”) establishes the performance measures and ranges of performance for the variable compensation elements for overall Allstate incentive compensation awards. An individual’s realized pay is based on market-based compensation levels and actual performance.

	Fixed	Variable
	Base Salary	Annual Cash Incentive Awards	Restricted Stock Units (“RSUs”)	Performance Stock Awards (“PSAs”)	Stock Options
Key Characteristics	• Fixed compensation component payable in cash. • Reviewed annually and adjusted when appropriate.	• Variable compensation component payable annually in cash. • Actual performance against annually established goals determines overall corporate pool which is allocated based on individual performance.	• RSUs vest on the third anniversary of the grant date.(1) • See page 98 for the retention requirements for RSUs.

• Equity award based on achieving performance goals.

• PSAs vest on the third anniversary of the grant date based on actual performance against goals established at the beginning of the performance period.

• See page 98 for the
retention requirements for PSAs.

• Options to purchase shares at the market price when awarded. Vest ratably over three years.(2)

• Nonqualified stock options that expire in ten years.

• See page 98 for the retention requirements for stock options.

Why Allstate Pays This Element	• Provide a base level of competitive cash compensation for executive talent.	• Motivate and reward executives for performance on key strategic, operational, and financial measures during the year, and on key metrics to drive Allstate’s long-term strategy in the areas of segmentation, analytics and advanced technology.	• Align the interests of executives with long-term stockholder value and serve to retain executive talent.	• Motivate and reward executives for performance on key long-term measures. • Align the interests of executives with long-term stockholder value and serve to retain executive talent.	• Align the interests of executives with long-term stockholder value and serve to retain executive talent.

	Fixed	Variable
	Base Salary	Annual Cash Incentive Awards	Restricted Stock Units (“RSUs”)	Performance Stock Awards (“PSAs”)	Stock Options

How Allstate Determines Amount	• Experience, job scope, market data, and individual performance.

• A corporate-wide funding pool is based on performance on three measures:

•       Adjusted Operating Income(3)

•       Total Premiums(3)

•       Net Investment Income(3)

• Individual awards are based on job scope, market data, and individual performance.

• Individual awards are based on job scope, market data, and individual performance.

• Target awards based on job scope, market data, and individual performance.

• Earned awards based on Allstate performance on Annual Adjusted Operating Income Return on Equity(3) with a requirement of positive Net Income for any payout above target.

• Individual awards are based on job scope, market data, and individual performance.
(1)	RSUs granted prior to February 18, 2014 vested over four years with 50% exercisable on the second anniversary of the grant date, and 25% exercisable on each of the third and fourth anniversary dates. Beginning in 2014, RSUs vest on the third anniversary of the grant date. This change was made to reflect current market practice.
(2)	Stock options granted prior to February 18, 2014 vested over four years with 50% exercisable on the second anniversary of the grant date and 25% exercisable on each of the third and fourth anniversary dates. The change to a three-year vesting schedule with one-third exercisable on each anniversary was made in 2014 to reflect current market practice.
(3)	For a description of how these measures are calculated, see pages 120-123.

Executive Compensation — Design

Compensation Structure and Goal-Setting

Salary

•	The salary of Mr. Civgin is set by the Allstate Board based on the Committee’s recommendations. The salary of Mr. Merten is set by Allstate management. In recommending executive salary levels, Allstate uses the 50th percentile of its peer insurance companies as a guideline for Mr. Civgin and the 50th percentile of insurance and general industry data as a guideline for Mr. Merten, which supports Allstate’s ability to compete effectively for and retain executive talent. Annual merit increases for Messrs. Civgin and Merten are based on evaluations of their performance using the enterprise-wide merit increase budget as a guideline.

Annual Cash Incentive Awards

•	For 2014, executives earned an annual cash incentive award based on Allstate’s achievement of performance measures and assessments of individual performance.

•	The Committee sets performance measure goals based on Allstate’s operating plan after extensive review. Target performance is equal to operating plan, while decisions on threshold and maximum are informed by probability testing and operational performance scenarios.

•	Actual performance on three performance measures determines the overall funding level of the corporate pool and the aggregate total award budget for eligible employees.

•	In the event of a net loss, the corporate pool funding is reduced by 50% of actual performance for Allstate senior executives. For example, if performance measures ordinarily would fund the corporate pool at 60% and there was a net loss, then the corporate pool would be funded at 30% for Allstate senior executives. This mechanism ensures alignment of pay and performance in the event of a natural catastrophe or extreme financial market conditions.

•	Target annual incentive compensation percentages for Allstate senior executives are based on market data pay levels of peer insurance companies and Allstate’s benchmark target for total direct compensation at the 50th percentile.

•	For Mr. Civgin, the maximum award that could be earned was an amount equal to 15% of the 162(m) pool (but in no event greater than the $10 million maximum set forth in the Annual Executive Incentive Plan). The Committee retained complete discretion to pay less than this maximum amount. Mr. Merten did not participate in the 162(m) pool.

•	Individual awards are based on individual performance in comparison to position-specific compensation targets and overall Allstate performance. Each Allstate executive’s performance is evaluated against goals established at the beginning of the year that are specifically developed to support Allstate’s annual operating priorities and long-term strategy based on segmentation, analytics, and advanced technology. Allstate paid the 2014 cash incentive awards in March 2015.

Annual Cash Incentive Awards

- Total Corporate Pool Determined by Performance Measures
- Individual Awards — Actual payments based on pool funding and individual performance

GOAL SETTING PROCESS

- The Committee reviews Allstate peformance and annual operating plan
- Target performance equal to operating plan

+

Thresholds and maximums set based on analysis of:
- Probability of achieving results
- Specific operating performance required

+

Independent consultant provides advice based on peer performance, market expectations, and industry trends

+

Chief risk officer reviews and reports to the Committee

FUNDING—CORPORATE POOL

Funding Calculation:[1]

Adjusted Operating Income 50%
Total Premiums 43.5%
& Net Investment Income 6.5%

For Allstate senior executives, funding does not exceed 50% of actual performance in the event of negative reported Net Income

DISCRETION APPLIED TO ANNUAL POOL DISTRIBUTION

1. The Committee approves corporate pool based on review of actual performance in comparison to goals
2. Allstate's CEO allocates corporate pool between business uints and areas of responsibility based on relative performance against annual operating goals
3. The Committee reviews and approves compensation recommendations from Allstate's CEO for Allstate executive officers based on individual performance and position specific compensation targets
5. Individual awards for other employees are determined by Allstate senior leaders of business units and areas of responsibility and are subject to approval by Allstate's CEO

(1) Percentages are based on compensation of eligible employees in each area of responsibility and 2014 results for each performance measure. For treatment of catastrophe losses in the funding calculation, see the *Performance Measures for 2014* section.

Performance Stock Awards (“PSAs”), Restricted Stock Units (“RSUs”), and Stock Options

•	Allstate grants equity awards to executives based on scope of responsibility, consistent with its philosophy that a significant amount of compensation should be in the form of equity. Additionally, from time to time, equity awards are granted to attract new executives and to retain existing executives.

•	The mix of equity incentives for Mr. Civgin is generally 50% PSAs and 50% stock options. Allstate believes both PSAs and stock options are forms of performance-based incentive compensation because PSAs are earned based on achieving established performance goals and stock options require stock price appreciation to deliver value to an executive.

•	Other employees eligible for equity incentive awards, including Mr. Merten, had the choice of receiving the value of their February equity incentive awards in the following proportions between stock options and RSUs:

•	25% stock options and 75% RSUs;

•	50% stock options and 50% RSUs; or

•	75% stock options and 25% RSUs.

The elections are reflected in the Grants of Plan-Based Awards at Fiscal Year-End 2014 table.

•	In March 2012, February 2013, and February 2014, Mr. Civgin was awarded a target number of PSAs. The PSAs have a three-year performance cycle. For the 2012 and 2013 awards, the number of PSAs that become earned and vested at the end of the performance cycle depends on an annual adjusted operating income return on equity measure (Adjusted Operating Income ROE) attained during each year of the performance cycle. For the 2014 award, the number of PSAs that become earned and vested depends on the three-year average Adjusted Operating Income ROE. Adjusted Operating Income ROE is defined on page 122. Adjusted Operating Income for PSAs includes a minimum or maximum amount of after-tax catastrophe losses if actual catastrophe losses are less than or exceed those amounts, respectively, which serves to decrease volatility and stabilize the measure by limiting the impact of catastrophe losses. The Committee selected Adjusted Operating Income ROE as the performance measure because it:

•	Measures performance in a way that is tracked and understood by investors.

•	Captures both income and balance sheet impacts, including capital management actions.

•	Provides a useful gauge of overall performance while limiting the effects of factors management cannot influence, such as extreme weather conditions.

•	Correlates to changes in long-term stockholder value.

•	For the 2012-2014 and 2013-2015 performance cycles, performance is measured in three separate one-year periods, but all of these goals were established at the beginning of the three-year performance cycle. For the 2014-2016 performance cycle, performance is measured in a single three-year measurement period. The actual number of PSAs earned for the award’s measurement period varies from 0% to 200% of that period’s target PSAs based on Adjusted Operating Income ROE for the measurement period.

•	The Committee requires positive net income in order for executives to earn PSAs based on Adjusted Operating Income ROE above target. If Allstate has a net loss in a measurement period, the number of PSAs earned would not exceed target, regardless of the Adjusted Operating Income ROE. This hurdle is included to prevent misalignment between Allstate reported net income and the PSAs earned based on the Adjusted Operating Income ROE result. This situation could occur if, for example, catastrophe losses or capital losses that are not included in Adjusted Operating Income ROE caused Allstate to report a net loss for the period.

•

At the end of each measurement period, the Committee certifies the level of Allstate’s Adjusted Operating Income ROE achievement, as well as the resulting number of PSAs earned by Mr. Civgin for that measurement period. The Committee does not have the discretion to adjust the performance achievement for any measurement period. PSAs earned will vest following the end of the three-year performance cycle, subject to continued employment (other than in the event of death, disability, retirement, or a qualifying termination following a change-in-control).

Equity Ownership and Retention Requirements

Instituted in 1996, stock ownership guidelines require each of Messrs. Civgin and Merten to own Allstate common stock worth a multiple of base salary to link management and stockholders’ interests. The following charts show the salary multiple guidelines and the equity holdings that count towards the requirement. The current stock ownership guidelines apply to 88 of 183 Allstate officers as of December 31, 2014, and require these executives to hold 75% of net after-tax shares received as a result of equity compensation awards until their salary multiple guidelines are met.

Stock Ownership as Multiple of Base Salary as of December 31, 2014

Named Executive	Guideline	Status
Mr. Civgin	3x salary	✓ Meets guideline
Mr. Merten	2x salary	✓ Meets guideline

What Counts Toward the Guideline	What Does Not Count Toward the Guideline
• Allstate shares owned personally	• Unexercised stock options

• Shares held in the Allstate 401(k) Savings Plan	• PSAs

• RSUs

Beginning with awards granted in 2014, Allstate added a requirement that, regardless of a senior executive’s stock ownership level, Allstate senior executives must retain at least 75% of net after-tax shares. In the case of PSAs, Allstate senior executives must retain 75% of net after-tax PSA shares, after the three-year vesting period, for one year. In the case of stock options, Allstate senior executives must retain 75% of net shares acquired on exercise for one year. This retention requirement applies to Allstate senior executives who receive both PSAs and stock options, or approximately 9% of Allstate officers.

Policies on Hedging and Pledging Securities

Allstate has a policy that prohibits all officers, directors, and employees from engaging in transactions in securities issued by Allstate or any of its subsidiaries that might be considered speculative or hedging, such as selling short or buying or selling options. A new policy was instituted in 2014 that prohibits Allstate senior executives and directors from pledging Allstate securities as collateral for a loan or holding such securities in a margin account, except when an exception is granted by Allstate’s chairman or the lead director of the Allstate Board.

Timing of Equity Awards and Grant Practices

Typically, the Committee approves grants of equity awards during a meeting in the first fiscal quarter. The timing allows the Committee to align awards with Allstate’s annual performance and business goals.

Throughout the year, the Committee may grant equity incentive awards to newly hired or promoted executives. The grant date for these awards is fixed as the first business day of a month following the later of Committee action or the date of hire or promotion.

Peer Benchmarking

Allstate monitors performance toward goals throughout the year and reviews executive compensation program design and executive pay levels annually. As part of that evaluation, Allstate considers available data regarding compensation paid to similarly-situated executives at companies against which it competes for executive talent. With respect to the 2014 compensation program, for Mr. Civgin, the Committee considered compensation data for the peer companies listed below as well as compensation information from certain S&P 100 companies with fiscal year 2013 revenues of between $25 billion and $50 billion with which Allstate competes for executive talent. The Committee reviews the composition of the peer group annually with the assistance of its independent compensation consultant, Compensation Advisory Partners. The following table reflects the peer group used for 2014 compensation benchmarking.

PEER INSURANCE COMPANIES(1)

Company Name	Revenue ($ in billions)	Market Cap ($ in billions)	Assets ($ in billions)	Premiums ($ in billions)	Property and Casualty Insurance Products	Life Insurance and Financial Products
ACE Ltd.	19.3	37.8	98.2	17.4	✓
AFLAC Inc.	22.7	27.0	119.8	19.1		✓
American International Group, Inc.	64.4	77.1	515.6	39.9	✓	✓
The Chubb Corporation	14.0	24.0	51.3	12.3	✓
The Hartford Financial Services Group, Inc.	18.6	17.7	245.0	14.6	✓	✓
Manulife Financial Corporation	41.6	30.8	432.1	14.0		✓
MetLife, Inc.	73.3	61.2	902.3	49.0	✓	✓
The Progressive Corporation	19.4	15.9	25.8	18.4	✓
Prudential Financial, Inc.	54.1	41.1	766.7	35.5		✓
The Travelers Companies, Inc.	27.2	34.1	103.1	23.7	✓
Allstate	35.2	29.4	108.5	31.1	✓	✓
Allstate Ranking Relative to Peers:
- Property and Casualty Insurance	3 of 8	5 of 8	4 of 8	3 of 8
- Life Insurance and Financial Products	5 of 7	5 of 7	7 of 7	4 of 7
- All Peer Insurance Companies	5 of 11	7 of 11	7 of 11	4 of 11
(1)	Information as of year-end 2014.

With respect to Mr. Merten, Allstate management considered a compensation survey — Towers Watson Diversified Insurance Survey — that provided information on insurance companies of a similar size and business mix as Allstate. The Towers Watson Diversified Insurance Survey includes insurance companies with assets greater than $125 billion.

The Committee uses the 50th percentile of Allstate’s peer group as a guideline in setting the target total direct compensation of Allstate’s executives. Within the guideline, the Committee balances the various elements of compensation based on individual experience, job scope and responsibilities, performance, and market practices.

Other Elements of Compensation

To remain competitive with other employers and to attract, retain, and motivate highly talented executives and other employees, Allstate offers the benefits listed in the following table.

Benefit or Perquisite	Named Executives	Other Officers and Certain Managers		All Full-time and Regular Part-time Employees
401(k)(1) and defined benefit pension	—	—		—
Supplemental retirement benefit	—	—
Health and welfare benefits(2)	—	—		—
Supplemental long-term disability	—	—
Deferred compensation	—	—
Tax preparation and financial planning services	—	—	(3)
Personal use of aircraft, ground transportation, and mobile devices(4)	—	—
(1)	Allstate contributed $0.80 for every dollar of matchable pre-tax deposits made in 2014 (up to 5% of eligible pay).
(2)	Including medical, dental, vision, life, accidental death and dismemberment, long-term disability, and group legal insurance.
(3)	All officers are eligible for tax preparation services. Financial planning services were available only to Allstate senior executives. Mr. Civgin did not use financial planning services in 2014.
(4)	In limited circumstances approved by Allstate’s CEO, Mr. Civgin is permitted to use Allstate’s corporate aircraft for personal purposes. Mr. Civgin did not use the corporate aircraft for personal purposes in 2014. Ground transportation is available to Mr. Civgin. Mobile devices are available to Allstate’s senior executives, other officers, and certain managers and employees depending on their job responsibilities.

Retirement Benefits

Each of Messrs. Civgin and Merten participates in two different defined benefit pension plans. The Allstate Retirement Plan (“ARP”) is a tax qualified defined benefit pension plan available to all of Allstate’s regular full-time and regular part-time employees who meet certain age and service requirements. The ARP provides an assured retirement income based on an employee’s level of compensation and length of service at no cost to the employee. As the ARP is a tax qualified plan, federal tax law limits (1) the amount of an individual’s compensation that can be used to calculate plan benefits and (2) the total amount of benefits payable to a plan participant on an annual basis. For certain employees, these limits may result in a lower benefit under the ARP than would have been payable otherwise. Therefore, the Supplemental Retirement Income Plan (“SRIP”) is used to provide ARP-eligible employees whose compensation or benefit amount exceeds the federal limits with an additional defined benefit in an amount equal to what would have been payable under the ARP if the federal limits did not exist.

Change-in-Control and Post-Termination Benefits

Consistent with Allstate’s compensation objectives, Allstate offers these benefits to attract, motivate, and retain executives. A change-in-control of Allstate could have a disruptive impact on both Allstate and its executives. Change-in-control benefits and post-termination benefits are designed to mitigate that impact and to maintain alignment between the interests of Allstate’s executives and Allstate’s stockholders.

Mr. Civgin is a participant in Allstate’s change-in-control severance plan (the “CIC Plan”). Mr. Merten is not a participant in the CIC Plan.

The change-in-control and post-termination arrangements which are described in the Potential Payments as a Result of Termination or Change-in-Control section are not provided exclusively to Messrs. Civgin and Merten. A larger group of management employees is eligible to receive many of the post-termination benefits described in that section.

Clawback of Compensation

Awards made to Allstate’s executive officers after May 19, 2009, under short- and long-term incentive compensation plans, are subject to clawback in the event of certain financial restatements. Annual cash incentive and equity awards granted after May 19, 2009, are also subject to cancellation or recovery in certain circumstances if the recipient violates non-solicitation covenants. Equity awards granted after February 21, 2012, are subject to cancellation or recovery in certain circumstances if the recipient violates non-competition covenants.

Executive Compensation — Earned Awards

Salary

The base salaries for each of Messrs. Civgin and Merten were reviewed in February of 2014. Mr. Civgin’s salary was not adjusted. Allstate established a new base salary for Mr. Merten based on individual performance and in line with the enterprise-wide merit increase.

Annual Cash Incentive Awards

In 2014, Allstate’s total corporate pool was calculated based on three measures: Adjusted Operating Income, Total Premiums, and Net Investment Income. The 2014 annual incentive plan targets for Adjusted Operating Income and Net Investment Income were lower than actual 2013 performance to account for economic trends or certain items that are not indicative of Allstate’s underlying insurance business. As an example, the targets for those measures were set at amounts to take into account Allstate’s sale of Lincoln Benefit during 2014, and Net Investment Income targets reflect the impact of historically low interest rates. Also in 2014, the ranges between target and maximum were widened to reflect the fact that Allstate’s business has been operating well and the plan had paid near maximum levels in the prior two years. For a description of how these measures are calculated, see pages 120-123. The ranges of performance and 2014 actual results are shown in the following table.

2014 Annual Cash Incentive Award Ranges of Performance
Measure	Threshold	Target	Maximum	Actual Results
Adjusted Operating Income (in millions)	$1,800	$2,200	$2,700	$2,350
Total Premiums (in millions)	$31,225	$31,725	$32,225	$31,685
Net Investment Income (in millions)	$2,835	$3,085	$3,335	$3,303
Payout Percentages
Named Executives(1)	50%(2)	100%	200%(3)	118.9%
(1)	Payout percentages reflect contribution to incentive compensation pool. Actual awards are fully discretionary and vary depending on individual performance.
(2)	For Mr. Civgin, actual performance below threshold results in a 0% payout.
(3)	The maximum pool funding for Messrs. Civgin and Merten was lowered from 250% to 200% of target beginning with the 2014 award.

Performance Stock Awards

Adjusted Operating Income ROE is the performance measure used for PSAs. For a description of how this measure is calculated for each performance cycle, see page 122. The measurement periods and levels of Adjusted Operating Income ROE needed to earn the threshold, target and maximum number of PSAs for the measurement period, as well as actual results, are set forth in the table below.

Performance Stock Awards Ranges of Performance
	Adjusted Operating Income Return on Equity
	Threshold	Target	Maximum	Actual Results
2012-2014 PSA Performance Cycle
2012 Measurement Period	4.0%	10.0%	11.5%	12.3%
2013 Measurement Period	4.5%	10.5%	12.25%	13.1%
2014 Measurement Period	5.0%	11.0%	13.0%	12.8%
2013-2015 PSA Performance Cycle
2013 Measurement Period	6.0%	11.0%	12.5%	13.4%
2014 Measurement Period	6.0%	12.0%	13.5%	13.2%
2015 Measurement Period	6.0%	13.0%	14.5%	To be determined in 2016
2014-2016 PSA Performance Cycle
(One Measurement Period)	6.0%	13.0%	14.5%	To be determined in 2017
Payout	0%	100%	200%

		Subject to positive net income hurdle

The following tables show the target number of PSAs granted to each of Messrs. Civgin and Merten for the 2012-2014, 2013-2015, and 2014-2016 performance cycles, and the number of PSAs earned based on achievement of the performance measure.

2012-2014 Performance Cycle(1)
		2012 Measurement Period		2013 Measurement Period		2014 Measurement Period
Named Executive	Target Number of PSAs for 2012-2014 Performance Cycle	Target Number of PSAs	Number of PSAs Earned(2)	Target Number of PSAs	Number of PSAs Earned(2)	Target Number of PSAs	Number of PSAs Earned(2)
Mr. Civgin	1,878	626	1,252	626	1,252	626	1,189
Mr. Merten	N/A
(1)	The actual number of PSAs to be earned for each measurement period varies from 0% to 200% of the target PSAs based on Adjusted Operating Income ROE for such measurement period.
(2)	For the 2012 and 2013 measurement periods, Mr. Civgin earned PSAs equal to the maximum, or 200%, of the target number for that measurement period. For the 2014 measurement period, Mr. Civgin earned PSAs equal to 190% of the target number for that measurement period.

2013-2015 Performance Cycle(1)
		2013 Measurement		2014 Measurement		2015 Measurement
Named Executive	Target Number of PSAs for 2013-2015 Performance Cycle	Target Number of PSAs	Number of PSAs Earned(2)	Target Number of PSAs	Number of PSAs Earned(2)	Target Number of PSAs	Number of PSAs Earned
Mr. Civgin	1,410	470	940	470	846	470	To be determined in 2016.
Mr. Merten	N/A
(1)	The actual number of PSAs to be earned for each measurement period varies from 0% to 200% of the target PSAs based on Adjusted Operating Income ROE for such measurement period.
(2)	For the 2013 measurement period, Mr. Civgin earned PSAs equal to the maximum, or 200%, of the target number for that measurement period. For the 2014 measurement period, Mr. Civgin earned PSAs equal to 180% of the target number for that measurement period.

2014-2016 Performance Cycle(1)
	One Measurement Period
Named Executive	Target Number of PSAs for 2014-2016 Performance Cycle	Number of PSAs Earned
Mr. Civgin	1,234	To be determined in 2017.
Mr. Merten	N/A
(1)	The actual number of PSAs that will vest will vary from 0% to 200% of the target PSAs based on Adjusted Operating Income ROE for the measurement period.

Summary Compensation Table

The following table summarizes the compensation of our named executive officers for all services rendered to Lincoln Benefit for the last three fiscal years, in a manner consistent with the allocation of compensation under the Services Agreement or the Service and Expense Agreement, as applicable.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)		Total ($)
W. Weldon Wilson
Chairman of the Board and	2014	487,500	292,500	—	—	—	—	5,850		785,850
Chief Executive Officer
Robyn Wyatt
Executive Vice President,	2014	270,000	356,850	—	—	—	—	7,020		633,870
Chief Financial Officer and
Treasurer
Keith Gubbay
President and Chief Actuary	2014	262,500	357,375	—	—	—	—	5,850		625,725
Simon Packer
Chief Transformation Officer	2014	297,000	148,500	—	—	—	—	43,277	(6)	488,777
Karl Chappell
Managing Director,	2014	240,165	195,600	—	—	—	—	4,629		440,394
Investments and Mergers and Acquisitions
Don Civgin
Chairman of the Board,	2014	42,910	—	64,390	64,367	61,300	8,330	1,629	(7)	242,926
President and Chief	2013	186,200	—	279,316	279,296	532,000	18,466	7,422		1,302,700
Executive Officer	2012	143,520	—	197,594	197,598	416,000	10,105	5,887		970,704
Jesse E. Merten
Senior Vice President	2014	35,239	—	28,542	9,512	30,732	4,370	2,611	(7)	111,006
and Chief Financial	2013	138,303	—	62,577	62,555	338,800	7,926	9,358		619,519
Officer	2012	77,526	—	35,032	35,018	96,695	—	14,188		258,459
(1)	Messrs. Civgin and Merten served as the Chief Executive Officer and Chief Financial Officer, respectively, from January 1, 2014 through March 31, 2014. Mr. Wilson and Ms. Wyatt commenced service as the Chief Executive Officer and Chief Financial Officer, respectively, and each of the other Resolution officers served as an officer of Lincoln Benefit, commencing on April 1, 2014.
(2)	Amounts in this column for each of Ms. Wyatt and Messrs. Wilson, Gubbay, Packer and Chappell represent the portion of the NEO’s annual performance-based bonus for 2014 that is attributable to services rendered to Lincoln Benefit, plus, (a) in the case of Ms. Wyatt and Mr. Gubbay, the portion of the 2014 payment of the deferred sign-on bonus attributable to services rendered to Lincoln Benefit or, (b) in the case of Mr. Chappell, the portion of the one-time sign-on bonus attributable to services rendered to Lincoln Benefit.
(3)

The aggregate grant date fair value of PSAs and RSUs granted in 2014, 2013, and 2012 are computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (ASC 718). The fair value of PSAs and RSUs is based on the final closing price of Allstate’s common stock on the grant date, which in part reflects the payment of expected future dividends. (See note 18 to Allstate’s audited financial statements for 2014.) This amount reflects an accounting expense and does not correspond to actual value that will be realized by Messrs. Civgin and Merten. The value of PSAs is based on the probable satisfaction of the performance conditions. The number of PSAs granted in 2014 to Mr. Civgin is provided in the Grants of Plan-Based Awards table on page 110. The value of the PSAs granted in 2014 to Mr. Civgin at grant date share price if maximum corporate performance were to be achieved is $128,780.

(4)	The aggregate grant date fair value of option awards is computed in accordance with FASB ASC 718. The fair value of each option award is estimated on the grant date using a binomial lattice model and the assumptions (see note 18 to Allstate’s audited financial statements for 2014) as set forth in the following table:

	2014	2013	2012
Weighted average expected term	6.5 years	8.2 years	9.0 years
Expected volatility	16.8 - 42.2%	19.1 - 48.1%	20.2 - 53.9%
Weighted average volatility	28.3%	31.0%	34.6%
Expected dividends	1.7 - 2.2%	1.9 - 2.2%	2.2 - 3.0%
Weighted average expected dividends	2.1%	2.2%	2.8%
Risk-free rate	0.0 - 3.0%	0.0 - 2.9%	0.0 - 2.2%

This amount reflects an accounting expense and does not correspond to actual value that will be realized by Messrs. Civgin and Merten. The number of options granted in 2014 to each of Messrs. Civgin and Merten is provided in the Grants of Plan-Based Awards table on page 110.

(5)	Amounts reflect the aggregate increase in actuarial value of the pension benefits as set forth in the Pension Benefits table, accrued during 2014, 2013, and 2012. These are benefits under the Allstate Retirement Plan (“ARP”) and the Supplemental Retirement Income Plan (“SRIP”). Non-qualified deferred compensation earnings are not reflected since Allstate’s Deferred Compensation Plan does not provide above-market earnings. The pension plan measurement date is December 31. (See note 17 to Allstate’s audited financial statements for 2014.) Beginning in 2014, all eligible employees earn pension benefits under a new cash balance formula only.

The following table reflects the respective change in the actuarial value of the benefits provided to Messrs. Civgin and Merten in 2014:

Name	ARP ($)	SRIP ($)
Mr. Civgin	879	7,451
Mr. Merten	1,201	3,169

(6)	Consists of $34,367 in relocation benefits (including a $12,342.85 tax gross-up payment related to such benefits) and $8,910 in 401(k) matching contributions.

(7)	The following table describes the incremental cost of other benefits provided in 2014 that are included in the “All Other Compensation” column for Messrs. Civgin and Merten.

All Other Compensation for 2014 — Supplemental Table for Messrs. Civgin and Merten

Name	401(k) Match(1) ($)	Other(2) ($)	Total All Other Compensation ($)
Mr. Civgin	638	991	1,629
Mr. Merten	1,222	1,389	2,611

(1) Each of Messrs. Civgin and Merten participated in Allstate’s 401(k) plan during 2014. The amount shown is the amount allocated to their accounts as employer matching contributions. Mr. Merten was not vested in the employer matching contribution in 2014, but he became vested on January 3, 2015.

(2) “Other” consists of premiums for group life insurance and personal benefits and perquisites consisting of mobile devices, tax preparation services, financial planning, ground transportation, and supplemental long-term disability coverage. There was no incremental cost for the use of mobile devices. Allstate provides supplemental long-term disability coverage to all regular full- and part-time employees who participate in the long-term disability plan and whose annual earnings exceed the level which produces the maximum monthly benefit provided by the long-term disability plan. This coverage is self-insured (funded and paid for by Allstate when obligations are incurred). No obligations for Messrs. Civgin and Merten were incurred in 2014, and therefore, no incremental cost is reflected in the table. In limited circumstances approved by Allstate’s CEO, Mr. Civgin was permitted to use Allstate’s corporate aircraft for personal purposes. Mr. Civgin did not use the corporate aircraft for personal purposes in 2014.

Other Compensation Information

The compensation information set forth below is separated into two sections for ease of reading, with the first section covering compensation granted to our NEOs with respect to their services to Lincoln Benefit from April 1, 2014 through December 31, 2014 following Resolution Life’s acquisition of Lincoln Benefit from Allstate on April 1, 2014, and the second section covering compensation granted to Messrs. Civgin and Merten with respect to their services to Lincoln Benefit prior to April 1, 2014.

Compensation Related to Services from April 1, 2014 through December 31, 2014

Potential Payments as a Result of Termination or Change in Control (CIC)

Each of the NEOs is party to an employment agreement with Resolution that provides for severance and/or other payments on certain terminations of employment. If Messrs. Gubbay’s, Packer’s or Chappell’s or Ms. Wyatt’s employment is terminated by mutual agreement between Resolution and the NEO, by Resolution without “cause” or by the NEO with “good reason” (such terminations, “qualifying terminations”), the NEO is entitled to the severance benefit described in the paragraph below; a pro-rated bonus for the year of termination, based on actual Resolution performance; and continued medical coverage at the same premium rate paid by active employees for the period during which the NEO receives the severance benefit. Mr. Gubbay and Ms. Wyatt are also entitled to payment of any unpaid portion of their deferred sign-on bonuses on such a qualifying termination or on a termination due to his or her death or disability. If Mr. Wilson’s employment is terminated in a qualifying termination, he is entitled to a pro-rated bonus for the year of termination and continued medical coverage for twelve months at the same premium rate paid by active employees. Mr. Wilson’s employment agreement does not provide for other severance payments.

If Mr. Gubbay’s or Ms. Wyatt’s employment is terminated in a qualifying termination prior to the second anniversary of his or her employment agreement, such NEO’s severance benefit is equal to (a) one twelfth of the sum of the NEO’s annual base salary and target bonus, (b) multiplied by the number of whole months remaining until the third anniversary of the effective date of the NEO’s employment agreement. On a qualifying termination of Ms. Wyatt’s or Mr. Gubbay’s employment following the second anniversary of the effective date of such NEO’s employment agreement, the NEO’s severance benefit is equal to one year of base salary plus target bonus. If Mr. Chappell’s or Mr. Packer’s employment is terminated in a qualifying termination prior to the first anniversary of the effective date of his employment agreement, his severance benefit is equal to (a) one twelfth of the sum of his base salary plus target bonus, (b) multiplied by the number of whole months remaining until the second anniversary of the effective date of his employment agreement. On a qualifying termination of Mr. Chappell’s or Mr. Packer’s employment following the first anniversary of the effective date of his employment agreement, he is entitled to an amount equal to one-half of the sum his annual base salary plus target bonus.

For these purposes, “cause” means (i) fraudulent statements or acts of the NEO with respect to the performance of his or her duties under the employment agreement, (ii) the NEO’s conviction of, or plea of guilty or nolo contendere to, any crime that constitutes a felony or any crime that constitutes a misdemeanor involving moral turpitude, deceit, dishonesty or fraud and that results in material harm to Resolution, (iii) willful misconduct by the NEO with respect to Resolution or any of its subsidiaries, or (iv) a material breach by the NEO of his or her employment agreement. “Good reason” for these purposes means (a) a reduction in the NEO’s base salary, annual bonus percentage, long-term incentive compensation percentage, for Mr. Gubbay and Ms. Wyatt only, deferred compensation, or Resolution’s refusal to pay the NEO any compensation or benefits due, (b) a material diminution in the NEO’s position, authority, duties or responsibilities, excluding any isolated, insubstantial and inadvertent action, (c) any willful breach by Resolution of a material term of the NEO’s employment agreement, (d) Resolution requiring the NEO to engage in any unlawful or criminal act or (e) the bankruptcy of Resolution. For Mr. Gubbay, “good reason” also includes a termination of employment by Mr. Gubbay if (X) Resolution requests that he relocate his residence from the Boston, Massachusetts area prior to the second anniversary of the effective date of his agreement, (Y) he declines such request to relocate and (Z) he continues to perform his duties from the Boston, Massachusetts area for six months following his decline of the request to relocate (or such shorter period as agreed by Resolution). In order to terminate his or her employment for “good reason,” an NEO must give Resolution written notice and Resolution shall have 30 days to cure.

An NEO’s severance payments are subject to such NEO signing a general release of claims. In addition, the NEOs are subject to covenants not to compete and not to solicit for one year following the date of termination (two years for Mr. Wilson), a non-disparagement covenant for three years following the date of termination, and an indefinite non-disclosure covenant.

Estimate of Potential Payments upon Termination of Employment or Change of Control

The following table summarizes estimated payments and benefits that would be provided to our NEOs pursuant to their employment agreements in connection with a termination of employment under various scenarios or a change in control and that are attributable to service to Lincoln Benefit and reimbursable under the Services Agreement, assuming such event occurred on December 31, 2014.

Name	Event(1)	Base Salary; Bonus and Deferred Sign- On Bonus($)(2)	Health & Welfare ($)	Total Payments ($)
W. Weldon Wilson	Qualifying Termination	292,500	6,915	299,415
	Death or Disability	0	0	0
	Resignation	0	0	0
	Change in Control	0	0	0

Robyn Wyatt	Qualifying Termination	1,271,700	7,770	1,279,470
	Death or Disability	389,700	0	389,700
	Resignation	0	0	0
	Change in Control	0	0	0

Keith Gubbay	Qualifying Termination	1,257,250	10,963	1,268,213
	Death or Disability	399,750	0	399,750
	Resignation	0	0	0
	Change in Control	0	0	0

Simon Packer	Qualifying Termination	668,250	5,854	674,104
	Death or Disability	0	0	0
	Resignation	0	0	0
	Change in Control	0	0	0

Karl Chappell	Qualifying Termination	540,000	9,130	549,130
	Death or Disability	0	0	0
	Resignation	0	0	0
	Change in Control	0	0	0

(1)	For Messrs. Wilson, Gubbay, Packer and Chappell and Ms. Wyatt, a “qualifying termination” is a termination by mutual agreement between Resolution and the executive, by the executive with “good reason” or by Resolution without “cause.” The amount included in the table is calculated based on the percentage of the executive’s time that would be allocated to Lincoln Benefit under the Services Agreement in the event of a qualifying termination on December 31, 2014.
(2)	Because the termination of employment is deemed to occur on December 31, 2014, the pro-rated portion of any 2014 bonus payable as a result of termination would be 100%.

Risk Management and Compensation

Resolution has performed a review of compensation policies and practices for all of its employees who provide services to Lincoln Benefit and has concluded that its compensation policies and practices are not reasonably likely to have a material adverse impact on Lincoln Benefit.

Director compensation

Our independent directors receive an annual cash retainer fee for their services on the boards of directors of Resolution and its subsidiaries, including Lincoln Benefit, a portion of which is allocated to Lincoln Benefit pursuant to the Services Agreement. The portion of the annual retainer allocated to Lincoln Benefit for 2014 is set forth in the table below. A non-employee director may also elect to defer receipt of all or a portion of his or her annual retainer fee into deferred stock units of Resolution. The elected percentage of the Board retainer for a calendar year of service is converted into stock units when the year-end valuation of Resolution’s common stock for the immediately prior year is available. The stock units will be unvested until December 31st of the relevant year of service, and, as a general rule, if the director’s Board service ends before December 31st, unvested stock units will be forfeited except that, in the case of a qualifying termination, a pro rata portion of the director’s unvested stock units will vest. If Resolution pays a dividend on its common stock, the electing director will be paid, on a current basis, the same cash amount on the stock units (both vested and unvested) held by such director as of the record date of the dividend. Vested stock units will be settled in cash on the first to occur of (1) a change in control of Resolution and (2) 120 days following the end of the year in which the director’s board service ends.

The following table summarizes the allocation of compensation of each of Lincoln Benefit’s independent directors during 2014 for his or her services as a member of the Board of Directors of Lincoln Benefit and its committees in a manner consistent with the allocation of compensation under the Services Agreement. Directors who are officers or employees of Resolution and its subsidiaries and other non-independent directors do not receive any additional compensation for their services as a director of Lincoln Benefit.

Name of Non-Employee Director	Fees Earned or Paid in Cash(1) ($)	All Other Compensation(2) ($)	Total ($)
Stephen Campbell	$98,438	—	$98,438
Richard Carbone	$98,438	—	$98,438
Ann Frohman	$98,438	$33,750	$132,188
Robert Stein	$98,438	—	$98,438
Grace Vandecruze	$98,438	—	$98,438
(1)	Includes the portion of the cash retainer paid in the form of Resolution deferred stock units at the election of the director. The following table sets forth, by grant date, the allocation of the number of Resolution deferred stock units credited to each director, the grant date fair value of each award and the number of such units held at December 31, 2014 with respect to service as a Lincoln Benefit director in 2014 in a manner consistent with the allocation of compensation under the Services Agreement. All deferred stock units vested on December 31, 2014.

Name of Non-Employee Director	Grant Date	Number of Units (#)	Grant Date Fair Value ($)	Number of Units held at December 31, 2014
Richard Carbone	September 5, 2014	92.81	$42,086	92.81
Robert Stein	September 5, 2014	92.81	42,086	92.81
Grace Vandecruze	September 5, 2014	54.27	24,609	54.27
(2)	Reflects the portion of a legal fee retainer paid to Ms. Frohman for services as regulatory counsel with respect to Lincoln Benefit in 2014 in a manner consistent with the allocation of compensation under the Services Agreement.

Compensation Related to Services prior to April 1, 2014

GRANTS OF PLAN-BASED AWARDS AT FISCAL YEAR-END 2014

The following table provides information about non-equity incentive plan awards and equity awards granted to Messrs. Civgin and Merten during fiscal year 2014 to the extent the expense was allocated to Lincoln Benefit under the Service and Expense Agreement.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Shr)(4)	Grant Date Fair Value ($)(5)
Name	Grant Date	Plan Awards(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)				Stock Awards	Option Awards
Mr. Civgin	—	Annual cash incentive	26,819	53,638	344,445
	02/18/2014	PSAs				0	1,234	2,468				64,390
	02/18/2014	Stock options								5,170	52.18		64,367
Mr. Merten	—	Annual cash incentive	8,813	17,627	35,254
	02/18/2014	RSUs							547			28,542
	02/18/2014	Stock options								764	52.18		9,512
(1)	Awards under Allstate’s annual incentive plans and 2013 Equity Incentive Plan.
(2)	The amounts in these columns consist of the threshold, target, and maximum annual cash incentive awards for Messrs. Civgin and Merten. The threshold amount for each of Messrs. Civgin and Merten is 50% of target, as the minimum amount payable (subject to individual performance) if threshold performance is achieved. For Mr. Civgin, if the threshold is not achieved, the payment would be zero. The target amount is based upon achievement of the performance measures listed under the Annual Cash Incentive Awards caption on page 101. The maximum amount payable to Mr. Civgin is the lesser of a stockholder approved maximum of $10 million under the Annual Executive Incentive Plan or a percentage of the 162(m) award pool. The award pool is equal to 1.0% of Adjusted Operating Income with award opportunities capped at 15% of the pool. Mr. Merten did not participate in the adjusted underlying operating income pool. Adjusted Operating Income is defined on page 121.
(3)	The amounts shown in these columns reflect the threshold, target, and maximum PSAs for the named executives who were awarded Allstate PSAs. The threshold amount is 0% payout. The target and maximum amounts are based upon achievement of the performance measures listed under the Performance Stock Awards caption on page 102.
(4)	The exercise price of each option is equal to Allstate’s closing sale price on the New York Stock Exchange on the grant date or, if there was no such sale on the grant date, then on the last previous day on which there was a sale.
(5)	The aggregate grant date fair value of the February 18, 2014, PSAs and RSUs was $52.18 and stock option awards was $12.45, computed in accordance with FASB ASC 718 based on the probable satisfaction of the performance conditions. The assumptions used in the valuation are discussed in footnotes 1 and 2 to the Summary Compensation Table on page 104.

Allstate Performance Stock Awards

PSAs represent Allstate’s promise to transfer shares of common stock in the future if certain performance measures are met. Each PSA represents Allstate’s promise to transfer one fully vested share in the future for each PSA that vests. Earned PSAs will vest following the end of the three-year performance cycle, subject to continued employment (other than in the event of death, disability, retirement, or a qualifying termination following a change-in-control). Vested PSAs will be converted into shares of Allstate common stock and dividend equivalents accrued on these shares will be paid in cash. No dividend equivalents will be paid prior to vesting. PSAs were granted to Mr. Civgin.

Allstate Restricted Stock Units

Mr. Merten received an award of RSUs in 2014. Each RSU represents Allstate’s promise to transfer one fully vested share of stock in the future if and when the restrictions expire (when the unit “vests”). Because RSUs are based on and payable in stock, they reinforce the alignment of interests of Allstate’s executives and Allstate’s stockholders. In addition, RSUs provide a retention incentive because they have a real, current value that is forfeited in most circumstances if an executive terminates employment before the RSUs vest. Under the terms of the RSU awards, the executives have only the rights of general unsecured creditors of Allstate and no rights as stockholders until delivery of the underlying shares. The RSUs granted to Mr. Merten in 2014 vest on the third anniversary of the grant date, except in certain change-in-control situations or under other special circumstances approved by the Committee. The RSUs granted to Mr. Merten in 2014 include the right to receive previously accrued dividend equivalents when the underlying RSU vests.

Allstate Stock Options

Stock options represent an opportunity to buy shares of Allstate’s stock at a fixed exercise price at a future date. Allstate uses them to align the interests of its executives with long-term stockholder value, as the stock price must appreciate from the grant date for the executives to profit.

Under Allstate’s stockholder-approved equity incentive plan, the exercise price cannot be less than the closing price of a share on the grant date or, if there was no such sale on the grant date, then on the last previous day on which there was a sale. Stock option repricing is not permitted. In other words, without an event such as a stock split, if the Committee cancels an award and substitutes a new award, the exercise price of the new award cannot be less than the exercise price of the cancelled award.

All stock option awards have been made in the form of non-qualified stock options. The options granted to Messrs. Civgin and Merten in 2014 become exercisable over three years. One-third of the stock options will become exercisable on the anniversary of the grant date for each of the three years. The options granted to Messrs. Civgin and Merten prior to 2014 become exercisable over four years: 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates. The change to the vesting schedule in 2014 was made to reflect current market practice. All of the options expire in ten years.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2014

The following table summarizes the outstanding equity awards of Messrs. Civgin and Merten as of December 31, 2014, allocated in a manner consistent with the allocation of compensation expenses to Lincoln Benefit under the Service and Expense Agreement for 2014. The percentage of each equity award actually allocated to Lincoln Benefit has varied over the years, during which these awards were granted depending on the extent of services rendered by such executive to Lincoln Benefit and the arrangements in place at the time of such equity awards between Lincoln Benefit and the executive’s Allstate-affiliated employer. Because the aggregate amount of such equity awards attributable to services rendered to Lincoln Benefit by each of Messrs.

Civgin and Merten cannot be calculated without unreasonable effort, the allocated amount of each equity award provided for each of Messrs. Civgin and Merten in the following table is the amount determined by multiplying each of Messrs. Civgin and Merten’s equity award for services rendered to Allstate and all of its affiliates by the percentage used for allocating such named executive’s compensation to Lincoln Benefit for 2014 under the Service and Expense Agreement.

	Option Awards(1)					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(5)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(4)
Mr. Civgin	09/08/2008	3,985	0	46.48	09/08/2018
	02/22/2010	6,862	0	31.41	02/22/2020
	02/22/2011	5,303	1,768	31.74	02/22/2021	02/22/2011	287	20,162
	02/21/2012	3,358	3,358	31.56	02/21/2022	03/06/2012	3,693	259,433
	02/12/2013	0	5,377	45.61	02/12/2023	02/12/2013	1,786	125,467	470	33,018
	02/18/2014	0	5,170	52.18	02/18/2024	02/18/2014			1,234	86,689
Mr. Merten	02/21/2012	838	839	31.56	02/21/2022	02/21/2012	230	16,158
	02/12/2013	0	1,269	45.61	02/12/2023	02/12/2013	333	23,393
	02/18/2014	0	764	52.18	02/18/2024	02/18/2014	547	38,427

(1)	The options granted in 2014 vest over three years: one-third will become exercisable on the anniversary of the grant date for each of the three years. The options granted in 2013, 2012, 2011, and 2010 vest over four years: 50% on the second anniversary date and 25% on each of the third and fourth anniversary dates. The other options vest in four installments of 25% on each of the first four anniversaries of the grant date. The exercise price of each option is equal to the final closing price of Allstate’s common stock on the grant date. If there was no sale on the grant date, the exercise price is calculated as of the last previous day on which there was a sale.
(2)	The aggregate value and aggregate number of exercisable and unexercisable in-the-money options as of December 31, 2014, for each of Messrs. Civgin and Merten are as follows:

	Exercisable		Unexercisable
Name	Aggregate Number (#)	Aggregate Value ($)	Aggregate Number (#)	Aggregate Value ($)
Mr. Civgin	19,508	695,383	15,673	423,918
Mr. Merten	838	32,422	2,872	77,535

(3)	The RSU awards granted in 2013, 2012, and 2011 vest over four years: 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates. The RSUs granted in 2014 and the PSAs vest in one installment on the third anniversary of the grant date.
(4)	Amount is based on the closing price of Allstate’s common stock of $70.25 on December 31, 2014.
(5)	The PSAs vest in one installment on the third anniversary of the grant date. The number of shares that ultimately vest may range from 0 to 200% of the target depending on actual performance during the three-year performance period. For a description of the PSA program and the performance measures used, see pages 102-103. The number of PSAs reflected in this column for the 2013 and 2014 awards are the number of shares that would be earned if the target level of performance is achieved. Final payouts under the PSAs will not be known until the respective performance period is completed.

OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR-END 2014

The following table summarizes the Allstate options exercised by Messrs. Civgin and Merten during 2014 and the Allstate RSU awards that vested during 2014, allocated in a manner consistent with the allocation of compensation expenses to Lincoln Benefit under the Service and Expense Agreement for 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Civgin	0	0	578	31,131
Mr. Merten	0	0	230	12,298

Allstate Retirement Benefits

The following table provides information about the pension plans in which Messrs. Civgin and Merten participate. Each of Messrs. Civgin and Merten participates in the Allstate Retirement Plan (“ARP”) and the Supplemental Retirement Income Plan (“SRIP”). Pension expense for each of Messrs. Civgin and Merten under these plans has been accrued annually over the course of the executive’s career with Allstate. The aggregate amount of the annual accrual specifically allocated to Lincoln Benefit over that period of time has varied depending on the extent of services rendered by such executive to Lincoln Benefit and the arrangements in place at the time of accrual between Lincoln Benefit and the executive’s Allstate affiliated employer. Because the aggregate amount of such annual accruals earned prior to 2014 attributable to services rendered to Lincoln Benefit by each of Messrs. Civgin and Merten cannot be calculated without unreasonable effort, the present value of accumulated benefit provided for each of Messrs. Civgin and Merten in the following table is the amount determined by multiplying the present value of such named executive’s accumulated pension benefit for services rendered to Allstate and all of its affiliates over the course of such named executive’s career with Allstate by the percentage used for allocating such named executive’s compensation to Lincoln Benefit for 2014 under the Service and Expense Agreement.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1)(2) ($)	Payments During Last Fiscal Year ($)
Mr. Civgin	ARP	6.33	2,546	0
	SRIP	6.33	16,484	0
Mr. Merten(3)	ARP	3.00	1,987	0
	SRIP	3.00	4,307	0

(1)	These amounts are estimates and do not necessarily reflect the actual amounts that will be paid to Messrs. Civgin and Merten, which will be known only at the time they become eligible for payment. The present value of the accumulated benefit was determined using the same measurement date (December 31, 2014) and material assumptions that Allstate uses for year-end financial reporting purposes, except that no assumptions were made for early termination, disability, or pre-retirement mortality. Other assumptions include the following:

•	Retirement at the normal retirement age as defined in the plans (age 65).

•	Discount rate of 4.10%.

•	For cash balance formula, 100% paid as a lump sum.

See note 17 to Allstate’s audited financial statements for 2014 for additional information.

(2)	The following table shows the lump sum present value of the non-qualified pension benefits for each of Messrs. Civgin and Merten earned through December 31, 2014, if such named executives’ employment terminated on that date.

Name	Plan Name	Lump Sum Amount ($)
Mr. Civgin	SRIP	15,780
Mr. Merten	SRIP	3,921

The amount shown is account balance as of December 31, 2014.

(3)	As of December 31, 2014, Mr. Merten was not vested in the Allstate Retirement Plan or the Supplemental Retirement Plan.

Allstate Retirement Plan (“ARP”)

Contributions to the ARP are made entirely by Allstate and are paid into a trust fund from which benefits are paid.

Cash Balance Formula

Each of Messrs. Civgin and Merten earned benefits under the cash balance formula in 2014. Under this formula, participants receive pay credits while employed at Allstate, based on a percentage of eligible annual compensation and years of service, plus interest credits. Pay credits are allocated to a hypothetical account in an amount equal to 3% to 5% of eligible annual compensation, depending on years of vesting service. Interest credits are allocated to the hypothetical account based on the interest crediting rate in effect for that plan year as published by the Internal Revenue Service. The interest crediting rate is set annually and is currently based on the average yield for 30-year U.S. Treasury securities for August of the prior year. Prior to 2014, Messrs. Civgin and Merten earned cash balance credits equal to 2.5% of eligible annual compensation after they completed one year of vesting service based on the prior cash balance formula.

Allstate Supplemental Retirement Income Plan (“SRIP”)

SRIP benefits are generally determined using a two-step process: (1) determine the amount that would be payable under the ARP formula if Internal Revenue Code limits did not apply, then (2) reduce the amount described in (1) by the amount actually payable under the ARP formula. The normal retirement date under the SRIP is age 65. If eligible for early retirement under the ARP, the employee also is eligible for early retirement under the SRIP. SRIP benefits are not funded and are paid out of Allstate’s general assets.

Credited Service; Other Aspects of the Allstate Pension Plans

No additional service credit beyond service with Allstate or its predecessors is granted under the ARP or the SRIP to Messrs. Civgin or Merten.

Under both the ARP and SRIP, eligible compensation consists of salary, annual cash incentive awards, and certain other forms of compensation, but does not include long-term cash incentive awards or income related to equity awards. Compensation used to determine benefits under the ARP is limited in accordance with the Internal Revenue Code.

Payment options under the ARP include a lump sum, straight life annuity, and various survivor annuity options. The lump sum payment under the cash balance benefit is generally equal to a participant’s cash balance account balance. Payments from the SRIP are paid in the form of a lump sum.

Timing of Payments

Eligible employees are vested in the normal ARP and SRIP retirement benefits on the earlier of the completion of three years of service or upon reaching age 65.

A participant earning cash balance benefits who terminates employment with at least three years of vesting service is entitled to a lump sum benefit equal to his or her cash balance account balance.

The following SRIP payment dates assume a retirement or termination date of December 31, 2014:

•	Mr. Civgin’s SRIP benefit would be paid on January 1, 2017, or following death.

•	Mr. Merten’s SRIP benefit is not currently vested, but would become payable following death.

NON-QUALIFIED DEFERRED COMPENSATION AT FISCAL YEAR-END 2014

The following table summarizes the non-qualified deferred compensation contributions, earnings, and account balances of Messrs. Civgin and Merten in 2014. All amounts relate to The Allstate Corporation Deferred Compensation Plan.

The aggregate amount of the annual accrual specifically allocated to Lincoln Benefit over each of Messrs. Civgin and Merten’s career with Allstate has varied depending on the extent of services rendered by such executive to Lincoln Benefit and the arrangements in place at the time of accrual between Lincoln Benefit and the executive’s Allstate affiliated employer. Because the aggregate earnings and balance attributable to services rendered to Lincoln Benefit by each of Messrs. Civgin and Merten cannot be calculated without unreasonable effort, the aggregate earnings and aggregate balance provided for each of Messrs. Civgin and Merten in the following table is the amount determined by multiplying the value of such named executive’s non-qualified deferred compensation benefit for services rendered to Allstate and all of its affiliates over the course of such named executive’s career with Allstate by the percentage used for allocating such named executive’s compensation to Lincoln Benefit for 2014 under the Service and Expense Agreement.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)(2)
Mr. Civgin	0	0	0	0	0
Mr. Merten	0	0	0	0	0
(1)	Aggregate earnings were not included in Messrs. Civgin’s and Merten’s compensation in the last completed fiscal year in the Summary Compensation Table.
(2)	There are no amounts reported in the Aggregate Balance at Last FYE column that previously were reported as compensation in the Summary Compensation Table.

In order to remain competitive with other employers, Allstate allows Messrs. Civgin and Merten and other employees whose annual compensation exceeds the amount specified in the Internal Revenue Code ($260,000 in 2014), to defer under the Deferred Compensation Plan up to 80% of their salary and/or up to 100% of their annual cash incentive award that exceeds the Internal Revenue Code limit. Allstate does not match participant deferrals and does not guarantee a stated rate of return.

Deferrals under the Deferred Compensation Plan are credited with earnings or debited for losses based on the results of the notional investment option or options selected by the participants. The notional investment options available in 2014 under the Deferred Compensation Plan are: stable value, S&P 500, international equity, Russell 2000, mid-cap, and bond funds. Under the Deferred Compensation Plan, deferrals are not actually invested in these funds, but instead are credited with earnings or debited for losses based on the funds’ investment returns. Because the rate of return is based on actual investment measures in Allstate’s 401(k) plan, no above-market earnings are credited or recorded. Allstate’s Deferred Compensation Plan and 401(k) plan allow participants to change their investment elections daily.

The Deferred Compensation Plan is unfunded. This means that Allstate does not set aside funds for the plan in a trust or otherwise. Participants have only the rights of general unsecured creditors and may lose their balances in the event of the company’s bankruptcy. Account balances are 100% vested at all times.

An irrevocable distribution election is required before making any deferrals into the plan. Generally, a plan participant may elect to begin receiving a distribution of his or her account balance immediately upon separation from service or in one of the first through fifth years after separation from service. The earliest distribution date for deferrals on or after January 1, 2005, and earnings and losses on these amounts, is six months following separation from service. The plan participant may elect to receive payment in a lump sum or in annual cash installment payments over a period of two to ten years. In addition, a plan participant may elect an in-service withdrawal of his or her entire balance earned and vested prior to January 1, 2005, and earnings and losses on these amounts, subject to forfeiture of 10% of such balance. Upon proof of an unforeseen emergency, a plan participant may be allowed to access certain funds in a deferred compensation account earlier than the dates specified above.

Potential Payments as a Result of Termination or Change in Control (“CIC”)

The following table lists the compensation and benefits that Allstate would provide to Messrs. Civgin and Merten in various scenarios involving a termination of employment, other than compensation and benefits generally available to salaried employees. The table describes equity granting practices for the 2014 equity incentive awards. Relevant prior practices are described in the footnotes.

Termination Scenarios
Compensation Elements	Termination(1)	Retirement	Termination due to Change-in-Control(2)	Death	Disability
Base Salary	Ceases immediately	Ceases immediately	Ceases immediately	Ceases immediately	Ceases immediately
Severance Pay	None	None	Lump sum equal to two times salary and annual incentive at target(3)	None	None
Annual Incentive(4)	Forfeited except for certain reductions in force (prorated for the year and subject to discretionary adjustments)	Prorated for the year and subject to discretionary adjustments(5)	Prorated at target (reduced by any amounts actually paid)	Prorated for the year and subject to discretionary adjustments	Prorated for the year and subject to discretionary adjustments
Stock Options(4)(6)	Unvested are forfeited, vested expire at the earlier of three months or normal expiration	Awards continue to vest if granted more than 12 months before, and pro rata portion of award granted within 12 months of retirement. All expire at earlier of five years or normal expiration(7)	Awards vest upon qualifying termination after a CIC(8)	Awards vest immediately and expire at earlier of two years or normal expiration	Awards vest immediately and expire at earlier of two years or normal expiration

Termination Scenarios
Compensation Elements	Termination(1)	Retirement	Termination due to Change-in-Control(2)	Death	Disability
Restricted Stock Units(4)(6)	Forfeited	Awards continue to vest if granted more than 12 months before, and pro rata portion of award granted within 12 months of retirement(7)	Awards vest upon qualifying termination after a CIC(8)	Awards vest immediately	Awards vest immediately
Performance Stock Awards(4)(6)	Forfeited	Awards continue to vest and are paid out based on actual performance if granted more than 12 months before, and pro rata portion of awards granted within 12 months of retirement(7)	Awards vest based on performance upon a qualifying termination after a CIC(9)	Awards vest and are payable immediately(10)	Awards vest and are payable immediately(10)
Non-Qualified Pension Benefits(11)	Distributions commence per plan	Distributions commence per plan	Immediately payable upon a CIC	Distributions commence per plan	Participant may request payment if age 50 or older
Deferred Compensation(12)	Distributions commence per participant election	Distributions commence per participant election	Immediately payable upon a CIC	Payable within 90 days	Distributions commence per participant election
Health, Welfare and Other Benefits	None	None	Outplacement services provided; lump sum payment equal to additional cost of welfare benefits continuation coverage for 18 months(13)	None	Supplemental Long Term Disability benefits if enrolled in basic long term disability plan
(1)	Includes both voluntary and involuntary termination. Examples of involuntary termination independent of a change-in-control include performance-related terminations; terminations for employee dishonesty and violation of Allstate rules, regulations, or policies; and terminations resulting from lack of work, rearrangement of work, or reduction in force.
(2)	In general, a change-in-control is one or more of the following events: (1) any person acquires 30% or more of the combined voting power of Allstate common stock within a 12-month period; (2) any person acquires more than 50% of the combined voting power of Allstate common stock; (3) certain changes are made to the composition of the Allstate Board; or (4) the consummation of a merger, reorganization, or similar transaction. These triggers were selected because any of these could cause a substantial change in management in a widely held company the size of Allstate. Mr. Civgin is a participant in Allstate’s CIC Plan. Mr. Merten is not a party to the CIC Plan. Effective upon a change-in-control, Mr. Civgin becomes subject to covenants prohibiting solicitation of employees, customers, and suppliers until one year after termination of employment. If Mr. Civgin incurs legal fees or other expenses in an effort to enforce the CIC Plan, Allstate will reimburse him for these expenses unless it is established by a court that he had no reasonable basis for the claim or acted in bad faith.
(3)	For those named executives subject to the CIC Plan, severance benefits would be payable if a named executive’s employment is terminated either by Allstate without cause or by the executive for good reason as defined in the plan during the two years following the change-in-control. Cause means the named executive has been convicted of a felony or other crime involving fraud or dishonesty, has willfully or intentionally breached the restrictive covenants in the CIC Plan, has habitually neglected his or her duties, or has engaged in willful or reckless material misconduct in the performance of his or her duties. Good reason includes a material diminution in a named executive’s base compensation, authority, duties, or responsibilities, or a material change in the geographic location where the named executive performs services.

(4)	Named executives who receive an equity award or an annual cash incentive award under the Annual Executive Incentive Plan after May 19, 2009, are subject to a non-solicitation covenant while they are employed and for the one-year period following termination of employment. If a named executive violates the non-solicitation covenant, the Allstate Board or a committee of the Allstate Board, to the extent permitted by applicable law, may recover compensation provided to the named executive, including cancellation of outstanding awards or recovery of all or a portion of any gain realized upon vesting, settlement, or exercise of an award or recovery of all or a portion of any proceeds resulting from any disposition of shares received pursuant to an award if the vesting, settlement, or exercise of the award or the receipt of the sale proceeds occurred during the 12-month period prior to the violation. If Mr. Merten’s employment were to be terminated as a result of a reduction in force, he would be eligible for a prorated annual incentive award subject to discretionary adjustments. Mr. Civgin is not eligible for an annual incentive payment upon termination or retirement.
(5)	Retirement for purposes of the Annual Executive Incentive Plan is defined as voluntary termination on or after the date the named executive attains age 55 with at least 10 years of service or age 60 with five years of service.
(6)	Named executives who receive an equity award on or after May 21, 2013, that remains subject to a period of restriction or other performance or vesting condition, are subject to a non-compete provision while they are employed and for the one-year period following termination of employment. Named executives who received equity awards granted between February 21, 2012, and May 20, 2013, are subject to a non-compete provision while they are employed and for the two-year period following termination of employment. If a named executive violates the non-competition covenant, the Allstate Board or a committee of the Allstate Board may, to the extent permitted by applicable law, cancel any or all of the named executive’s outstanding awards that remain subject to a period of restriction or other performance or vesting condition as of the date on which the named executive first violated the non-competition provision.
(7)	Historical and current retirement definitions and treatment for purposes of stock options, RSUs, and PSAs are as follows:

	Date of award prior to February 22, 2011	Date of award on or after February 22, 2011 and before February 21, 2012	Date of award on or after February 21, 2012
Early Retirement:
Definition	Age 55 with 20 years of service	Age 55 with 10 years of service	Age 55 with 10 years of service
Treatment	Unvested awards are forfeited. Vested stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.	Prorated portion of unvested awards continue to vest. Vested stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.

•       Unvested awards not granted within 12 months of retirement continue to vest.

•       Prorated portion of unvested awards granted within 12 months of the retirement date continue to vest.

•       Vested stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.

	Date of award prior to February 22, 2011	Date of award on or after February 22, 2011 and before February 21, 2012	Date of award on or after February 21, 2012
Normal Retirement:
Definition	Age 60 with at least one year of service	Age 60 with at least one year of service	Age 60 with at least five years of service

Treatment	Unvested awards continue to vest and stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.

•       Unvested awards not granted within 12 months of retirement continue to vest.

•       Prorated portion of unvested awards granted within 12 months of the retirement date continue to vest.

•       Vested stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.

•       Unvested awards not granted within 12 months of retirement continue to vest.

•       Prorated portion of unvested awards granted within 12 months of the retirement date continue to vest.

•       Vested stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.

(8)	This description is the treatment of equity awards granted on or after December 30, 2011. Awards granted prior to December 30, 2011, vest on the date of a change-in-control.
(9)	For completed measurement periods with results certified by the Committee, the earned amount continues to vest. For open cycles, the Committee will determine the number of PSAs that continue to vest based on actual performance up to the change-in-control.
(10)	For completed measurement periods with results certified by the Committee, the earned amount is paid. For open cycles, the payout is based on the target number of PSAs.
(11)	See the Retirement Benefits section for further detail on non-qualified pension benefits and timing of payments.
(12)	See the Non-Qualified Deferred Compensation section for additional information on the Deferred Compensation Plan and distribution options available.
(13)	For those named executives subject to the CIC Plan, if their employment is terminated due to death during the two years after the date of a change-in-control, the named executive’s estate or beneficiary will be entitled to survivor and other benefits, including retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to the estates or surviving families of peer executives of Allstate. In the event of termination due to disability during the two years after the date of a change-in-control, Allstate will pay disability and other benefits, including supplemental long-term disability benefits and retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to disabled peer executives.

Estimate of Potential Payments upon Termination of Employment or Change of Control

Messrs. Civgin and Merten did not receive any termination or change in control payments or benefits that have been or will be reimbursed by Lincoln Benefit under the Service and Expense Agreement as a result of their termination of service to Lincoln Benefit at the time of Resolution Life’s acquisition of all of the outstanding capital stock of Lincoln Benefit from Allstate Life Insurance Company on April 1, 2014.

Allstate Risk Management and Compensation

A review and assessment of potential compensation-related risks is conducted by Allstate’s chief risk officer. Allstate believes that its compensation policies and practices are appropriately structured and do not provide incentives for employees to take unnecessary and excessive risks.

The Allstate Board and its risk and return committee both play an important role in risk management oversight, including reviewing how Allstate management measures, evaluates, and manages Allstate’s exposure to risks posed by a wide variety of events and conditions. In addition, the compensation and succession committee employs an independent compensation consultant each year to review and assess Allstate’s executive pay levels, practices, and overall program design.

Allstate Performance Measures for 2014

The following are descriptions of the performance measures used by Allstate for executive incentive compensation. These measures are not GAAP measures. They were developed uniquely for incentive compensation purposes and are not reported items in Allstate’s financial statements. The Committee has approved the use of non-GAAP measures when appropriate to drive executive focus on particular strategic, operational, or financial factors, or to exclude factors over which executives have little influence or control. The Committee monitors compensation estimates during the year based on actual performance on these measures, and the internal audit department reviews the final results.

Adjusted Operating Income: This measure is calculated differently for annual cash incentive awards, the 162(m) pool, and each PSA performance cycle. For each plan, Adjusted Operating Income is equal to net income available to common shareholders as reported in Allstate’s annual report on Form 10-K adjusted for the after-tax effect of the items indicated below:

PSAs
✓ Indicates adjustments to Net Income	Annual Cash Incentive Awards	162(m) Pool	2012-2014 Performance Cycle	2013-2015 Performance Cycle	2014-2016 Performance Cycle
Net income available to common shareholders, excluding:

– Realized capital gains and losses (which includes the related effect on amortization of deferred acquisition and deferred sales inducement costs) except for periodic settlements and accruals on certain non-hedge derivative instruments

	✓	✓	✓	✓	✓
– Valuation changes on embedded derivatives that are not hedged (which includes the related effect on amortization of deferred acquisition and deferred sales inducement costs)	✓	✓	✓	✓	✓
– Business combination expenses and amortization of purchased intangible assets	✓	✓	✓	✓	✓
– (Loss) gain on disposition of operations	✓	✓	✓	✓	✓
– Restructuring or related charges	✓	✓		✓	✓
– Underwriting results of Discontinued Lines and Coverages segment	✓	✓	✓	✓	✓
– Loss on extinguishment of debt(1)			✓	✓
– Post-retirement benefits curtailment gain(1)			✓	✓
– Effects of acquiring and selling businesses	✓	✓	✓	✓	✓
Adjustments to be consistent with financial reporting used in establishing the measure	✓	✓	✓	✓	✓

Adjusted Operating Income before catastrophe adjustment
Adjustment for after-tax catastrophe losses	Include planned amount	Exclude actual amount	Adjusted to include a minimum or maximum amount	Adjusted to include a minimum or maximum amount	Average adjusted to include a minimum or maximum amount

Adjusted Operating Income
(1)	2013 only.

Allstate Annual Cash Incentive Award Performance Measures for 2014

Adjusted Operating Income: This measure is used to assess financial performance. For a description of how this measure is determined, see above.

The impact of catastrophe losses on annual cash incentive awards is recognized through a modifier to the Adjusted Operating Income performance measure payout percentage.

Actual After-Tax Catastrophe Losses	Impact to Adjusted Operating Income Payout Percentage
Within 10% of planned catastrophe losses	None
Lower than planned catastrophe losses by more than 10%	Increases payout by up to 20%
Higher than planned catastrophe losses by more than 10%	Decreases payout by up to 20%

In 2014, actual after-tax catastrophe losses were within 10% of planned catastrophe losses and as a result, no adjustment was required.

Net Investment Income: This measure is used to assess the financial operating performance provided from investments. It is equal to net investment income as reported in the consolidated statement of operations. Net investment income is subject to adjustments to be consistent with the financial reporting used in establishing the measure and to exclude the effects of acquiring and selling businesses and was adjusted accordingly in 2014.

Total Premiums: This measure is used to assess growth within the Allstate Protection and Allstate Financial businesses. It is equal to the sum of Allstate Protection premiums written and Allstate Financial premiums and contract charges as described below.

Allstate Protection premiums written is equal to the Allstate Protection net premiums written as reported in management’s discussion and analysis in Allstate’s annual report on Form 10-K.

Allstate Financial premiums and contract charges are equal to life and annuity premiums and contract charges reported in the consolidated statement of operations.

Total Premiums is subject to adjustments to be consistent with the financial reporting used in establishing the measure and to exclude the effects of acquiring and selling businesses and was adjusted accordingly in 2014.

Performance Stock Award Performance Measures for the 2012-2014 Performance Cycle and the 2013-2015 Performance Cycle

Annual Adjusted Operating Income Return on Equity: This measure is used to assess financial performance. It is calculated as the ratio of annual Adjusted Operating Income for the applicable PSA performance cycle divided by the average of common shareholders’ equity excluding the effects of unrealized net capital gains and losses at the beginning and at the end of the year. For a description of how Adjusted Operating Income is determined, see page 121.

Adjusted Operating Income is adjusted to include a minimum or maximum amount of after-tax catastrophe losses if actual catastrophe losses are less than or exceed those amounts, respectively. In 2013, Adjusted Operating Income was adjusted to include a minimum amount of catastrophe losses, thus lowering the actual performance. In 2012 and 2014, no such adjustment was made.

Average common shareholders’ equity is subject to adjustments to be consistent with the financial reporting used in establishing the measure and to exclude the effects of acquiring and selling businesses and was adjusted accordingly in 2014.

Performance Stock Award Performance Measures for the 2014-2016 Performance Cycle

Three Year Average Adjusted Operating Income Return on Equity: This measure is used to assess financial performance. It is calculated as the ratio of average Adjusted Operating Income divided by the average of common shareholders’ equity, excluding the effects of unrealized net capital gains and losses, at December 31,

2013 and at the end of each year in the three year cycle. For a description of how Adjusted Operating Income is determined, see page 121.

Average Adjusted Operating Income is adjusted to include a minimum or maximum amount of after-tax catastrophe losses if the average of actual catastrophe losses in the three year cycle are less than or exceed those amounts, respectively.

Average common shareholders’ equity is subject to adjustments to be consistent with the financial reporting used in establishing the measure and to exclude the effects of acquiring and selling businesses.

Compensation Committee Interlocks and Insider Participation

For the Period Prior to April 1, 2014

Prior to the transaction with Resolution, the Board of Directors of Lincoln Benefit did not have a compensation committee. All compensation decisions were made by The Allstate Corporation, as the ultimate parent company of Lincoln Benefit. No executive officer of Lincoln Benefit served as a member of the compensation committee of another entity for which any executive officer served as a director for Lincoln Benefit.

For the Period Beginning April 1, 2014

In February 2015, the Board of Directors of Resolution Life Holdings, Inc. established a compensation committee, whose primary function is to assist the Board with its oversight role with respect to the compensation of Resolution Life Holdings, Inc.’s and its subsidiaries’ executive officers and other employees. No executive officer of Lincoln Benefit serves as a member of the compensation committee of another entity for which any executive officer served as a director for Lincoln Benefit.

Item 11(m). Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners

The following table shows the number of Lincoln Benefit shares owned by any beneficial owner who owns more than five percent of any class of Lincoln Benefit’s voting securities.

Title of Class (a)	Name and Address of Beneficial Owner (b)	Amount and Nature of Beneficial Ownership (c)	Percent of Class (d)
Capital Stock	Resolution Life, Inc. One Station Place Metro Center, 7th Fl. Stamford, CT 06902	25,000	100%

N/A	Resolution Life Holdings, Inc. One Station Place Metro Center, 7th Fl. Stamford, CT 06902	Indirect voting and investment power of shares owned by Resolution Life, Inc.	N/A

N/A	Resolution Life L.P. Canon’s Court 22 Victoria Street Hamilton, HM 12 Bermuda	Indirect voting and investment power of shares owned by Resolution Life, Inc.	N/A

Title of Class (a)	Name and Address of Beneficial Owner (b)	Amount and Nature of Beneficial Ownership (c)	Percent of Class (d)
N/A	Resolution Life GP, Ltd. Canon’s Court 22 Victoria Street Hamilton, HM 12 Bermuda	Indirect voting and investment power of shares owned by Resolution Life, Inc.	N/A

N/A	Resolution Capital Limited 25 Sackville Street London W1S 3AX United Kingdom	Indirect voting and investment power of shares owned by Resolution Life, Inc.	N/A

N/A	Clive Cowdery 25 Sackville Street London W1S 3AX United Kingdom	Indirect voting and investment power of shares owned by Resolution Life, Inc.	N/A

Security Ownership of Directors and Executive Officers

The following table shows the number of shares of stock in Lincoln Benefit or its parents beneficially owned by each director and named executive officer of Lincoln Benefit individually, and by all executive officers and directors of Lincoln Benefit as a group. Shares reported as beneficially owned include certain shares held indirectly, as well as shares subject to stock options exercisable on or prior to April 13, 2015 and restricted stock units for which restrictions expire on or prior to April 13, 2015. The following share amounts are as of April 13, 2015.

Entity	Title of Class of Equity Securities	Number of Shares	Statement Concerning Beneficial Ownership*
Lincoln Benefit Life, Resolution Life, Inc., Resolution Life Holdings, Inc., Resolution Life L.P., Resolution Life GP Ltd., Resolution Life (Parallel) Partnership, Resolution Life (Parallel) GP Ltd.	n/a	n/a

Lincoln Benefit Life is an indirect wholly-owned subsidiary of (i) Resolution Life L.P., which is controlled by its general partner Resolution Life GP Ltd. and (ii) Resolution Life (Parallel) Partnership, which is controlled by its managing partners, which includes Resolution Life (Parallel) GP Ltd. Resolution Life (Parallel) GP Ltd. is wholly-owned by Resolution Life GP Ltd. Resolution Life GP Ltd. is wholly-owned by Resolution Capital

Limited, which is wholly-owned by Clive Cowdery.

Resolution Life L.P.	n/a	n/a	Clive Cowdery has made an indirect commitment of $19.84 million to Resolution Life LP, which currently accounts for 1.8% of the current total $1.1 billion of aggregate commitment of Resolution Life L.P and Resolution Life (Parallel) Partnership.

Changes in Control

On December 31, 2013, Resolution Life Holdings, Inc. and Resolution Life, Inc. entered into a Credit Agreement with Royal Bank of Canada (“RBC”), The Royal Bank of Scotland, PLC, RBC Capital Markets, RBS Securities Inc. and Lloyds Securities Inc. (the “Credit Agreement”). On April 1, 2014, Resolution Life Holdings, Inc. and Resolution Life, Inc. entered into a Guarantee and Collateral Agreement with Royal Bank of Canada (the “Guarantee and Collateral Agreement”). Pursuant to the Guarantee and Collateral Agreement, Resolution Life Holdings, Inc. pledged the securities of Resolution Life, Inc. to the Secured Parties (as defined in the Guarantee and Collateral Agreement) in order to secure a term loan to Resolution Life, Inc. for the acquisition of Lincoln Benefit. Pursuant to the Credit Agreement and the Guarantee and Collateral Agreement, Resolution Life, Inc. also pledged the securities of Lincoln Benefit to the Secured Parties (as defined in the Guarantee and Collateral Agreement).

If Resolution Life, Inc. defaults on its obligations under the Credit Agreement, RBC (as collateral agent), will have the option to receive all of the Resolution Life, Inc. and Lincoln Benefit stock pledged the Credit Agreement and Guarantee and Collateral Agreement, including all voting and corporate rights to such stock.

Item 11(n).	Transactions with Related Persons, Promoters and Certain Control Persons

On April 1, 2014, all of the capital stock in Lincoln Benefit was acquired by Resolution Life, Inc. Prior to this transaction, Lincoln Benefit was a wholly-owned subsidiary of ALIC.

Transactions with Related Persons

Prior to the acquisition of Lincoln Benefit from Allstate Life Insurance Company by Resolution Life, Inc., Lincoln Benefit was a party to certain intercompany agreements involving amounts greater than $120,000 between Lincoln Benefit and the following companies:

•	Allstate Life Insurance Company (“ALIC”), the former direct parent of Lincoln Benefit;

•	Allstate Insurance Company (“AIC”), a former indirect parent of Lincoln Benefit;

•	Allstate Insurance Holdings, LLC (“AIH”), a former indirect parent of Lincoln Benefit; and

•	The Allstate Corporation (“AllCorp”), the former ultimate indirect parent of Lincoln Benefit.

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year			Related Person(s) involved in the transaction[1] and the approximate dollar value of the Related Person’s interest in the transaction ($)
		($)		ALIC		AIC		AIH	AllCorp
Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2004, as amended by Amendment No. 1 effective January 1, 2009, and as supplemented by New York Insurer Supplement to Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation, Allstate Life Insurance Company of New York and Intramerica Life Insurance Company, effective March 5, 2005.	2012 2013 2014	4,010,414,793 4,594,114,658 4,351,172,343	[2] [2] [2]	206,609,277 219,150,824 157,557,526	[2] [2] [2]	1,675,534,870 1,783,214,605 1,451,026,309	[2] [2] [2]	0 0 0	10,233,063 12,439,714 10,193,363	[2] [2] [2]

Tax Sharing Agreement among The Allstate Corporation and certain affiliates dated as of November 12, 1996, as supplemented by

Supplemental Intercompany Tax Sharing Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company effective December 21, 2000.

	2012 2013 2014	261,856,736 403,752,626 991,183,410	[3] [3] [3]	(51,081,452 (28,599,632 (118,361,063	) ) )	402,335,848 805,259,656 822,197,758		0 0 0	(133,557,504 (361,417,973 16,223,615	) )

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year			Related Person(s) involved in the transaction[1] and the approximate dollar value of the Related Person’s interest in the transaction ($)
		($)		ALIC		AIC		AIH	AllCorp

Agreement for the Settlement of State and Local Tax Credits among Allstate Insurance Company and certain affiliates effective January 1, 2007.	2012 2013 2014	0 0 3,024,265	[4]	0 0 287,214	[4]	0 0 2,645,462	[4]	N/A	N/A

Assignment and Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements entered into as of September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Allstate Distributors, LLC, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Financial Services, LLC, and Lincoln Benefit Life Company.	2012 2013 2014	10,741,767 12,927,091 4,119,257	[5] [5] [5]	(4,042,532 (4,938,625 (140,501	) ) )	N/A		N/A	N/A

Investment Management Agreement among Allstate Investments, LLC, Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2007.	2012 2013 2014	172,138,967 174,642,625 129,435,627	[2] [2] [2]	85,874,525 82,062,732 49,913,891	[2] [2] [2]	73,118,384 79,465,291 68,450,895	[2] [2] [2]	N/A	67,330 0 0	[2]
Reinsurance Agreements between Lincoln Benefit Life Company and Allstate Life Insurance Company: Coinsurance Agreement effective December 31, 2001; Modified Coinsurance Agreement effective December 31, 2001; Modified Coinsurance Agreement effective December 31, 2001.	2012 2013 2014	447,340,588 528,831,836 (97,926,475	[6] [6] )[7]	447,340,588 (528,831,836 (97,926,475	[6] )[6] )[7]	N/A		N/A	N/A

Reinsurance Agreement between Lincoln Benefit Life Company and Lincoln Benefit Reinsurance Company effective September 30, 2012.	2012 2013 2014	0 201,639 (99,556	[6] )[7]	N/A		N/A		N/A	N/A

Administrative Services Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, dated April 1, 2014.	2014	8,459,377	[8]	8,459,377	[8]	N/A		N/A	N/A

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year			Related Person(s) involved in the transaction[1] and the approximate dollar value of the Related Person’s interest in the transaction ($)
		($)		ALIC		AIC	AIH	AllCorp

Amended and Restated Reinsurance Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014.	2014	83,830,677	[6]	83,830,677	[6]	N/A	N/A	N/A
(1)	Each identified Related Person is a Party to the transaction.
(2)	Gross amount of expense received under the transaction.
(3)	Total amounts paid to the Internal Revenue Service.
(4)	Value of transfer transactions.
(5)	Gross amount of the transaction.
(6)	Net reinsurance income.
(7)	Net reinsurance expense.
(8)	Gross amount of the transaction.

After Lincoln Benefit was acquired by Resolution Life, Inc., Lincoln Benefit is a party to certain intercompany agreements involving amounts greater than $120,000 between Lincoln Benefit and the following companies:

•	Resolution Life, Inc. (“RLI”), the direct parent of Lincoln Benefit.

•	Resolution Life Holdings, Inc. (“RLH”), an indirect parent of Lincoln Benefit.

•	Lancaster Re Captive Insurance Company (“Lancaster Re”), a direct subsidiary of Lincoln Benefit

•	Lanis LLC, an affiliate of Lincoln Benefit

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year			Approximate dollar value of the amount involved in the transaction, per fiscal year
		($)		RLH	RLI	Lanis LLC
Services Agreement between Resolution Life, Inc. and Lincoln Benefit Life Company effective April 1, 2014	2014	(21,087,752	)¹	N/A	21,087,752¹	N/A

Surplus Note Purchase Agreement between Lancaster Re Captive Insurance Company and Lanis LLC effective April 1, 2014	2014	15,711,000		N/A	N/A	15,711,000²

Vehicle Note Purchase Agreement between Lancaster Re Captive Insurance Company and Lanis LLC effective April 1, 2014	2014	15,711,000		N/A	N/A	(15,711,000	)²

Fee Letter between Lincoln Benefit Life Company and Lanis LLC effective April 1, 2014	2014	(4,584,514)[3]		N/A	N/A	4,584,514	[3]

1	Total expense amount reimbursed / (paid) under the transaction
2	Surplus/Vehicle Note Interest received (paid)
3	Payment of risk spread fee

The agreements listed in the table immediately above relate to a transaction that Resolution Life, Inc., Resolution Life Holdings, Inc., Lancaster Re Captive Insurance Company, Lannis LLC and Lincoln Benefit Life Company have entered into with Hannover Life Reassurance Company of America, an unrelated party, in order to finance a portion of the insurance reserves held by Lincoln Benefit with respect to universal life insurance policies with secondary guarantees written by Lincoln Benefit.

Review and Approval of Related Person Transactions

For the Period Prior to April 1, 2014

Prior to the acquisition of Lincoln Benefit from Allstate Life Insurance Company by Resolution Life, Inc., all intercompany agreements to which Lincoln Benefit was a party were approved by Lincoln Benefit’s Board of Directors as well as by the board of any other affiliate of The Allstate Corporation that was a party to the agreement. When required, intercompany agreements were submitted for approval to the Nebraska Department of Insurance, Lincoln Benefit’s domestic regulator, and any additional states in which Lincoln Benefit might be commercially domiciled pursuant to the applicable state’s insurance holding company systems act. This process was documented in an internal procedure that captured the review and approval process of all intercompany agreements. All approvals were maintained in Lincoln Benefit’s corporate records.

Prior to the transaction with Resolution, while there was no formal process for the review and approval of related person transactions between unaffiliated entities specific to Lincoln Benefit, all directors and executive officers of Lincoln Benefit were subject to the Allstate Code of Ethics (“Allstate Code”). The Allstate Code includes a written conflict of interest policy that was adopted by the Board of Directors of the Allstate Corporation, the former ultimate parent company of Lincoln Benefit. Any potential relationship or activity that could impair independent thinking and judgment, including holding a financial interest in a business venture that is similar to Allstate, or in a business that has a relationship with Allstate, was required to be disclosed to Human Resources. Human Resources worked with representatives from the Law Department, including Enterprise Business Conduct, to determine whether an actual conflict of interest existed. Each director and executive officer was required to sign a Code of Ethics certification annually.

For the Period Beginning April 1, 2014

All intercompany agreements to which Lincoln Benefit is a part are approved by Lincoln Benefit’s Board of Directors as well as by the board of any other affiliate of Lincoln Benefit that is a party to the agreement. When required, intercompany agreements are submitted for approval to the Nebraska Department of Insurance, Lincoln Benefit’s domestic regulator, and any additional states in which Lincoln Benefit might be commercially domiciled pursuant to the applicable state’s insurance holding company systems act. This process is documented in an internal procedure that captures the review and approval process of all intercompany agreements. All approvals are maintained in Lincoln Benefit’s corporate records.

Subsequent to the acquisition by Resolution Life, Inc., while there is no formal process for the review and approval of related person transactions between unaffiliated entities specific to Lincoln Benefit, all directors, officers and employees of Lincoln Benefit are subject to Resolution Life’s Code of Conduct and its Conflict of Interest Guideline. The Resolution Code of Conduct includes a written conflict of interest policy that was adopted by the Board of Directors of Resolution Life, the parent company of Lincoln Benefit, and the Board of Directors of Lincoln Benefit. Any potential relationship or activity that could impair independent thinking and judgment, including holding a financial interest in a business venture that is similar to Lincoln Benefit and/or Resolution Life, or in a business that has a relationship with either entity, is required to be disclosed to Human

Resources and Compliance. Human Resources works with representatives from the Law Department, including Compliance, and the Audit Committee, if necessary, to determine whether an actual conflict of interest existed. All directors, officers and employees are required to sign a Code of Conduct certification and complete a Conflict of Interest Questionnaire annually.

Independence Standards for Directors

Although not subject to the independence standards of the New York Stock Exchange, for purposes of this registration statement, Lincoln Benefit has applied the independence standards required for listed companies of the New York Stock Exchange to the Board of Directors. Applying these standards, Lincoln Benefit has determined that five of its directors are independent: Stephen Campbell, Richard Carbone, Ann Frohman, Robert Stein and Grace Vandecruze.

OTHER INFORMATION

A section entitled “Experts” is added to your prospectus as follows:

EXPERTS

The financial statements as of and for each of the two years in the period ended December 31, 2013 and for the period from January 1, 2014 through March 31, 2014 of Lincoln Benefit Life Company included in this Prospectus and the related financial statement schedule included elsewhere in the Registration Statement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement. Such financial statements and financial statement schedule are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements as of December 31, 2014 and for the period from April 1, 2014 through December 31, 2014 of Lincoln Benefit Life Company included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The following change is made to the prospectuses for the LBL Advantage, Consultant II and Premier Planner:

Under the “More Information” section, the subsection entitled “Legal Matters” is deleted and replaced with the following:

LEGAL MATTERS

Certain matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by Lamson Dugan & Murray LLP, Omaha, Nebraska.

PRINCIPAL UNDERWRITER

Allstate Distributors, L.L.C. (“ADLLC”) serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered.

ADMINISTRATION

We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with Allstate Life Insurance Company (“ALIC”). ALIC has entered into an administrative services agreement with The Prudential Insurance Company of America (“PICA”), pursuant to which PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with se2, LLC, of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby se2, LLC provides certain business process outsourcing services with respect to the Contracts. se2, LLC may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2014, consisted of the following: NTT DATA Process Services, LLC (administrative services) located at PO Box 4201, Boston, MA 02211; RR Donnelley Global Investment Markets (compliance printing and mailing) located at 111 South Wacker Drive, Chicago, IL 60606; Jayhawk File Express, LLC (file storage and document destruction) located at 601 E. 5th Street, Topeka, KS 66601-2596; Co-Sentry.net, LLC (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; Convey Compliance Systems, Inc. (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Spangler Graphics, LLC (compliance mailings) located at 29305 44th Street, Kansas City, KS 66106; Veritas Document Solutions, LLC (compliance mailings) located at 913 Commerce Ct, Buffalo Grove, IL 60089; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; Venio LLC, d/b/a Keane (lost shareholder search) located at PO Box 1508, Southeastern, PA 19399-1508; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West 11 Street, 5th Floor, Kansas City, MO 64105.

In administering the Contracts, the following services are provided, among others:

•	maintenance of Contract Owner records;

•	Contract Owner services;

•	calculation of unit values;

•	maintenance of the Variable Account; and

•	preparation of Contract Owner reports.

In connection with Resolution Life’s acquisition of Lincoln Benefit, Resolution Life, Inc. and Allstate Life entered into a Transition Services Agreement (the “TSA”), pursuant to which Allstate Life will continue to provide certain administrative services for the Recaptured Business for a period of twelve to twenty-four months after the closing. Following termination of the TSA, we plan to outsource the administration of the Recaptured Business to third-party administrators. In particular, the administration of our deferred annuity business was outsourced to se2, LLC, an unaffiliated third-party service provider, effective February 23, 2015. The remaining administration will be outsourced to Alliance–One Services, Inc., an unaffiliated third-party service provider, later this year.

                   Supplement dated January 3, 2014, to the
                     Prospectus for your Variable Annuity
                                   Issued by

                         LINCOLN BENEFIT LIFE COMPANY

This supplement amends certain disclosure contained in the prospectus for your
Variable Annuity contract issued by Lincoln Benefit Life Company.

Effective as of January 31, 2014 (the Closure Date), the following variable sub-accounts available in your Variable Annuity will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

   Alger Mid Cap Growth -- Class S
   Alger Mid Cap Growth -- Class I-2

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure
Date. Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

If you have any questions, please contact your financial representative or our
Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m.
Central time.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner prior to the Closure Date, will not be affected by the closure.

      Please keep this supplement for future reference together with your prospectus. No other action is required of you.

                         LINCOLN BENEFIT LIFE COMPANY

                      Supplement Dated September 30, 2013
                To the following Prospectuses, as supplemented

CONSULTANT SOLUTIONS (CLASSIC, PLUS, ELITE, SELECT) PROSPECTUS DATED MAY 1, 2013
                   CONSULTANT I PROSPECTUS DATED MAY 1, 2013
                  LBL ADVANTAGE PROSPECTUS DATED MAY 1, 2004
                  CONSULTANT II PROSPECTUS DATED MAY 1, 2004
                 PREMIER PLANNER PROSPECTUS DATED MAY 1, 2004
                INVESTOR'S SELECT PROSPECTUS DATED MAY 1, 2007

The following information supplements the prospectus for your variable annuity contract issued by Lincoln Benefit Life Company.

The following paragraphs are added to the "Lincoln Benefit Life Company"
provision under the "More Information" section or the "Description of Lincoln
Benefit Life Company and the Separate Account" section of your prospectus:

On July 17, 2013, Allstate Life entered into an agreement with Resolution Life
Holdings, Inc. ("Resolution"), a Delaware corporation established by Resolution
Life L.P., pursuant to which Allstate Life agreed to sell Lincoln Benefit to
Resolution or a wholly-owned subsidiary of Resolution (the "Transaction"). The
Prudential Insurance Company of America or an affiliate will continue to reinsure and administer the Variable Account and the Contracts. The benefits and provisions of the Contracts will not be changed by the Transaction. Also, the Transaction will not change the fact that Lincoln Benefit is the named insurer under your Contract. Following the Transaction, Lincoln Benefit will no longer be an affiliate of Allstate Life.

The Transaction and certain related agreements are subject to required regulatory approvals. Subject to the receipt of such regulatory approvals, the
Transaction is targeted to close in the 4 th quarter of 2013.

Upon receipt of regulatory approvals, Lincoln Benefit will amend and restate its existing reinsurance arrangements with Allstate Life. Lincoln Benefit will recapture, and Allstate Life no longer will reinsure: (i) all fixed deferred annuity, value adjusted deferred annuity and indexed deferred annuity business written by Lincoln Benefit, (ii) all of the life insurance business written by
Lincoln Benefit through independent life insurance producers other than certain specified life insurance policies and (iii) all of the net liability of Lincoln
Benefit with respect to the accident and health and long-term care insurance business written by Lincoln Benefit (the "Recapture"). The benefits and provisions of the Contracts will not be changed by the Recapture, and the
Recapture will not change the fact that Lincoln Benefit is the named insurer under your Contract.

Pursuant to the Recapture, Allstate Life will transfer to Lincoln Benefit, for inclusion in its general account reserves, cash and specified assets with an aggregate statutory book value equal to net statutory general account reserves attributable to the recaptured business, adjusted for the final settlement amount under the applicable existing reinsurance agreements between Lincoln
Benefit and Allstate Life that are being amended and restated in connection with the Transaction.

If you have any questions, please contact your financial representative or our
Variable Annuity Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                   CONSULTANT I VARIABLE ANNUITY PROSPECTUS

                               FLEXIBLE PREMIUM

                INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACTS

                                   ISSUED BY

                         LINCOLN BENEFIT LIFE COMPANY
                              IN CONNECTION WITH
                 LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT
            STREET ADDRESS: 5801 SW 6TH AVE., TOPEKA, KS 66606-0001
            MAILING ADDRESS: P.O. BOX 758561, TOPEKA, KS 66675-8566
                       TELEPHONE NUMBER: 1-800-457-7617
                          FAX NUMBER: 1-785-228-4584

The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may purchase it on either a tax qualified or non-tax qualified basis. LINCOLN BENEFIT LIFE NO LONGER OFFERS THIS CONTRACT. IF YOU
HAVE ALREADY PURCHASED THE CONTRACT YOU MAY CONTINUE TO MAKE PURCHASE PAYMENTS
ACCORDING TO THE CONTRACT.

Because this is a flexible premium annuity contract, you may pay multiple premiums. We allocate your premium to the investment options under the Contract and our Fixed Account in the proportions that you choose. The Contract currently offers 46 investment options, each of which is a Sub-Account of the
Lincoln Benefit Life Variable Annuity Account ("Separate Account"). Each
Sub-Account invests exclusively in shares of Portfolios in one of the following underlying Funds:

INVESCO VARIABLE INSURANCE FUNDS       LEGG MASON PARTNERS VARIABLE EQUITY
(SERIES I)                             TRUST (CLASS I)
THE ALGER PORTFOLIOS (CLASS O)         MFS(R) VARIABLE INSURANCE TRUST/(SM)
DEUTSCHE VARIABLE SERIES I (CLASS A)   /(INITIAL CLASS)
(FORMERLY DWS VARIABLE SERIES I        OPPENHEIMER VARIABLE ACCOUNT FUNDS
(CLASS A))                             (SERVICE SHARES)
DEUTSCHE VARIABLE SERIES II (CLASS A)  PIMCO VARIABLE INSURANCE TRUST
(FORMERLY DWS VARIABLE SERIES II       (ADMINISTRATIVE SHARES)
(CLASS A))                             PUTNAM VARIABLE TRUST (CLASS IB)
FEDERATED INSURANCE SERIES             T. ROWE PRICE EQUITY SERIES, INC. (I)
FIDELITY(R) VARIABLE INSURANCE         T. ROWE PRICE INTERNATIONAL SERIES,
PRODUCTS (INITIAL CLASS)               INC. (I)
JANUS ASPEN SERIES (INSTITUTIONAL      WELLS FARGO VARIABLE TRUST FUNDS
SHARES AND SERVICE SHARES)

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE
SECURITIES NOR HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS
PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CONTRACTS ARE NOT FDIC INSURED.

THE DATE OF THIS PROSPECTUS IS MAY 1, 2015.

Some of the portfolios described in this prospectus may not be available in your Contract. We may make available other investment options in the future.

You may not purchase a Contract if either you or the Annuitant are older than
90 years before we receive your application.

Your Contract Value will vary daily as a function of the investment performance of the Sub-Accounts to which you have allocated Purchase Payments and any interest credited to the Fixed Account. We do not guarantee any minimum
Contract Value for amounts allocated to the Sub-Accounts. Benefits provided by this Contract, when based on the Fixed Account, are subject to a Market Value
Adjustment, which may result in an upwards or downwards adjustment in withdrawal benefits, death benefits, settlement values, transfers to the
Sub-Accounts.

In certain states the Contract may be offered as a group contract with individual ownership represented by Certificates. The discussion of Contracts in this prospectus applies equally to Certificates under group contracts, unless the content specifies otherwise.

This prospectus sets forth the information you ought to know about the
Contract. You should read it before investing and keep it for future reference.

We have filed a Statement of Additional Information with the Securities and
Exchange Commission ("SEC"). The current Statement of Additional Information is dated May 1, 2015. The information in the Statement of Additional Information is incorporated by reference in this prospectus. You can obtain a free copy by writing us or calling us at the telephone number given above. The Table of
Contents of the Statement of Additional Information appears on page 43 of this prospectus.

At least once each year we will send you an annual statement. The annual statement details values and specific information for your Contract. It does not contain our financial statements. Our financial statements are set forth in the Statement of Additional Information. Lincoln Benefit will file financial reports and other information with the SEC on an annual basis. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can obtain copies of these documents by writing to the SEC and paying a duplicating fee. Please call the SEC at
1-202-551-8090 for further information as to the operation of the public reference room. Our SEC filings are also available to the public on the SEC
Internet site (http://www.sec.gov).

PLEASE READ THIS PROSPECTUS CAREFULLY AND RETAIN IT FOR YOUR FUTURE REFERENCE.

TABLE OF CONTENTS

DEFINITIONS                                                         1
FEE TABLES                                                          3
QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT                           5
CONDENSED FINANCIAL INFORMATION                                     9
DESCRIPTION OF THE CONTRACTS                                        9
   Summary                                                          9
   Contract Owner                                                   9
   Annuitant                                                        9
   Modification of the Contract                                     9
   Assignment                                                       9
   Free Look Period                                                 9
PURCHASES AND CONTRACT VALUE                                       10
   Minimum Purchase Payment                                        10
   Automatic Payment Plan                                          10
   Allocation of Purchase Payments                                 10
   Contract Value                                                  10
   Separate Account Accumulation Unit Value                        10
   Transfer During Accumulation Period                             11
   Market Timing & Excessive Trading                               11
   Trading Limitations                                             12
   Short Term Trading Fees                                         12
   Automatic Dollar Cost Averaging Program                         12
   Portfolio Rebalancing                                           13
THE INVESTMENT AND FIXED ACCOUNT OPTIONS                           13
   Separate Account Investments                                    13
       The Portfolios                                              13
       Voting Rights                                               16
       Additions, Deletions, and Substitutions of Securities       16
   The Fixed Account                                               16
       General                                                     16
       Guaranteed Maturity Fixed Account Option                    16
       Market Value Adjustment                                     18
       Dollar Cost Averaging Fixed Account Option                  18
ANNUITY BENEFITS                                                   18
   Annuity Date                                                    18
   Annuity Options                                                 19
   Other Options                                                   19
   Annuity Payments: General                                       19
   Variable Annuity Payments                                       20
   Fixed Annuity Payments                                          21
   Transfers During the Annuity Period                             21
   Death Benefit During Annuity Period                             21
   Certain Employee Benefit Plans                                  21
OTHER CONTRACT BENEFITS                                            21
   Death Benefit: General                                          21
   Due Proof of Death                                              21
   Death Benefit Payments                                          22
   Beneficiary                                                     25
   Contract Loans for 403(b) Contracts                             26
   Withdrawals (Redemptions)                                       27
   Written Requests and Forms in Good Order                        27
   Systematic Withdrawal Program                                   28
   ERISA Plans                                                     28
   Minimum Contract Value                                          28
CONTRACT CHARGES                                                   28
   Mortality and Expense Risk Charge                               28
   Administrative Charges                                          29
       Contract Maintenance Charge                                 29
       Administrative Expense Charge                               29
       Transfer Fee                                                29
   Sales Charges                                                   29
   Waiver Benefits                                                 30
   Premium Taxes                                                   31
   Deduction for Separate Account Income Taxes                     31
   Other Expenses                                                  31
TAXES                                                              32
   Taxation of Lincoln Benefit Life Company                        32
   Taxation of Variable Annuities in General                       32
   Income Tax Withholding                                          35
   Tax Qualified Contracts                                         35

                                      (i)

DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE SEPARATE ACCOUNT   40
   Lincoln Benefit Life Company                                        40
   Separate Account                                                    40
   State Regulation of Lincoln Benefit                                 40
   Financial Statements                                                41
ADMINISTRATION                                                         41
DISTRIBUTION OF CONTRACTS                                              41
LEGAL PROCEEDINGS                                                      42
LEGAL MATTERS                                                          42
REGISTRATION STATEMENT                                                 42
ABOUT LINCOLN BENEFIT LIFE COMPANY                                     42
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION               43
APPENDIX A ACCUMULATION UNIT VALUES                                   A-1
APPENDIX B ILLUSTRATION OF A MARKET VALUE ADJUSTMENT                  B-1

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH
SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE
ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS
PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                     (ii)

DEFINITIONS

Please refer to this list for the meaning of the following terms:

ACCUMULATION PERIOD - The period, beginning on the Issue Date, during which
Contract Value builds up under Your Contract.

ACCUMULATION UNIT - A unit of measurement which we use to calculate Contract
Value.

ANNUITANT - The living person on whose life the annuity benefits under a
Contract are based.

ANNUITIZATION - The process to begin annuity payments under the Contract.

ANNUITIZED VALUE - The Contract Value adjusted by any applicable Market Value
Adjustment and less any applicable taxes.

ANNUITY DATE - The date on which annuity payments are scheduled to begin.

ANNUITY PERIOD - The period during which annuity payments are paid. The Annuity
Period begins on the Annuity Date.

ANNUITY UNIT - A unit of measurement which we use to calculate the amount of
Variable Annuity payments.

BENEFICIARY(IES) - The person(s) designated to receive any death benefits under the Contract.

COMPANY ("WE," "US," "OUR," "LINCOLN BENEFIT") - Lincoln Benefit Life Company.

CONTRACT ANNIVERSARY - Each anniversary of the Issue Date.

CONTRACT OWNER ("YOU," "YOUR") - The person(s) having the privileges of ownership defined in the Contract. If Your Contract is issued as part of a retirement plan, Your ownership privileges may be modified by the plan.

CONTRACT VALUE - The sum of the values of Your investment in the Sub-Accounts of the Separate Account and the Fixed Account.

CONTRACT YEAR - Each twelve-month period beginning on the Issue Date and each
Contract Anniversary.

CONTRIBUTION YEAR - Each twelve-month period beginning on the date a Purchase
Payment is allocated to a Sub-Account, or each anniversary of that date.

FIXED ACCOUNT - The portion of the Contract Value allocated to Our general account.

FIXED ANNUITY - A series of annuity payments that are fixed in amount.

GUARANTEE PERIODS - A period of years for which we have guaranteed a specific effective annual interest rate on an amount allocated to the Fixed Account.

ISSUE DATE - The date when the Contract becomes effective.

LATEST ANNUITY DATE - The latest date by which you must begin annuity payments under the Contract.

LOAN ACCOUNT - An account established for amounts transferred from the
Sub-Accounts or the Fixed Account as security for outstanding Contract loans.

MARKET VALUE ADJUSTMENT - An amount added to or subtracted from certain transactions involving Your interest in the Fixed Account, to reflect the impact of changing interest rates.

NET INVESTMENT FACTOR - The factor used to determine the value of an
Accumulation Unit and Annuity Unit in any Valuation Period. We determine the
Net Investment Factor separately for each Sub-Account.

NON-QUALIFIED PLAN - A retirement plan which does not receive special tax treatment under Sections 401, 403(b), 408, 408A or 457 of the Tax Code.

PORTFOLIO(S) - The underlying funds in which the Sub- Accounts invest. Each
Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.

PURCHASE PAYMENTS - Amounts paid to Us as premium for the Contract by you or on
Your behalf.

QUALIFIED PLAN - A retirement plan which receives special tax treatment under
Sections 401, 403(b), 408 or 408A of the Tax Code or a deferred compensation plan for a state and local government or another tax exempt organization under
Section 457 of the Tax Code.

SEPARATE ACCOUNT - The Lincoln Benefit Life Variable Annuity Account, which is a segregated investment account of the Company.

SUB-ACCOUNT - A subdivision of the Separate Account, which invests wholly in shares of one of the Portfolios.

SURRENDER VALUE - The amount paid upon complete surrender of the Contract, equal to the Contract Value, less any applicable premium taxes, Withdrawal
Charge, and the contract maintenance charge and increased or decreased by any
Market Value Adjustment.

TAX CODE - The Internal Revenue Code of 1986, as amended.

TREASURY RATE - The U.S. Treasury Note Constant Maturity Yield for the
preceding week as reported in Federal Reserve Bulletin Release H.15.

                                      1

VALUATION DATE - Each day the New York Stock Exchange is open for business.

VALUATION PERIOD - The period of time over which we determine the change in the value of the Sub-Accounts in order to price Accumulation Units and Annuity
Units. Each Valuation Period begins at the close of normal trading on the New
York Stock Exchange ("NYSE") currently 4:00 p.m. Eastern time on each Valuation
Date and ends at the close of the NYSE on the next Valuation Date.

VARIABLE ANNUITY - A series of annuity payments that vary in amount based on changes in the value of the Sub- Accounts to which Your Contract Value has been allocated.

WITHDRAWAL CHARGE - The contingent deferred sales charge that may be required upon some withdrawals.

                                      2

FEE TABLES

THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN
BUYING, OWNING, AND SURRENDERING THE CONTRACT. THE FIRST TABLE DESCRIBES THE
FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT,
SURRENDER THE CONTRACT, OR TRANSFER CASH VALUE BETWEEN INVESTMENT OPTIONS.
STATE PREMIUM TAXES MAY ALSO BE DEDUCTED.

Maximum Contingent Deferred Sales Charge - Withdrawal Charge (as a percentage of Purchase Payments) - 7%

CONTRIBUTION YEAR                                            APPLICABLE CHARGE
1-2                                                                 7%
3-4                                                                 6%
5                                                                   5%
6                                                                   4%
7                                                                   3%
8 +                                                                 0%

TRANSFER FEE (Applies solely to the second and subsequent transfers within a calendar month. We are currently waiving the transfer fee)  $10.00

THE NEXT TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY
DURING THE TIME THAT YOU OWN THE CONTRACT, NOT INCLUDING PORTFOLIO FEES AND
EXPENSES.

Annual Contract Maintenance Charge                                   $35.00
Separate Account Annual Expenses (as a percentage of daily net asset value deducted from each of the Sub-Accounts of the Separate
Account)
Base Contract (without optional riders)
   Mortality and Expense Risk Charge                                   1.15%
   Administrative Expense Charge                                       0.10%
                                                                     ------
   Total Separate Account Annual Expenses                              1.25%
Base Contract (with Enhanced Death Benefit Rider)
   Mortality and Expense Risk Charge                                   1.35%
   Administrative Expense Charge                                       0.10%
                                                                     ------
   Total Separate Account Annual Expenses                              1.45%
Base Contract (with Enhanced Income Benefit Rider)
   Mortality and Expense Risk Charge                                   1.50%
   Administrative Expense Charge                                       0.10%
                                                                     ------
   Total Separate Account Annual Expenses                              1.60%
Base Contract (with Enhanced Death and Income Benefit Riders)
   Mortality and Expense Risk Charge                                   1.55%
   Administrative Expense Charge                                       0.10%
                                                                     ------
   Total Separate Account Annual Expenses                              1.65%
Base Contract (with Enhanced Death and Income Benefit Riders II)
   Mortality and Expense Risk Charge                                   1.70%
   Administrative Expense Charge                                       0.10%
                                                                     ------
   Total Separate Account Annual Expenses                              1.80%

THE NEXT TABLE SHOWS THE MINIMUM AND MAXIMUM TOTAL ANNUAL OPERATING EXPENSES
CHARGED BY THE PORTFOLIOS THAT YOU MAY PAY PERIODICALLY DURING THE TIME THAT
YOU OWN THE CONTRACT. ADVISERS AND/OR OTHER SERVICE PROVIDERS OF CERTAIN
PORTFOLIOS MAY HAVE AGREED TO WAIVE THEIR FEES AND/OR REIMBURSE PORTFOLIO
EXPENSES IN ORDER TO KEEP THE PORTFOLIOS' EXPENSES BELOW SPECIFIED LIMITS. THE
RANGE OF EXPENSES SHOWN IN THIS TABLE DOES NOT SHOW THE EFFECT OF ANY SUCH FEE
WAIVER OR EXPENSE REIMBURSEMENT. MORE DETAIL CONCERNING EACH PORTFOLIO'S FEES
AND EXPENSES IS CONTAINED IN THE PROSPECTUS FOR EACH PORTFOLIO.

                                                             Minimum Maximum
                                                             ------- -------
Total Annual Portfolio Operating Expenses(1) (expenses that
are deducted from Portfolio assets, which may include
management fees, distribution and/or service (12b-1) fees,
and other expenses) (without waivers or reimbursements)       0.10%   1.32%

(1)Expenses are shown as a percentage of Portfolio average daily net assets before any waiver or reimbursement as of December 31, 2014.

EXAMPLE 1

This Example is intended to help you compare the cost of investing in the
Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Separate
Account annual expenses, and Portfolio fees and expenses and assumes no transfers or exchanges were made. The Example shows the dollar amount of expenses that you would bear directly or indirectly if you:

..   Invested $10,000 in the Contract for the time periods indicated,

..   earned a 5% annual return on your investment,

                                      3

..   surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period, and,

..   elected the Enhanced Death and Income Benefit Riders II (with total
    Separate Account expenses of 1.80%).

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO
PAY IF YOU SURRENDER YOUR CONTRACT.

                                                  1 Year 3 Years 5 Years 10 Years
                                                  ------ ------- ------- --------
Costs Based on Maximum Annual Portfolio Expenses   $911  $1,476  $2,064   $3,434
Costs Based on Minimum Annual Portfolio Expenses   $791  $1,118  $1,469   $2,257

EXAMPLE 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                                  1 Year 3 Years 5 Years 10 Years
                                                  ------ ------- ------- --------
Costs Based on Maximum Annual Portfolio Expenses   $316   $966   $1,639   $3,434
Costs Based on Minimum Annual Portfolio Expenses   $196   $608   $1,044   $2,257

EXPLANATION OF EXPENSE EXAMPLES

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF
PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%,
WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE
WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED.
EXAMPLES 1 AND 2 ASSUME THE ELECTION OF THE ENHANCED DEATH AND INCOME BENEFIT
RIDERS II (TOTAL SEPARATE ACCOUNT EXPENSES OF 1.80%). IF THESE RIDERS WERE NOT
ELECTED, THE EXPENSE FIGURES SHOWN WOULD BE SLIGHTLY LOWER. THE EXAMPLES
REFLECT THE FREE WITHDRAWAL AMOUNTS, IF ANY, AND AN ANNUAL CONTRACT MAINTENANCE
CHARGE OF $35.

                                      4

QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT

The following are answers to some of the questions you may have about some of the more important features of the Contract. The Contract is more fully described in the rest of the prospectus. Please read the prospectus carefully.

1. WHAT IS THE CONTRACT?

The Contract is a flexible premium deferred variable annuity contract. It is designed for tax-deferred retirement investing. The Contract is available for non- qualified or qualified retirement plans. The Contract, like all deferred annuity contracts, has two phases: the Accumulation Period and the Annuity
Period. During the Accumulation Period, earnings accumulate on a tax- deferred basis and are taxed as income when you make a withdrawal. The Annuity Period begins when you begin receiving payments under one of the annuity payment options described in the answer to Question 2. The amount of money accumulated under your Contract during the Accumulation Period will be used to determine the amount of your annuity payments during the Annuity Period.

Your premiums are invested in one or more of the Sub- Accounts of the Separate
Account or allocated to the Fixed Account, as you instruct us. You may allocate your Contract Value to up to twenty-one options under the Contract, counting each Sub-Account and the Fixed Account as one option. We will treat all of your
Contract Value allocated to the Fixed Account as one option for purposes of this limit, even if you have chosen more than one Guarantee Period. The value of your Contract will depend on the investment performance of the Sub- Accounts and the amount of interest we credit to the Fixed Account.

Each Sub-Account will invest in a single investment portfolio (a "Portfolio")
of an underlying fund. The Portfolios offer a range of investment objectives, from conservative to aggressive. You bear the entire investment risk on amounts allocated to the Sub-Accounts. The investment policies and risks of each
Portfolio are described in the accompanying prospectuses for the Portfolios.

In some states, you may also allocate all or part of your Contract Value to the
"Fixed Account", as described in the answer to Question 5.

2. WHAT ANNUITY OPTIONS DOES THE CONTRACT OFFER?

You may receive annuity payments on a fixed or a variable basis or a combination of the two. We offer a variety of annuity options including:

..   a life annuity with payments guaranteed for zero to thirty years;

..   a joint and full survivorship annuity, with payments guaranteed for zero to thirty years; and

..   fixed payments for a specified period of five to thirty years.

Call us to inquire about other options.

You may change your annuity option at any time before annuitization. You may select the date to annuitize the Contract. The date you select, however, may be no later than the later of the tenth Contract Anniversary or the youngest
Annuitant's 90th birthday. If your Contract was issued in connection with a qualified plan, different deadlines may apply.

If you select annuity payments on a variable basis, the amount of our payments to you will be affected by the investment performance of the Sub-Accounts you have selected. The fixed portion of your annuity payments, on the other hand, generally will be equal in amount to the initial payment we determine. As explained in more detail below, however, during the Annuity Period you will have a limited ability to change the relative weighting of the Sub-Accounts on which your variable annuity payments are based or to increase the portion of your annuity payments consisting of Fixed Annuity payments.

3. HOW DO I BUY A CONTRACT?

Please note that these Contracts are no longer available for new sales. The information provided in this section is for informational purposes only.

You can obtain a Contract application from your Lincoln Benefit agent. You must pay at least $1,200 in Purchase Payments during the first Contract Year.
Purchase Payments must be at least $100, unless you enroll in an automatic payment plan. Your periodic payments in an automatic payment plan must be at least $25 per month. We may lower these minimums at our sole discretion. The maximum age of the oldest Contract Owner and Annuitant cannot exceed age 90 as of the date we receive the completed application.

4. WHAT ARE MY INVESTMENT CHOICES UNDER THE CONTRACT?

You can allocate and reallocate your investment among the Sub-Accounts, each of which in turn invests in a single Portfolio. Under the Contract, the Separate
Account currently invests in the Portfolios described in "The Investment and
Fixed Account Options: Separate Account Investments."

Some of the Portfolios described in this prospectus may not be available in your Contract.

Each Portfolio holds its assets separately from the assets of the other
Portfolios. Each Portfolio has distinct investment objectives and policies which are described in the prospectuses for the Portfolios.

                                      5

5. WHAT IS THE FIXED ACCOUNT OPTION?

We offer two Fixed Account interest crediting options: the Guaranteed Maturity
Fixed Account Option and the Dollar Cost Averaging Fixed Account Option.

You may allocate Purchase Payments to the Sub- Account(s) and the Fixed
Account(s). Loan payments may not be allocated to the Fixed Account(s). You may not transfer amounts into the DCA Fixed Account. The minimum amount that may be transferred into any one of the Guarantee Maturity Fixed Account Options is
$500.

We will credit interest to amounts allocated to the Guaranteed Maturity Fixed
Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to the Guaranteed
Maturity Fixed Account Option. We will tell you what interest rates and
Guarantee Periods we are offering at a particular time. At the end of each
Guarantee Period, you may select a new Guarantee Period from among the choices we are then making available or transfer or withdraw the relevant amount from the Fixed Account without any Market Value Adjustment.

We may offer Guarantee Periods ranging from one to ten years in length. We are currently offering Guarantee Periods of one, three, five, seven, and ten years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. From time to time, however, we may change the interest rate that we offer to credit to new allocations to the
Guaranteed Maturity Fixed Account Option and to amounts rolled over in the
Fixed Account for new Guarantee Periods.

In addition, if you participate in our dollar cost averaging program, you may designate amounts to be held in the Dollar Cost Averaging Fixed Account Option until they are transferred monthly to the Sub-Accounts or Guarantee Periods of your choosing. When you make an allocation to the Fixed Account for this purpose, we will set an interest rate applicable to that amount. We will then credit interest at that rate to that amount until it has been entirely transferred to your chosen Sub-Accounts or Guarantee Periods. We will complete the transfers within one year of the allocation. In our discretion we may change the rate that we set for new allocations to the Fixed Account for the dollar cost averaging program. We will never, however, set a rate less than an effective annual rate of 3%.

A Market Value Adjustment may increase or decrease the amount of certain transactions involving the Fixed Account, to reflect changes in interest rates.
As a general rule, we will apply a Market Value Adjustment to the following transactions:

1) when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount (which is described in the answer to Question 6);

2) when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Sub-Accounts;

3) when you allocate part of your balance in the Guaranteed Maturity Fixed
   Account Option to a new Guarantee Period before the end of the existing
   Guarantee Period;

4) when you annuitize your Contract; and

5) when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction to the extent that:

1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;

2) it is necessary to meet IRS minimum withdrawal requirements; or

3) it is a transfer that is part of a Dollar Cost Averaging program.

We determine the amount of a Market Value Adjustment using a formula that takes into consideration:

1) whether current interest rates differ from interest rates at the beginning of the applicable Guarantee Period; and

2) how many years are left until the end of the Guarantee Period.

As a general rule, if interest rates have dropped, the Market Value Adjustment will be an addition; if interest rates have risen, the Market Value Adjustment will be a deduction. It is therefore possible that if you withdraw an amount from the Fixed Account during a Guarantee Period, a Market Value Adjustment may cause you to receive less than you initially allocated to the Fixed Account.

6. WHAT ARE MY EXPENSES UNDER THE CONTRACT?

CONTRACT MAINTENANCE CHARGE. During the Accumulation Period, each year we subtract an annual contract maintenance charge of $35 from your Contract Value allocated to the Sub-Accounts. We will waive this charge if you pay $50,000 or more in Purchase Payments or if you allocate all of your Contract Value to the
Fixed Account.

During the Annuity Period, we will subtract the annual contract maintenance charge in equal parts from your annuity payments. We waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all payments are
Fixed Annuity payments.

                                      6

ADMINISTRATIVE EXPENSE CHARGE AND MORTALITY AND EXPENSE RISK CHARGE. We impose a mortality and expense risk charge at an annual rate of 1.15% of average daily net assets and an administrative expense charge at an annual rate of .10% of average daily net assets. If you select one of our optional enhanced benefit riders, however, we may charge you a higher mortality and expense risk charge.
These charges are assessed each day during the Accumulation Period and the
Annuity Period. We guarantee that we will not raise these charges.

TRANSFER FEE. Although we currently are not charging a transfer fee, the
Contract permits us to charge you up to $10 per transfer for each transfer after the first transfer in each month.

WITHDRAWAL CHARGE (CONTINGENT DEFERRED SALES CHARGE). During the Accumulation
Period, you may withdraw all or part of the value of your Contract before your death or, if the Contract is owned by a company or other legal entity, before the Annuitant's death. Certain withdrawals may be made without payment of any
Withdrawal Charge, which is a contingent deferred sales charge. Other withdrawals are subject to the Withdrawal Charge.

The Withdrawal Charge will vary depending on how many complete years have passed since you paid the Purchase Payment being withdrawn. The Withdrawal
Charge applies to each Purchase Payment for seven complete years from the date of the Payment (each a "Contribution Year") as follows:

CONTRIBUTION YEAR                                          APPLICABLE CHARGE
-----------------                                          -----------------
1-2                                                                7%
3-4                                                                6%
5                                                                  5%
6                                                                  4%
7                                                                  3%
8 +                                                                0%

In determining Withdrawal Charges, we will deem your Purchase Payments to be withdrawn on a first-in, first- out basis.

Each year, free of Withdrawal Charges or any otherwise applicable Market Value
Adjustment, you may withdraw the Free Withdrawal Amount, which equals:

    (a)the greater of: earnings not previously withdrawn; or 15% of your total
       Purchase Payments made in the most recent seven years; plus

    (b)an amount equal to your total Purchase Payments made more than seven years ago, to the extent not previously withdrawn.

In most states, we also may waive the Withdrawal Charge if you:

1) require long-term medical or custodial care outside the home;

2) become unemployed; or

3) are diagnosed with a terminal illness.

These provisions will apply to the Annuitant, if the Contract is owned by a company or other legal entity. Additional restrictions and costs may apply to
Contracts issued in connection with qualified plans. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 /1//\\2\\, may be subject to an additional 10% federal tax penalty. You should consult with your tax counselor to determine what effect a withdrawal might have on your tax liability. As described in the answer to Question 5, we may increase or decrease certain withdrawals by a Market Value Adjustment.

PREMIUM TAXES. Certain states impose a premium tax on annuity purchase payments received by insurance companies. Any premium taxes relating to the Contract may be deducted from Purchase Payments or the Contract Value when the tax is incurred or at a later time. State premium taxes generally range from 0% to
3.5%.

OTHER EXPENSES. In addition to our charges under the Contract, each Portfolio deducts amounts from its assets to pay its investment advisory fees and other expenses.

7. HOW WILL MY INVESTMENT IN THE CONTRACT BE TAXED?

You should consult a qualified tax adviser for personalized answers. Generally, earnings under variable annuities are not taxed until amounts are withdrawn or distributions are made. This deferral of taxes is designed to encourage long-term personal savings and supplemental retirement plans. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 /1//\\2\\, may be subject to an additional 10% federal tax penalty.

Special rules apply if the Contract is owned by a company or other legal entity. Generally, such an owner must include in income any increase in the excess of the Contract Value over the "investment in the contract" during the taxable year.

8. DO I HAVE ACCESS TO MY MONEY?

At any time during the Accumulation Period, we will pay you all or part of the value of your Contract, minus any applicable charge, if you surrender your
Contract or request a partial withdrawal. Under some qualified plans, you may also take a loan against the value of your Contract. Generally, a partial withdrawal must equal at least $50, and after the withdrawal your remaining
Contract Value must at least equal $500.

                                      7

Although you have access to your money during the Accumulation Period, certain charges, such as the contract maintenance charge, the Withdrawal Charge, and premium tax charges, may be deducted on a surrender or withdrawal. You may also incur federal income tax liability or tax penalties. In addition, if you have allocated some of the value of your Contract to the Fixed Account, the amount of your surrender proceeds or withdrawal may be increased or decreased by a
Market Value Adjustment.

After annuitization, under certain settlement options you may be entitled to withdraw the commuted value of the remaining payments.

9. WHAT IS THE DEATH BENEFIT?

We will pay a death benefit while the Contract is in force and before the
Annuity Date, if the Contract Owner dies, or if the Annuitant dies and the
Contract Owner is not a living person. To obtain payment of the Death Benefit, the Beneficiary must submit to us a complete request for payment of the death benefit, which includes due proof of death as specified in the Contract.

The standard death benefit is the greatest of the following:

1) your total Purchase Payments reduced by a withdrawal adjustment;

2) your Contract Value;

3) the amount you would have received by surrendering your Contract; or

4) your Contract Value on each Contract Anniversary which may be evenly divisible by seven increased by the total Purchase Payments since that anniversary and reduced by a withdrawal adjustment.

We also offer an optional enhanced death benefit rider, which is described later in this prospectus.

We will determine the value of the death benefit on the day that we receive all of the information that we need to process the claim.

10. WHAT ELSE SHOULD I KNOW?

Please note that these Contracts are no longer available for new sales. The information provided in this section is for informational purposes only.

ALLOCATION OF PURCHASE PAYMENTS. You allocate your initial Purchase Payment among the Sub-Accounts and the Fixed Account in your Contract application. You may make your allocations in specific dollar amounts or percentages, which must be whole numbers that add up to 100%. When you make subsequent Purchase
Payments, you may again specify how you want your payments allocated. If you do not, we will automatically allocate the payment based on your most recent instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

TRANSFERS. During the Accumulation Period, you may transfer Contract Value among the Sub-Accounts and from the Sub-Accounts to the Fixed Account. You may not make a transfer, however, that would result in your allocating your
Contract Value to more than twenty-one options under the Contract. While you may also transfer amounts from the Fixed Account, a Market Value Adjustment may apply. You may instruct us to transfer Contract Value by writing or calling us.

You may also use our Automatic Dollar Cost Averaging or Portfolio Rebalancing
programs. You may not use both programs at the same time.

Under the Dollar Cost Averaging program, amounts are automatically transferred at regular intervals from the Fixed Account or a Sub-Account of your choosing, including other Sub-Accounts or the Fixed Account. Transfers from the Dollar
Cost Averaging Fixed Account may be made monthly only. Transfers from
Sub-Accounts may be made monthly, quarterly, or annually.

Under the Portfolio Rebalancing Program, you can maintain the percentage of your Contract Value allocated to each Sub-Account at a pre-set level.
Investment results will shift the balance of your Contract Value allocations.
If you elect rebalancing, we will automatically transfer your Contract Value back to the specified percentages at the frequency (monthly, quarterly, semiannually, annually) that you specify. We will automatically terminate this program if you request a transfer outside of the program. You may not include the Fixed Account in a Portfolio Rebalancing Program. You also may not elect rebalancing after annuitization.

During the Annuity Period, you may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the
Sub- Accounts or from the Sub-Accounts to increase your Fixed Annuity payments.
Your transfers, however, must be at least six months apart. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

FREE LOOK PERIOD. You may cancel the Contract by returning it to us within 10 days after you receive it, or after whatever longer period may be permitted by state law. You may return it by delivering it or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you. The Contract Value may be more or less than your Purchase Payments.
In some states, we are required to send you the amount of your Purchase
Payments. Since state laws differ as to the consequences of returning a
Contract, you should refer to your Contract for specific information about your circumstances. If your Contract is qualified under Section 408 of the Internal
Revenue Code, we will refund the greater of any purchase payments or the
Contract Value.

11. WHO CAN I CONTACT FOR MORE INFORMATION?

You can write to us at Lincoln Benefit Life Company, P.O. Box 758565, Topeka,
KS 66675-8565, or call us at (800) 457-7617.

                                      8

CONDENSED FINANCIAL INFORMATION

Attached as Appendix A is a table showing selected information concerning
Accumulation Unit Values for each Sub-Account for 2005 through 2014.
Accumulation Unit Value is the unit of measure that we use to calculate the value of your interest in a Sub-Account. Accumulation Unit Value does not reflect the deduction of certain charges that are subtracted from your Contract
Value, such as the Contract Administration Charge. The Separate Account's
financial statements, which are comprised of the financial statements of the underlying sub-accounts, as of December 31, 2014, are included in the Statement of Additional Information. Lincoln Benefit's financial statements as of
December 31, 2014, are included in the Statement of Additional Information.

DESCRIPTION OF THE CONTRACTS

Please note that these Contracts are no longer available for new sales. The information provided in this section is for informational purposes only.

SUMMARY. The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may add to the Contract Value by making additional Purchase Payments. In addition, the Contract Value will change to reflect the performance of the Sub-Accounts to which you allocate your Purchase
Payments and your Contract Value, as well as to reflect interest credited to amounts allocated to the Fixed Account. You may withdraw your Contract Value by making a partial withdrawal or by surrendering your Contract. Upon
Annuitization, we will pay you benefits under the Contract in the form of an annuity, either for the life of the Annuitant or for a fixed number of years.
All of these features are described in more detail below.

CONTRACT OWNER. As the Contract Owner, you are the person usually entitled to exercise all rights of ownership under the Contract. You usually are also the person entitled to receive benefits under the Contract or to choose someone else to receive benefits. The Contract can also be purchased as an IRA or TSA
(also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the
Contract. The maximum age of the oldest Contract Owner and Annuitant cannot exceed age 90 as of the date we receive the completed application. The Contract cannot be jointly owned by both a non-living person and a living person.
Changing ownership of this contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner. If the
Contract Owner is a grantor trust, the Contract Owner will be considered a non-living person for purposes of this section and the Death Benefit section.

ANNUITANT. The Annuitant is the living person whose life span is used to determine annuity payments. You initially designate an Annuitant in your application. You may change the Annuitant at any time before annuity payments begin. If a non-Qualified contract is held by a non-living person, any change in the Annuitant will be treated as the death of the Annuitant and will activate the distribution requirements outlined in the Death Benefit section.
If your Contract was issued under a plan qualified under Section 403(b), 408 or
408A of the Tax Code, you must be the Annuitant. If the Contract is a non-qualified Contract, you may also designate a Joint Annuitant, who is a second person on whose life annuity payments depend. Additional restrictions may apply in the case of Qualified Plans. If you are not the Annuitant and the
Annuitant dies before annuity payments begin, then either you become the new
Annuitant or you must name another person as the new Annuitant. You must attest that the Annuitant is alive in order to annuitize your Contract.

MODIFICATION OF THE CONTRACT. Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract.

We are permitted to change the terms of the Contract if it is necessary to comply with changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT. Before the Annuity Date, if the Annuitant is still alive, you may assign an interest in the Contract if it is a non-qualified Contract. If a
Contract is issued pursuant to a Qualified Plan, the law prohibits some types of assignments, pledges and transfers and imposes special conditions on others.
An assignment may also result in taxes or tax penalties.

We will not be bound by any assignment until we receive written notice of it.
Accordingly, until we receive written notice of an assignment, we will continue to act as though the assignment had not occurred. We are not responsible for the validity of any assignment.

BECAUSE OF THE POTENTIAL TAX CONSEQUENCES AND ERISA ISSUES ARISING FROM AN
ASSIGNMENT, YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR
CONTRACT.

FREE LOOK PERIOD. You may cancel the Contract by returning it to us within 10 days after you receive it, or within whatever longer period may be permitted by state law. You may return it by delivering it to your agent or mailing it to
us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the
Contract from you. The Contract Value at that time may be more or less than your Purchase Payments.

In some states, if you exercise your "free look" rights, we are required to return the amount of your Purchase Payments. Currently, if you live in one of those states, on the Issue Date we will allocate your Purchase Payment to the
Sub-Accounts and the Fixed Account Options as you specified in your application. However, we reserve the right in the future to delay allocating your Purchase Payments to the Sub-Accounts you have selected or to the Fixed
Account until 20 days after the Issue Date or, if your state's free look period is

                                      9

longer than ten days, for ten days plus the period required by state law.
During that time, we will allocate your Purchase Payment to the Fidelity Money
Market Sub-Account. Your Contract will contain specific information about your free-look rights in your state.

PURCHASES AND CONTRACT VALUE

MINIMUM PURCHASE PAYMENT. The minimum initial Purchase Payment for a Contract is $1,200. You may pay it in a lump sum or in installments of your choice over the first Contract Year. You may not pay more than $1 million in Purchase
Payments without our prior approval. As a general rule, subsequent Purchase
Payments may be made in amounts of $100 or more. Subsequent Purchase Payments made as part of an Automatic Payment Plan, however, may be as small as $25 per month. However, each purchase payment made to the Dollar Cost Averaging Fixed
Account must be at least $1,200. If we receive purchase payments designated for the Dollar Cost Averaging Fixed Account that are lower than the required minimum of $1,200, or purchase payments designated for the Guaranteed Maturity
Fixed Account Option that are lower than $500, such amounts will be allocated to the Fidelity Money Market Portfolio. We may lower these minimums if we choose. We may refuse any Purchase Payment at any time. We may apply certain limitations, restrictions, and/or underwriting standards as a condition of acceptance of purchase payments.

AUTOMATIC PAYMENT PLAN. You may make scheduled Purchase Payments of $25 or more per month by automatic payment through your bank account. Call or write us for an enrollment form.

ALLOCATION OF PURCHASE PAYMENTS. Your Purchase Payments are allocated to the
Sub-Account(s) and the Fixed Account in the proportions that you have selected.
You must specify your allocation in your Contract application, either as percentages or specific dollar amounts. If you make your allocation in percentages, the total must equal 100%. We will allocate your subsequent
Purchase Payments in those percentages, until you give us new allocation instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

You initially may allocate your Purchase Payments to up to twenty-one options, counting each Sub-Account and the Fixed Account as one option. For this purpose, we will treat all of your allocations to the Fixed Account as one option, even if you choose more than one Guarantee Period. You may add or delete Sub-Accounts and/or the Fixed Account from your allocation instructions, but we will not execute instructions that would cause you to have Contract
Value in more than twenty-one options. In the future, we may waive this limit.

If your application is complete, we will issue your Contract within two business days of its receipt at our P.O. Box shown on the first page of this prospectus. If your application for a Contract is incomplete, we will notify you and seek to complete the application within five business days. For example, if you do not fill in allocation percentages, we will contact you to obtain the missing percentages. If we cannot complete your application within five business days after we receive it, we will return your application and your Purchase Payment, unless you expressly permit us to take a longer time.

Usually, we will allocate your initial Purchase Payment to the Sub-Accounts and the Fixed Account, as you have instructed us, on the Issue Date. We will allocate your subsequent Purchase Payments on the date that we receive them at the next computed Accumulation Unit Value.

There may be circumstances where the New York Stock Exchange is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under those circumstances, your Contract Value may fluctuate based on changes in the Accumulation Unit Values, but you may not be able to transfer Contract Value, or make a purchase or redemption request.

With respect to any purchase payment that is pending investment in our Variable
Account, we may hold the amount temporarily in a suspense account and may earn interest on amounts held in that suspense account. You will not be credited with any interest on amounts held in that suspense account.

In some states, however, we are required to return at least your Purchase
Payment if you cancel your Contract during the "free-look" period. In those states, we currently will allocate your Purchase Payments on the Issue Date as you have instructed us, as described above. In the future, however, we reserve the right, if you live in one of those states, to allocate all Purchase
Payments received during the "free-look period" to the Fidelity Money Market
Sub-Account. If we exercise that right and your state's free look period is ten days, we will transfer your Purchase Payments to your specified Sub-Accounts or the Fixed Account 20 days after the Issue Date; if your state's free look period is longer, we will transfer your Purchase Payment after ten days plus the period required by state law have passed.

We determine the number of Accumulation Units in each Sub-Account to allocate to your Contract by dividing that portion of your Purchase Payment allocated to a Sub-Account by that Sub-Account's Accumulation Unit Value on the Valuation
Date when the allocation occurs.

CONTRACT VALUE. We will establish an account for you and will maintain your account during the Accumulation Period. The total value of your Contract at any time is equal to the sum of the value of your Accumulation Units in the
Sub-Accounts you have selected, plus the value of your investment in the Fixed
Account.

SEPARATE ACCOUNT ACCUMULATION UNIT VALUE. As a general matter, the Accumulation
Unit Value for each Sub-Account will rise or fall to reflect changes in the share price of the Portfolio in which the Sub-Account invests. In addition, we subtract from Accumulation Unit Value amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that

                                      10

have accrued since we last calculated the Accumulation Unit Value. We determine
Withdrawal Charges, transfer fees and contract maintenance charges separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units.

We determine a separate Accumulation Unit Value for each Sub-Account. We also determine a separate set of Accumulation Unit Values reflecting the cost of the enhanced benefit riders described beginning on page 23. If we elect or are required to assess a charge for taxes, we may calculate a separate Accumulation
Unit Value for Contracts issued in connection with Non-Qualified and Qualified
Plans, respectively, within each Sub-Account. We determine the Accumulation
Unit Value for each Sub-Account Monday through Friday on each day that the New
York Stock Exchange is open for business.

You should refer to the prospectuses for the Portfolios for a description of how the assets of each Portfolio are valued, since that determination has a direct bearing on the Accumulation Unit Value of the corresponding Sub- Account and, therefore, your Contract Value.

TRANSFER DURING ACCUMULATION PERIOD. During the Accumulation Period, you may
transfer Contract Value among the Fixed Account and the Sub-Accounts in writing or by telephone. Currently, there is no minimum transfer amount. The Contract permits us to set a minimum transfer amount in the future. You may not make a transfer that would result in your allocating your Contract Value to more than twenty-one options under the Contract at one time.

As a general rule, we only make transfers on days when the NYSE is open for business. If we receive your request on one of those days, we will make the transfer that day. Requests received before 4:00 p.m. will be effected on that day at that day's price. Requests received after 4:00 p.m. will be effected on the next day on which the NYSE is open for business, at that day's price. If you transfer an amount from the Fixed Account to a Sub-Account before the end of the applicable Guarantee Period or you allocate an amount in the Fixed
Account to a new Guarantee Period before the end of the existing Guarantee
Period, we usually will increase or decrease the amount by a Market Value
Adjustment. The calculation of the Market Value Adjustment is described in
"Market Value Adjustment" on page 18.

Transfers within 30 days after the end of the applicable Guarantee Period are not subject to a Market Value Adjustment.

The Contract permits us to defer transfers from the Fixed Account for up to six months from the date you ask us.

You may not transfer Contract Value into the Dollar Cost Averaging Fixed
Account Option. You may not transfer Contract Value out of the Dollar Cost
Averaging Fixed Account Option except as part of a Dollar Cost Averaging program.

We may charge you the transfer fee described on page 3, although we currently are waiving it. At any time, without notice, we may suspend, modify or terminate your privilege to make transfers via the phone, or via other electronic or automated means previously approved by the Company, including, but not limited to, automated telephone services, facsimile machine, e-mail and electronic services via online access. Among other things, we reserve the right to limit the number of such transfers among the Variable Sub-Accounts in any
Contract year, or to refuse any Variable Sub-Account transfer request. We also reserve the right to restrict such transfers in any manner reasonably designed to prevent transfers that we consider disadvantageous to the Contract Owners.

We use procedures that we believe provide reasonable assurance that telephone authorized transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING

The Contracts/Policies are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair
Portfolio performance and adversely affect your Contract/Policy Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the
Contract/Policy if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a
Contract/Policy.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable
Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity.
Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the
Portfolio may experience the adverse effects of market timing and excessive trading described above.

                                      11

TRADING LIMITATIONS

We reserve the right to limit transfers among the investment alternatives in any Contract/Policy year, require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery, or to refuse any transfer request, if:

..   we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract/Policy Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable
    Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract/Policy Owners; or

..   we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of
    Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

..   the total dollar amount being transferred, both in the aggregate and in the transfer request;

..   the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable
    Sub-Account in a short period of time can constitute market timing);

..   whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain
    Variable Sub-Account underlying Portfolios that we have identified as being susceptible to market timing activities (e.g., International, High Yield, and Small Cap Variable Sub-Accounts);

..   whether the manager of the underlying Portfolio has indicated that the transfers interfere with Portfolio management or otherwise adversely impact the Portfolio; and

..   the investment objectives and/or size of the Variable Sub-Account underlying Portfolio.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

If we determine that a Contract/Policy Owner has engaged in market timing or excessive trading activity, we will require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. If we determine that a Contract/Policy Owner continues to engage in a pattern of market timing or excessive trading activity we will restrict that
Contract/Policy Owner from making future additions or transfers into the impacted Variable Sub-Account(s) or will restrict that Contract/Policy Owner from making future additions or transfers into the class of Variable
Sub-Account(s) if the Variable Sub-Accounts(s) involved are vulnerable to arbitrage market timing trading activity (e.g., International, High Yield, and
Small Cap Variable Sub-Accounts).

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

SHORT TERM TRADING FEES

The underlying Portfolios are authorized by SEC regulation to adopt and impose redemption fees if a Portfolio's Board of Directors determines that such fees are necessary to minimize or eliminate short-term transfer activity that can reduce or dilute the value of outstanding shares issued by the Portfolio. The
Portfolio will set the parameters relating to the redemption fee and such parameters may vary by Portfolio. If a Portfolio elects to adopt and charge redemption fees, these fees will be passed on to the Contract/Policy Owner(s)
responsible for the short-term transfer activity generating the fee.

We will administer and collect redemption fees in connection with transfers between the Variable Sub- Accounts and forward these fees to the Portfolio.
Please consult the Portfolio's prospectus for more complete information regarding the fees and charges associated with each Portfolio.

AUTOMATIC DOLLAR COST AVERAGING PROGRAM. Under our Automatic Dollar Cost
Averaging program, you may authorize us to transfer a fixed dollar amount at fixed intervals from the Dollar Cost Averaging Fixed Account Option or a
Sub-Account of your choosing. The interval between transfers from the Dollar
Cost Averaging Fixed Account may be monthly only. The interval between transfers from Sub-Accounts may be monthly, quarterly, or annually, at your option. The transfers will be made at the Accumulation Unit Value on the date of the transfer. The transfers will continue until you instruct us otherwise, or until your chosen source of transfer payments is exhausted. Currently, the minimum transfer amount is $100 per transfer. However, if you wish to Dollar
Cost Average to a Guaranteed Maturity Fixed Account Option, the minimum amount that must be transferred into any one Option is $500. We may change this minimum or grant exceptions. For each purchase payment allocated to this
Option, your first monthly transfer will occur 25 days after such purchase payment. If we do not receive an allocation from you within 25 days of the purchase payment, we will transfer the payment plus associated interest to the
Fidelity Money Market Variable Sub-Account in equal monthly payments. You may not use the Dollar Cost Averaging program to transfer amounts from the
Guaranteed Maturity Fixed Account Option.

                                      12

Your request to participate in this program will be effective when we receive your completed application at the P.O. Box given on the first page of this prospectus. Call or write us for a copy of the application. You may elect to increase, decrease or change the frequency or amount of transfers under a
Dollar Cost Averaging program. We will not charge a transfer fee for Dollar
Cost Averaging.

By investing amounts on a regular basis instead of investing the total amount at one time, Dollar Cost Averaging may decrease the effect of market fluctuations on the investment of your Purchase Payment. This may result in a lower average cost of units over time. However, there is no guarantee that
Dollar Cost Averaging will result in a profit or protect against a loss in a declining market. We do not deduct a charge for participating in a Dollar Cost
Averaging program.

PORTFOLIO REBALANCING. Portfolio Rebalancing allows you to maintain the percentage of your Contract Value allocated to each Sub-Account at a pre-set level. Over time, the variations in each Sub-Account's investment results will shift the balance of your Contract Value allocations. Under the Portfolio
Rebalancing feature, each period, if the allocations change from your desired percentages, we will automatically transfer your Contract Value, including new
Purchase Payments (unless you specify otherwise), back to the percentages you specify. Portfolio Rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

You may choose to have rebalances made monthly, quarterly, semi-annually, or annually. We will not charge a transfer fee for Portfolio Rebalancing. A one-time request to rebalance the amounts allocated to the Sub-Accounts is not part of a Portfolio Rebalancing program and is subject to all of the requirements that are applicable to transfers. We will automatically terminate this program if you request any transfers outside the Portfolio Rebalancing program. If you wish to resume Portfolio Rebalancing after it has been canceled, then you must complete a new Portfolio Rebalancing form and send it to our home office. You may not include the Fixed Account in a Portfolio
Rebalancing program.

You may request Portfolio Rebalancing at any time by submitting a completed written request to us at the P.O. Box given on the first page of this prospectus. Please call or write us for a copy of the request form. If you stop
Portfolio Rebalancing, you must wait 30 days to begin again. In your request, you may specify a date for your first rebalancing. If you specify a date fewer than 30 days after your Issue Date, your first rebalance will be delayed one month. If you request Portfolio Rebalancing in your Contract application and do not specify a date for your first rebalancing, your first rebalance will occur one period after the Issue Date. For example, if you specify quarterly rebalancing, your first rebalance will occur three months after your Issue
Date. Otherwise, your first rebalancing will occur twenty-five days after we receive your completed request form. All subsequent rebalancing will occur at the intervals you have specified on the day of the month that coincides with the same day of the month as your Contract Anniversary Date.

Generally, you may change the allocation percentages, frequency, or choice of
Sub-Accounts at any time. If your total Contract Value subject to rebalancing falls below any minimum value that we may establish, we may prohibit or limit your use of Portfolio Rebalancing. You may not use Dollar Cost Averaging and
Portfolio Rebalancing at the same time. We may change, terminate, limit, or suspend Portfolio Rebalancing at any time.

THE INVESTMENT AND FIXED ACCOUNT OPTIONS: SEPARATE ACCOUNT INVESTMENTS

THE PORTFOLIOS. Each of the Sub-Accounts of the Separate Account invests in the shares of one of the Portfolios. Each Portfolio is either an open-end management investment company registered under the Investment Company Act of
1940 or a separate investment series of an open-end management investment company. We have briefly described the Portfolios below. You should consult the current prospectuses for the Portfolios for more detailed and complete information concerning the Portfolios. If you do not have a prospectus for a
Portfolio, contact us and we will send you a copy.

We do not promise that the Portfolios will meet their investment objectives.
Amounts you have allocated to Sub-Accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the
Portfolios in which those Sub-Accounts invest. You bear the investment risk that those Portfolios possibly will not meet their investment objectives. You should carefully review their prospectuses before allocating amounts to the
Sub-Accounts of the Separate Account.

PORTFOLIO                               EACH PORTFOLIO SEEKS                   INVESTMENT ADVISER
---------                               --------------------                   ------------------
INVESCO VARIABLE INSURANCE FUNDS
Invesco V.I. American Value Fund -      Above-average total return over a      INVESCO ADVISERS, INC.
Series I                                market cycle of three to five years
                                        by investing in common stocks and
                                        other equity securities.
Invesco V.I. Mid Cap Growth Fund,       Capital growth
Series II
Invesco V.I. Growth and Income Fund,    Long-term growth of capital and
Series II                               income.
Invesco V.I. Value Opportunities Fund   Long-term growth of capital
- Series I/(2)/
THE ALGER PORTFOLIOS
Alger Large Cap Growth Portfolio -      Long-term capital appreciation         FRED ALGER MANAGEMENT, INC.
Class I-2
Alger Growth & Income Portfolio -       Capital appreciation and current
Class I-2                               income
Alger Capital Appreciation Portfolio    Long-term capital appreciation
- Class I-2
Alger Mid Cap Growth Portfolio -        Long-term capital appreciation
Class I-2/(4)/
Alger Small Cap Growth Portfolio -      Long-term capital appreciation
Class I-2
DEUTSCHE VARIABLE SERIES I (FORMERLY, DWS VARIABLE SERIES I)
Deutsche Bond VIP - Class A             To maximize total return consistent    DEUTSCHE INVESTMENT MANAGEMENT
  (FORMERLY, DWS BOND VIP - CLASS       with preservation of capital and       AMERICAS INC.
  A/(3)/)                               prudent investment management, by
                                        investing for both current income and
                                        capital appreciation

                                      13

PORTFOLIO                              EACH PORTFOLIO SEEKS                   INVESTMENT ADVISER
---------                              --------------------                   ------------------
Deutsche VSI Global Small Cap -        Above-average capital appreciation
Class A                                over the long term
(FORMERLY, DWS VSI GLOBAL SMALL
CAP - CLASS A)
Deutsche VSI Core Equity VIP -         Long-term growth of capital, current
Class A (FORMERLY, DWS CORE EQUITY     income and growth of income
VIP - CLASS A)
Deutsche CROCI(R) International VIP -  Long-term growth of capital
Class A (FORMERLY, DEUTSCHE
INTERNATIONAL VIP - CLASS A)
DEUTSCHE VARIABLE SERIES II (FORMERLY, DWS VARIABLE SERIES II)
Deutsche Global Income Builder VIP -   Maximize income while maintaining      DEUTSCHE INVESTMENT MANAGEMENT
Class A (FORMERLY DWS GLOBAL INCOME    prospects for capital appreciation     AMERICAS INC.
BUILDER VIP - CLASS A)
FEDERATED INSURANCE SERIES
Federated Managed Volatility Fund II   High current income and moderate       FEDERATED EQUITY MANAGEMENT
                                       capital appreciation                   COMPANY OF PENNSYLVANIA
Federated Fund for U.S. Government     Current income                         FEDERATED INVESTMENT MANAGEMENT
Securities II                                                                 COMPANY
Federated High Income Bond Fund II     High current income
FIDELITY(R) VARIABLE INSURANCE PRODUCTS
Fidelity(R) VIP Asset Manager(SM)      High total return with reduced risk    FIDELITY MANAGEMENT & RESEARCH
Portfolio - Initial Class              over the long term by allocating its   COMPANY
                                       assets among stocks, bonds, and
                                       short-term instruments.
Fidelity(R) VIP Contrafund(R)          Long-term capital appreciation.
Portfolio - Initial Class
Fidelity(R) VIP Equity-Income          Reasonable Income. The fund will also
Portfolio - Initial Class              consider the potential for capital
                                       appreciation. The fund's goal is to
                                       achieve a yield which exceeds the
                                       composite yield on the securities
                                       comprising the Standard & Poor's
                                       500(SM) Index (S&P 500(R)).
Fidelity(R) VIP Growth Portfolio -     To achieve capital appreciation.
Initial Class
Fidelity(R) VIP Index 500 Portfolio -  Investment results that correspond to
Initial Class                          the total return of common stocks
                                       publicly traded in the United States,
                                       as represented by the Standard &
                                       Poor's 500(SM) Index (S&P 500(R)).
Fidelity(R) VIP Money Market           As high a level of current income as
Portfolio - Initial Class              is consistent with preservation of
                                       capital and liquidity.
Fidelity(R) VIP Overseas Portfolio -   Long-term growth of capital.
Initial Class
JANUS ASPEN SERIES
Janus Aspen Series Balanced Portfolio  Long-term capital growth, consistent   JANUS CAPITAL MANAGEMENT LLC
- Institutional Shares                 with preservation of capital and
                                       balanced by current income.
Janus Aspen Series Flexible Bond       To obtain maximum total return,
Portfolio - Institutional Shares       consistent with preservation of
                                       capital.
Janus Aspen Series Overseas Portfolio  Long-term growth of capital.
- Service Shares
Janus Aspen Series Janus Portfolio -   Long-term growth of capital.
Institutional Shares
Janus Aspen Series Enterprise          Long-term growth of capital.
Portfolio - Institutional Shares
Janus Aspen Series Global Research     Long-term growth of capital.
Portfolio - Institutional Shares
LEGG MASON PARTNERS VARIABLE EQUITY TRUST
ClearBridge Variable Large Cap Value   Long-term growth of capital. Current   LEGG MASON PARTNERS FUND ADVISOR,
Portfolio - Class I                    income is a secondary objective        LLC
MFS(R) VARIABLE INSURANCE TRUST/(SM)/
MFS(R) Growth Series - Initial Class   Capital appreciation                   MFS(TM) INVESTMENT MANAGEMENT
MFS(R) Investors Trust Series -        Capital appreciation
Initial Class
MFS(R) New Discovery Series - Initial  Capital appreciation
Class
MFS(R) Research Series - Initial Class Capital appreciation
MFS(R) Total Return Series - Initial   Total return
Class
OPPENHEIMER VARIABLE ACCOUNT FUNDS
Oppenheimer Main Street Small Cap      Capital appreciation.                  OPPENHEIMERFUNDS, INC.
Fund - Service Shares
PIMCO VARIABLE INSURANCE TRUST
PIMCO Foreign Bond Portfolio (U.S.     Maximum total return, consistent with  PACIFIC INVESTMENT MANAGEMENT
Dollar-Hedged) - Administrative Shares preservation of capital and prudent    COMPANY LLC
                                       investment management.
PIMCO Total Return Portfolio -         Maximum total return, consistent with
Administrative Shares/(4)/             preservation of capital and prudent
                                       investment management.
PUTNAM VARIABLE TRUST
Putnam VT International Value Fund -   Capital growth. Current income is a    PUTNAM INVESTMENT MANAGEMENT,
Class IB                               secondary objective.                   LLC

                                      14

PORTFOLIO                              EACH PORTFOLIO SEEKS                   INVESTMENT ADVISER
---------                              --------------------                   ------------------
T. ROWE PRICE EQUITY SERIES, INC.
T. Rowe Price Equity Income Portfolio  High level of dividend income and      T. ROWE PRICE ASSOCIATES, INC.
- I                                    long-term capital growth primarily
                                       through investments in stocks
T. Rowe Price Mid-Cap Growth           Long-term capital appreciation by
Portfolio - I/(1)/                     investing earnings in the common
                                       stocks of medium-sized companies with
                                       the potential for above-average
                                       growth.
T. Rowe Price New America Growth       Long-term growth of capital by
Portfolio - I                          investing primarily in the common
                                       stocks of companies operating in
                                       sectors that T. Rowe Price believes
                                       will be the fastest growing in the
                                       U.S.
T. ROWE PRICE INTERNATIONAL SERIES, INC.
T. Rowe Price International Stock      Long-term growth of capital by         T. ROWE PRICE ASSOCIATES, INC.
Portfolio - I                          investing primarily in the common
                                       stocks of established non-U.S.
                                       companies.
WELLS FARGO VARIABLE TRUST FUNDS
Wells Fargo Advantage VT Discovery     Long-term capital appreciation.        WELLS FARGO FUNDS MANAGEMENT,
Fund                                                                          LLC
Wells Fargo Advantage VT Opportunity   Long-term capital appreciation.        SUB-ADVISOR: WELLS CAPITAL
Fund(SM)..............................                                        MANAGEMENT INCORPORATED

(1)Effective May 1, 2004, the T. Rowe Price Mid-Cap Growth Portfolio - I is no
   longer available for new investments. If you are currently invested in the
   Variable Sub-account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2)Effective August 19, 2011, the Invesco V.I. Value Opportunities - Series I
   Sub-Account (formerly, Invesco V.I. Basic Value - Series I Sub-Account)
   closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract
   Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable
   Sub-Account thereafter, although they will not be permitted to invest in the
   Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date.
   Contract Owners who did not have contract value invested in the Variable
   Sub-Account as of the closure date may not invest in the Variable
   Sub-Account.

(3)Effective as of January 27, 2012, the DWS Bond VIP - Class A Variable
   Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date.

   Contract Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-account following the closure date. Contract Owners who did not have contract value invested in this Variable Sub-Account as of the specified closure date may not invest in the Variable Sub-Account.

(4)Effective as of January 31, 2014, the Alger Mid-Cap Growth - Class I-2
   Sub-Account was closed to all Contract Owners EXCEPT those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the
   Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the
   Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.

(5)Effective May 1, 2015, the PIMCO Total Return - Administrative Shares
   sub-account is closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

Each Portfolio is subject to certain investment restrictions and policies which may not be changed without the approval of a majority of the shareholders of the Portfolio. See the accompanying Prospectuses of the Portfolios for further information.

We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value. The income and realized and unrealized gains or losses on the assets of each Sub-Account are separate and are credited to or charged against the particular Sub-Account without regard to income, gains or losses from any other
Sub-Account or from any other part of our business. We will use the net
Purchase Payments you allocate to a Sub-Account to purchase shares in the corresponding Portfolio and will redeem shares in the Portfolios to meet
Contract obligations or make adjustments in reserves. The Portfolios are required to redeem their shares at net asset value and to make payment within seven days.

Some of the Portfolios have been established by investment advisers which manage publicly traded mutual funds having similar names and investment objectives. While some of the Portfolios may be similar to, and may in fact be modeled after publicly traded mutual funds, you should understand that the
Portfolios are not otherwise directly related to any publicly traded mutual fund. Consequently, the investment performance of publicly traded mutual funds and any similarly named Portfolio may differ substantially.

Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same
Portfolio. Although neither we nor any of the Portfolios currently foresees any such disadvantages either to variable life insurance or variable annuity contract owners, each Portfolio's Board of Directors intends to monitor events in order to identify any material conflicts between variable life and variable annuity contract owners and to determine what action, if any,

                                      15

should be taken in response thereto. If a Board of Directors were to conclude that separate investment funds should be established for variable life and variable annuity separate accounts, Lincoln Benefit will bear the attendant expenses.

VOTING RIGHTS. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. We will notify you when your instructions are needed. We will also provide proxy materials or other information to assist you in understanding the matter at issue. We will determine the number of shares for which you may give voting instructions as of the record date set by the relevant Portfolio for the shareholder meeting at which the vote will occur.

As a general rule, before the Annuity Date, you are the person entitled to give voting instructions. After the Annuity Date, the payee is that person.
Retirement plans, however, may have different rules for voting by plan participants.

If you send us written voting instructions, we will follow your instructions in voting the Portfolio shares attributable to your Contract. If you do not send us written instructions, we will vote the shares attributable to your Contract in the same proportions as we vote the shares for which we have received instructions from other Contract Owners. We will vote shares that we hold in the same proportions as we vote the shares for which we have received instructions from other Contract Owners.

We may, when required by state insurance regulatory authorities, disregard
Contract Owner voting instructions if the instructions require that the shares be voted so as to cause a change in the sub-classification or investment objective of one or more of the Portfolios or to approve or disapprove an investment advisory contract for one or more of the Portfolios.

In addition, we may disregard voting instructions in favor of changes initiated by Contract Owners in the investment objectives or the investment adviser of the Portfolios if we reasonably disapprove of the proposed change. We would disapprove a proposed change only if the proposed change is contrary to state law or prohibited by state regulatory authorities or we reasonably conclude that the proposed change would not be consistent with the investment objectives of the Portfolio or would result in the purchase of securities for the
Portfolio which vary from the general quality and nature of investments and investment techniques utilized by the Portfolio. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report to you.

This description reflects our view of currently applicable law. If the law changes or our interpretation of the law changes, we may decide that we are permitted to vote the Portfolio shares without obtaining instructions from our
Contract Owners, and we may choose to do so.

ADDITIONS, DELETIONS, AND SUBSTITUTIONS OF SECURITIES. If the shares of any of the Portfolios are no longer available for investment by the Separate Account or if, in the judgment of our Board of Directors, further investment in the shares of a Portfolio is no longer appropriate in view of the purposes of the
Contract, we may add or substitute shares of another Portfolio or underlying fund for Portfolio shares already purchased or to be purchased in the future by
Purchase Payments under the Contract. Any substitution of securities will comply with the requirements of the 1940 Act.

We also reserve the right to make the following changes in the operation of the
Separate Account and the Sub-Accounts:

   (a) to operate the Separate Account in any form permitted by law;

   (b) to take any action necessary to comply with applicable law or obtain and continue any exemption from applicable laws;

   (c) to transfer assets from one Sub-Account to another, or from any
Sub-Account to our general account;

   (d) to add, combine, or remove Sub-Accounts in the Separate Account; and

   (e) to change the way in which we assess charges, as long as the total charges do not exceed the maximum amount that may be charged the Separate
Account and the Portfolios in connection with the Contracts.

If we take any of these actions, we will comply with the then applicable legal requirements.

THE FIXED ACCOUNT

GENERAL. You may allocate part or all of your Purchase Payments to the Fixed
Account in states where it is available. Amounts allocated to the Fixed Account become part of the general assets of Lincoln Benefit. Loan payments may not be allocated to the Fixed Account(s). Lincoln Benefit invests the assets of the general account in accordance with applicable laws governing the investments of insurance company general accounts. Please contact us at 1-800-457-7617 for current information.

GUARANTEED MATURITY FIXED ACCOUNT OPTION. We will credit interest to each amount allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to this option. We will declare the interest rate that we will guarantee to credit to that amount for that Guarantee Period. Each amount allocated to a Guarantee Period under this option must be at least $500.
We reserve the right to limit the number of additional Purchase Payments that may be allocated to this option.

We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may offer Guarantee Periods ranging from one to ten years in length. We will decide in our discretion which Guarantee Periods to offer.
Currently, we offer Guarantee Periods of one, three, five, seven and ten years.
In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

                                      16

We will credit interest daily to each amount allocated to a Guarantee Period under this option at a rate which compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period. We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

The following example illustrates how a Purchase Payment allocated to this option would grow, given an assumed Guarantee Period and effective annual interest rate:

EXAMPLE
Purchase Payment                                                     $ 10,000
Guarantee Period                                                      5 years
Effective Annual Rate                                                    4.50%

                                                           End of Contract Year
                                        -----------------------------------------------------------
                                          Year 1      Year 2      Year 3      Year 4      Year 5
                                        ----------- ----------- ----------- ----------- -----------
Beginning Contract Value                $ 10,000.00
   X (1 + Effective Annual Rate)            X 1.045
                                        -----------
                                        $ 10,450.00
Contract Value at end of Contract Year              $ 10,450.00
   X (1 + Effective Annual Rate)                        X 1.045
                                                    -----------
                                                    $ 10,920.25
Contract Value at end of Contract Year                          $ 10,920.25
   X (1 + Effective Annual Rate)                                    X 1.045
                                                                -----------
                                                                $ 11,411.66
Contract Value at end of Contract Year                                      $ 11,411.66
   X (1 + Effective Annual Rate)                                                X 1.045
                                                                            -----------
                                                                            $ 11,925.19
Contract Value at end of Contract Year                                                  $ 11,925.19
   X (1 + Effective Annual Rate)                                                            X 1.045
                                                                                        -----------
                                                                                        $ 12,461.82

Total Interest Credited During Guarantee Period = $2,461.82=
($12,461.82 - $10,000)

NOTE: This example assumes no withdrawals during the entire five-year Guarantee
      Period. If you were to make a partial withdrawal, you might be required to pay a Withdrawal Charge and the amount withdrawn might be increased or decreased by a Market Value Adjustment. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on relevant factors such as then current interest rates, regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. For current interest rate information, please contact us at 1-800-457-7617.

WE WILL DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE
CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE.

At the end of each Guarantee Period, we will mail you a notice asking you what to do with the relevant amount, including the accrued interest. During the
30-day period after the end of the Guarantee Period, you may:

    1) take no action. If so, we will automatically keep the relevant amount in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period
       will be the same length as the expiring Guarantee Period and will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for Guarantee Periods of that length; or

    2) allocate the relevant Contract Value to one or more new Guarantee
       Periods of your choice in the Guaranteed Maturity Fixed Account Option.
       The new Guarantee Period(s) will begin on the day the previous Guarantee
       Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

    3) instruct us to transfer all or a portion of the relevant amount to one or more Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

    4) withdraw all or a portion of the relevant amount through a partial withdrawal. You may be required to pay a Withdrawal Charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment.
       The amount withdrawn will be deemed to have been withdrawn on the day the Guarantee Period ends.

Under our Automatic Laddering Program, you may choose, in advance, to use
Guarantee Periods of the same length for all renewals in the Guaranteed
Maturity Fixed Account Option. You can select this program at any time during the Accumulation Period, including on the Issue Date. We will apply renewals to
Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this program at any time.

                                      17

MARKET VALUE ADJUSTMENT. We may increase or decrease the amount of some transactions involving your investment in the Guaranteed Maturity Fixed Account
Option to include a Market Value Adjustment. The formula for determining Market
Value Adjustments reflects changes in interest rates since the beginning of the relevant Guarantee Period. As a result, you will bear some of the investment risk on amounts allocated to the Guaranteed Maturity Fixed Account Option.

As a general rule, we will apply a Market Value Adjustment to the following transactions involving your Fixed Account balance:

    1) when you withdraw funds from the Guaranteed Maturity Fixed Account
       Option in an amount greater than the Free Withdrawal Amount, as described on page 30;

    2) when you transfer funds from the Guaranteed Maturity Fixed Account
       Option to the Sub-Accounts;

    3) when you allocate part of your balance in the Guaranteed Maturity Fixed
       Account Option to a new Guarantee Period before the end of the existing
       Guarantee Period;

    4) when you annuitize your Contract; and

    5) when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction, to the extent that:

    1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;

    2) you make a withdrawal to satisfy the IRS' required minimum distribution rules for this Contract; or

    3) it is a transfer that is part of a Dollar Cost Averaging program.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment. This formula primarily compares:

    1) the Treasury Rate at the time of the relevant transaction for a maturity equal in length to the relevant Guarantee Period; and

    2) the Treasury Rate at the beginning of the Guarantee Period for a maturity equal in length to the Guarantee Period.

Generally, if the Treasury Rate at the beginning of the Guarantee Period is higher than the corresponding current Treasury Rate, then the Market Value
Adjustment will increase the amount payable to you or transferred. Similarly, if the Treasury Rate at the beginning of the Guarantee Period is lower than the corresponding current Treasury Rate, then the Market Value Adjustment will reduce the amount payable to you or transferred.

For example, assume that you purchased a Contract and selected an initial
Guarantee Period of five years and the five-year Treasury Rate for that duration is 4.50%. Assume that at the end of three years, you make a partial withdrawal. If, at that later time, the current five-year Treasury Rate is
4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Similarly, if the current five-year
Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. You may also allocate Purchase
Payments to the Dollar Cost Averaging Fixed Account Option. We will credit interest to Purchase Payments allocated to this option for up to one year at the current rate that we declare when you make the allocation. The effective annual rate will never be less than 3%. You may not transfer funds to this option from the Sub-Accounts or the Guaranteed Maturity Fixed Account Option.
We will follow your instructions in transferring amounts from this option to the Sub-Accounts or the Guaranteed Maturity Fixed Account Option on a monthly basis only, as described in "Automatic Dollar Cost Averaging Program" on page
12 of this prospectus.

ANNUITY BENEFITS

ANNUITY DATE. You may select the Annuity Date, which is the date on which annuity payments are to begin, in your application. The Annuity Date must always be the business day on or immediately following the tenth day of a calendar month.

The Annuity Date may be no later than the Latest Annuity Date. As a general rule, the Latest Annuity Date is on or immediately following the later of the
10th Contract Anniversary or the youngest Annuitant's 90th birthday. If your
Contract was issued pursuant to a Qualified Plan, however, the Tax Code generally requires you to begin to take at least a minimum distribution by the later of:

..  the year of your separation from service; or

..  April 1 of the calendar year following the calendar year in which you attain age 70/ 1//\\2\\.

If your Contract is issued pursuant to Section 408 of the Tax Code (traditional
IRAs), you must begin taking minimum distributions by April 1 of the calendar year following the calendar year in which you reach age 70/ 1//\\2\\. No minimum distributions are required by the Tax Code for Contracts issued pursuant to Section 408A (Roth IRAs).

If your Contract was purchased by a Qualified Plan, we may require you to annuitize by the date required by the Tax Code.

If you do not select an Annuity Date, the Latest Annuity Date will automatically become the Annuity Date. You may change the Annuity Date by writing to us at the address given on the first page of the prospectus.

                                      18

ANNUITY OPTIONS. You may elect an Annuity Option at any time before the Annuity
Date. As part of your election, you may choose the length of the applicable guaranteed payment period within the limits available for your chosen Option.
If you do not select an Annuity Option, we will pay monthly annuity payments in accordance with the applicable default Option. The default Options are:

..  Option A with 10 years (120 months) guaranteed, if you have designated only one Annuitant; and

..  Option B with 10 years (120 months) guaranteed, if you have designated joint
   Annuitants.

You may freely change your choice of Annuity Option, as long as you request the change at least thirty days before the Annuity Date.

Three Annuity Options are generally available under the Contract. Each is available in the form of:

..  a Fixed Annuity;

..  a Variable Annuity; or

..  a combination of both Fixed and Variable Annuity.

The three Annuity Options are:

OPTION A: LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the
Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay income payments to the Beneficiary until the guaranteed number of payments has been paid. The number of months guaranteed may be 0 months, or range from 60 to 360 months.

OPTION B: JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the
Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint
Annuitant die before we have made all of the guaranteed income payments, we will continue to pay income payments to the Beneficiary until the guaranteed number of payments has been paid. The number of months guaranteed may be 0 months, or range from 60 to 360 months.

OPTION C: PAYMENTS FOR A SPECIFIED PERIOD CERTAIN OF 5 YEARS TO 30 YEARS. We
make periodic payments for the period you have chosen. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary. If you elect this option, and request
Variable Annuity payments, you may at any time before the period expires request a lump sum payment. If you elected Variable Annuity payments, the lump sum payment will depend on:

..  the investment results of the Sub-Accounts you have selected,

..  the Contract Value at the time you elected annuitization, and

..  the length of the remaining period for which the payee would be entitled to payments.

No lump sum payment is available if you request Fixed Annuity payments. If you purchased your Contract under a retirement plan, you may have a more limited selection of Annuity Options to choose from. You should consult your Plan documents to see what is available.

If you choose Income Plan A or B, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant are alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

You may not "annuitize" your Contract for a lump sum payment. Instead, before the Annuity Date you may surrender your Contract for a lump sum. As described on page 27 below, however, we will subtract any applicable Withdrawal Charge and increase or decrease your surrender proceeds by any applicable Market Value
Adjustment.

OTHER OPTIONS. We may have other Annuity Options available. You may obtain information about them by writing or calling us.

If your Contract is issued under Sections 401, 403(b), 408 or 408A of the Tax
Code, we will only make payments to you and/or your spouse.

ANNUITY PAYMENTS: GENERAL. On the Annuity Date, we will apply the Annuitized
Value of your Contract to the Annuity Option you have chosen. Your annuity payments may consist of Variable Annuity payments or Fixed Annuity payments or a combination of the two. We will determine the amount of your annuity payments as described in "Variable Annuity Payments" and "Fixed Annuity Payments"
beginning on page 20.

You must notify us in writing at least 30 days before the Annuity Date how you wish to allocate your Annuitized Value between Variable Annuity and Fixed
Annuity payments. You must apply at least the Contract Value in the Fixed
Account on the Annuity Date to Fixed Annuity payments. If you wish to apply any portion of your Fixed Account balance to your Variable Annuity payments, you should plan ahead and transfer that amount to the Sub-Accounts prior to the
Annuity Date. If you do not tell us how to allocate your Contract Value among
Fixed and Variable Annuity payments, we will apply your Contract Value in the
Separate Account to Variable Annuity payments and your Contract Value in the
Fixed Account to Fixed Annuity payments.

                                      19

Annuity payments begin on the Annuity Date. We make subsequent annuity payments on the tenth of the month or, if the NYSE is closed on that day, the next day on which the NYSE is open for business.

Annuity payments will be made in monthly, quarterly, semi-annual or annual installments as you select. If the amount available to apply under an Annuity
Option is less than $5,000, however, and state law permits, we may pay you a lump sum instead of the periodic payments you have chosen. In addition, if the first annuity payment would be less than $50, and state law permits us, we may reduce the frequency of payments so that the initial payment will be at least
$50.

We may defer for up to 15 days the payment of any amount attributable to a
Purchase Payment made by check to allow the check reasonable time to clear.

YOU MAY NOT WITHDRAW CONTRACT VALUE DURING THE ANNUITY PERIOD, IF WE ARE MAKING
PAYMENTS TO YOU UNDER ANY ANNUITY OPTION, SUCH AS OPTION A OR B ABOVE,
INVOLVING PAYMENT TO THE PAYEE FOR LIFE OR ANY COMBINATION OF PAYMENTS FOR LIFE
AND MINIMUM GUARANTEE PERIOD FOR A PREDETERMINED NUMBER OF YEARS.

VARIABLE ANNUITY PAYMENTS. One basic objective of the Contract is to provide
Variable Annuity Payments which will to some degree respond to changes in the economic environment. The amount of your Variable Annuity Payments will depend upon the investment results of the Sub-Accounts you have selected, any premium taxes, the age and sex of the Annuitant, and the Annuity Option chosen. We guarantee that the Payments will not be affected by (1) actual mortality experience and (2) the amount of our administration expenses.

We cannot predict the total amount of your Variable Annuity payments. The
Variable Annuity payments may be more or less than your total Purchase Payments because (a) Variable Annuity payments vary with the investment results of the underlying Portfolios; and (b) Annuitants may die before their actuarial life expectancy is achieved.

The length of any guaranteed payment period under your selected Annuity Option will affect the dollar amounts of each Variable Annuity payment. As a general rule, longer guarantee periods result in lower periodic payments, all other things being equal. For example, if a life Annuity Option with no minimum guaranteed payment period is chosen, the Variable Annuity payments will be greater than Variable Annuity payments under an Annuity Option for a minimum specified period and guaranteed thereafter for life.

The investment results of the Sub-Accounts to which you have allocated your
Contract Value will also affect the amount of your periodic payment. In calculating the amount of the periodic payments in the annuity tables in the
Contract, we assumed an annual investment rate of 3/ 1//\\2\\%. If the actual net investment return is less than the assumed investment rate, then the dollar amount of the Variable Annuity payments will decrease. The dollar amount of the
Variable Annuity payments will stay level if the net investment return equals the assumed investment rate and the dollar amount of the Variable Annuity payments will increase if the net investment return exceeds the assumed investment rate. You should consult the Statement of Additional Information for more detailed information as to how we determine Variable Annuity Payments.

                                      20

FIXED ANNUITY PAYMENTS. You may choose to apply a portion of your Annuitized
Value to provide Fixed Annuity payments. We determine the Fixed Annuity payment amount by applying the applicable Annuitized Value to the Annuity Option you have selected.

As a general rule, subsequent Fixed Annuity payments will be equal in amount to the initial payment. However, as described in "Transfers During the Annuity
Period" below, after the Annuity Date, you will have a limited ability to increase the amount of your Fixed Annuity payments by making transfers from the
Sub-Accounts.

We may defer making Fixed Annuity payments for a period of up to six months or whatever shorter time state law may require. During the deferral period, we credit any applicable interest at a rate at least as high as state law requires.

TRANSFERS DURING THE ANNUITY PERIOD. During the Annuity Period, you will have a limited ability to make transfers among the Sub-Accounts so as to change the relative weighting of the Sub-Accounts on which your Variable Annuity payments will be based. In addition, you will have a limited ability to make transfers from the Sub-Accounts to increase the proportion of your annuity payments consisting of Fixed Annuity payments. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

You may not make any transfers for the first six months after the Annuity Date.
Thereafter, you may make transfers among the Sub-Accounts or make transfers from the Sub-Accounts to increase your Fixed Annuity payments. Your transfers must be at least six months apart.

DEATH BENEFIT DURING ANNUITY PERIOD. If any Contract Owner dies after the
Annuity Date, the successor Contract Owner will receive any guaranteed annuity payments scheduled to continue. If the successor Owner dies before all of the guaranteed payments have been made, we will continue the guaranteed payments to the Beneficiary(ies). After annuity payments begin, upon the death of the
Annuitant and any Joint Annuitant, we will make any remaining guaranteed payments to the Beneficiary. The amount and number of these guaranteed payments will depend on the Annuity Option in effect at the time of the Annuitant's death. After the Annuitant's death, any remaining guaranteed payments will be distributed at least as rapidly as under the method of distribution in effect at the Annuitant's death.

CERTAIN EMPLOYEE BENEFIT PLANS. The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

OTHER CONTRACT BENEFITS

DEATH BENEFIT: GENERAL. We will pay a distribution on death, if:

    1) the Contract is in force;

    2) annuity payments have not begun; and

    3) either:

           (a)any Owner dies; or

           (b)any Annuitant dies and the Owner is a non-living person.

DUE PROOF OF DEATH. A complete request for settlement of the Death Proceeds must be submitted before the Annuity Date. Where there are multiple
Beneficiaries, we will value the Death Benefit at the time the first
Beneficiary submits a complete request for settlement of the Death Proceeds. A complete request must include "Due Proof of Death". We will accept the following documentation as Due Proof of Death:

..  a certified original copy of the Death Certificate;

..  a certified copy of a court decree as to the finding of death; or

..  a written statement of a medical doctor who attended the deceased at the time of death.

In addition, in our discretion we may accept other types of proof.

DEATH PROCEEDS. If we receive a complete request for settlement of the Death
Proceeds within 180 days of the date of your death, the Death Proceeds are equal to the Death Benefit described below. Otherwise, the Death Proceeds are equal to the greater of the Contract Value or the Surrender Value. We reserve the right to waive or extend, on a nondiscriminatory basis, the 180-day period in which the Death Proceeds will equal the Death Benefit as described below.
This right applies only to the amount payable as Death Proceeds and in no way restricts when the claim may be filed.

DEATH BENEFIT AMOUNT. The standard Death Benefit under the Contract is the greatest of the following:

    1) the total Purchase Payments, less a withdrawal adjustment for any prior partial withdrawals;

    2) the Contract Value on the date as of which we calculate the Death
       Benefit.

                                      21

    3) the Surrender Value;

    4) the Contract Value on the seventh Contract Anniversary and each subsequent Contract Anniversary evenly divisible by seven, increased by the total Purchase Payments since that anniversary and reduced by a withdrawal adjustment for any partial withdrawals since that anniversary.

The withdrawal adjustment for the Death Benefit will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the value of the applicable Death Benefit immediately before the withdrawal.

As described on page 23, you may add optional riders that in some circumstances may increase the Death Benefit under your contract.

DEATH BENEFIT PAYMENTS

1. If your spouse is the sole beneficiary:

   (a) Your spouse may elect to receive the Death Proceeds in a lump sum; or

   (b) Your spouse may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death. Annuity payments must be payable:

   (i) over the life of your spouse; or

   (ii) for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or

   (iii) over the life of your spouse with a guaranteed number of payments from
5 to 30 years but not to exceed the life expectancy of your spouse.

   (b) If your spouse chooses to continue the Contract, or does not elect one of these options, then the Contract will continue in the Accumulation Period as if the death had not occurred. If the Contract is continued in the Accumulation
Period, the following conditions apply.

Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the
Sub-Accounts. This excess will be allocated in proportion to your Contract
Value in those Sub-Accounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the fixed account options will be allocated to the Money Market Sub-Account. Within 30 days of the date the
Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

   (i) transfer all or a portion of the excess among the Sub-Accounts;

   (ii) transfer all or a portion of the excess into the Guaranteed Maturity
Fixed Account and begin a new Guarantee Period; or

   (iii) transfer all or a portion of the excess into a combination of
Sub-Accounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as the free transfer allowed each calendar month and is subject to any minimum allocation amount specified in your
Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge or Market Value
Adjustment.

Prior to the Annuity Date, the death benefit of the continued Contract will be as defined in the Death Benefit provision.

Only one spousal continuation is allowed under this Contract.

If there is no Annuitant at that time, the new Annuitant will be the surviving spouse.

2. If the Beneficiary is not your spouse but is a living person:

   (a) The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

   (b) The Beneficiary may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death. Annuity payments must be payable:

   (i) over the life of the Beneficiary; or

   (ii) for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary; or

   (iii) over the life of the Beneficiary with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary.

                                      22

   (c) If the Beneficiary does not elect one of the options above, then the
Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Sub-Account and the
Contract Value will be adjusted accordingly. The Beneficiary may exercise all rights as set forth in Transfer During the Accumulation Period on page 11 and
Transfer Fees on page 29 during this 5-year period.

The Beneficiary may not pay additional purchase payments into the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5-year period.

We reserve the right to offer additional options upon the death of the Contract
Owner.

If the Beneficiary dies before the complete liquidation of the Contract Value, then the Beneficiary's named Beneficiary(ies) will receive the greater of the
Surrender Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original Contract Owner's death.

3. If the Beneficiary is a corporation or other type of non-living person:

   (a) The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

   (b) If the Beneficiary does not elect to receive the option above, then the
Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Sub-Account. The
Beneficiary may exercise all rights as set forth in Transfer During the
Accumulation Period on page 11 and Transfer Fees on page 29 during this 5-year period.

The Beneficiary may not pay additional purchase payments into the contract under this election. Withdrawal charges will be waived during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

If any Beneficiary is a non-living person, all Beneficiaries will be considered to be non-living persons for the above purposes.

Under any of these options, all contract rights, subject to any restrictions previously placed upon the Beneficiary, are available to the Beneficiary from the date of your death to the date on which the Death Proceeds are paid.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

We offer different optional riders under this Contract. If you elect an optional rider, we will charge you a higher mortality and expense charge. We may discontinue offering one or more Riders at any time. The benefits under the
Riders are described below. The benefits in the riders discussed below may not be available in all states. For example, the Enhanced Death Benefit, Enhanced
Income Benefit and all versions of the Enhanced Death and Income Benefit riders issued in Washington state do not contain the Enhanced Death Benefit B or
Enhanced Income Benefit B provisions that are described below. Further they may be offered in certain states as a benefit of the base contract rather than as a separate rider. In those states, the expense charge will remain the same for the benefit.

ENHANCED DEATH BENEFIT RIDER: When you purchase your Contract, you may select the Enhanced Death Benefit Rider. This Rider is available if the oldest Owner or Annuitant is age 80 or less at issue. If you are not an individual, the
Enhanced Death Benefit applies only to the Annuitant's death. As described below, we will charge a higher mortality and expense risk charge if you select this Rider. If you select this Rider, the Death Benefit will be the greater of the value provided in your Contract or the Enhanced Death Benefit. The Enhanced
Death Benefit will be the greater of the Enhanced Death Benefit A or Enhanced
Death Benefit B, defined below.

ENHANCED INCOME BENEFIT RIDER: When you purchase your Contract you may select the Enhanced Income Benefit Rider if available in your state. Lincoln Benefit
Life no longer offers this Rider in most states. This Rider is available if the oldest Owner or Annuitant is age 75 or less at issue. If you select this Rider, you may be able to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

The Enhanced Income Benefit under this Rider is equal to the greater of
Enhanced Income Benefit A or Enhanced Income Benefit B, defined below, on the
Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income
Benefit, you must select an Annuity Date that is:

   (a) on or after the tenth Contract Anniversary;

   (b) before the Annuitant's age 90; and

   (c) within a 30-day period on or following a Contract Anniversary.

On the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity
Option that provides for fixed payments on the basis guaranteed in the Contract for either a single life with a period certain, or joint lives with a period certain of at least:

   (a) 10 years, if the youngest Annuitant's age is 80 or less on the Annuity
Date; or

   (b) 5 years, if the youngest Annuitant's age is greater than 80 on the
Annuity Date.

                                      23

If you wish to select a different Annuity Option, you must apply the Annuitized
Value and not the Enhanced Income Benefit.

The Enhanced Income Benefit under this Rider only applies to the determination of income payments under the income options described above. It is not a guarantee of Contract Value or performance. The benefit does not enhance the amounts paid in partial withdrawals, surrenders or death benefits. In addition, under some circumstances, you will receive higher initial income payments by applying your Contract Annuitized Value to one of the standard Annuity Options instead of utilizing this optional benefit. If you surrender your Contract, you will not receive any benefit under this Rider.

ENHANCED INCOME BENEFIT A. At issue, the Enhanced Income Benefit A is equal to the initial purchase payment. After issue, Enhanced Income Benefit A is recalculated as follows:

..  When you make a Purchase Payment, we will increase the Enhanced Income
   Benefit A by the amount of your Purchase Payment;

..  When you make a withdrawal, we will decrease Enhanced Income Benefit A by a withdrawal adjustment as defined below;

..  On each Contract Anniversary, the Enhanced Income Benefit A is equal to the greater of the Contract Value or the most recently calculated Enhanced
   Income Benefit A.

If you do not make any additional Purchase Payments or withdrawals, the
Enhanced Income Benefit A will be the greatest of all Contract Anniversary
Contract Values prior to the date we calculate the Enhanced Income Benefit.

We will continuously adjust Enhanced Income Benefit A; as described above, until the oldest Contract Owner's 85th birthday, or if the Contract Owner is not a living individual, the oldest Annuitant's 85th birthday. Thereafter, we will adjust Enhanced Income Benefit A only for Purchase Payments and withdrawals.

ENHANCED INCOME BENEFIT B. Enhanced Income Benefit B is equal to your total
Purchase Payments reduced by any withdrawal adjustments, accumulated daily at an effective annual interest rate of 5% per year, until the earlier of:

   (a) the date we determine the income benefit;

   (b) the first day of the month following the oldest Contract Owner's 85th birthday, or the first day of the month following the oldest Annuitant's 85th birthday, if the Contract Owner is not a living individual.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c) where,

   (a) is the withdrawal amount;

   (b) is the Contract Value immediately prior to the withdrawal;

   (c) is the most recently calculated Enhanced Income Benefit A or B, as applicable.

ENHANCED DEATH AND INCOME BENEFIT RIDER II: When you purchase your Contract and if available in your state, you may select the Enhanced Death and Income
Benefit Rider II. Lincoln Benefit Life no longer offers this Rider in most states. This Rider is available if the oldest Owner or Annuitant is age 75 or less at issue. This Rider provides the same Enhanced Death Benefit as the
Enhanced Death Benefit Rider. In addition, this Rider may enable you to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

The Enhanced Income Benefit under this Rider is equal to the greater of
Enhanced Death Benefit A or Enhanced Death Benefit B, defined below, on the
Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income
Benefit, you must select an Annuity Date that is:

   (a) on or after the tenth Contract Anniversary;

   (b) before the Annuitant's age 90; and

   (c) within a 30-day period on or following a Contract Anniversary.

On the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity
Option that provides for fixed payments on the basis guaranteed in the contract for either a single life with a period certain, or joint lives with a period certain of at least:

   (a) 10 years, if the youngest Annuitant's age is 80 or less on the Annuity
Date; or

   (b) 5 years, if the youngest Annuitant's age is greater than 80 on the
Annuity Date.

If you wish to select a different Annuity Option, you must apply the Annuitized
Value and not the Enhanced Income Benefit.

ENHANCED DEATH AND INCOME BENEFIT RIDER. This Rider was previously available if the oldest Owner or Annuitant is age 75 or less at issue. This rider is no longer available. This Rider provides the same Enhanced Death Benefit as the
Enhanced Death Benefit Rider. In addition, this Rider may enable you to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

                                      24

The Enhanced Income Benefit under this Rider is equal to the value of the
Enhanced Death Benefit on the Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is on or after the tenth Contract Anniversary, but before the Annuitant's age
90. On the Annuity Date, you may apply the Enhanced Income Benefit to an
Annuity Option that provides for payments guaranteed for either a single life with a period certain or joint lives with a period certain of at least:

  (a)10years, if the youngest Annuitant's age is 80 or less on the Annuity
       Date; or

  (b)atleast 5 years, if the youngest Annuitant's age is greater than 80 on the
       Annuity Date.

If you wish to select a different Annuity Option, you must apply the Annuitized
Value and not the Enhanced Income Benefit.

ENHANCED DEATH BENEFIT A. At issue, Enhanced Death Benefit A is equal to the initial Purchase Payment. After issue, Enhanced Death Benefit A is adjusted whenever you pay a Purchase Payment or make a withdrawal and on each Contract
Anniversary as follows:

..  When you pay a Purchase Payment, we will increase Enhanced Death Benefit A by the amount of the Purchase Payment;

..  When you make a withdrawal, we will decrease Enhanced Death Benefit A by a withdrawal adjustment, as described below; and

..  On each Contract Anniversary, we will set Enhanced Death Benefit A equal to the greater of the Contract Value on that Contract Anniversary or the most recently calculated Enhanced Death Benefit A.

If you do not pay any additional purchase payments or make any withdrawals,
Enhanced Death Benefit A will equal the greatest of the Contract Value on the
Issue Date and all Contract Anniversaries prior to the date we calculate any death benefit.

We will continuously adjust Enhanced Death Benefit A as described above until the oldest Contract Owner's 85th birthday or, if the Contract Owner is not a living individual, the Annuitant's 85th birthday. Thereafter, we will adjust
Enhanced Death Benefit A only for Purchase Payments and withdrawals.

ENHANCED DEATH BENEFIT B. Enhanced Death Benefit B is equal to your total
Purchase Payments, reduced by any withdrawal adjustments, accumulated daily at an effective annual rate of 5% per year, until the earlier of:

   (a) the date we determine the death benefit,

   (b) the first day of the month following the oldest Contract Owner's 85th birthday; or

   (c) the first day of the month following the oldest Annuitant's 85th birthday, if the Contract Owner is not a living individual.

Thereafter, we will only adjust Enhanced Death Benefit B to reflect additional
Purchase Payments and withdrawals. Enhanced Death Benefit B will never be greater than the maximum death benefit allowed by any nonforfeiture laws that govern the Contract.

The withdrawal adjustment for both Enhanced Death Benefit A and Enhanced Death
Benefit B will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the most recently calculated Enhanced Benefit A or B, as appropriate.

BENEFICIARY. You name the Beneficiary. You may name a Beneficiary in the application. You may also name one or more contingent Beneficiaries who are entitled to receive benefits under the contract if all primary Beneficiaries are deceased at the time a Contract Owner, or Annuitant if the Contract Owner is not a living person, dies. You may change the Beneficiary or add additional
Beneficiaries at any time before the Annuity Date. We will provide a form to be signed and filed with us.

Your changes in Beneficiary take effect when we accept them, effective as of the date you signed the form. Until we accept your change instructions, we are entitled to rely on your most recent instructions in our files. We are not liable for making a payment to a Beneficiary shown in our files or treating that person in any other respect as the Beneficiary prior to accepting a change. Accordingly, if you wish to change your beneficiary, you should deliver your instructions to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

..  your spouse if he or she is still alive; or, if he or she is no longer alive,

..  your surviving children equally; or if you have no surviving children,

..  your estate.

Unless you have provided directions to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Contract Owner or Annuitant, the remaining
Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original shares of the remaining beneficiaries.

                                      25

If more than one Beneficiary shares in the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share. Each Beneficiary will exercise all rights related to his or her share, including the sole right to select a payout option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a
Beneficiary(ies) for his or her respective share, but that designated
Beneficiary(ies) will be restricted to the payout option chosen by the original
Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation or other type of non-living person, all beneficiaries will be considered to be non-living persons.

You may specify that the Death Benefit be paid under a specific income Plan by submitting a written request to our Service Center. If you so request, your
Beneficiary may not change to a different Income Plan or lump sum. Once we accept the written request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the changes.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

CONTRACT LOANS FOR 403(B) CONTRACTS. Subject to the restrictions described below, we will make loans to the Owner of a Contract used in connection with a
Tax Sheltered Annuity Plan ("TSA Plan") under Section 403(b) of the Tax Code.
Loans are not available under Non-Qualified Contracts. We will only make loans after the free look period and before annuitization. All loans are subject to the terms of the Contract, the relevant Plan, and the Tax Code, which impose restrictions on loans.

We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the Surrender Value of your
Contract on the date of the loan. In addition, we will not make a loan to you if the total of the requested loan and all of the plan participant's Contract loans under TSA plans is more than the lesser of (a) or (b) where:

   (a) equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

   (b) equals the greater of $10,000 or half of the Surrender Value.

The minimum loan amount is $1,000.

To request a Contract loan, write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Some of these requirements are stated
in Section 72 of the Tax Code. Please seek advice from your plan administrator or tax advisor.

When we make a loan, we will transfer an amount equal to the loan amount from the Separate Account and/or the Fixed Account to the Loan Account as collateral for the loan. We will transfer to the Loan Account amounts from the Separate
Account in proportion to the assets in each Sub-Account. If your loan amount is greater than your Contract Value in the Sub-Accounts, we will transfer the remaining required collateral from the Guaranteed Maturity Fixed Account
Options. If your loan amount is greater than your contract value in the
Sub-Accounts and the Guaranteed Maturity Fixed Account Options, we will transfer the remaining required collateral from the Dollar Cost Averaging Fixed
Account Option.

We will not charge a Withdrawal Charge on the loan or on the transfer from the
Sub-Accounts or the Fixed Account. We may, however, apply a Market Value
Adjustment to a transfer from the Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Fixed Account by the amount of the Market Value Adjustment, so that the net amount transferred to the Loan Account will equal the desired loan amount. We will charge a
Withdrawal Charge and apply a Market Value Adjustment, if applicable, on a distribution to repay the loan in full, in the event of loan default.

We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan Account will be the greater of: (a) 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Sub-Accounts.

When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.

We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

1) the Death Proceeds;

2) surrender proceeds;

3) the amount available for partial withdrawal;

4) the amount applied on the Annuity Date to provide annuity payments; and

5) the amount applied on the Annuity Date to provide annuity payments under the
   Enhanced Income Benefit Rider, Enhanced Death and Income Benefit Rider, or
   the Enhanced Death and Income Benefit Rider II.

Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.

                                      26

You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise.
Generally, loan payments are allocated to the Sub-Account(s) in the proportion that you have selected for Purchase Payments. Allocations of loan payments are not permitted to the Fixed Accounts (Guaranteed Maturity Fixed Account and
Dollar Cost Averaging Fixed Account Option). If your Purchase Payment allocation includes any of the Fixed Accounts, the percentages allocated to the
Fixed Accounts will be allocated instead to the Fidelity Money Market
Sub-Account.

If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount and incur the early withdrawal tax penalty. We will capitalize interest on a loan in default.

If the total loan balance exceeds the Surrender Value, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your Contract.

We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.

WITHDRAWALS (REDEMPTIONS). Except as explained below, you may redeem a Contract for all or a portion of its Contract Value before the Annuity Date. We may impose a Withdrawal Charge, which would reduce the amount paid to you upon redemption. The Withdrawal Charges are described on page 29. Withdrawals from the Fixed Account may be increased or decreased by a Market Value Adjustment, as described in "Market Value Adjustment" on page 18.

In general, you must withdraw at least $50 at a time. You may also withdraw a lesser amount if you are withdrawing your entire interest in a Sub-Account. If your request for a partial withdrawal would reduce the Contract Value to less than $500, we may treat it as a request for a withdrawal of your entire
Contract Value, as described in "Minimum Contract Value" on page 28. Your
Contract will terminate if you withdraw all of your Contract Value.

Withdrawals taken prior to annuitization are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distribution of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59/ 1//\\2\\, may be subject to an additional 10% federal tax penalty.

We may be required to withhold 20% of withdrawals and distributions from
Contracts issued in connection with certain Qualified Plans, as described on page 37.

To make a withdrawal, you must send us a written withdrawal request or systematic withdrawal program enrollment form. You may obtain the required forms from us at the address and phone number given on the first page of this prospectus.

WRITTEN REQUESTS AND FORMS IN GOOD ORDER.

Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our
Customer Service Center to learn what information we require for your particular request to be in "good order." Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.

For partial withdrawals, you may allocate the amount among the Sub-Accounts and the Fixed Accounts. If we do not receive allocation instructions from you, we usually will allocate the partial withdrawal proportionately among the
Sub-Accounts and the Guaranteed Maturity Fixed Account Options based upon the balance of the Sub-Accounts and the Guaranteed Maturity Fixed Account Options,
with any remainder being distributed from the Dollar Cost Averaging Fixed
Account Option. You may not make a partial withdrawal from the Fixed Account in an amount greater than the total amount of the partial withdrawal multiplied by the ratio of the value of the Fixed Account to the Contract Value immediately before the partial withdrawal.

If you request a total withdrawal, you must send us your Contract. The
Surrender Value will equal the Contract Value minus any applicable Withdrawal
Charge and adjusted by any applicable Market Value Adjustment. We also will deduct a contract maintenance charge of $35, unless we have waived the contract maintenance charge on your Contract as described on page 29. We determine the
Surrender Value based on the Contract Value next computed after we receive a properly completed surrender request. We will usually pay the Surrender Value within seven days after the day we receive a completed request form. However, we may suspend the right of withdrawal from the Separate Account or delay payment for withdrawals for more than seven days in the following circumstances:

1) whenever the New York Stock Exchange ("NYSE") is closed (other than customary weekend and holiday closings);

2) when trading on the NYSE is restricted or an emergency exists, as determined by the SEC, so that disposal of the Separate Account's investments or determination of Accumulation Unit Values is not reasonably practicable; or

3) at any other time permitted by the SEC for your protection.

In addition, we may delay payment of the Surrender Value in the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment from the Fixed Account for more than 30 days, we will pay interest as required by applicable law.

                                      27

You may withdraw amounts attributable to contributions made pursuant to a salary reduction agreement (in accordance with Section 403(b)(11) of the Tax
Code) only in the following circumstances:

1) when you attain age 59/ 1//\\2\\;

2) when you terminate your employment with the plan sponsor;

3) upon your death;

4) upon your disability as defined in Section 72(m)(7) of the Tax Code;

5) or in the case of hardship.

If you seek a hardship withdrawal, you may only withdraw amounts attributable to your Purchase Payments; you may not withdraw any earnings. These limitations on withdrawals apply to:

1) salary reduction contributions made after December 31, 1988;

2) income attributable to such contributions; and

3) income attributable to amounts held as of December 31, 1988.

The limitations on withdrawals do not affect transfers between certain
Qualified Plans. Additional restrictions and limitations may apply to distributions from any Qualified Plan. Tax penalties may also apply. You should seek tax advice regarding any withdrawals or distributions from Qualified Plans.

SYSTEMATIC WITHDRAWAL PROGRAM. If your Contract is a non-Qualified Contract or
IRA, you may participate in our Systematic Withdrawal Program. You must complete an enrollment form and send it to us. You must complete the withholding election section of the enrollment form before the systematic withdrawals will begin. You may choose withdrawal payments of a flat dollar amount, earnings, or a percentage of Purchase Payments. You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis. Systematic withdrawals will be deducted from your Sub-Account and
Fixed Account balances, excluding the Dollar Cost Averaging Fixed Account, on a pro rata basis.

Depending on fluctuations in the net asset value of the Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. The minimum amount of each systematic withdrawal is $50.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

ERISA PLANS. A married participant may need spousal consent to receive a distribution from a Contract issued in connection with a Qualified Plan or a
Non-Qualified Plan covered by to Title 1 of ERISA. You should consult an adviser.

MINIMUM CONTRACT VALUE. If as a result of withdrawals your Contract Value would be less than $500 and you have not made any Purchase Payments during the previous three full calendar years, we may terminate your Contract and distribute its Surrender Value to you. Before we do this, we will give you 60 days notice. We will not terminate your Contract on this ground if the Contract
Value has fallen below $500 due to either a decline in Accumulation Unit Value or the imposition of fees and charges. In addition, in some states we are not permitted to terminate Contracts on this ground. Different rules may apply to
Contracts issued in connection with Qualified Plans.

CONTRACT CHARGES

We assess charges under the Contract in three ways:

1) as deductions from Contract Value for contract maintenance charges and, if applicable, for premium taxes;

2) as charges against the assets of the Separate Account for administrative expenses and for the assumption of mortality and expense risks; and

3) as Withdrawal Charges (contingent deferred sales charges) subtracted from withdrawal and surrender payments.

In addition, certain deductions are made from the assets of the Portfolios for investment management fees and expenses. Those fees and expenses are summarized in the Fee Tables on page 3, and described more fully in the Prospectuses and
Statements of Additional Information for the Portfolios.

MORTALITY AND EXPENSE RISK CHARGE. We deduct a mortality and expense risk charge from each Sub-Account during each Valuation Period. The mortality and expense risk charge is equal, on an annual basis, to 1.15% of the average net asset value of each Sub-Account. The mortality risks arise from our contractual obligations:

1) to make annuity payments after the Annuity Date for the life of the
   Annuitant(s);

2) to waive the Withdrawal Charge upon your death; and

3) to provide the Death Benefit prior to the Annuity Date. A detailed explanation of the Death Benefit may be found beginning on page 21.

                                      28

The expense risk is that it may cost us more to administer the Contracts and the Separate Account than we receive from the contract maintenance charge and the administrative expense charge. We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Period and the Annuity Period.

If you select the Enhanced Death Benefit Rider, your mortality and expense risk charge will be 1.35% of average net asset value of each Sub-Account. If you select the Enhanced Income Rider, your mortality and expense risk charge will be 1.50% of average daily net asset value of each Sub-Account. If you select the Enhanced Death and Income Benefit Rider, your mortality and expense risk charge will be 1.55% of average daily net asset value of each Sub-Account. If you select the Enhanced Death and Income Benefit Rider II, your mortality and expense risk charge will be 1.70% of average daily net asset value of each
Sub-Account. We charge a higher mortality and expense risk charge for the
Riders to compensate us for the additional risk that we accept by providing the
Riders. We will calculate a separate Accumulation Unit Value for the base
Contract, and for Contracts with each type of Rider, in order to reflect the difference in the mortality and expense risk charges.

ADMINISTRATIVE CHARGES

CONTRACT MAINTENANCE CHARGE. We charge an annual contract maintenance charge of
$35 on your Contract. The amount of this charge is guaranteed not to increase.
This charge reimburses us for our expenses incurred in maintaining your
Contract.

Before the Annuity Date, we assess the contract maintenance charge on each
Contract Anniversary. To obtain payment of this charge, on a pro rata basis we will allocate this charge among the Sub-Accounts to which you have allocated your Contract Value, and redeem Accumulation Units accordingly. We will waive this charge if you pay more than $50,000 in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account. If you surrender your
Contract, we will deduct the full $35 charge as of the date of surrender, unless your Contract qualifies for a waiver.

After the Annuity Date and if allowed in your state, we will subtract this charge in equal parts from each of your annuity payments. We will waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all of your annuity payments are Fixed Annuity payments.

ADMINISTRATIVE EXPENSE CHARGE. We deduct an administrative expense charge from each Sub-Account during each Valuation Period. This charge is equal, on an annual basis, to 0.10% of the average net asset value of the Sub-Accounts. This charge is designed to compensate us for the cost of administering the Contracts and the Separate Account. The administrative expense charge is assessed during both the Accumulation Period and the Annuity Period.

TRANSFER FEE. We currently are waiving the transfer fee. The Contract, however, permits us to charge a transfer fee of $10 on the second and each subsequent transaction in each calendar month in which transfer(s) are effected between
Subaccount(s) and/or the Fixed Account. We will notify you if we begin to charge this fee. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Portfolio Rebalancing program.

The transfer fee will be deducted from Contract Value that remains in the
Subaccount(s) or Fixed Account from which the transfer was made. If that amount is insufficient to pay the transfer fee, we will deduct the fee from the transferred amount.

SALES CHARGES.

WITHDRAWAL CHARGE. We may charge a Withdrawal Charge, which is a contingent deferred sales charge, upon certain withdrawals.

As a general rule, the Withdrawal Charge equals a percentage of Purchase
Payments withdrawn that are: (a) less than seven years old; and (b) not eligible for a free withdrawal. The applicable percentage depends on how many years ago you made the Purchase Payment being withdrawn, as shown in this chart:

                                                               WITHDRAWAL CHARGE
CONTRIBUTION YEAR                                                 PERCENTAGE
First and Second                                                       7%
Third and Fourth                                                       6%
Fifth                                                                  5%
Sixth                                                                  4%
Seventh                                                                3%
Eighth and later                                                       0%

When we calculate the Withdrawal Charge, we do not take any applicable Market
Value Adjustment into consideration. Beginning on January 1, 2004, if you make a withdrawal before the Annuity Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.

We subtract the Withdrawal Charge from the Contract Value remaining after your withdrawal. As a result, the decrease in your Contract Value will be greater than the withdrawal amount requested and paid.

For purposes of determining the Withdrawal Charge, the Contract Value is deemed to be withdrawn in the following order:

FIRST. Earnings--the current Contract Value minus all Purchase Payments that have not previously been withdrawn;

SECOND. "Old Purchase Payments"--Purchase Payments received by us more than seven years before the date of withdrawal that have not been previously withdrawn;

                                      29

THIRD. Any additional amounts available as a "Free Withdrawal," as described on page 30;

FOURTH. "New Purchase Payments"--Purchase Payments received by us less than seven years before the date of withdrawal. These Payments are deemed to be withdrawn on a first-in, first-out basis.

No Withdrawal Charge is applied in the following situations:

..  on annuitization;

..  the payment of a Death Benefit;

..  a free withdrawal amount, as described on page 30;

..  certain withdrawals for Contracts issued under 403(b) plans or 401 plan under our prototype as described on page 31;

..  withdrawals taken to satisfy IRS minimum distribution rules;

..  withdrawals that qualify for one of the waiver benefits described on page
   31; and

..  withdrawal under Contracts issued to employees of Lincoln Benefit Life
   Company or its affiliates, Surety Life Insurance Company and Allstate
   Financial Services, L.L.C., or to their spouses or minor children if those individuals reside in the State of Nebraska.

We will never waive or eliminate a Withdrawal Charge where such waiver or elimination would be unfairly discriminatory to any person or where it is prohibited by state law.

We may waive withdrawal charges if this Contract is surrendered, and the entire proceeds of the surrender are directly used to purchase a new Contract also issued by us or any affiliated company. Such waivers will be granted on a non-discriminatory basis.

We use the amounts obtained from the Withdrawal Charge to pay sales commissions and other promotional or distribution expenses associated with marketing the
Contracts. To the extent that the Withdrawal Charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age
59/ 1//\\2\\, may be subject to an additional 10% federal tax penalty. The amount of your withdrawal may be affected by a Market Value Adjustment.
Additional restrictions may apply to Contracts held in Qualified Plans. We outline the tax requirements applicable to withdrawals on page 33. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

FREE WITHDRAWAL. Withdrawals of the following amounts are never subject to the
Withdrawal Charge:

..  In any Contract Year, the greater of: (a) earnings that have not previously been withdrawn; or (b) 15 percent of New Purchase Payments; and

..  Any Old Purchase Payments that have not been previously withdrawn.

However, even if you do not owe a Withdrawal Charge on a particular withdrawal, you may still owe taxes or penalty taxes, or be subject to a market Value
Adjustment. The tax treatment of withdrawals is summarized on page 33.

WAIVER BENEFITS

GENERAL. If approved in your state, we will offer the three waiver benefits described below. In general, if you qualify for one of these benefits, we will permit you to make one or more partial or full withdrawals without paying any otherwise applicable Withdrawal Charge or Market Value Adjustment. While we
have summarized those benefits here, you should consult your Contract for the precise terms of the waiver benefits.

Some Qualified Plans may not permit you to utilize these benefits. Also, even if you do not need to pay our Withdrawal Charge because of these benefits, you still may be required to pay taxes or tax penalties on the amount withdrawn.
You should consult your tax adviser to determine the effect of a withdrawal on your taxes.

CONFINEMENT WAIVER BENEFIT. Under this benefit, we will waive the Withdrawal
Charge and Market Value Adjustment on all withdrawals under your Contract if the following conditions are satisfied:

    1) Any Contract Owner or the Annuitant, if the Contract is owned by a company or other legal entity, is confined to a long term care facility or a hospital for at least 90 consecutive days. The Owner or Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

    2) You request the withdrawal no later than 90 days following the end of the Owner or Annuitant's stay at the long term care facility or hospital. You must provide written proof of the stay with your withdrawal request; and

    3) A physician must have prescribed the stay and the stay must be medically necessary.

You may not claim this benefit if the physician prescribing the Owner or
Annuitant's stay in a long term care facility is the Owner or Annuitant or a member of the Owner or Annuitant's immediate family.

                                      30

TERMINAL ILLNESS WAIVER BENEFIT. Under this benefit, we will waive any
Withdrawal Charge and Market Value Adjustment on all withdrawals under your
Contract if, at least 30 days after the Issue Date, you, or the Annuitant if the Owner is not a living person, are diagnosed with a terminal illness. We may require confirmation of the diagnosis as provided in the Contract.

UNEMPLOYMENT WAIVER BENEFIT. Under this benefit, we will waive any Withdrawal
Charge and Market Value Adjustment on one partial or full withdrawal from your
Contract, if you meet the following requirements:

    1) you become unemployed at least 1 year after the Issue Date;

    2) you receive unemployment compensation for at least 30 consecutive days as a result of that unemployment; and

    3) you claim this benefit within 180 days of your initial receipt of unemployment compensation.

You may exercise this benefit once before the Annuity Date.

WAIVER OF WITHDRAWAL CHARGE FOR CERTAIN QUALIFIED PLAN WITHDRAWALS. For
Contracts issued under a Section 403(b) plan or a Section 401 plan under our prototype, we will waive the Withdrawal Charge when:

    1) the Annuitant becomes disabled (as defined in Section 72(m)(7)) of the
       Tax Code;

    2) the Annuitant reaches age 59/ 1//\\2\\ and at least 5 Contract Years have passed since the Contract was issued;

    3) at least 15 Contract Years have passed since the Contract was issued.

Our prototype is a Section 401 Defined Contribution Qualified Retirement plan.
This plan may be established as a Money Purchase plan, a Profit Sharing plan, or a paired plan (Money Purchase and Profit Sharing). For more information about our prototype plan, call us at 1-800-457-7617.

PREMIUM TAXES. We will charge premium taxes or other state or local taxes against the Contract Value, including Contract Value that results from amounts transferred from existing policies (Section 1035 exchange) issued by us or other insurance companies. Some states assess premium taxes when Purchase
Payments are made; others assess premium taxes when annuity payments begin. We will deduct any applicable premium taxes upon full surrender, death, or annuitization. Premium taxes generally range from 0% to 3.5%.

DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES. We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account. We will deduct for any taxes we incur as a result of the operation of the Separate Account, whether or not we previously made a provision for taxes and whether or not it was sufficient.
Our status under the Tax Code is briefly described in the Statement of
Additional Information.

OTHER EXPENSES. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Sub-Accounts to which you allocate your Contract value. For a summary of current estimates of those charges and expenses, see page 3. For more detailed information about those charges and expenses, please refer to the prospectuses for the appropriate Portfolios. We receive compensation from the investment advisers or administrators or the Portfolios in connection with administrative service and cost savings experienced by the investment advisers or administrators. We collect this compensation under agreements between us and the Portfolio's investment adviser, administrators or distributors, and is calculated based on a percentage of the average assets allocated to the Portfolio.

                                      31

TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. LINCOLN
BENEFIT MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR
TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF LINCOLN BENEFIT LIFE COMPANY

Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter
L of the Code. Since the Separate Account is not an entity separate from
Lincoln Benefit, and its operations form a part of Lincoln Benefit, it will not be taxed separately. Investment income and realized capital gains of the
Separate Account are automatically applied to increase reserves under the
Contract. Under existing federal income tax law, Lincoln Benefit believes that the Separate Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Separate
Account, and therefore Lincoln Benefit does not intend to make provisions for any such taxes. If Lincoln Benefit is taxed on investment income or capital gains of the Separate Account, then Lincoln Benefit may impose a charge against the Separate Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..  the Contract Owner is a natural person,

..  the investments of the Separate Account are "adequately diversified"
   according to Treasury Department regulations, and

..  Lincoln Benefit is considered the owner of the Separate Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living
Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain Qualified Plans; (4) certain contracts used in connection with structured settlement agreements; and
(5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section.
In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Separate Account must be
"adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Separate Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Lincoln Benefit does not have control over the
Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the
Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

                                      32

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Separate Account. If this occurs, income and gain from the Separate Account assets would be includible in your gross income. Lincoln Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Separate Account.
However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the
Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the
Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the
IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

PARTIAL ANNUITIZATION

Effective January 1, 2011, an individual may partially annuitize their non-qualified annuity if the contract so permits. The Small Business Jobs Act of 2010 included a provision which allows for a portion of a non-qualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under IRC section 72. We do not currently permit partial annuitization.

TAXATION OF LEVEL MONTHLY VARIABLE ANNUITY PAYMENTS. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date.
It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..  if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..  if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such
   Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract
   Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

..  if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

                                      33

Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act ("DOMA"), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in UNITED STATES V. WINDSOR, the U.S. Supreme Court struck down Section 3 of
DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The WINDSOR decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal
Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service ("IRS") issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes.

Currently, a case is pending with the U.S. Supreme Court that may address several unanswered questions regarding the application of federal and state tax law to same sex marriages, civil unions and domestic partnerships. Absent further guidance from a state to the contrary, we will tax report and withhold at the state level consistent with the characterization of a given transaction under federal tax law (for example, a tax free rollover).

Please consult with your tax or legal advisor before electing the Spousal
Benefit for a same sex spouse or civil union partner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

..  if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

..  if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

MEDICARE TAX ON NET INVESTMENT INCOME. The Patient Protection and Affordable
Care Act, enacted in 2010, included a Medicare tax on investment income. This tax assesses a 3.8% surtax on the lesser of (1) net investment income or
(2) the excess of "modified adjusted gross income" over a threshold amount. The
"threshold amount" is $250,000 for married taxpayers filing jointly, $125,000 for married taxpayers filing separately, $200,000 for single taxpayers, and approximately $12,300 for trusts. The taxable portion of payments received as a withdrawal, surrender, annuity payment, death benefit payment or any other actual or deemed distribution under the contract will be considered investment income for purposes of this surtax.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59/ 1//\\2\\. However, no penalty tax is incurred on distributions:

..  made on or after the date the Contract Owner attains age 59/ 1//\\2\\,

..  made as a result of the Contract Owner's death or becoming totally disabled,

..  made in substantially equal periodic payments (as defined by the Code) over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..  made under an immediate annuity, or

..  attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59/ 1//\\2\\
would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-Qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them. After you elect an Annuity Option, as described in the Annuity Options section earlier in the prospectus, you are not eligible for a tax-free exchange under Section 1035.

PARTIAL EXCHANGES. The IRS has issued rulings that permit partial exchanges of annuity contracts. Effective for exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 180 days of the date on which the partial exchange was completed, the IRS will apply general tax rules to determine the substance and treatment of the original transfer.

                                      34

If a partial exchange is retroactively negated, the amount originally transferred to the recipient contract is treated as a withdrawal from the source contract, taxable to the extent of any gain in that contract on the date of the exchange. An additional 10% tax penalty may also apply if the Contract
Owner is under age 59/ 1//\\2\\. Your Contract may not permit partial exchanges.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the
Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made or no U.S. taxpayer identification number is provided we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Lincoln Benefit is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed
Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax
Qualified Contracts are contracts purchased as or in connection with:

..  Individual Retirement Annuities (IRAs) under Code Section 408(b);

..  Roth IRAs under Code Section 408A;

..  Simplified Employee Pension (SEP IRA) under Code Section 408(k);

..  Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code
   Section 408(p);

..  Tax Sheltered Annuities under Code Section 403(b);

..  Corporate and Self Employed Pension and Profit Sharing Plans under Code
   Section 401; and

..  State and Local Government and Tax-Exempt Organization Deferred Compensation
   Plans under Code Section 457.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified
Plan administrator for more information. Lincoln Benefit no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Lincoln
Benefit can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Lincoln Benefit does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored

                                      35

qualified retirement plan. Note that in 2014, the U.S. Supreme Court ruled that
Inherited IRAs, other than IRAs inherited by the owner's spouse, do not qualify as retirement assets for purposes of protection under the federal bankruptcy laws.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain
Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If
you make a partial withdrawal under a Tax Qualified Contract other than a Roth
IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions)
bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income.
"Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

    .  made on or after the date the Contract Owner attains age 59/ 1//\\2\\,

    .  made to a beneficiary after the Contract Owner's death,

    .  attributable to the Contract Owner being disabled, or

    .  made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, Tax Qualified Contracts (excluding
Roth IRAs) require minimum distributions upon reaching age 70/ 1//\\2\\.
Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Effective
December 31, 2005, the IRS requires annuity contracts to include the actuarial present value of other benefits for purposes of calculating the required minimum distribution amount. These other benefits may include accumulation, income, or death benefits. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS
regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA)
may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value.
The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the
Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a
Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under Qualified Plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10%
penalty tax applies to the taxable amount of any premature distribution from a
Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59/ 1//\\2\\. However, no penalty tax is incurred on distributions:

    .  made on or after the date the Contract Owner attains age 59/ 1//\\2\\,

    .  made as a result of the Contract Owner's death or total disability,

    .  made in substantially equal periodic payments (as defined by the Code)
       over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the
       Beneficiary,

    .  made after separation from service after age 55 (does not apply to IRAs),

    .  made pursuant to an IRS levy,

    .  made for certain medical expenses,

    .  made to pay for health insurance premiums while unemployed (applies only for IRAs),

    .  made for qualified higher education expenses (applies only for IRAs),

    .  made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs), and

    .  from an IRA or attributable to elective deferrals under a 401(k) plan,
       403(b) annuity, or certain similar arrangements made to individuals who
       (because of their being members of a reserve component) are ordered or called to active duty after Sept. 11,

                                      36

   2001, for a period of more than 179 days or for an indefinite period; and
   made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period.

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59/ 1//\\2\\ would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Lincoln Benefit
is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, or if no U.S.
taxpayer identification number is provided, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including
TSAs but excluding IRAs, with the exception of:

    .  required minimum distributions, or,

    .  a series of substantially equal periodic payments made over a period of at least 10 years, or,

    .  a series of substantially equal periodic payments made over the life
       (joint lives) of the participant (and beneficiary), or,

    .  hardship distributions.

With respect to any Contract held under a Section 457 plan or by the trustee of a Section 401 Pension or Profit Sharing Plan, we will not issue payments directly to a plan participant or beneficiary. Consequently, the obligation to comply with the withholding requirements described above will be the responsibility of the plan.

For all annuitized distributions that are not subject to the 20% withholding requirement, Lincoln Benefit is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default.
If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed
Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

CHARITABLE IRA DISTRIBUTIONS. Prior law provided a charitable giving incentive permitting tax-free IRA distributions for charitable purposes. As of the beginning of 2015, this provision has expired and has not been extended. It is possible that Congress will extend this provision retroactively to include some or all of 2015.

For distributions in tax years beginning after 2005 and before 2015, these rules provided an exclusion from gross income, up to $100,000 for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70/ 1//\\2\\. Distributions that are excluded from income under this provision are not taken into account in determining the individual's deductions, if any, for charitable contributions.

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements of the charitable giving incentive. Per IRS instructions, we report these distributions as normal IRA distributions on Form 1099-R. Individuals are responsible for reflecting the distributions as charitable IRA distributions on their personal tax returns.

                                      37

INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an
Individual Retirement Annuity (IRA). Individual Retirement Annuities are
subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an
Individual Retirement Annuity. For IRA rollovers, an individual can only make an IRA to IRA rollover if the individual has not made a rollover involving any
IRAs owned by the individual in the prior 12 months. An IRA transfer is a tax-free trustee-to-trustee "transfer" from one IRA account to another. IRA transfers are not subject to this 12 month rule.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual
Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

A traditional Individual Retirement Account or Annuity may be converted or
"rolled over" to a Roth Individual Retirement Annuity. For distributions after
2007, the Pension Protection Act of 2006 allows distributions from qualified retirement plans including tax sheltered annuities and governmental Section 457 plans to be rolled over directly into a Roth IRA, subject to the usual rules that apply to conversions from a traditional IRA into a Roth IRA. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions. Prior to
January 1, 2010, income and filing status limitations applied to rollovers from non-Roth accounts to a Roth IRA. Effective January 1, 2005, the IRS requires conversions of annuity contracts to include the actuarial present value of other benefits for purposes of valuing the taxable amount of the conversion.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL
IRAS). Code Section 408 permits a custodian or trustee of an Individual
Retirement Account to purchase an annuity as an investment of the Individual
Retirement Account. If an annuity is purchased inside of an Individual
Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

If you have a contract issued as an IRA under Code Section 408(b) and request to change the ownership to an IRA custodian permitted under Section 408, we will treat a request to change ownership from an individual to a custodian as an indirect rollover. We will send a Form 1099R to report the distribution and the custodian should issue a Form 5498 for the contract value contribution.

Generally, the death benefit of an annuity held in an Individual Retirement
Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement
Account to continue the Contract in the accumulation phase, with the
Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

    1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

    2) The deceased Annuitant was the beneficial owner of the Individual
       Retirement Account;

    3) We receive a complete request for settlement for the death of the
       Annuitant; and

    4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

       (a) The Annuitant's surviving spouse is the sole beneficiary of the
       Individual Retirement Account;

       (b) The Annuitant's surviving spouse has elected to continue the
       Individual Retirement Account as his or her own Individual Retirement
       Account; and

       (c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. (SEP IRA) Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Code Section 408(p)
allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers.
Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice. SIMPLE IRA plans must include the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2007 (EGTRRA) to avoid adverse tax consequences. If your current SIMPLE IRA plan uses IRS Model Form
5304-SIMPLE with a revision date of March 2012 or later, then your plan is up to date. If your plan has a revision date prior to March 2012, please consult with your tax or legal advisor to determine the action you need to take in order to comply with this requirement.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS
(TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND
YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to

                                      38

salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

    .  attains age 59/ 1//\\2\\,

    .  severs employment,

    .  dies,

    .  becomes disabled, or

    .  incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the Contract Value to another 403(b) plan.
Generally, we do not accept funds in 403(b) contracts that are subject to the
Employee Retirement Income Security Act of 1974 (ERISA).

CAUTION: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its plan administrator.
Unless your contract is grandfathered from certain provisions in these regulations, we will only process certain transactions (e.g, transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in good order, and will not therefore process the transaction, until we receive the employer's approval in written or electronic form.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS.

Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees
(commonly referred to as "H.R.10" or "Keogh"). Such retirement plans may permit the purchase of annuity contracts. Lincoln Benefit no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under
Section 401(a): a qualified plan fiduciary or an annuitant owner.

    .  A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

    .  An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owned by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant's spouse (if applicable), which is consistent with the required IRS language for qualified plans under
Section 401(a). A completed Annuitant Owned Qualified Plan Designation of
Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION
PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan. Lincoln Benefit no longer issues annuity contracts to 457 plans.

                                      39

DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE SEPARATE ACCOUNT

LINCOLN BENEFIT LIFE COMPANY

Lincoln Benefit is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 1221 N Street, Suite 200, Lincoln, NE 68508. Lincoln Benefit is a
wholly-owned subsidiary of Resolution Life, Inc., a Delaware corporation, which is a wholly-owned, indirect subsidiary of Resolution Life L.P. (the "Limited
Partnership"), a Bermuda limited partnership and Resolution Life (Parallel)
Partnership, a Bermuda-based partnership.

We are authorized to conduct life insurance and annuity business in the
District of Columbia, Guam, U.S. Virgin Islands and all states except New York.
We will market the Contract everywhere we conduct variable annuity business.
The Contracts offered by this prospectus are issued by us and will be funded in the Separate Account and/or the Fixed Account.

The Company has reinsurance agreements whereby certain premiums, contract charges, interest credited to contractholder funds, benefits and expenses are ceded to Allstate Life Insurance Company ("Allstate Life"), Lincoln Benefit
Reinsurance Company and other non-affiliated reinsurers.

Under our prior reinsurance agreement with Allstate Life, in effect through the date of the Company's acquisition by Resolution Life, Inc., substantially all contract related transactions were transferred through reinsurance agreements to Allstate Life or other third party reinsurers, and substantially all of the invested assets backing our liabilities reinsured with Allstate Life were owned by Allstate Life. Accordingly, the results of operations for the historical periods prior to April 1, 2014 with respect to applications received and contracts issued by Lincoln Benefit are reflected net of the reinsurance in
Lincoln Benefit's statement of operations. The amounts reflected in our statement of operations for the historical periods prior to April 1, 2014 relate only to the investment of those assets of Lincoln Benefit that were owned by Lincoln Benefit and not assets of Allstate Life acquired with funds received under the reinsurance agreement. These assets represented our general account and were invested and managed by Allstate Life prior to the acquisition. While the reinsurance agreement provided us with financial backing from Allstate Life, it did not create a direct contractual relationship between
Allstate Life and you.

On April 1, 2014, all of the capital stock in Lincoln Benefit was acquired by
Resolution Life, Inc., pursuant to a Stock Purchase Agreement by and among
Allstate Life, Resolution Life Holdings, Inc. ("Resolution Holdings") and the
Limited Partnership. Immediately prior to that closing, Lincoln Benefit signed a Partial Commutation Agreement with Allstate Life (the "Partial Commutation
Agreement"), whereby we commuted certain business previously reinsured to
Allstate Life as noted above, including (a) all of the fixed deferred annuity, value adjusted deferred annuity and indexed deferred annuity business written by the Company that was previously reinsured to Allstate Life, (b) all of the life insurance business written by the Company through independent producers that was previously reinsured to Allstate Life, other than certain specified life business, and (c) all of the net liability of the Company with respect to the accident and health and long-term care insurance business written by the
Company that was previously reinsured to Allstate Life. Effective April 1,
2014, the Company entered into a reinsurance agreement with a third party whereby risks associated with certain universal life and annuity policies were transferred, and in addition, also effective April 1, 2014, the Company entered into a reinsurance agreement with Lancaster Re Captive Insurance Company, a wholly-owned subsidiary of the Company, whereby risks associated with certain term and universal life policies were transferred.

SEPARATE ACCOUNT. Lincoln Benefit Life Variable Annuity Account was originally established in 1992, as a segregated asset account of Lincoln Benefit. The
Separate Account meets the definition of a "separate account" under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Separate Account or Lincoln Benefit.

We own the assets of the Separate Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Contract
Value of the Contracts offered by this prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct.
Income, gains, and losses, whether or not realized, from assets allocated to the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses. Our obligations arising under the Contracts are general corporate obligations of Lincoln Benefit.

The Separate Account is divided into Sub-Accounts. The assets of each
Sub-Account are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of the Separate Account, its Sub-Accounts or the Portfolios. Values allocated to the Separate Account and the amount of
Variable Annuity payments will rise and fall with the values of shares of the
Portfolios and are also reduced by Contract charges. We may also use the
Separate Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Separate Account.

We have included additional information about the Separate Account in the
Statement of Additional Information. You may obtain a copy of the Statement of
Additional Information by writing to us or calling us at 1-800-457-7617. We have reproduced the Table of Contents of the Statement of Additional
Information on page 43.

STATE REGULATION OF LINCOLN BENEFIT. We are subject to the laws of Nebraska and regulated by the Nebraska Department of Insurance. Every year we file an annual statement with the Department of Insurance covering our operations for the previous year and

                                      40

our financial condition as of the end of the year. We are inspected periodically by the Department of Insurance to verify our contract liabilities and reserves. Our books and records are subject to review by the Department of
Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.

FINANCIAL STATEMENTS. The financial statements of Lincoln Benefit and the financial statements of the Separate Account, which are comprised of the financial statements of the underlying Sub-Accounts, are set forth in the
Statement of Additional Information.

ADMINISTRATION. We have primary responsibility for all administration of the
Contracts and the Variable Account. We entered into an administrative services agreement with Allstate Life Insurance Company ("ALIC"). ALIC has entered into an administrative services agreement with The Prudential Insurance Company of
America ("PICA"), pursuant to which PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with se/2/,
LLC, of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby se/2/, LLC provides certain business process outsourcing services with respect to the Contracts.
se/2/, LLC may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31,
2014, consisted of the following: NTT DATA Process Services, LLC
(administrative services) located at PO Box 4201, Boston, MA 02211;
RR Donnelley Global Investment Markets (compliance printing and mailing)
located at 111 South Wacker Drive, Chicago, IL 60606; Jayhawk File Express, LLC
(file storage and document destruction) located at 601 E. 5th Street, Topeka,
KS 66601-2596; Co-Sentry.net, LLC (back-up printing and disaster recovery)
located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; Convey Compliance
Systems, Inc. (withholding calculations and tax statement mailing) located at
3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Spangler Graphics, LLC
(compliance mailings) located at 29305 44th Street, Kansas City, KS 66106;
Veritas Document Solutions, LLC (compliance mailings) located at 913 Commerce
Ct, Buffalo Grove, IL 60089; Records Center of Topeka, a division of
Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW
Gage Blvd. #6, Topeka, KS 66618; Venio LLC, d/b/a Keane (lost shareholder search) located at PO Box 1508, Southeastern, PA 19399-1508; DST Systems, Inc.
(FAN mail, positions, prices) located at 333 West 11 Street, 5th Floor, Kansas
City, MO 64105.

In administering the Contracts, the following services are provided, among others:

    .  maintenance of Contract Owner records;

    .  Contract Owner services;

    .  calculation of unit values;

    .  maintenance of the Variable Account; and

    .  preparation of Contract Owner reports.

We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

We provide information about cyber security risks associated with this Contract in the Statement of Additional Information.

In connection with Resolution Life's acquisition of Lincoln Benefit, Resolution
Life, Inc. and Allstate Life entered into a Transition Services Agreement (the
"TSA"), pursuant to which Allstate Life will continue to provide certain administrative services for the Recaptured Business for a period of twelve to twenty-four months after the closing. Following termination of the TSA, we plan to outsource the administration of the Recaptured Business to third-party administrators. In particular, the administration of our deferred annuity business was outsourced to se/2/, LLC, an unaffiliated third-party service provider, effective February 23, 2015. The remaining administration will be outsourced to Alliance-One Services, Inc., an unaffiliated third-party service provider, later this year.

DISTRIBUTION OF CONTRACTS

Please note that these Contracts are no longer available for new sales. The information provided in this section is for informational purposes only.

The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all
Contract sales will not exceed 6% of all Purchase Payments (on a present value basis). From time to time, we may offer additional sales incentives of up to 1%
of Purchase Payments to broker-dealers who maintain certain sales volume levels.

Allstate Distributors, LLC ("ADLLC"), located at 3100 Sanders Road, Northbrook,
IL 60062-7154 serves as distributor of the Contracts. ADLLC is a wholly owned subsidiary of Allstate Life Insurance Company. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority.

                                      41

Lincoln Benefit does not pay ADLLC a commission for distribution of the
Contracts. The underwriting agreement with ADLLC provides that we will reimburse ADLLC for expenses incurred in distributing the Contracts, including liability arising out of services we provide on the Contracts.

Lincoln Benefit and ADLLC have also entered into wholesaling agreements with certain independent contractors and their broker-dealers. Under these agreements, compensation based on a percentage of premium payments and/or
Contract values is paid to the wholesaling broker-dealer for the wholesaling activities of their registered representative.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Separate Account. Lincoln
Benefit is engaged in routine lawsuits which, in our management's judgment, are not of material importance to their respective total assets or material with respect to the Separate Account.

LEGAL MATTERS

Certain matters of Nebraska law pertaining to the Contract, including the validity of the Contract and Lincoln Benefit's right to issue the Contract under Nebraska law, have been passed upon by Lamson Dugan & Murray LLP, Omaha,
Nebraska.

REGISTRATION STATEMENT

We have filed a registration statement with the SEC, under the Securities Act of 1933 as amended, with respect to the Contracts covered by this prospectus.
This prospectus does not contain all the information set forth in the registration statement and the exhibits filed as part of the registration statement. You should refer to the registration statement and the exhibits for further information concerning the Separate Account, Lincoln Benefit, and the
Contracts. The descriptions in this prospectus of the Contracts and other legal instruments are summaries. You should refer to those instruments as filed for the precise terms of those instruments. You may inspect and obtain copies of the registration statement as described on the cover page of this prospectus.

ABOUT LINCOLN BENEFIT LIFE COMPANY

Rule 12h-7 under the Securities Exchange Act of 1934, as amended (the "Exchange
Act") exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. The variable annuities described in this prospectus fall within the exemption provided under rule 12h-7. We rely on the exemption provided under rule 12h-7 and do not file reports under the Exchange Act.

                                      42

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

         THE CONTRACT

            Annuity Payments

            Initial Monthly Annuity Payment

            Subsequent Monthly Payments

            Transfers After Annuity Date

            Annuity Unit Value

         Illustrative Example of Annuity Unit Value Calculation

         Illustrative Example of Variable Annuity Payments

         EXPERTS

         FINANCIAL STATEMENTS

                                      43

                     APPENDIX A - ACCUMULATION UNIT VALUES

 Appendix A presents the Accumulation Unit Values and number of Accumulation
 Units outstanding for each Sub-Account since the Sub-Accounts were first offered under the Contracts. This Appendix includes Accumulation Unit Values representing the highest and lowest available combinations of Contract charges that affect Accumulation Unit Values for each Contract. The Statement of
 Additional Information, which is available upon request without charge, contains the Accumulation Unit Values for all other available combinations of
 Contract charges that affect Accumulation Unit Values for each Contract.
 Please contact us at 1-800-457-7617 to obtain a copy of the Statement of
 Additional Information.

 The LBL Consultant Variable Annuity I Contracts and all of the Variable
 Sub-Accounts shown below were first offered under the Contracts on September
 9, 1998, except for the Janus Aspen Series Foreign Stock - Service Shares
 Sub-Account, LSA Balanced, Oppenheimer Main Street Small- & Mid-Cap Fund/VA -
 Service Shares Sub-Account, PIMCO Foreign Bond (U.S. Dollar-Hedged) -
 Administrative Shares Sub-Account, PIMCO Total Return - Administrative Shares
 Sub-Account, Premier VIT OpCap Balanced Sub-Account, Premier VIT NACM Small
 Cap Portfolio Class 1 Sub-Account, Putnam VT International Value Fund - Class
 IB Sub-Account, Invesco Van Kampen V.I. Growth and Income Fund - Series II
 Sub-Account which were first offered under the Contracts on May 1, 2002; the
 Invesco Van Kampen V.I. Value Opportunities Fund - Series I Sub-Account, Legg
 Mason ClearBridge Variable Large Cap Value Portfolio - Class I Sub-Account,
 Invesco Van Kampen V.I. American Value Fund - Series I Sub-Account which were first offered under the Contracts on April 30, 2004; the Wells Fargo Advantage
 VT Discovery Sub-Account, Wells Fargo Advantage VT Opportunity Sub-Account
 which were first offered under the Contracts on April 8, 2005; and the DWS
 VSII: Global Income Builder VIP - Class A Sub-Account which was first offered under the Contracts on April 29, 2005 and Janus Aspen Overseas Portfolio -
 Service Share Sub-Account which was first offered under the Contracts on April
 30, 2008. Accumulation unit value: unit of measure used to calculate the value or a Contract Owner's interest in a Sub-Account for any Valuation Period. An
 Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Contract
 Maintenance Charge.

 The names of the following Sub-Accounts changed since December 31, 2014. The names shown in the tables of Accumulation Units correspond to the name of the
 Sub-Account as of December 31, 2014:

 Sub-Account Name as of December 31,
  2014 (as appears in the following
 tables of Accumulation Unit Values)    Sub-Account Name on/about May 1, 2015
-------------------------------------------------------------------------------
Deutsche International VIP - Class A    Deutsche CROCI(R) International VIP -
                                        Class A
-------------------------------------------------------------------------------

                                      A-1

                 LBL CONSULTANT I VARIABLE ANNUITY - PROSPECTUS

      ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING
                         FOR EACH VARIABLE SUB-ACCOUNT*

                                  Basic Policy

                           Mortality & Expense = 1.15

                                                  For the Year    Accumulation     Accumulation       Number of
                                                     Ending       Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                      December 31  Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------------------------------------
Alger Capital Appreciation Portfolio - Class I-2
                                                      2005           $12.881          $14.559          380,525
                                                      2006           $14.559          $17.148          318,953
                                                      2007           $17.148          $22.613          307,354
                                                      2008           $22.613          $12.252          182,353
                                                      2009           $12.252          $18.283          147,379
                                                      2010           $18.283          $20.589          125,277
                                                      2011           $20.589          $20.272          102,062
                                                      2012           $20.272          $23.684           78,761
                                                      2013           $23.684          $31.621           65,750
                                                      2014           $31.621          $35.523           58,244
---------------------------------------------------------------------------------------------------------------------
Alger Growth & Income Portfolio - Class I-2
                                                      2005           $12.398          $12.665          553,769
                                                      2006           $12.665          $13.673          412,877
                                                      2007           $13.673          $14.870          289,123
                                                      2008           $14.870           $8.889          189,627
                                                      2009            $8.889          $11.603          144,735
                                                      2010           $11.603          $12.865          102,497
                                                      2011           $12.865          $13.533           80,128
                                                      2012           $13.533          $15.013           64,595
                                                      2013           $15.013          $19.263           55,508
                                                      2014           $19.263          $21.405           51,188
---------------------------------------------------------------------------------------------------------------------
Alger Large Cap Growth Portfolio - Class I-2
                                                      2005           $10.625          $11.756          607,853
                                                      2006           $11.756          $12.208          452,187
                                                      2007           $12.208          $14.460          340,976
                                                      2008           $14.460           $7.689          252,531
                                                      2009            $7.689          $11.206          202,899
                                                      2010           $11.206          $12.549          159,401
                                                      2011           $12.549          $12.350          114,291
                                                      2012           $12.350          $13.399           90,699
                                                      2013           $13.399          $17.875           81,073
                                                      2014           $17.875          $19.592           72,833
---------------------------------------------------------------------------------------------------------------------
Alger Mid Cap Growth Portfolio - Class I-2
                                                      2005           $17.040          $18.482          583,687
                                                      2006           $18.482          $20.104          495,198
                                                      2007           $20.104          $26.119          395,122
                                                      2008           $26.119          $10.741          307,529
                                                      2009           $10.741          $16.093          251,589
                                                      2010           $16.093          $18.974          201,160
                                                      2011           $18.974          $17.188          154,396
                                                      2012           $17.188          $19.725          126,168
                                                      2013           $19.725          $26.462           97,572
                                                      2014           $26.462          $28.226           82,799

                                      A-2

                                                          For the Year    Accumulation     Accumulation       Number of
                                                             Ending       Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                              December 31  Beginning of Period End of Period    End of Period
-----------------------------------------------------------------------------------------------------------------------------
Alger SmallCap Growth Portfolio - Class I-2
                                                              2005            $9.454          $10.913          404,918
                                                              2006           $10.913          $12.935          399,147
                                                              2007           $12.935          $14.976          268,659
                                                              2008           $14.976           $7.898          187,715
                                                              2009            $7.898          $11.349          171,410
                                                              2010           $11.349          $14.043          140,374
                                                              2011           $14.043          $13.427          117,145
                                                              2012           $13.427          $14.918           92,887
                                                              2013           $14.918          $19.780           75,544
                                                              2014           $19.780          $19.619           61,624
-----------------------------------------------------------------------------------------------------------------------------
ClearBridge Variable Large Cap Value Portfolio - Class I
                                                              2005           $10.954          $11.525           49,518
                                                              2006           $11.525          $13.461           49,417
                                                              2007           $13.461          $13.811           35,322
                                                              2008           $13.811           $8.781           26,875
                                                              2009            $8.781          $10.796           20,239
                                                              2010           $10.796          $11.671           17,945
                                                              2011           $11.671          $12.098           17,154
                                                              2012           $12.098          $13.919           16,971
                                                              2013           $13.919          $18.195           17,545
                                                              2014           $18.195          $20.073           15,298
-----------------------------------------------------------------------------------------------------------------------------
Deutsche VSI: Bond VIP - Class A
formerly, DWS VSI: Bond VIP - Class A
                                                              2005           $13.046          $13.219          458,975
                                                              2006           $13.219          $13.671          362,090
                                                              2007           $13.671          $14.064          339,879
                                                              2008           $14.064          $11.560          255,646
                                                              2009           $11.560          $12.566          186,602
                                                              2010           $12.566          $13.253          155,647
                                                              2011           $13.253          $13.833          108,411
                                                              2012           $13.833          $14.722           82,736
                                                              2013           $14.722          $14.099           69,186
                                                              2014           $14.099          $14.847           50,085
-----------------------------------------------------------------------------------------------------------------------------
Deutsche VSI: Core Equity VIP - Class A
formerly, DWS VSI: Core Equity VIP - Class A
                                                              2005            $9.651          $10.109          139,183
                                                              2006           $10.109          $11.345          102,347
                                                              2007           $11.345          $11.355           73,259
                                                              2008           $11.355           $6.918           49,772
                                                              2009            $6.918           $9.164           38,191
                                                              2010            $9.164          $10.354           21,260
                                                              2011           $10.354          $10.211           20,105
                                                              2012           $10.211          $11.678           17,593
                                                              2013           $11.678          $15.838           17,088
                                                              2014           $15.838          $17.491           15,990
-----------------------------------------------------------------------------------------------------------------------------
Deutsche VSI: Global Small Cap VIP - Class A
formerly, DWS VSI: Global Small Cap Growth - Class A
                                                              2005           $17.440          $20.357          193,166
                                                              2006           $20.357          $24.544          166,415
                                                              2007           $24.544          $26.499          131,794
                                                              2008           $26.499          $13.094           97,138
                                                              2009           $13.094          $19.164           83,558
                                                              2010           $19.164          $23.968           72,183
                                                              2011           $23.968          $21.328           61,099
                                                              2012           $21.328          $24.300           42,306
                                                              2013           $24.300          $32.623           35,943
                                                              2014           $32.623          $30.887           29,476

                                      A-3

                                                         For the Year    Accumulation     Accumulation       Number of
                                                            Ending       Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                             December 31  Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------------------------------
Deutsche VSI: International VIP - Class A
formerly, DWS VSI: International VIP - Class A
                                                             2005            $9.790          $11.232          127,476
                                                             2006           $11.232          $13.967          127,598
                                                             2007           $13.967          $15.805          113,896
                                                             2008           $15.805           $8.083          101,279
                                                             2009            $8.083          $10.658           69,353
                                                             2010           $10.658          $10.697           54,718
                                                             2011           $10.697           $8.803           41,799
                                                             2012            $8.803          $10.488           31,677
                                                             2013           $10.488          $12.453           41,029
                                                             2014           $12.453          $10.851           33,147
----------------------------------------------------------------------------------------------------------------------------
Deutsche VSII: Global Income Builder VIP - Class A
formerly, DWS VSII: Global Income Builder VIP - Class A
                                                             2005           $10.000          $10.602          449,167
                                                             2006           $10.602          $11.543          346,262
                                                             2007           $11.543          $11.950          249,164
                                                             2008           $11.950           $8.576          165,654
                                                             2009            $8.576          $10.454          114,278
                                                             2010           $10.454          $11.483           87,837
                                                             2011           $11.483          $11.179           63,813
                                                             2012           $11.179          $12.473           52,594
                                                             2013           $12.473          $14.366           46,688
                                                             2014           $14.366          $14.731           41,478
----------------------------------------------------------------------------------------------------------------------------
Federated Fund for U.S. Government Securities II
                                                             2005           $13.005          $13.104          879,855
                                                             2006           $13.104          $13.478          722,780
                                                             2007           $13.478          $14.146          603,659
                                                             2008           $14.146          $14.568          494,396
                                                             2009           $14.568          $15.136          374,113
                                                             2010           $15.136          $15.721          305,850
                                                             2011           $15.721          $16.423          238,391
                                                             2012           $16.423          $16.701          220,033
                                                             2013           $16.701          $16.155          179,191
                                                             2014           $16.155          $16.692          132,457
----------------------------------------------------------------------------------------------------------------------------
Federated High Income Bond Fund II
                                                             2005           $11.797          $11.960          606,875
                                                             2006           $11.960          $13.088          539,007
                                                             2007           $13.088          $13.368          432,506
                                                             2008           $13.368           $9.770          344,383
                                                             2009            $9.770          $14.748          260,044
                                                             2010           $14.748          $16.710          201,597
                                                             2011           $16.710          $17.356          164,486
                                                             2012           $17.356          $19.659          148,235
                                                             2013           $19.659          $20.771          133,814
                                                             2014           $20.771          $21.065          112,577
----------------------------------------------------------------------------------------------------------------------------
Federated Managed Volatility Fund II
formerly,
                                                             2005            $8.325           $8.738          271,194
                                                             2006            $8.738           $9.980          220,546
                                                             2007            $9.980          $10.253          154,739
                                                             2008           $10.253           $8.062          102,548
                                                             2009            $8.062          $10.213          101,513
                                                             2010           $10.213          $11.305           68,578
                                                             2011           $11.305          $11.698           50,687
                                                             2012           $11.698          $13.118           46,621
                                                             2013           $13.118          $15.772           46,726
                                                             2014           $15.772          $16.185           40,121

                                      A-4

                                                      For the Year    Accumulation     Accumulation       Number of
                                                         Ending       Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                          December 31  Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Asset Manager Portfolio - Initial Class
                                                          2005           $11.652          $11.973           433,897
                                                          2006           $11.973          $12.690           338,607
                                                          2007           $12.690          $14.474           252,896
                                                          2008           $14.474          $10.189           202,629
                                                          2009           $10.189          $12.992           144,646
                                                          2010           $12.992          $14.661           116,581
                                                          2011           $14.661          $14.108            93,211
                                                          2012           $14.108          $15.672            74,411
                                                          2013           $15.672          $17.908            63,012
                                                          2014           $17.908          $18.717            54,882
-------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund(R) Portfolio - Initial Class
                                                          2005           $14.555          $16.809         1,469,954
                                                          2006           $16.809          $18.546         1,308,454
                                                          2007           $18.546          $21.536         1,005,803
                                                          2008           $21.536          $12.226           742,971
                                                          2009           $12.226          $16.386           631,023
                                                          2010           $16.386          $18.969           511,344
                                                          2011           $18.969          $18.261           383,384
                                                          2012           $18.261          $20.994           335,707
                                                          2013           $20.994          $27.220           271,301
                                                          2014           $27.220          $30.092           238,198
-------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Equity-Income Portfolio - Initial Class
                                                          2005           $13.291          $13.896         1,176,532
                                                          2006           $13.896          $16.496           941,565
                                                          2007           $16.496          $16.539           684,837
                                                          2008           $16.539           $9.366           412,487
                                                          2009            $9.366          $12.044           308,304
                                                          2010           $12.044          $13.697           252,183
                                                          2011           $13.697          $13.658           198,587
                                                          2012           $13.658          $15.823           163,437
                                                          2013           $15.823          $20.025           133,321
                                                          2014           $20.025          $21.500           117,357
-------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio - Initial Class
                                                          2005           $10.429          $10.897           953,608
                                                          2006           $10.897          $11.500           769,995
                                                          2007           $11.500          $14.418           618,823
                                                          2008           $14.418           $7.523           492,708
                                                          2009            $7.523           $9.531           405,357
                                                          2010            $9.531          $11.688           320,051
                                                          2011           $11.688          $11.566           270,601
                                                          2012           $11.566          $13.100           225,513
                                                          2013           $13.100          $17.638           186,919
                                                          2014           $17.638          $19.387           165,248
-------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio - Initial Class
                                                          2005           $11.183          $11.578         1,583,665
                                                          2006           $11.578          $13.233         1,319,112
                                                          2007           $13.233          $13.778         1,041,479
                                                          2008           $13.778           $8.572           756,199
                                                          2009            $8.572          $10.718           592,792
                                                          2010           $10.718          $12.176           493,294
                                                          2011           $12.176          $12.270           410,778
                                                          2012           $12.270          $14.046           343,300
                                                          2013           $14.046          $18.344           307,792
                                                          2014           $18.344          $20.574           249,167

                                      A-5

                                                     For the Year    Accumulation     Accumulation       Number of
                                                        Ending       Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                         December 31  Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio - Initial Class
                                                         2005           $11.401          $11.601         1,335,848
                                                         2006           $11.601          $12.017         1,166,577
                                                         2007           $12.017          $12.487         1,221,039
                                                         2008           $12.487          $12.705         1,305,720
                                                         2009           $12.705          $12.637           985,343
                                                         2010           $12.637          $12.511           775,634
                                                         2011           $12.511          $12.369           634,224
                                                         2012           $12.369          $12.232           505,511
                                                         2013           $12.232          $12.083           410,477
                                                         2014           $12.083          $11.934           320,879
------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Overseas Portfolio - Initial Class
                                                         2005           $11.504          $13.526           394,476
                                                         2006           $13.526          $15.773           366,639
                                                         2007           $15.773          $18.273           327,028
                                                         2008           $18.273          $10.141           276,821
                                                         2009           $10.141          $12.672           211,336
                                                         2010           $12.672          $14.155           161,268
                                                         2011           $14.155          $11.580           132,738
                                                         2012           $11.580          $13.808           109,420
                                                         2013           $13.808          $17.787            90,942
                                                         2014           $17.787          $16.147            81,429
------------------------------------------------------------------------------------------------------------------------
Invesco V.I. American Value Fund - Series I
                                                         2005           $11.333          $12.570           353,741
                                                         2006           $12.570          $14.984           276,970
                                                         2007           $14.984          $15.958           210,481
                                                         2008           $15.958           $9.252           158,166
                                                         2009            $9.252          $12.720           131,570
                                                         2010           $12.720          $15.356           113,395
                                                         2011           $15.356          $15.306            92,596
                                                         2012           $15.306          $17.731            76,421
                                                         2013           $17.731          $23.511            52,878
                                                         2014           $23.511          $25.483            40,485
------------------------------------------------------------------------------------------------------------------------
Invesco V.I. Growth and Income Fund - Series II
                                                         2005           $11.600          $12.570           434,444
                                                         2006           $12.570          $14.397           396,566
                                                         2007           $14.397          $14.576           306,627
                                                         2008           $14.576           $9.758           199,062
                                                         2009            $9.758          $11.960           183,308
                                                         2010           $11.960          $13.252           150,424
                                                         2011           $13.252          $12.792           100,474
                                                         2012           $12.792          $14.445            78,301
                                                         2013           $14.445          $19.082            62,871
                                                         2014           $19.082          $20.723            41,000
------------------------------------------------------------------------------------------------------------------------
Invesco V.I. Mid Cap Growth Fund - Series II
                                                         2005           $11.156          $12.242            49,948
                                                         2006           $12.242          $12.686            45,228
                                                         2007           $12.686          $14.732            39,490
                                                         2008           $14.732           $7.735            29,220
                                                         2009            $7.735          $11.945            38,907
                                                         2010           $11.945          $15.014            25,399
                                                         2011           $15.014          $13.440            18,967
                                                         2012           $13.440          $14.816            15,527
                                                         2013           $14.816          $19.988            11,807
                                                         2014           $19.988          $21.258            12,458

                                      A-6

                                                              For the Year    Accumulation     Accumulation       Number of
                                                                 Ending       Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                                  December 31  Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------------------------------------------------
Invesco V.I. Value Opportunities Fund - Series I
                                                                  2005           $10.821          $11.301          253,928
                                                                  2006           $11.301          $12.634          235,944
                                                                  2007           $12.634          $12.669          199,610
                                                                  2008           $12.669           $6.034          176,998
                                                                  2009            $6.034           $8.820          148,589
                                                                  2010            $8.820           $9.351          119,425
                                                                  2011            $9.351           $8.953           77,525
                                                                  2012            $8.953          $10.407           62,452
                                                                  2013           $10.407          $13.747           56,742
                                                                  2014           $13.747          $14.475           43,123
---------------------------------------------------------------------------------------------------------------------------------
Janus Aspen Enterprise Portfolio - Institutional Shares
                                                                  2005           $12.453          $13.812          539,509
                                                                  2006           $13.812          $15.497          434,028
                                                                  2007           $15.497          $18.677          344,083
                                                                  2008           $18.677          $10.380          288,564
                                                                  2009           $10.380          $14.846          221,943
                                                                  2010           $14.846          $18.452          186,653
                                                                  2011           $18.452          $17.965          157,425
                                                                  2012           $17.965          $20.809          139,793
                                                                  2013           $20.809          $27.204          119,634
                                                                  2014           $27.204          $30.230          106,398
---------------------------------------------------------------------------------------------------------------------------------
Janus Aspen Global Research Portfolio - Institutional Shares
                                                                  2005           $10.318          $10.788          997,853
                                                                  2006           $10.788          $12.594          775,658
                                                                  2007           $12.594          $13.634          562,020
                                                                  2008           $13.634           $7.451          410,898
                                                                  2009            $7.451          $10.132          336,082
                                                                  2010           $10.132          $11.591          263,086
                                                                  2011           $11.591           $9.874          207,953
                                                                  2012            $9.874          $11.709          180,063
                                                                  2013           $11.709          $14.851          152,881
                                                                  2014           $14.851          $15.758          126,783
---------------------------------------------------------------------------------------------------------------------------------
Janus Aspen Janus Portfolio - Institutional Shares
                                                                  2005           $10.306          $10.614          860,239
                                                                  2006           $10.614          $11.676          645,480
                                                                  2007           $11.676          $13.270          469,901
                                                                  2008           $13.270           $7.900          371,128
                                                                  2009            $7.900          $10.637          290,538
                                                                  2010           $10.637          $12.031          230,669
                                                                  2011           $12.031          $11.252          195,033
                                                                  2012           $11.252          $13.177          155,917
                                                                  2013           $13.177          $16.961          128,313
                                                                  2014           $16.961          $18.927          117,019
---------------------------------------------------------------------------------------------------------------------------------
Janus Aspen Overseas Portfolio - Service Shares
                                                                  2008           $10.000           $7.495           62,852
                                                                  2009            $7.495          $13.254           86,323
                                                                  2010           $13.254          $16.365           71,833
                                                                  2011           $16.365          $10.935           59,162
                                                                  2012           $10.935          $12.222           39,058
                                                                  2013           $12.222          $13.794           31,628
                                                                  2014           $13.794          $11.975           26,783

                                      A-7

                                                                   For the Year    Accumulation     Accumulation
                                                                      Ending       Unit Value at    Unit Value at
Sub-Accounts                                                       December 31  Beginning of Period End of Period
------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Balanced Portfolio - Institutional
 Shares
                                                                       2005           $14.825          $15.805
                                                                       2006           $15.805          $17.282
                                                                       2007           $17.282          $18.865
                                                                       2008           $18.865          $15.679
                                                                       2009           $15.679          $19.493
                                                                       2010           $19.493          $20.865
                                                                       2011           $20.865          $20.945
                                                                       2012           $20.945          $23.501
                                                                       2013           $23.501          $27.887
                                                                       2014           $27.887          $29.883
------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Flexible Bond Portfolio - Institutional Shares
                                                                       2005           $13.519          $13.619
                                                                       2006           $13.619          $14.017
                                                                       2007           $14.017          $14.816
                                                                       2008           $14.816          $15.514
                                                                       2009           $15.514          $17.346
                                                                       2010           $17.346          $18.496
                                                                       2011           $18.496          $19.499
                                                                       2012           $19.499          $20.862
                                                                       2013           $20.862          $20.575
                                                                       2014           $20.575          $21.322
------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Foreign Stock Portfolio - Service
 Shares
                                                                       2005           $11.939          $12.526
                                                                       2006           $12.526          $14.605
                                                                       2007           $14.605          $17.055
                                                                       2008           $17.055          $16.058
------------------------------------------------------------------------------------------------------------------
MFS(R) Growth Series - Initial Class
                                                                       2005           $10.035          $10.821
                                                                       2006           $10.821          $11.531
                                                                       2007           $11.531          $13.798
                                                                       2008           $13.798           $8.528
                                                                       2009            $8.528          $11.594
                                                                       2010           $11.594          $13.207
                                                                       2011           $13.207          $13.001
                                                                       2012           $13.001          $15.071
                                                                       2013           $15.071          $20.369
                                                                       2014           $20.369          $21.915
------------------------------------------------------------------------------------------------------------------
MFS(R) Investors Trust Series - Initial Class
                                                                       2005            $9.998          $10.596
                                                                       2006           $10.596          $11.824
                                                                       2007           $11.824          $12.880
                                                                       2008           $12.880           $8.512
                                                                       2009            $8.512          $10.668
                                                                       2010           $10.668          $11.704
                                                                       2011           $11.704          $11.307
                                                                       2012           $11.307          $13.308
                                                                       2013           $13.308          $17.356
                                                                       2014           $17.356          $19.026
                                                                        Number of
                                                                   Units Outstanding at
Sub-Accounts                                                          End of Period
---------------------------------------------------------------------------------------
Janus Aspen Series Balanced Portfolio - Institutional
 Shares
                                                                        1,195,782
                                                                          970,410
                                                                          747,492
                                                                          535,796
                                                                          427,444
                                                                          348,978
                                                                          284,742
                                                                          258,732
                                                                          196,994
                                                                          169,459
---------------------------------------------------------------------------------------
Janus Aspen Series Flexible Bond Portfolio - Institutional Shares
                                                                          492,874
                                                                          393,774
                                                                          327,277
                                                                          272,856
                                                                          231,270
                                                                          202,832
                                                                          171,010
                                                                          146,755
                                                                          105,740
                                                                           81,060
---------------------------------------------------------------------------------------
Janus Aspen Series Foreign Stock Portfolio - Service
 Shares
                                                                          114,760
                                                                           84,464
                                                                           73,894
                                                                                0
---------------------------------------------------------------------------------------
MFS(R) Growth Series - Initial Class
                                                                          202,017
                                                                          165,550
                                                                          126,996
                                                                          102,015
                                                                           78,308
                                                                           66,211
                                                                           60,057
                                                                           50,368
                                                                           39,799
                                                                           31,469
---------------------------------------------------------------------------------------
MFS(R) Investors Trust Series - Initial Class
                                                                          207,370
                                                                          171,767
                                                                          126,138
                                                                          100,457
                                                                           84,052
                                                                           56,558
                                                                           36,636
                                                                           32,003
                                                                           24,351
                                                                           17,070

                                      A-8

                                                     For the Year    Accumulation     Accumulation       Number of
                                                        Ending       Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                         December 31  Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------------------------
MFS(R) New Discovery Series - Initial Class
                                                         2005           $16.556          $17.209          188,078
                                                         2006           $17.209          $19.241          161,666
                                                         2007           $19.241          $19.479          139,957
                                                         2008           $19.479          $11.671          119,273
                                                         2009           $11.671          $18.809           94,439
                                                         2010           $18.809          $25.325           80,183
                                                         2011           $25.325          $22.443           58,617
                                                         2012           $22.443          $26.868           53,041
                                                         2013           $26.868          $37.551           49,336
                                                         2014           $37.551          $34.393           39,916
------------------------------------------------------------------------------------------------------------------------
MFS(R) Research Series - Initial Class
                                                         2005           $10.412          $11.085          142,585
                                                         2006           $11.085          $12.095          119,287
                                                         2007           $12.095          $13.521           86,910
                                                         2008           $13.521           $8.534           55,904
                                                         2009            $8.534          $11.002           49,781
                                                         2010           $11.002          $12.593           38,970
                                                         2011           $12.593          $12.381           34,033
                                                         2012           $12.381          $14.339           29,467
                                                         2013           $14.339          $18.732           21,713
                                                         2014           $18.732          $20.387           15,365
------------------------------------------------------------------------------------------------------------------------
MFS(R) Total Return Series - Initial Class
                                                         2005           $14.490          $14.714          970,559
                                                         2006           $14.714          $16.260          802,883
                                                         2007           $16.260          $16.734          661,560
                                                         2008           $16.734          $12.868          464,793
                                                         2009           $12.868          $15.000          347,219
                                                         2010           $15.000          $16.285          279,717
                                                         2011           $16.285          $16.368          217,821
                                                         2012           $16.368          $17.983          185,517
                                                         2013           $17.983          $21.143          153,519
                                                         2014           $21.143          $22.654          114,901
------------------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA - Service
 Shares
                                                         2005           $13.157          $14.256          305,883
                                                         2006           $14.256          $16.144          279,529
                                                         2007           $16.144          $15.720          219,803
                                                         2008           $15.720           $9.625          151,992
                                                         2009            $9.625          $13.011          120,823
                                                         2010           $13.011          $15.812           98,906
                                                         2011           $15.812          $15.244           74,721
                                                         2012           $15.244          $17.714           78,073
                                                         2013           $17.714          $24.600           71,129
                                                         2014           $24.600          $27.126           52,019
------------------------------------------------------------------------------------------------------------------------
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) -
 Administrative Shares
                                                         2005           $11.122          $11.550          338,440
                                                         2006           $11.550          $11.657          247,334
                                                         2007           $11.657          $11.929          175,543
                                                         2008           $11.929          $11.501          185,837
                                                         2009           $11.501          $13.133          139,898
                                                         2010           $13.133          $14.072          137,307
                                                         2011           $14.072          $14.838          121,733
                                                         2012           $14.838          $16.243          102,765
                                                         2013           $16.243          $16.122          103,151
                                                         2014           $16.122          $17.698           84,730

                                      A-9

                                                      For the Year    Accumulation     Accumulation       Number of
                                                         Ending       Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                          December 31  Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------------------
PIMCO Total Return Portfolio - Administrative Shares
                                                          2005           $11.343          $11.476         1,156,641
                                                          2006           $11.476          $11.771           944,261
                                                          2007           $11.771          $12.643           737,286
                                                          2008           $12.643          $13.088           699,373
                                                          2009           $13.088          $14.744           709,743
                                                          2010           $14.744          $15.743           639,674
                                                          2011           $15.743          $16.109           508,815
                                                          2012           $16.109          $17.434           464,493
                                                          2013           $17.434          $16.880           289,601
                                                          2014           $16.880          $17.383           226,411
-------------------------------------------------------------------------------------------------------------------------
Premier VIT NACM Small Cap Portfolio - Class 1
                                                          2005           $11.809          $11.669           207,018
                                                          2006           $11.669          $14.300           198,198
                                                          2007           $14.300          $14.203           142,608
                                                          2008           $14.203           $8.186           108,005
                                                          2009            $8.186           $9.344            85,491
                                                          2010            $9.344          $10.843                 0
-------------------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Balanced Portfolio
                                                          2005           $10.812          $10.971           113,375
                                                          2006           $10.971          $12.005            99,054
                                                          2007           $12.005          $11.330            58,167
                                                          2008           $11.330           $7.700            43,630
                                                          2009            $7.700           $7.432                 0
-------------------------------------------------------------------------------------------------------------------------
Putnam VT International Value Fund - Class IB
                                                          2005           $13.335          $15.027           123,886
                                                          2006           $15.027          $18.881           158,576
                                                          2007           $18.881          $19.952           125,260
                                                          2008           $19.952          $10.636            74,027
                                                          2009           $10.636          $13.254            56,664
                                                          2010           $13.254          $14.022            39,029
                                                          2011           $14.022          $11.940            26,096
                                                          2012           $11.940          $14.350            21,954
                                                          2013           $14.350          $17.320            21,131
                                                          2014           $17.320          $15.482            16,908
-------------------------------------------------------------------------------------------------------------------------
Ridgeworth Large Cap Growth Stock Fund
                                                          2005            $9.123           $8.929            57,402
                                                          2006            $8.929           $9.773            67,263
                                                          2007            $9.773          $11.125            88,003
                                                          2008           $11.125           $6.517            81,011
                                                          2009            $6.517           $6.634                 0
-------------------------------------------------------------------------------------------------------------------------
Ridgeworth Large Cap Value Equity Fund
                                                          2005           $10.439          $10.696            91,183
                                                          2006           $10.696          $12.937           142,829
                                                          2007           $12.937          $13.229            83,673
                                                          2008           $13.229           $8.781            59,269
                                                          2009            $8.781           $8.309                 0
-------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income Portfolio - I
                                                          2005           $14.913          $15.306           874,317
                                                          2006           $15.306          $17.984           762,467
                                                          2007           $17.984          $18.339           575,733
                                                          2008           $18.339          $11.571           402,473
                                                          2009           $11.571          $14.353           288,947
                                                          2010           $14.353          $16.304           227,597
                                                          2011           $16.304          $15.987           165,957
                                                          2012           $15.987          $18.495           147,085
                                                          2013           $18.495          $23.694           114,417
                                                          2014           $23.694          $25.126            91,032

                                     A-10

                                                     For the Year    Accumulation     Accumulation       Number of
                                                        Ending       Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                         December 31  Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock Portfolio - I
                                                         2005           $10.338          $11.847          255,863
                                                         2006           $11.847          $13.934          244,192
                                                         2007           $13.934          $15.553          191,891
                                                         2008           $15.553           $7.879          149,103
                                                         2009            $7.879          $11.858          116,835
                                                         2010           $11.858          $13.403           95,977
                                                         2011           $13.403          $11.538           69,775
                                                         2012           $11.538          $13.495           78,643
                                                         2013           $13.495          $15.201           65,383
                                                         2014           $15.201          $14.826           30,868
------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Mid-Cap Growth Portfolio - I
                                                         2005           $18.121          $20.534          504,417
                                                         2006           $20.534          $21.626          404,390
                                                         2007           $21.626          $25.097          295,779
                                                         2008           $25.097          $14.931          222,831
                                                         2009           $14.931          $21.476          160,985
                                                         2010           $21.476          $27.173          125,304
                                                         2011           $27.173          $26.495           92,948
                                                         2012           $26.495          $29.801           73,521
                                                         2013           $29.801          $40.231           65,296
                                                         2014           $40.231          $44.942           56,067
------------------------------------------------------------------------------------------------------------------------
T. Rowe Price New America Growth Portfolio - I
                                                         2005            $9.955          $10.271          157,832
                                                         2006           $10.271          $10.888          129,696
                                                         2007           $10.888          $12.233          117,852
                                                         2008           $12.233           $7.461           92,406
                                                         2009            $7.461          $11.035           64,870
                                                         2010           $11.035          $13.040           49,935
                                                         2011           $13.040          $12.740           45,311
                                                         2012           $12.740          $14.232           48,686
                                                         2013           $14.232          $19.398           28,832
                                                         2014           $19.398          $20.945           25,891
------------------------------------------------------------------------------------------------------------------------
Wells Fargo Advantage VT Discovery Fund
                                                         2005           $10.000          $11.481          293,780
                                                         2006           $11.481          $12.999          225,795
                                                         2007           $12.999          $15.702          161,353
                                                         2008           $15.702           $8.628          115,632
                                                         2009            $8.628          $11.956           82,156
                                                         2010           $11.956          $16.004           68,993
                                                         2011           $16.004          $15.872           55,858
                                                         2012           $15.872          $18.455           53,856
                                                         2013           $18.455          $26.209           42,675
                                                         2014           $26.209          $25.975           35,208
------------------------------------------------------------------------------------------------------------------------
Wells Fargo Advantage VT Opportunity Fund - Class 2
                                                         2005           $10.000          $11.040          510,068
                                                         2006           $11.040          $12.235          431,405
                                                         2007           $12.235          $12.884          339,846
                                                         2008           $12.884           $7.622          257,232
                                                         2009            $7.622          $11.120          196,311
                                                         2010           $11.120          $13.591          157,062
                                                         2011           $13.591          $12.682          117,739
                                                         2012           $12.682          $14.468          100,940
                                                         2013           $14.468          $18.672           73,852
                                                         2014           $18.672          $20.362           64,044

 *  The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.15% and an administrative expense charge of 0.10%.

                                     A-11

                 LBL CONSULTANT I VARIABLE ANNUITY - PROSPECTUS

      ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING
                         FOR EACH VARIABLE SUB-ACCOUNT*

          Basic Policy plus Death Benefit and Income Benefit Rider II

                           Mortality & Expense = 1.7

                                                  For the Year    Accumulation     Accumulation       Number of
                                                     Ending       Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                      December 31  Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------------------------------------
Alger Capital Appreciation Portfolio - Class I-2
                                                      2005            $5.788           $6.506           721,253
                                                      2006            $6.506           $7.621           732,706
                                                      2007            $7.621           $9.995           759,050
                                                      2008            $9.995           $5.385           521,910
                                                      2009            $5.385           $7.992           457,894
                                                      2010            $7.992           $8.951           466,843
                                                      2011            $8.951           $8.765           505,465
                                                      2012            $8.765          $10.184           243,023
                                                      2013           $10.184          $13.522           262,580
                                                      2014           $13.522          $15.108           223,337
---------------------------------------------------------------------------------------------------------------------
Alger Growth & Income Portfolio - Class I-2
                                                      2005            $7.137           $7.252           381,157
                                                      2006            $7.252           $7.786           339,270
                                                      2007            $7.786           $8.421           308,605
                                                      2008            $8.421           $5.006           254,925
                                                      2009            $5.006           $6.499           249,853
                                                      2010            $6.499           $7.166           199,795
                                                      2011            $7.166           $7.496           169,075
                                                      2012            $7.496           $8.271           171,101
                                                      2013            $8.271          $10.554           135,343
                                                      2014           $10.554          $11.663           100,392
---------------------------------------------------------------------------------------------------------------------
Alger Large Cap Growth Portfolio - Class I-2
                                                      2005            $6.398           $7.041           492,261
                                                      2006            $7.041           $7.271           413,156
                                                      2007            $7.271           $8.565           371,317
                                                      2008            $8.565           $4.529           324,912
                                                      2009            $4.529           $6.565           298,212
                                                      2010            $6.565           $7.311           266,498
                                                      2011            $7.311           $7.156           160,824
                                                      2012            $7.156           $7.721           136,867
                                                      2013            $7.721          $10.244           111,785
                                                      2014           $10.244          $11.167           132,723
---------------------------------------------------------------------------------------------------------------------
Alger Mid Cap Growth Portfolio - Class I-2
                                                      2005            $9.663          $10.424         1,007,060
                                                      2006           $10.424          $11.277           894,467
                                                      2007           $11.277          $14.569           822,716
                                                      2008           $14.569           $5.959           721,972
                                                      2009            $5.959           $8.878           656,392
                                                      2010            $8.878          $10.410           560,969
                                                      2011           $10.410           $9.379           432,244
                                                      2012            $9.379          $10.704           356,543
                                                      2013           $10.704          $14.281           307,935
                                                      2014           $14.281          $15.150           241,703

                                     A-12

                                                          For the Year    Accumulation     Accumulation       Number of
                                                             Ending       Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                              December 31  Beginning of Period End of Period    End of Period
-----------------------------------------------------------------------------------------------------------------------------
Alger SmallCap Growth Portfolio - Class I-2
                                                              2005            $5.793           $6.651          408,709
                                                              2006            $6.651           $7.840          400,994
                                                              2007            $7.840           $9.027          386,201
                                                              2008            $9.027           $4.734          324,933
                                                              2009            $4.734           $6.765          302,059
                                                              2010            $6.765           $8.326          273,464
                                                              2011            $8.326           $7.917          210,162
                                                              2012            $7.917           $8.747          163,618
                                                              2013            $8.747          $11.535          126,657
                                                              2014           $11.535          $11.379          107,060
-----------------------------------------------------------------------------------------------------------------------------
ClearBridge Variable Large Cap Value Portfolio - Class I
                                                              2005           $10.913          $11.419           45,145
                                                              2006           $11.419          $13.264           47,405
                                                              2007           $13.264          $13.534           46,980
                                                              2008           $13.534           $8.557           42,904
                                                              2009            $8.557          $10.464           43,855
                                                              2010           $10.464          $11.250           44,795
                                                              2011           $11.250          $11.597           35,396
                                                              2012           $11.597          $13.269          103,883
                                                              2013           $13.269          $17.251           42,635
                                                              2014           $17.251          $18.927           26,998
-----------------------------------------------------------------------------------------------------------------------------
Deutsche VSI: Bond VIP - Class A
formerly, DWS VSI: Bond VIP - Class A
                                                              2005           $12.447          $12.544          235,908
                                                              2006           $12.544          $12.902          203,670
                                                              2007           $12.902          $13.200          192,164
                                                              2008           $13.200          $10.790          162,984
                                                              2009           $10.790          $11.665          139,150
                                                              2010           $11.665          $12.234          131,495
                                                              2011           $12.234          $12.700           95,813
                                                              2012           $12.700          $13.442           74,674
                                                              2013           $13.442          $12.803           68,152
                                                              2014           $12.803          $13.408           61,385
-----------------------------------------------------------------------------------------------------------------------------
Deutsche VSI: Core Equity VIP - Class A
formerly, DWS VSI: Core Equity VIP - Class A
                                                              2005            $8.492           $8.847           85,054
                                                              2006            $8.847           $9.874           79,081
                                                              2007            $9.874           $9.829           76,673
                                                              2008            $9.829           $5.955           67,583
                                                              2009            $5.955           $7.846           85,215
                                                              2010            $7.846           $8.815           73,664
                                                              2011            $8.815           $8.646           63,481
                                                              2012            $8.646           $9.834           48,726
                                                              2013            $9.834          $13.264           44,715
                                                              2014           $13.264          $14.568           42,080
-----------------------------------------------------------------------------------------------------------------------------
Deutsche VSI: Global Small Cap VIP - Class A
formerly, DWS VSI: Global Small Cap Growth - Class A
                                                              2005            $9.425          $10.942          309,298
                                                              2006           $10.942          $13.120          368,488
                                                              2007           $13.120          $14.087          319,396
                                                              2008           $14.087           $6.922          292,135
                                                              2009            $6.922          $10.076          295,598
                                                              2010           $10.076          $12.533          247,927
                                                              2011           $12.533          $11.091          194,798
                                                              2012           $11.091          $12.567          162,040
                                                              2013           $12.567          $16.779          115,189
                                                              2014           $16.779          $15.799          127,708

                                     A-13

                                                         For the Year    Accumulation     Accumulation       Number of
                                                            Ending       Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                             December 31  Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------------------------------
Deutsche VSI: International VIP - Class A
formerly, DWS VSI: International VIP - Class A
                                                             2005            $6.808           $7.768          190,759
                                                             2006            $7.768           $9.606          229,934
                                                             2007            $9.606          $10.810          202,975
                                                             2008           $10.810           $5.498          253,788
                                                             2009            $5.498           $7.210          164,420
                                                             2010            $7.210           $7.197          126,785
                                                             2011            $7.197           $5.890          106,508
                                                             2012            $5.890           $6.979           98,904
                                                             2013            $6.979           $8.241           70,952
                                                             2014            $8.241           $7.142           48,579
----------------------------------------------------------------------------------------------------------------------------
Deutsche VSII: Global Income Builder VIP - Class A
formerly, DWS VSII: Global Income Builder VIP - Class A
                                                             2005           $10.000          $10.562          140,966
                                                             2006           $10.562          $11.437          117,438
                                                             2007           $11.437          $11.776          108,626
                                                             2008           $11.776           $8.404           99,008
                                                             2009            $8.404          $10.189           96,552
                                                             2010           $10.189          $11.130           85,675
                                                             2011           $11.130          $10.777           62,067
                                                             2012           $10.777          $11.958           55,722
                                                             2013           $11.958          $13.697           45,570
                                                             2014           $13.697          $13.968           45,285
----------------------------------------------------------------------------------------------------------------------------
Federated Fund for U.S. Government Securities II
                                                             2005           $12.218          $12.243          530,059
                                                             2006           $12.243          $12.523          381,051
                                                             2007           $12.523          $13.072          721,964
                                                             2008           $13.072          $13.388          610,475
                                                             2009           $13.388          $13.834          473,221
                                                             2010           $13.834          $14.289          324,041
                                                             2011           $14.289          $14.846          269,692
                                                             2012           $14.846          $15.014          209,711
                                                             2013           $15.014          $14.444          173,446
                                                             2014           $14.444          $14.842          170,920
----------------------------------------------------------------------------------------------------------------------------
Federated High Income Bond Fund II
                                                             2005           $11.870          $11.968          439,857
                                                             2006           $11.968          $13.026          430,206
                                                             2007           $13.026          $13.231          379,607
                                                             2008           $13.231           $9.617          307,223
                                                             2009            $9.617          $14.437          275,990
                                                             2010           $14.437          $16.268          242,351
                                                             2011           $16.268          $16.804          195,932
                                                             2012           $16.804          $18.930          179,749
                                                             2013           $18.930          $19.891          128,657
                                                             2014           $19.891          $20.062          108,552
----------------------------------------------------------------------------------------------------------------------------
Federated Managed Volatility Fund II
formerly,
                                                             2005            $7.401           $7.726           76,010
                                                             2006            $7.726           $8.776          100,300
                                                             2007            $8.776           $8.966           65,968
                                                             2008            $8.966           $7.012           98,652
                                                             2009            $7.012           $8.834           87,864
                                                             2010            $8.834           $9.725           54,559
                                                             2011            $9.725          $10.008           30,900
                                                             2012           $10.008          $11.161          104,369
                                                             2013           $11.161          $13.345           27,541
                                                             2014           $13.345          $13.619           15,762

                                     A-14

                                                      For the Year    Accumulation     Accumulation       Number of
                                                         Ending       Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                          December 31  Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Asset Manager Portfolio - Initial Class
                                                          2005            $9.716           $9.929           176,415
                                                          2006            $9.929          $10.466           129,882
                                                          2007           $10.466          $11.872           125,667
                                                          2008           $11.872           $8.311           130,724
                                                          2009            $8.311          $10.540           122,598
                                                          2010           $10.540          $11.828           129,616
                                                          2011           $11.828          $11.320            72,461
                                                          2012           $11.320          $12.506            62,231
                                                          2013           $12.506          $14.212            34,548
                                                          2014           $14.212          $14.772            28,682
-------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund(R) Portfolio - Initial Class
                                                          2005           $10.296          $11.826         1,260,810
                                                          2006           $11.826          $12.977         1,273,768
                                                          2007           $12.977          $14.986         1,188,207
                                                          2008           $14.986           $8.461         1,080,956
                                                          2009            $8.461          $11.277         1,046,007
                                                          2010           $11.277          $12.983           998,155
                                                          2011           $12.983          $12.430           709,229
                                                          2012           $12.430          $14.212           690,676
                                                          2013           $14.212          $18.326           549,301
                                                          2014           $18.326          $20.149           482,522
-------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Equity-Income Portfolio - Initial Class
                                                          2005           $11.786          $12.255           395,964
                                                          2006           $12.255          $14.468           396,481
                                                          2007           $14.468          $14.426           349,218
                                                          2008           $14.426           $8.125           273,985
                                                          2009            $8.125          $10.390           270,828
                                                          2010           $10.390          $11.751           237,804
                                                          2011           $11.751          $11.654           185,670
                                                          2012           $11.654          $13.427           142,532
                                                          2013           $13.427          $16.899           116,569
                                                          2014           $16.899          $18.045            96,979
-------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio - Initial Class
                                                          2005            $6.173           $6.415           831,880
                                                          2006            $6.415           $6.732           682,021
                                                          2007            $6.732           $8.394           682,803
                                                          2008            $8.394           $4.356           663,776
                                                          2009            $4.356           $5.488           676,234
                                                          2010            $5.488           $6.693           597,279
                                                          2011            $6.693           $6.587           435,815
                                                          2012            $6.587           $7.420           377,416
                                                          2013            $7.420           $9.936           310,756
                                                          2014            $9.936          $10.861           284,700
-------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio - Initial Class
                                                          2005            $8.166           $8.407         1,362,101
                                                          2006            $8.407           $9.557         1,346,569
                                                          2007            $9.557           $9.896         1,295,792
                                                          2008            $9.896           $6.123         1,150,557
                                                          2009            $6.123           $7.614         1,043,678
                                                          2010            $7.614           $8.602           911,514
                                                          2011            $8.602           $8.621           744,841
                                                          2012            $8.621           $9.814           646,616
                                                          2013            $9.814          $12.747           569,038
                                                          2014           $12.747          $14.219           505,643

                                     A-15

                                                     For the Year    Accumulation     Accumulation       Number of
                                                        Ending       Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                         December 31  Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio - Initial Class
                                                         2005           $10.311          $10.435           694,730
                                                         2006           $10.435          $10.750           725,670
                                                         2007           $10.750          $11.108           714,035
                                                         2008           $11.108          $11.240         1,173,850
                                                         2009           $11.240          $11.119           894,758
                                                         2010           $11.119          $10.947           697,719
                                                         2011           $10.947          $10.764           551,078
                                                         2012           $10.764          $10.586           452,033
                                                         2013           $10.586          $10.400           331,128
                                                         2014           $10.400          $10.216           325,818
------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Overseas Portfolio - Initial Class
                                                         2005            $8.045           $9.406           426,944
                                                         2006            $9.406          $10.909           513,031
                                                         2007           $10.909          $12.569           470,601
                                                         2008           $12.569           $6.937           476,598
                                                         2009            $6.937           $8.620           469,624
                                                         2010            $8.620           $9.577           413,895
                                                         2011            $9.577           $7.792           323,321
                                                         2012            $7.792           $9.240           281,150
                                                         2013            $9.240          $11.837           229,142
                                                         2014           $11.837          $10.687           249,029
------------------------------------------------------------------------------------------------------------------------
Invesco V.I. American Value Fund - Series I
                                                         2005           $11.290          $12.455           280,918
                                                         2006           $12.455          $14.765           311,438
                                                         2007           $14.765          $15.638           269,763
                                                         2008           $15.638           $9.017           244,967
                                                         2009            $9.017          $12.329           201,588
                                                         2010           $12.329          $14.802           159,248
                                                         2011           $14.802          $14.672           123,833
                                                         2012           $14.672          $16.904            96,739
                                                         2013           $16.904          $22.292            87,271
                                                         2014           $22.292          $24.029            76,406
------------------------------------------------------------------------------------------------------------------------
Invesco V.I. Growth and Income Fund - Series II
                                                         2005           $11.431          $12.319           277,577
                                                         2006           $12.319          $14.033           291,195
                                                         2007           $14.033          $14.129           213,247
                                                         2008           $14.129           $9.407           187,559
                                                         2009            $9.407          $11.466           182,380
                                                         2010           $11.466          $12.635           151,891
                                                         2011           $12.635          $12.129           114,411
                                                         2012           $12.129          $13.621            84,341
                                                         2013           $13.621          $17.896            65,957
                                                         2014           $17.896          $19.329            56,013
------------------------------------------------------------------------------------------------------------------------
Invesco V.I. Mid Cap Growth Fund - Series II
                                                         2005           $11.114          $12.130            52,894
                                                         2006           $12.130          $12.500            60,010
                                                         2007           $12.500          $14.437            59,849
                                                         2008           $14.437           $7.538            46,687
                                                         2009            $7.538          $11.577            51,595
                                                         2010           $11.577          $14.472            53,523
                                                         2011           $14.472          $12.884            45,673
                                                         2012           $12.884          $14.125            28,551
                                                         2013           $14.125          $18.951            27,068
                                                         2014           $18.951          $20.045            22,224

                                     A-16

                                                         For the Year    Accumulation     Accumulation       Number of
                                                            Ending       Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                             December 31  Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------------------------------
Invesco V.I. Value Opportunities Fund - Series I
                                                             2005           $10.781          $11.197          251,607
                                                             2006           $11.197          $12.450          294,765
                                                             2007           $12.450          $12.415          241,174
                                                             2008           $12.415           $5.881          236,766
                                                             2009            $5.881           $8.549          231,753
                                                             2010            $8.549           $9.014          197,346
                                                             2011            $9.014           $8.583          140,959
                                                             2012            $8.583           $9.922          122,553
                                                             2013            $9.922          $13.034           99,437
                                                             2014           $13.034          $13.649           71,338
----------------------------------------------------------------------------------------------------------------------------
Janus Aspen Enterprise Portfolio - Institutional Shares
                                                             2005            $4.405           $4.860          505,828
                                                             2006            $4.860           $5.423          510,006
                                                             2007            $5.423           $6.499          505,513
                                                             2008            $6.499           $3.592          433,329
                                                             2009            $3.592           $5.110          419,789
                                                             2010            $5.110           $6.316          360,339
                                                             2011            $6.316           $6.116          287,583
                                                             2012            $6.116           $7.045          245,055
                                                             2013            $7.045           $9.159          211,368
                                                             2014            $9.159          $10.123          174,695
----------------------------------------------------------------------------------------------------------------------------
Janus Aspen Global Research Portfolio - Institutional
 Shares
                                                             2005            $5.719           $5.947          364,847
                                                             2006            $5.947           $6.905          335,256
                                                             2007            $6.905           $7.434          327,739
                                                             2008            $7.434           $4.040          279,358
                                                             2009            $4.040           $5.464          445,607
                                                             2010            $5.464           $6.216          264,635
                                                             2011            $6.216           $5.266          213,672
                                                             2012            $5.266           $6.211          195,301
                                                             2013            $6.211           $7.834          175,354
                                                             2014            $7.834           $8.267          159,472
----------------------------------------------------------------------------------------------------------------------------
Janus Aspen Janus Portfolio - Institutional Shares
                                                             2005            $5.898           $6.042          257,364
                                                             2006            $6.042           $6.610          266,266
                                                             2007            $6.610           $7.471          225,942
                                                             2008            $7.471           $4.423          195,932
                                                             2009            $4.423           $5.923          193,524
                                                             2010            $5.923           $6.662          183,375
                                                             2011            $6.662           $6.197          129,587
                                                             2012            $6.197           $7.217          107,789
                                                             2013            $7.217           $9.239           89,643
                                                             2014            $9.239          $10.253           84,701
----------------------------------------------------------------------------------------------------------------------------
Janus Aspen Overseas Portfolio - Service Shares
                                                             2008           $10.000           $7.225           81,678
                                                             2009            $7.225          $12.707          127,139
                                                             2010           $12.707          $15.603          120,730
                                                             2011           $15.603          $10.369          236,411
                                                             2012           $10.369          $11.526           64,984
                                                             2013           $11.526          $12.937           54,455
                                                             2014           $12.937          $11.168           47,779

                                     A-17

                                                       For the Year    Accumulation     Accumulation       Number of
                                                          Ending       Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                           December 31  Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Balanced Portfolio - Institutional
 Shares
                                                           2005            $9.878          $10.473          691,502
                                                           2006           $10.473          $11.389          664,165
                                                           2007           $11.389          $12.364          559,884
                                                           2008           $12.364          $10.220          522,134
                                                           2009           $10.220          $12.636          495,193
                                                           2010           $12.636          $13.451          424,233
                                                           2011           $13.451          $13.428          402,662
                                                           2012           $13.428          $14.984          302,661
                                                           2013           $14.984          $17.683          251,992
                                                           2014           $17.683          $18.846          202,417
--------------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Flexible Bond Portfolio -
 Institutional Shares
                                                           2005           $12.743          $12.767          291,063
                                                           2006           $12.767          $13.069          350,195
                                                           2007           $13.069          $13.738          380,041
                                                           2008           $13.738          $14.306          355,482
                                                           2009           $14.306          $15.908          323,948
                                                           2010           $15.908          $16.870          295,938
                                                           2011           $16.870          $17.687          252,052
                                                           2012           $17.687          $18.819          193,648
                                                           2013           $18.819          $18.458          167,369
                                                           2014           $18.458          $19.024          147,083
--------------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Foreign Stock Portfolio - Service
 Shares
                                                           2005           $11.765          $12.276           79,929
                                                           2006           $12.276          $14.235           72,800
                                                           2007           $14.235          $16.532           78,321
                                                           2008           $16.532          $15.537                0
--------------------------------------------------------------------------------------------------------------------------
MFS(R) Growth Series - Initial Class
                                                           2005            $4.917           $5.273          269,766
                                                           2006            $5.273           $5.588          247,942
                                                           2007            $5.588           $6.650          220,878
                                                           2008            $6.650           $4.087          314,346
                                                           2009            $4.087           $5.527          175,017
                                                           2010            $5.527           $6.261          155,208
                                                           2011            $6.261           $6.130          113,799
                                                           2012            $6.130           $7.067           98,625
                                                           2013            $7.067           $9.499           67,784
                                                           2014            $9.499          $10.164           57,852
--------------------------------------------------------------------------------------------------------------------------
MFS(R) Investors Trust Series - Initial Class
                                                           2005            $8.276           $8.724          135,382
                                                           2006            $8.724           $9.682          134,594
                                                           2007            $9.682          $10.488          127,128
                                                           2008           $10.488           $6.893          180,349
                                                           2009            $6.893           $8.591          197,186
                                                           2010            $8.591           $9.375           86,881
                                                           2011            $9.375           $9.007           59,938
                                                           2012            $9.007          $10.543           53,533
                                                           2013           $10.543          $13.674           32,594
                                                           2014           $13.674          $14.908           34,154

                                     A-18

                                                     For the Year    Accumulation     Accumulation       Number of
                                                        Ending       Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                         December 31  Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------------------------
MFS(R) New Discovery Series - Initial Class
                                                         2005            $7.715           $7.975          560,525
                                                         2006            $7.975           $8.868          514,110
                                                         2007            $8.868           $8.928          480,804
                                                         2008            $8.928           $5.320          407,025
                                                         2009            $5.320           $8.527          412,667
                                                         2010            $8.527          $11.418          350,753
                                                         2011           $11.418          $10.063          280,613
                                                         2012           $10.063          $11.981          214,325
                                                         2013           $11.981          $16.653          215,511
                                                         2014           $16.653          $15.169          156,877
------------------------------------------------------------------------------------------------------------------------
MFS(R) Research Series - Initial Class
                                                         2005            $7.085           $7.502           52,102
                                                         2006            $7.502           $8.141           49,634
                                                         2007            $8.141           $9.050           50,049
                                                         2008            $9.050           $5.681           46,891
                                                         2009            $5.681           $7.284           43,067
                                                         2010            $7.284           $8.291           38,811
                                                         2011            $8.291           $8.107           26,137
                                                         2012            $8.107           $9.337          155,546
                                                         2013            $9.337          $12.132           42,010
                                                         2014           $12.132          $13.131           19,004
------------------------------------------------------------------------------------------------------------------------
MFS(R) Total Return Series - Initial Class
                                                         2005           $12.832          $12.959          622,265
                                                         2006           $12.959          $14.243          569,919
                                                         2007           $14.243          $14.577          589,170
                                                         2008           $14.577          $11.148          454,138
                                                         2009           $11.148          $12.923          417,681
                                                         2010           $12.923          $13.953          393,032
                                                         2011           $13.953          $13.947          283,231
                                                         2012           $13.947          $15.240          249,819
                                                         2013           $15.240          $17.819          220,864
                                                         2014           $17.819          $18.989          195,280
------------------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA - Service
 Shares
                                                         2005           $12.965          $13.972          312,606
                                                         2006           $13.972          $15.735          325,308
                                                         2007           $15.735          $15.238          316,074
                                                         2008           $15.238           $9.278          291,787
                                                         2009            $9.278          $12.473          266,203
                                                         2010           $12.473          $15.075          255,321
                                                         2011           $15.075          $14.454          208,709
                                                         2012           $14.454          $16.704          184,340
                                                         2013           $16.704          $23.071          188,258
                                                         2014           $23.071          $25.301          140,674
------------------------------------------------------------------------------------------------------------------------
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) -
 Administrative Shares
                                                         2005           $10.960          $11.319          106,489
                                                         2006           $11.319          $11.362           99,214
                                                         2007           $11.362          $11.563          106,231
                                                         2008           $11.563          $11.086          122,885
                                                         2009           $11.086          $12.591          135,635
                                                         2010           $12.591          $13.417          119,213
                                                         2011           $13.417          $14.070           85,468
                                                         2012           $14.070          $15.317           51,144
                                                         2013           $15.317          $15.120           37,907
                                                         2014           $15.120          $16.507           32,734

                                     A-19

                                                      For the Year    Accumulation     Accumulation       Number of
                                                         Ending       Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                          December 31  Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------------------
PIMCO Total Return Portfolio - Administrative Shares
                                                          2005           $11.178          $11.247          614,406
                                                          2006           $11.247          $11.473          512,461
                                                          2007           $11.473          $12.255          483,376
                                                          2008           $12.255          $12.616          572,089
                                                          2009           $12.616          $14.135          536,002
                                                          2010           $14.135          $15.010          502,876
                                                          2011           $15.010          $15.275          328,409
                                                          2012           $15.275          $16.441          247,570
                                                          2013           $16.441          $15.831          198,615
                                                          2014           $15.831          $16.214          162,790
-------------------------------------------------------------------------------------------------------------------------
Premier VIT NACM Small Cap Portfolio - Class 1
                                                          2005           $11.637          $11.436          236,295
                                                          2006           $11.436          $13.938          205,170
                                                          2007           $13.938          $13.767          172,785
                                                          2008           $13.767           $7.892          167,008
                                                          2009            $7.892           $8.958          160,896
                                                          2010            $8.958          $10.376                0
-------------------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Balanced Portfolio
                                                          2005           $10.772          $10.870          106,673
                                                          2006           $10.870          $11.829           97,834
                                                          2007           $11.829          $11.102           94,157
                                                          2008           $11.102           $7.504           80,619
                                                          2009            $7.504           $7.230                0
-------------------------------------------------------------------------------------------------------------------------
Putnam VT International Value Fund - Class IB
                                                          2005           $13.141          $14.727           61,333
                                                          2006           $14.727          $18.403          109,461
                                                          2007           $18.403          $19.339          175,336
                                                          2008           $19.339          $10.253           80,251
                                                          2009           $10.253          $12.707           72,272
                                                          2010           $12.707          $13.369           62,701
                                                          2011           $13.369          $11.322           51,749
                                                          2012           $11.322          $13.532           44,267
                                                          2013           $13.532          $16.243           35,363
                                                          2014           $16.243          $14.440           28,523
-------------------------------------------------------------------------------------------------------------------------
Ridgeworth Large Cap Growth Stock Fund
                                                          2005            $8.380           $8.157           58,249
                                                          2006            $8.157           $8.879           51,761
                                                          2007            $8.879          $10.052           47,830
                                                          2008           $10.052           $5.856           43,139
                                                          2009            $5.856           $5.951                0
-------------------------------------------------------------------------------------------------------------------------
Ridgeworth Large Cap Value Equity Fund
                                                          2005           $12.683          $12.925           68,271
                                                          2006           $12.925          $15.546           93,618
                                                          2007           $15.546          $15.810           49,278
                                                          2008           $15.810          $10.437           30,278
                                                          2009           $10.437           $9.859                0
-------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income Portfolio - I
                                                          2005           $13.627          $13.909          796,314
                                                          2006           $13.909          $16.254          661,730
                                                          2007           $16.254          $16.483          601,481
                                                          2008           $16.483          $10.343          537,201
                                                          2009           $10.343          $12.759          523,378
                                                          2010           $12.759          $14.414          428,716
                                                          2011           $14.414          $14.056          307,413
                                                          2012           $14.056          $16.172          260,866
                                                          2013           $16.172          $20.605          241,316
                                                          2014           $20.605          $21.730          218,509

                                     A-20

                                                     For the Year    Accumulation     Accumulation       Number of
                                                        Ending       Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                         December 31  Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock Portfolio - I
                                                         2005            $7.505           $8.554          203,771
                                                         2006            $8.554          $10.006          257,698
                                                         2007           $10.006          $11.107          256,965
                                                         2008           $11.107           $5.596          188,929
                                                         2009            $5.596           $8.375          202,112
                                                         2010            $8.375           $9.415          262,241
                                                         2011            $9.415           $8.060          158,565
                                                         2012            $8.060           $9.376          121,404
                                                         2013            $9.376          $10.503          128,895
                                                         2014           $10.503          $10.187          103,817
------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Mid-Cap Growth Portfolio - I
                                                         2005           $11.957          $13.476          621,478
                                                         2006           $13.476          $14.114          575,076
                                                         2007           $14.114          $16.289          538,625
                                                         2008           $16.289           $9.638          472,274
                                                         2009            $9.638          $13.787          438,741
                                                         2010           $13.787          $17.348          371,524
                                                         2011           $17.348          $16.823          257,098
                                                         2012           $16.823          $18.818          214,315
                                                         2013           $18.818          $25.264          179,849
                                                         2014           $25.264          $28.068          155,681
------------------------------------------------------------------------------------------------------------------------
T. Rowe Price New America Growth Portfolio - I
                                                         2005            $7.933           $8.140          126,892
                                                         2006            $8.140           $8.581          132,467
                                                         2007            $8.581           $9.589          126,622
                                                         2008            $9.589           $5.816          125,436
                                                         2009            $5.816           $8.555          120,111
                                                         2010            $8.555          $10.054          108,637
                                                         2011           $10.054           $9.769           81,021
                                                         2012            $9.769          $10.853           68,813
                                                         2013           $10.853          $14.711           43,587
                                                         2014           $14.711          $15.797           41,020
------------------------------------------------------------------------------------------------------------------------
Wells Fargo Advantage VT Discovery Fund
                                                         2005           $10.000          $11.435          177,119
                                                         2006           $11.435          $12.876          174,427
                                                         2007           $12.876          $15.468          167,923
                                                         2008           $15.468           $8.453          150,363
                                                         2009            $8.453          $11.648          130,113
                                                         2010           $11.648          $15.507          125,559
                                                         2011           $15.507          $15.296           90,356
                                                         2012           $15.296          $17.686          106,448
                                                         2013           $17.686          $24.980          120,720
                                                         2014           $24.980          $24.621           48,514
------------------------------------------------------------------------------------------------------------------------
Wells Fargo Advantage VT Opportunity Fund - Class 2
                                                         2005           $10.000          $10.996          449,486
                                                         2006           $10.996          $12.120          420,788
                                                         2007           $12.120          $12.692          391,679
                                                         2008           $12.692           $7.467          344,261
                                                         2009            $7.467          $10.835          303,876
                                                         2010           $10.835          $13.169          278,789
                                                         2011           $13.169          $12.221          163,451
                                                         2012           $12.221          $13.865          116,811
                                                         2013           $13.865          $17.796          101,343
                                                         2014           $17.796          $19.300           80,714

 *  The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.70% and an administrative expense charge of 0.10%.

                                     A-21

APPENDIX B

ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:                      $40,000.00
Guarantee Period:                      5 Years
Guaranteed Interest Rate:              5% Annual Effective Rate
5-year Treasury Rate at Time of        6%
Purchase Payment:

The following examples illustrate how the Market Value Adjustment and the
Withdrawal Charge may affect the values of a Contract upon a withdrawal. The 5%
assumed Guaranteed Interest Rate is the rate required to be used in the
"Summary of Expenses." In these examples, the withdrawal occurs one year after the Issue Date. The Market Value Adjustment operates in a similar manner for transfers, except that there is no free amount for transfers. No Withdrawal
Charge applies to transfers.

Assuming that the entire $40,000.00 Purchase Payment is allocated to the
Guaranteed Maturity Fixed Account for the Guarantee Period specified above, at the end of the five-year Guarantee Period the Contract Value would be
$51,051.26. After one year, when the withdrawals occur in these examples, the
Contract Value would be $42,000.00. We have assumed that no prior partial withdrawals or transfers have occurred.

The Market Value Adjustment and the Withdrawal Charge only apply to the portion of a withdrawal that is greater than the Free Withdrawal Amount. Accordingly, the first step is to calculate the Free Withdrawal Amount.

The Free Withdrawal Amount is equal to:

   (a) the greater of:

    .  earnings not previously withdrawn; or

    .  15% of your total Purchase Payments in the most recent seven years; plus

   (b) an amount equal to your total Purchase Payments made more than seven years ago, to the extent not previously withdrawn.

Here, (a) equals $6,000.00, because 15% of the total Purchase Payments in the most recent seven years ($6,000.00 = 15% X $40,000.00) is greater than the earnings not previously withdrawn ($2,000.00). (b) equals $0, because all of the Purchase Payments were made less than seven years age. Accordingly, the
Free Withdrawal Amount is $6,000.00.

The formula that we use to determine the amount of the Market Value Adjustment is:

   .9 X (I - J) X N

where: I = the Treasury Rate for a maturity equal to the relevant Guarantee
Period for the week preceding the beginning of the Guarantee Period;

J = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding our receipt of your withdrawal request, death benefit request, transfer request, or annuity option request; and

N = the number of whole and partial years from the date we receive your request until the end of the relevant Guarantee Period.

We will base the Market Value Adjustment on the current Treasury Rate for a maturity corresponding in length to the relevant Guarantee Period. These examples also show the Withdrawal Charge (if any), which would be calculated separately from the Market Value Adjustment.

EXAMPLE OF A DOWNWARD MARKET VALUE ADJUSTMENT

A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment, such that the five-year Treasury
Rate is now 6.5%. Upon a withdrawal, the market value adjustment factor would be:

   .9 X (.06 - .065) X 4 = -.0180

The Market Value Adjustment is a reduction of $648.00 from the amount withdrawn:

   $ - 648.00 = -.0180 X ($42,000.00 - $6,000.00)

A Withdrawal Charge of 7% would be assessed against the Purchase Payments withdrawn that are less than seven years old and are not eligible for free withdrawal. Under the Contract, earnings are deemed to be withdrawn before
Purchase Payments. Accordingly, in this example, the amount of the Purchase
Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $4,000.00 ($6,000.00 - $2,000.00).

Therefore, the Withdrawal Charge would be:

   $2,520.00 = 7% X (40,000.00 - $4,000.00)

As a result, the net amount payable to you would be:

   $38,832.00 = $42,000.00-$648.00 - $2,520.00

                                      B-1

EXAMPLE OF AN UPWARD MARKET VALUE ADJUSTMENT

An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year after the Purchase Payment, such that the five-year

Treasury Rate is now 5.5%. Upon a withdrawal, the market value adjustment factor would be:

   .9 X (.06 - .055) X 4 = .0180

The Market Value Adjustment would increase the amount withdrawn by $648.00, as follows:

   $648.00 = .0180 X ($42,000.00 - $6,000.00)

As above, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or
$4,000.00 ($6,000.00 - $2,000.00). Therefore, the Withdrawal Charge would be:

   $2,520.00 = 7% X ($40,000.00 - $4,000.00)

As a result, the net amount payable to you would be:

   $40,128.00 = $42,000.00 + $648.00 - $2,520.00

EXAMPLE OF A PARTIAL WITHDRAWAL

If you request a partial withdrawal from a Guarantee Period, we can either
(1) withdraw the specified amount of Contract Value and pay you that amount as adjusted by any applicable Market Value Adjustment or (2) pay you the amount requested, and subtract an amount from your Contract Value that equals the requested amount after application of the Market Value Adjustment and
Withdrawal Charge. Unless you instruct us otherwise, when you request a partial withdrawal we will assume that you wish to receive the amount requested. We will make the necessary calculations and on your request provide you with a statement showing our calculations.

For example, if in the first example you wished to receive $20,000.00 as a partial withdrawal, the Market Value Adjustment and Withdrawal Charge would be calculated as follows:

Let:  AW   =   the total amount to be withdrawn from your Contract Value
      MVA  =   Market Value Adjustment
      WC   =   Withdrawal Charge
      AW'  =   amount subject to Market Value Adjustment and Withdrawal Charge
Then  AW   -   $20,000.00 = WC - MVA

Since neither the Market Value Adjustment nor the Withdrawal Charge apply to the free withdrawal amount, we can solve directly for the amount subject to the
Market Value Adjustment and the Withdrawal Charge (i.e., AW'), which equals AW
- $6,000.00. Then, AW = AW' + $6,000, and AW' + $6,000.00 - $20,000.00 = WC -
MVA.

MVA  =   - .018 X AW'
WC   =   .07 X AW'
WC   -   MVA = .088AW'
AW'  -   $14,000.00 = .088AW'
AW'  =   $14,000.00 / (1 - .088) = $15,350.88
MVA  =   -.018 X $15,350.88 = - $276.32
WC   =   .07 X $15,350.88 = $1,074.56

AW = Total amount withdrawn = $15,350.88 + $6,000.00 = $21,350.88

You receive $20,000.00; the total amount subtracted from your contract is
$21,350.88; the Market Value Adjustment is $276.32; and the Withdrawal Charge
is $1,074.56. Your remaining Contract Value is $20,649.12.

If, however, in the same example, you wished to withdraw $20,000.00 from your
Contract Value and receive the adjusted amount, the calculations would be as follows:

By definition, AW = total amount withdrawn from your Contract Value = $20,000.00

AW'  =   amount that MVA & WC are applied to
     =   amount withdrawn in excess of Free Amount = $20,000.00 - $6,000.00 = $14,000.00
MVA  =   -.018 X $14,000.00 = - $252.00
WC   =   .07 X $14,000.00 = $980.00

You would receive $20,000.00 - $252.00 - $980.00 = $18,768.00; the total amount subtracted from your Contract Value is $20,000.00. Your remaining Contract
Value would be $22,000.00.

                                      B-2

EXAMPLE OF FREE WITHDRAWAL AMOUNT

Assume that in the foregoing example, after four years $8,620.25 in interest had been credited and that the Contract Value in the Fixed Account equaled
$48,620.25. In this example, if no prior withdrawals have been made, you could withdraw up to $8,620.25 without incurring a Market Value Adjustment or a
Withdrawal Charge. The Free Withdrawal Amount would be $8,620.25, because the interest credited ($8,620.25) is greater than 15% of the Total Purchase
Payments in the most recent seven years ($40,000.00 X .15 = $6,000.00).

                                      B-3

LBL3055-7

                            [GRAPHIC APPEARS HERE]

                                    PART II
                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

                   Registration fees.................. $4,880
                   Cost of printing and engraving..... $1,900
                   Legal fees......................... $    0
                   Accounting fees.................... $    0
                   Mailing fees....................... $2,600

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Articles of Incorporation of Lincoln Benefit Life Company (Registrant)
provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company. This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.

Resolution Life, Inc. has obtained directors and officers liability insurance which insures against certain liabilities that the directors and officers of
Resolution Life and its subsidiaries may, in such capacities, incur.

Insofar as indemnification for liability arising under the Securities Act of
1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the even that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Not Applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

16(a)
Exh. No. Description

1 Form of Principal Underwriting Agreement. Incorporated herein by reference to
Post-Effective Amendment to Form N-4 for Lincoln Benefit Life Variable Annuity
Account (File No. 333-50545, 811-07924) filed January 28, 1999.

1(a) Amended and Restated Principal Underwriting Agreement by and between
Lincoln Benefit Life Company and Allstate Distributors, LLC, effective April 1,
2014. Incorporated herein by reference to Lincoln Benefit Life Company's Form
S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4,
2014. (SEC File No. 333-180375)

3(i) Amended and Restated Articles of Incorporation of Lincoln Benefit Life
Company dated September 26, 2000, as amended by the Articles of Amendment to the Articles of Incorporation of Lincoln Benefit Life Company dated January 21,
2015. Filed herewith.

3(ii) Amended and Restated By-Laws of Lincoln Benefit Life Company effective
March 10, 2006. Incorporated herein by reference to Exhibit 3.2 to Lincoln
Benefit Life Company's Quarterly Report on Form 10-Q for the quarter ended
March 31, 2006. (SEC File No. 333-111553)

4(a) Form of Variable Annuity Contract. Incorporated herein by reference to
Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity
Account (File No. 333-82427, 811-07924) filed July 8, 1999.

4(b) Form of Application. Incorporated herein by reference to Registration
Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File
No. 333-82427, 811-07924) filed July 8, 1999.

5(a) Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Post-Effective Amendment to Form S-3 on Form S-1 for Lincoln
Benefit Life Variable Annuity Account (File No. 333-88045) filed April 6, 2000.

5(b) Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Registrant's Form S-3 Registration Statement (File No. 333-158181)
dated March 24, 2009.

5(c) Opinion and Consent of Counsel regarding legality. (Incorporated by reference to Registrant's Form S-1 Registration Statement (File No. 333-180371)
dated March 27, 2012).

5(d) Opinion and Consent of Counsel regarding legality. Filed herewith.

8 None

9 None

10 Material Contracts

10.1 Administrative Services Agreement between Lincoln Benefit Life Company and
Allstate Life Insurance Company effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company's Quarterly Report on
Form 10-Q for the quarter ended June 30, 2006. (SEC File No. 333-111553)

10.2 Principal Underwriting Agreement by and among Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc., merged with and into Allstate
Distributors, LLC effective September 1, 2011) effective November 25, 1998.
(Variable Universal Life Account). Incorporated herein by reference to
Exhibit 10.6 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q
for quarter ended June 30, 2002. (SEC File No. 333-66452)

10.3 Amended and Restated Principal Underwriting Agreement between Lincoln
Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc. merged with and into Allstate Distributors, LLC effective September 1, 2011) effective June 1,
2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life
Company's Current Report on Form 8-K filed December 20, 2007. (SEC File
No. 333-111553)

10.4 Selling Agreement between Lincoln Benefit Life Company, Allstate
Distributors, LLC (ALFS, Inc., f/k/a Allstate Financial Services, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) and
Allstate Financial Services, LLC (f/k/a LSA Securities, Inc.) effective
August 2, 1999. Incorporated herein by reference to Exhibit 10.8 to Allstate
Life Insurance Company's Annual Report on Form 10-K for 2003. (SEC File
No. 000-31248)

10.5 Coinsurance Agreement between Allstate Life Insurance Company and Lincoln
Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.11 to Lincoln Benefit Life Company's Quarterly Report
on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-66452)

10.6 Modified Coinsurance Agreement between Allstate Life Insurance Company and
Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.12 to Lincoln Benefit Life Company's Quarterly
Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-111553)

10.7 Modified Coinsurance Agreement between Allstate Life Insurance Company and
Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.13 to Lincoln Benefit Life Company's Quarterly
Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-66452)

10.8 Administrative Services Agreement between Allstate Distributors, LLC,
(ALFS, Inc., merged with and into Allstate Distributors, LLC effective
September 1, 2011) Allstate Life Insurance Company, Lincoln Benefit Life
Company and Charter National Life Insurance Company effective January 1, 2000.
Incorporated herein by reference to Exhibit 10.22 to Lincoln Benefit Life
Company's Annual Report on Form 10-K for the year ended December 31, 2008. (SEC
File No. 333-111553)

10.9 Assignment & Delegation of Administrative Services Agreements,
Underwriting Agreements, and Selling Agreements entered into as of September 1,
2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life

Insurance Company of New York, Allstate Distributors, LLC, Charter National
Life Insurance Company, Intramerica Life Insurance Company, Allstate Financial
Services, LLC, and Lincoln Benefit Life Company. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company's Current Report
on Form 8-K filed September 1, 2011. (SEC File No. 000-31248)

10.10 Reinsurance Agreement between Lincoln Benefit Life Company and Lincoln
Benefit Reinsurance Company effective September 30, 2012, Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company's Current
Report on Form 8-K filed October 3, 2012. (SEC File No. 000-31248)

10.11 Recapture Agreement between Allstate Life Insurance Company ("ALIC") and
Lincoln Benefit Life Company ("LBL"), effective September 30, 2012.
Incorporated herein by reference to Lincoln Benefit Life Company's Form S-1
Post-Effective Amendment No. 1 to Registration Statement filed on April 3,
2013.(SEC File No. 333-180375)

10.12 Voluntary Separation Agreement and Release by and between Allstate
Insurance Company and Anurag Chandra, dated October 17, 2013. Incorporated herein by reference to Exhibit 10.22 of Lincoln Benefit Life Company's Form S-1
Post-Effective Amendment No. 2 to Registration Statement filed on April 4,
2014. (SEC File No. 333-180375)

10.13 Voluntary Separation Agreement and Release by and between Allstate
Insurance Company and Lawrence W. Dahl, dated August 1, 2013. Incorporated herein by reference to Exhibit 10.23 of Lincoln Benefit Life Company's Form S-1
Post-Effective Amendment No. 2 to Registration Statement filed on April 4,
2014. (SEC File No. 333-180375)

10.14 Administrative Services Agreement by and between Lincoln Benefit Life
Company and Allstate Life Insurance Company, effective April 1, 2014.
Incorporated herein by reference to Exhibit 10.24 of Lincoln Benefit Life
Company's Form S-1 Post-Effective Amendment No. 2 to Registration Statement
filed on April 4, 2014. (SEC File No. 333-180375)

10.15 Amended and Restated Reinsurance Agreement by and between Lincoln Benefit
Life Company and Allstate Life Insurance Company, effective April 1, 2014.
Incorporated herein by reference to Exhibit 10.25 of Lincoln Benefit Life
Company's Form S-1 Post-Effective Amendment No. 2 to Registration Statement
filed on April 4, 2014. (SEC File No. 333-180375)

10.16 Partial Commutation Agreement by and between Allstate Life Insurance
Company and Lincoln Benefit Life Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.26 of Lincoln Benefit Life Company's Form S-1
Post-Effective Amendment No. 2 to Registration Statement filed on April 4,
2014. (SEC File No. 333-180375)

11 None

12 None

15 Not applicable.

16 Letter re: change in certifying accountant. Filed herewith.

21 Subsidiaries of the registrant. Filed herewith.

23 Consents of Independent Registered Public Accounting Firms. Filed herewith.

24 Powers of Attorney for Stephen Campbell, Richard Carbone, Clive Cowdery,
Ann Frohman, Jon Hack, Robert Stein and Grace Vandecruze. Filed herewith.

25 None

26 None

99 Experts. Filed herewith.

Exhibit List for XBRL Docs:

101.INS XBRL Instance Document

101.SCH XBRL Taxonomy Extension Schema

101.CAL XBRL Taxonomy Extension Calculation Linkbase

101.DEF XBRL Taxonomy Extension Definition Linkbase

101.LAB XBRL Taxonomy Extension Label Linkbase

101.PRE XBRL Taxonomy Extension Presentation Linkbase

16(b)
Financial statement schedules required by Regulation S-X (17 CFR Part 210) and
Item 11(e) of Form S-1 are included in Part I.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities
Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration
Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of
1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on
Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the
Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of
1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has
duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford in the State of
Connecticut on April 13, 2015.

                                              LINCOLN BENEFIT LIFE COMPANY
                                                       (REGISTRANT)

                                          By: /s/ W. Weldon Wilson
                                             ----------------------------------
                                              W. Weldon Wilson
                                              Director and Chief Executive
                                              Officer

Pursuant to the Securities Act of 1933, this Registration Statement has been signed below by the following directors and principal officers of Lincoln
Benefit Life Company in the capacity indicated on April 13, 2015.

SIGNATURE                              TITLE

*Richard Carbone                       Director
----------------------------------
Richard Carbone

*Clive Cowdery                         Director
----------------------------------
Clive Cowdery

*Ann Frohman                           Director
----------------------------------
Ann Frohman

*Jon Hack                              Director
----------------------------------
Jon Hack

*Robert Stein                          Director
----------------------------------
Robert Stein

*Grace Vandecruze                      Director
----------------------------------
Grace Vandecruze

*Stephen Campbell                      Director
----------------------------------
Stephen Campbell

                                       Director and Chief Executive Officer
/s/ W. Weldon Wilson                   (Principal Executive Officer)
----------------------------------
W. Weldon Wilson

                                       Chief Financial Officer, Treasurer and
                                       Executive Vice President
                                       (Principal Financial Officer and
/s/ Robyn Wyatt                        Principal Accounting Officer)
----------------------------------
Robyn Wyatt

* By: Robyn Wyatt, pursuant to Power of Attorney.

                                 EXHIBIT LIST

3(i) Amended and Restated Articles of Incorporation of Lincoln Benefit Life
Company dated September 26, 2000, as amended by the Articles of Amendment to the Articles of Incorporation of Lincoln Benefit Life Company dated January 21,
2015.

5(d) Opinion and Consent of Counsel regarding legality.

16 Letter re: change in certifying accountant.

21 Subsidiaries of the registrant

23.1 Consent of Independent Registered Public Accounting Firm.

23.2 Consent of Independent Registered Public Accounting Firm.

24 Powers of Attorney for Stephen Campbell, Richard Carbone, Clive Cowdery,
Ann Frohman, Jon Hack, Robert Stein and Grace Vandecruze.

99 Experts.

101.INS XBRL Instance Document

101.SCH XBRL Taxonomy Extension Schema

101.CAL XBRL Taxonomy Extension Calculation Linkbase

101.DEF XBRL Taxonomy Extension Definition Linkbase

101.LAB XBRL Taxonomy Extension Label Linkbase

101.PRE XBRL Taxonomy Extension Presentation Linkbase